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As filed with the Securities and Exchange Commission on June 22, 2001.

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-4
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

MICHAEL FOODS, INC.*
(Exact name of registrant as specified in its charter)

Minnesota	2015	41-0498850
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Number)	(I.R.S. Employer Identification No.)

Suite 324
Signal Bank Building
5353 Wayzata Boulevard
Minneapolis, Minnesota 55416
Telephone: (952) 546-1500

(Address, including zip code, and telephone number, including area code, of registrants' principal executive offices)

John D. Reedy
Executive Vice President, Chief Financial Officer and Treasurer
Suite 324
Signal Bank Building
5353 Wayzata Boulevard
Minneapolis, Minnesota 55416
Telephone: (952) 546-1500
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Dennis M. Myers, Esq.
Kirkland & Ellis
200 E. Randolph Drive
Chicago, Illinois 60601
Telephone: (312) 861-2000

*
The companies listed on the next page are also included in this Form S-4 Registration Statement as additional Registrants.

       Approximate date of commencement of proposed sale of the securities to the public: The exchange will occur as soon as practicable after the effective date of this Registration Statement.

       If the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. / /

       If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

       If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Unit(2)	Amount of Registration Fee(1)

11 3/4% Senior Subordinated Notes due 2011, Series B	$200,000,000	100%	$50,000(1)

Guarantees on Senior Subordinated Notes(2)	—	—	—(3)

(1)
Calculated in accordance with Rule 457 under the Securities Act of 1933, as amended.
(2)
All subsidiary guarantors are wholly owned subsidiaries of the Registrant and have each guaranteed the Notes being registered.
(3)
Pursuant to Rule 457(n), no separate fee is payable with respect to the guarantees being registered hereby.

       The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Exact Name of Additional Registrants*	Jurisdiction of Formation	I.R.S. Employer Identification No.
Farm Fresh Foods, Inc.	Nevada	91-2086470
Kohler Mix Specialties of Connecticut, Inc.	Connecticut	41-1938090
Michael Foods of Delaware, Inc.	Delaware	41-1579532
Casa Trucking, Inc.	Minnesota	22-3493806
Crystal Farms Refrigerated Distribution Company	Minnesota	41-1669454
Kohler Mix Specialties, Inc.	Minnesota	41-0845810
M-Foods Dairy, LLC	Delaware	84-1582879
M-Foods Dairy TXCT, LLC	Delaware	84-1583749
Midwest Mix, Inc.	Minnesota	41-0947334
Minnesota Products, Inc.	Minnesota	41-1394918
Papetti's Hygrade Egg Products, Inc.	Minnesota	22-3493805
Northern Star Co.	Minnesota	41-1468193
M.G. Waldbaum Company	Nebraska	47-0445304
Papetti Electroheating Corporation	New Jersey	22-3301353
WFC, Inc.	Wisconsin	41-1698341
Wisco Farm Cooperative	Wisconsin	39-1524981

*
The address for each of the additional Registrants is c/o Michael Foods, Inc., Suite 324, Signal Bank Building, 5353 Wayzata Boulevard, Minneapolis, Minnesota 55416, telephone (952) 546-1500. The primary standard industrial classification number for each of the additional Registrants is 2015.

SUBJECT TO COMPLETION, DATED JUNE  , 2001

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the SEC is effective. This prospectus is not an offer to sell nor is it an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

PROSPECTUS

MICHAEL FOODS, INC.

Exchange Offer for
$200,000,000
11 3/4% Senior Subordinated Notes due 2011

We are offering to exchange:

up to $200,000,000 of our new 11 3/4% Senior Subordinated Notes due 2011, Series B

for

a like amount of our outstanding 11 3/4% Senior Subordinated Notes due 2011.

Material Terms of Exchange Offer

•	The terms of the notes to be issued in the exchange offer are substantially identical to the outstanding notes, except that the transfer restrictions and registration rights relating to the outstanding notes will not apply to the exchange notes.
•
There is no existing public market for the outstanding notes or the exchange notes. We do not intend to list the exchange notes on any securities exchange or seek approval for quotation through any automated trading system.
•	Expires 5:00 p.m., New York City time, , 2001, unless extended.
•	Based on the advice of counsel, the exchange of notes will not be a taxable event for U.S. federal income tax purposes.
•	The exchange offer is subject to customary conditions, including that it does not violate applicable law or any applicable interpretation of the staff of the SEC.
•	We will not receive any proceeds from the exchange offer.

        For a discussion of certain factors that you should consider before participating in this exchange offer, see "Risk Factors" beginning on page 11 of this prospectus.

        Neither the SEC nor any state securities commission has approved the notes to be distributed in the exchange offer, nor have any of these organizations determined that this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

, 2001

    We have not authorized anyone to give any information or represent anything to you other than the information contained in this prospectus. You must not rely on any unauthorized information or representations.

    Until        , 2001, all dealers that, buy, sell or trade the exchange notes, whether or not participating in the exchange offer, may be required to deliver a prospectus. This requirement is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments and subscriptions.

    Sunny Side Up®, Simply Eggs®, Easy Eggs®, Crystal Farms®, Simply Potatoes® and Diner's Choice® are registered trademarks of Michael Foods. Deep Chill™, Better `n Eggs™, All Whites™, Chef's Omelet™, Table Ready™ and Farm Fresh™ are trademarks of Michael Foods. Other trademarks, service marks and trade names appearing in this prospectus are the property of their respective holders.

i

MARKET, RANKING AND OTHER DATA

    The data included in this prospectus regarding markets and ranking, including the size of certain product markets and our position and the position of our competitors within these markets, are based on independent industry publications, reports from government agencies or other published industry sources and our estimates based on our management's knowledge and experience in the markets in which we operate. Our estimates have been based on information obtained from our customers, distributors, suppliers, trade and business organizations and other contacts in the markets in which we operate. We believe these estimates to be accurate as of the date of this prospectus. However, this information may prove to be inaccurate because of the method by which we obtained some of the data for our estimates or because this information cannot always be verified with complete certainty due to the limits on the availability and reliability of raw data, the voluntary nature of the data gathering process and other limitations and uncertainties inherent in a survey of market size. In addition, consumption patterns and consumer preferences can and do change. As a result, you should be aware that market, ranking and other similar data included in this prospectus, and estimates and beliefs based on such data, may not be reliable.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

    This prospectus includes "forward-looking statements." Forward-looking statements include statements concerning our plans, objectives, goals, strategies, future events, future sales or performance, capital expenditures, financing needs, plans or intentions relating to acquisitions, our competitive strengths and weaknesses, our business strategy and the trends we anticipate in the industries and economies in which we operate and other information that is not historical information and, in particular, appear under the heading "Prospectus Summary," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Business." When used in this prospectus, the words "estimates," "expects," "anticipates," "projects," "plans," "intends," "believes" and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements, including, without limitation, our examination of historical operating trends, are based upon our current expectations and various assumptions. Our expectations, beliefs and projections are expressed in good faith, and we believe there is a reasonable basis for them, but there can be no assurance that our expectations, beliefs and projections will be realized.

    There are a number of risks and uncertainties that could cause our actual results to differ materially from the forward-looking statements contained in this prospectus. Important factors that could cause our actual results to differ materially from the forward-looking statements we make in this prospectus are set forth in this prospectus, including the factors described in the section entitled "Risk Factors." If any of these risks or uncertainties materialize, or if any of our underlying assumptions are incorrect, our actual results may differ significantly from the results that we express in or imply by any of our forward-looking statements. We do not undertake any obligation to revise these forward-looking statements to reflect future events or circumstances.

ii

PROSPECTUS SUMMARY

    This summary highlights the material information about our company and this exchange offer. This summary does not contain all of the information that may be important to you in deciding whether to participate in the exchange offer. We encourage you to read this prospectus in its entirety. Except as otherwise required by the context, references in this prospectus to "our company," "we," "us" or "our" refer to the combined businesses of Michael Foods, Inc., including its accounting predecessor, and all of their respective subsidiaries and references to "the issuer" refer to Michael Foods, Inc. exclusive of its subsidiaries.

General

    Michael Foods, Inc. is a diversified producer and distributor of specialty egg, potato and dairy products to the foodservice, retail and industrial ingredient markets. We also distribute refrigerated grocery items, primarily cheese and other dairy products, to the retail grocery market in the central United States. Our largest operating division, egg products, is the largest producer of processed egg products in the United States, and we believe it is three times larger than its nearest competitor. For the three months ended March 31, 2001, we generated net sales and EBITDA of $275.6 million and $31.7 million, respectively, and for the year ended December 31, 2000, we generated net sales and EBITDA of $1,080.6 million and $134.8 million, respectively.

    The following charts set forth the net sales and operating profit of our four divisions for the year ended December 31, 2000.

     Egg Products:  We believe the egg products division is the largest producer and supplier of processed egg products in the United States. For the year ended December 31, 2000, the egg products division represented approximately 59.0% of our net sales and 73.0% of our operating profit.

    Potato Products:  We believe the potato products division is the largest processor and distributor in the United States of a wide variety of refrigerated potato products sold to the retail grocery and foodservice markets. For the year ended December 31, 2000, the potato products division represented approximately 5.6% of our net sales and 8.3% of our operating profit.

    Dairy Products:  The dairy products division is a leading producer and marketer of dairy mixes, including soft serve ice cream and milkshake mix, and specialty processed dairy products to quick service restaurant chains and foodservice distributors. For the year ended December 31, 2000, the dairy products division represented approximately 13.1% of our net sales and 1.4% of our operating profit.

    Refrigerated Distribution:  The refrigerated distribution division is a distributor of over 400 branded and private label refrigerator case items to retailers and wholesale warehouses in 30 states. For the year ended December 31, 2000, the refrigerated distribution division represented approximately 22.3% of our net sales and 17.3% of our operating profit.

Industry Trends

    We believe that our egg, potato and dairy products divisions are well positioned to capitalize on the continued growth of the foodservice industry, which is being driven by an increase in food consumption away from the home. We also believe that the egg products division will benefit from several additional trends, including continued increases in processed egg consumption. Our business is influenced by the following industry trends:

  •
  Growth in the foodservice industry.

  •
  Consolidation in foodservice channel.

  •
  Growth in per capita egg consumption.

  •
  Growth in higher value-added processed egg products.

Competitive Strengths

    We believe we are able to compete favorably in our markets due to the following competitive strengths:

  •
  Extensive portfolio of specialty and branded products with leading regional and national market positions.

  •
  Long-standing customer relationships.

  •
  Large scale operator with efficient manufacturing operations.

  •
  Industry leading product development capability.

  •
  Strong, proven management team with significant equity interest.

Business Strategy

    Our strategy has enabled us to capitalize upon key industry trends, specifically the increases in both food prepared away from the home and the consumption of further-processed eggs. The primary components of our business strategy include the following:

  •
  Move customers up the "value chain," particularly for egg products.

  •
  Capitalize on growth opportunities in potato products, dairy products and refrigerated distribution divisions.

  •
  Integrate our egg operations.

  •
  Reduce commodity risks.

  •
  Pursue attractive acquisition and joint venture opportunities.

The Acquisition

    On April 10, 2001, pursuant to a merger agreement by and among Michael Foods, Inc., M-Foods Holdings, Inc. and its wholly owned subsidiary, Michael Foods Acquisition Corp., we entered into a series of transactions that resulted in Michael Foods becoming a wholly owned subsidiary of M-Foods Holdings, Inc. M-Foods Holdings is a corporation formed by M-Foods Investors, LLC, which is owned by affiliates of Vestar Capital Partners and Goldner Hawn Johnson & Morrison, which we collectively refer to as the "equity investors," and certain members of our management and affiliates of the Michael family. The merger agreement and related documents contemplated the occurrence of the following events, which we refer to as the "acquisition and related financing transactions":

  •
  an investment made by the equity investors totaling approximately $175.0 million in cash;

  •
  a rollover equity investment by certain members of our senior management team and affiliates of the Michael family of approximately $48.4 million;

  •
  the merger of Michael Foods Acquisition Corp. into Michael Foods, with Michael Foods as the surviving corporation;

  •
  the borrowing by Michael Foods of approximately $370.0 million in term loans;

  •
  the assumption of approximately $8.3 million of existing indebtedness; and

  •
  the offering of $200.0 million in aggregate principal amount of notes.

    Following the completion of the merger on April 10, 2001, our common stock ceased to be publicly traded, and we terminated the registration of our common stock under the Exchange Act.

    Michael Foods is a corporation organized under the laws of the State of Minnesota. Our principal executive offices are located at Suite 324, Signal Bank Building, 5353 Wayzata Boulevard, Minneapolis, Minnesota 55416, and our telephone number is (952) 546-1500. Our World Wide Web address is www.michaelfoods.com. Our Web site and the information contained on our Web site is not a part of this prospectus.

Summary of the Exchange Offer

The Initial Offering of Outstanding Notes	We sold the outstanding notes on March 16, 2001 to Banc of America Securities LLC and Bear, Stearns & Co. Inc. We collectively refer to those parties in this prospectus as the "initial purchasers." The initial purchasers subsequently resold the outstanding notes to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended and to non-U.S. Persons within the meaning of Regulation S under the Securities Act.
Registration Rights Agreement
Simultaneously with the initial sale of the outstanding notes, we entered into a registration rights agreement for the exchange offer. In the registration rights agreement, we agreed, among other things, to use our reasonable best efforts to file a registration statement with the SEC and to complete this exchange offer within 210 days of issuing the outstanding notes. The exchange offer is intended to satisfy your rights under the registration rights agreement. After the exchange offer is complete, you will no longer be entitled to any exchange or registration rights with respect to your outstanding notes.
The Exchange Offer
We are offering to exchange the exchange notes, which have been registered under the Securities Act for your outstanding notes. In order to be exchanged, an outstanding note must be properly tendered and accepted. All outstanding notes that are validly tendered and not validly withdrawn will be exchanged. We will issue exchange notes promptly after the expiration of the exchange offer.
Resales
We believe that the exchange notes issued in the exchange offer may be offered for resale, resold and otherwise transferred by you without compliance with the registration and prospectus delivery provisions of the Securities Act provided that:
• the exchange notes are being acquired in the ordinary course of your business;

• you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate, in the distribution of the exchange notes issued to you in the exchange offer; and

• you are not an affiliate of ours.

If any of these conditions are not satisfied and you transfer any exchange notes issued to you in the exchange offer without delivering a prospectus meeting the requirements of the Securities Act or without an exemption from registration of your exchange notes from these requirements, you may incur liability under the Securities Act. We will not assume, nor will we indemnify you against, any such liability.

Each broker-dealer that is issued exchange notes in the exchange offer for its own account in exchange for outstanding notes that were acquired by that broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of the exchange notes. A broker-dealer may use this prospectus for an offer to resell, resale or other retransfer of the exchange notes issued to it in the exchange offer.
Record Date	We mailed this prospectus and the related exchange offer documents to registered holders of outstanding notes on , 2001.
Expiration Date	The exchange offer will expire at 5:00 p.m., New York City time, , 2001, unless we decide to extend the expiration date.
Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, including that it does not violate applicable law or any applicable interpretation of the staff of the SEC.
Procedures for Tendering Outstanding Notes	If you wish to tender your notes for exchange in this exchange offer, you must transmit to the exchange agent on or before the expiration date either:

• an original or a facsimile of a properly completed and duly executed copy of the letter of transmittal, which accompanies this prospectus, together with your outstanding notes and any other documentation required by the letter of transmittal, at the address provided on the cover page of the letter of transmittal; or

• If the notes you own are held of record by The Depository Trust Company, or "DTC" in book-entry form and you are making delivery by book-entry transfer, a computer-generated message transmitted by means of the Automated Tender Offer Program System of DTC, or "ATOP," in which you acknowledge and agree to be bound by the terms of the letter of transmittal and which, when received by the exchange agent, forms a part of a confirmation of book-entry transfer. As part of the book-entry transfer, DTC will facilitate the exchange of your notes and update your account to reflect the issuance of the exchange notes to you. ATOP allows you to electronically transmit your acceptance of the exchange offer to DTC instead of physically completing and delivering a letter of transmittal to the notes exchange agent.

In addition, you must deliver to the exchange agent on or before the expiration date:

• If you are effecting delivery by book-entry transfer, a timely confirmation of book-entry transfer of your outstanding notes into the account of the notes exchange agent at DTC; or

• if necessary, the documents required for compliance with the guaranteed delivery procedures.
Special Procedures for Beneficial Owners
If you are the beneficial owner of book-entry interests and your name does not appear on a security position listing of DTC as the holder of the book-entry interests or if you are a beneficial owner of outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and you wish to tender the book-entry interest or outstanding notes in the exchange offer, you should contact the person in whose name your book-entry interests or outstanding notes are registered promptly and instruct that person to tender on your behalf.
Withdrawal Rights	You may withdraw the tender of your outstanding notes at any time prior to 5:00 p.m., New York City time on , 2001.
Federal Income Tax Considerations	Based on the advice of counsel, the exchange of outstanding notes will not be a taxable event for U.S. federal income tax purposes.
Use of Proceeds	We will not receive any proceeds from the issuance of exchange notes pursuant to the exchange offer. We will pay all of our expenses incident to the exchange offer.
Exchange Agent	BNY Midwest Trust Company is serving as the exchange agent in connection with the exchange offer.

Summary of Terms of the Exchange Notes

    The form and terms of the exchange notes are the same as the form and terms of the outstanding notes, except that the exchange notes will be registered under the Securities Act. As a result, the exchange notes will not bear legends restricting their transfer and will not contain the registration rights and liquidated damage provisions contained in the outstanding notes. The exchange notes represent the same debt as the outstanding notes. Both the outstanding notes and the exchange notes are governed by the same indentures. Unless otherwise required by the context, use the term notes in this prospectus to collectively refer to the outstanding notes and the exchange notes.

Issuer	Michael Foods, Inc., a Minnesota corporation.
Securities	$200.0 million in principal amount of 11 3/4% Senior Subordinated Notes due 2011, Series B.
Maturity	April 1, 2011.
Interest	Annual rate: 11 3/4%.
Payment frequency: every six months on April 1 and October 1.
First payment: October 1, 2001.
Ranking	The exchange notes are senior subordinated debt. Accordingly, they will rank:
• behind all of the issuer's and subsidiary guarantors' existing and future senior debt;
• equally with all of the issuer's existing and future subordinated, unsecured debt that does not expressly provide that it is subordinated to the exchange notes;
• ahead of any of the issuer's future debt that expressly provides that it is subordinated to the exchange notes; and
• structurally behind the liabilities of any of the issuer's subsidiaries that do not guarantee the exchange notes.

The acquisition and the related financing transactions, including the offering of the notes and the senior credit facility, were completed on April 10, 2001. At April 1, 2001, the date the acquisition was consummated for financial reporting purposes, the notes were subordinated to approximately $394 million of senior debt of the issuer and the subsidiary guarantees were subordinated to approximately $402 million of senior debt of the subsidiary guarantors, $394 million of which represented guarantees of the issuer's senior debt.
Guarantees
The exchange notes will be unconditionally guaranteed on a senior subordinated basis by each of the issuer's existing and future domestic subsidiaries, other than subsidiaries treated as unrestricted subsidiaries. If the issuer cannot make payments on the exchange notes when they are due, the guarantor subsidiaries must make them instead.

Optional Redemption	On or after April 1, 2006, the issuer may redeem some or all of the notes at any time at the redemption prices described in the section "Description of Notes—Optional Redemption."
Prior to April 1, 2004, the issuer may redeem up to 35% of the notes with the proceeds of qualified sales of our equity at the price listed in the section "Description of Notes—Optional Redemption."
Mandatory Offer to Repurchase
If we sell certain assets or experience specific kinds of changes in control, we must offer to repurchase the notes at the prices listed in the section "Description of Notes—Repurchase at the Option of Holders."
Basic Covenants of Indenture	The indenture under which the outstanding notes were issued will govern the exchange notes. This indenture contains covenants restricting our ability and the ability of our restricted subsidiaries to:
• borrow money;
• pay dividends on or redeem or repurchase stock;
• make investments;
• create liens;
• use assets as security in other transactions;
• sell certain assets or merge with or into other companies;
• enter into certain transactions with affiliates;
• sell stock in our restricted subsidiaries; and
• restrict dividends or other payments from our subsidiaries.
For more details, see the section "Description of Notes—Certain Covenants."

    You should refer to the section entitled "Risk Factors" for an explanation of certain risks of participating in the exchange offer.

SUMMARY HISTORICAL AND CONDENSED CONSOLIDATED PRO FORMA FINANCIAL DATA

    The following summary historical financial data of the accounting predecessor for the three years ended December 31, 2000 and the three months ended March 31, 2001 were derived from our audited consolidated financial statements. The summary historical financial data of the accounting predecessor for the three month period ended March 31, 2000 are derived from our unaudited consolidated financial statements. We prepared the summary unaudited condensed consolidated pro forma financial data for the year ended December 31, 2000 and the three months ended March 31, 2001 to illustrate the estimated effects of the acquisition and related financing transactions, including the offering of the notes and the application of the proceeds therefrom. The balance sheet data as of April 1, 2001 was derived from the audited balance sheet giving effect to the acquisition and related financing transactions as if they had occurred on that date. The pro forma statement of earnings data for the year ended December 31, 2000 and the three months ended March 31, 2001 is presented as if the acquisition and related financing transactions had occurred on January 1, 2000. We believe that the assumptions used provide a reasonable basis for presenting the significant effects directly attributable to these transactions; however, the pro forma data does not purport to represent what our results of operations would actually have been if such transactions had in fact occurred on such dates or to project results for any future period. Operating results for the three months ended March 31, 2001 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 2001.

    The following summary historical and pro forma financial data should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations," "Unaudited Pro Forma Condensed Consolidated Statements of Earnings" and our consolidated financial statements and related notes included elsewhere in this prospectus.

				Three Months Ended March 31,
						Pro Forma
	Predecessor
							Three Months Ended March 31, 2001
	Year Ended December 31,
						Year Ended December 31, 2000
	1998	1999	2000	2000	2001
				(unaudited)		(unaudited)
	(dollars in thousands)
Statement of Earnings Data:
Net sales	$1,020,484	$1,053,272	$1,080,601	$251,926	$275,627	$1,080,601	$275,627
Costs of sales	847,383	860,256	889,138	205,071	227,707	889,138	227,707

Gross profit	173,101	193,016	191,463	46,855	47,920	191,463	47,920
Selling, general and administrative expenses	93,548	106,686	104,657	27,956	27,376	115,405	30,064
Transaction expenses	—	—	—	—	3,298	—	—

Operating profit	79,553	86,330	86,806	18,899	17,246	76,058	17,856
Interest expense, net	10,136	11,664	13,206	2,950	3,293	56,340	14,192

Earnings before income taxes and extraordinary item	69,417	74,666	73,600	15,949	13,953	19,718	3,664
Income tax expense	29,160	30,610	28,890	6,460	5,480	7,741	1,434

Net earnings (loss) before extraordinary item	$40,257	$44,056	$44,710	$9,489	$8,473	$11,977	$2,230

Other Financial Data:
EBITDA(1)	$115,357	$128,894	$134,789	$30,850	$29,781	$133,789	$32,333
Cash provided by (used in):
Operating activities	68,910	107,653	69,085	16,424	14,016	N/A	N/A
Investing activities	(63,983)	(93,530)	(38,500)	(8,117)	(6,949)	N/A	N/A
Financing activities	(6,918)	(11,209)	(31,125)	(8,742)	(7,218)	N/A	N/A
Depreciation and amortization	35,804	42,564	47,983	11,951	12,535	57,731	14,477
Capital expenditures	64,777	74,125	37,373	8,131	10,837	37,373	10,837
Ratio of earnings to fixed charges(2)	6.16x	6.11x	5.83x		2.75x	1.35x	1.26x

	Predecessor					Company
	As of December 31,			As of March 31,
						As of April 1, 2001
	1998	1999	2000	2000	2001
				(unaudited)
	(in thousands)
Balance Sheet Data:
Working capital	$61,297	$51,764	$78,628	$57,343	$73,459	$88,663
Total assets	551,516	597,917	612,904	599,499	619,721	910,301
Total debt	166,107	178,534	198,809	184,597	192,200	602,276
Stockholders' equity	244,149	264,599	258,733	259,949	257,151	146,185

(1)
EBITDA represents earnings before interest, income taxes, depreciation and amortization. We believe EBITDA is a widely accepted financial indicator used to analyze and compare companies on the basis of operating performance. It should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles and is not indicative of operating profit or cash flow from operations as determined under generally accepted accounting principles.

(2)
For purposes of determining the ratio of earnings to fixed charges, earnings are defined as earnings before income taxes and extraordinary items, plus fixed charges. Fixed charges consist of interest expense, including amortization of debt issuance costs and a portion of operating lease rental expense deemed to be representative of the interest factor.

RISK FACTORS

    You should read and consider carefully each of the following factors, as well as the other information contained in this prospectus, before making a decision on whether to participate in the exchange offer.

Risks Associated with the Exchange Offer

    Because there is no public market for the notes, you may not be able to resell your notes.

    The exchange notes will be registered under the Securities Act, but will constitute a new issue of securities with no established trading market, and there can be no assurance as to:

  •
  the liquidity of any trading market that may develop;

  •
  the ability of holders to sell their exchange notes; or

  •
  the price at which the holders would be able to sell their exchange notes.

If a trading market were to develop, the exchange notes might trade at higher or lower prices than their principal amount or purchase price, depending on many factors, including prevailing interest rates, the market for similar debentures and our financial performance.

    We understand that the initial purchasers presently intend to make a market in the notes. However, they are not obligated to do so, and any market-making activity with respect to the notes may be discontinued at any time without notice. In addition, any market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act, and may be limited during the exchange offer or the pendency of an applicable shelf registration statement. There can be no assurance that an active trading market will exist for the notes or that any trading market that does develop will be liquid.

    In addition, any outstanding note holder who tenders in the exchange offer for the purpose of participating in a distribution of the exchange notes may be deemed to have received restricted securities, and if so, will be required to comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction. For a description of these requirements, see "Exchange Offer."

    Your notes will not be accepted for exchange if you fail to follow the exchange offer procedures and, as a result, your notes will continue to be subject to existing transfer restrictions and you may not be able to sell your notes.

    We will not accept your notes for exchange if you do not follow the exchange offer procedures. We will issue exchange notes as part of this exchange offer only after a timely receipt of your outstanding notes, a properly completed and duly executed letter of transmittal and all other required documents. Therefore, if you want to tender your notes, please allow sufficient time to ensure timely delivery. If we do not receive your notes, letter of transmittal and other required documents by the expiration date of the exchange offer, we will not accept your notes for exchange. We are under no duty to give notification of defects or irregularities with respect to the tenders of outstanding notes for exchange. If there are defects or irregularities with respect to your tender of notes, we will not accept your notes for exchange.

    If you do not exchange your notes, your notes will continue to be subject to the existing transfer restrictions and you may not be able to sell your notes.

    We did not register the outstanding notes, nor do we intend to do so following the exchange offer. Outstanding notes that are not tendered will therefore continue to be subject to the existing transfer restrictions and may be transferred only in limited circumstances under the securities laws. If you do not exchange your notes, you will lose your right to have such notes registered under the federal securities laws. As a result, if you hold outstanding notes after the exchange offer, you may not be able to sell your outstanding notes.

Risks Relating to the Notes

    Our substantial indebtedness could adversely affect our financial health and prevent the issuer from fulfilling its obligations under these notes.

    As a result of the acquisition and related financing transactions, we have a significant amount of indebtedness. The following table sets forth our total debt, stockholders' equity giving effect to the acquisition and the related financing transactions, including the offering of notes and application of the net proceeds as of April 1, 2001. The pro forma ratio of earnings to fixed charges assumes the acquisition and related financing transactions were completed on January 1, 2000:

At April 1, 2001
(dollars in thousands)
Total debt	$602,276
Stockholders' equity	$146,185
	Year Ended December 31, 2000	Three Months Ended March 31, 2001
Pro forma ratio of earnings to fixed charges	1.35x	1.26x

    Our substantial indebtedness could have important consequences to you. For example, it could:

  •
  make it more difficult for the issuer to satisfy its obligations with respect to these notes;

  •
  increase our vulnerability to general adverse economic and industry conditions;

  •
  require us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures, acquisitions and investments and other general corporate purposes;

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  limit our flexibility in planning for, or reacting to, changes in our business and the markets in which we operate;

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  place us at a competitive disadvantage compared to our competitors that have less debt; and

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  limit, among other things, our ability to borrow additional funds.

    In addition, the issuer of the notes and its subsidiaries may be able to incur substantial additional indebtedness in the future. The terms of the indenture governing the notes and the senior credit facility allow the issuer and its subsidiaries to issue and incur additional debt upon satisfaction of certain conditions. If new debt is added to current debt levels, the related risks described above could intensify.

    Your right to receive payments on these notes is junior to the issuer's existing senior indebtedness and possibly all of its future borrowings. Further, the guarantees of these notes are junior to all of the guarantors' existing senior indebtedness and possibly to all their future borrowings.

    These notes and the subsidiary guarantees rank behind all of the issuer's and the subsidiary guarantors' existing senior indebtedness (as defined) and all of the issuer's and the subsidiary guarantors' future senior indebtedness. The acquisition and the related financing transactions were completed on April 10, 2001. At April 1, 2001, the date the acquisition was consummated for financial reporting purposes, these notes were subordinated to approximately $394.0 million of senior debt of the issuer and the subsidiary guarantees were subordinated to approximately $402.0 million of senior debt of the subsidiary guarantors, $394.0 million of which represented guarantees of the issuer's senior debt. In addition, approximately $76.0 million was available for borrowing as additional senior debt under the revolving credit facility. The issuer is permitted to incur substantial additional indebtedness, including senior debt, in the future.

    As a result of such subordination, upon any distribution to the issuer's creditors or the creditors of the guarantors in a bankruptcy, liquidation or reorganization or similar proceeding relating to the issuer or the guarantors or the issuer's or the guarantors' property, the holders of senior debt of the issuer and the guarantors will be entitled to be paid in full in cash before any payment may be made with respect to these notes or the subsidiary guarantees.

    Although your interest as a holder of the notes is generally senior to that of ordinary trade creditors, upon default in payment to certain of the issuer's and the subsidiary guarantors' commodity suppliers, federal and state laws, including the Perishable Agricultural Commodities Act and the Minnesota Wholesale Produce Distributors Act, may create for these suppliers a floating statutory trust, which in effect grants these unpaid suppliers a claim on all of the issuer's and the subsidiary guarantors' inventories and products before the holders of secured or unsecured debt, including the notes.

    In addition, all payments on the notes and the guarantees will be blocked in the event of a payment default on senior debt and may be blocked for up to 179 consecutive days in the event of certain non-payment defaults on designated senior debt.

    In the event of a bankruptcy, liquidation or reorganization or similar proceeding relating to the issuer or the guarantors, holders of the notes will participate with trade creditors and all other holders of subordinated indebtedness of the issuer and the guarantors in the assets remaining after the issuer and the subsidiary guarantors have paid all of the senior debt. However, because the indenture relating to the notes requires that amounts otherwise payable to holders of the notes in a bankruptcy or similar proceeding be paid to holders of senior debt instead, holders of the notes may receive less, ratably, than holders of trade payables in any such proceeding. In any of these cases, the issuer and the subsidiary guarantors may not have sufficient funds to pay all of their creditors and holders of notes may receive less, ratably, than the holders of senior debt.

    Since the notes are unsecured, your right to enforce remedies is limited by the rights of holders of secured debt.

    In addition to being contractually subordinated to all existing and future senior indebtedness, the issuer's obligations under the notes will be unsecured while obligations under the senior credit facility will be secured by substantially all of its assets and those of its subsidiaries. If the issuer becomes insolvent or is liquidated, or if payment under the senior credit facility is accelerated, the lenders under the senior credit facility will be entitled to exercise the remedies available to a secured lender under applicable law. These lenders will have a claim on all assets securing the senior credit facility before the holders of unsecured debt, including the notes. See "Description of Senior Credit Facility."

    The issuer will require a significant amount of cash to service its indebtedness. Its ability to generate cash depends on many factors beyond the issuer's control.

    The ability of the issuer to make payments on and to refinance its indebtedness, including these notes and amounts borrowed under the senior credit facility, and to fund planned capital expenditures and expansion efforts and any strategic acquisitions we may make in the future, if any, will depend on our ability to generate cash in the future. This, to a certain extent, is subject to general economic, financial, competitive and other factors that are beyond our control.

    Based on our current level of operations, we believe our cash flow from operations, together with available cash and available borrowings under the new senior credit facility, will be adequate to meet future liquidity needs for at least the next twelve months. However, we cannot assure you that our business will generate sufficient cash flow from operations in the future, that our currently anticipated growth in net sales and cash flow will be realized on schedule or that future borrowings will be available to us under the senior credit facility in an amount sufficient to enable the issuer to repay indebtedness, including these notes, or to fund other liquidity needs. The issuer may need to refinance all or a portion of its indebtedness, including these notes, on or before maturity. We cannot assure you that we will be able to refinance any of our indebtedness, including the senior credit facility and these notes, on commercially reasonable terms or at all.

    The indenture related to these notes and the senior credit facility contain various covenants which limit our management's discretion in the operations of our business.

    The new senior credit facility and the indenture related to these notes contain various provisions which limit our management's discretion by restricting the issuer's and its subsidiaries' ability to:

  •
  borrow money;

  •
  pay dividends on stock or purchase stock;

  •
  make investments and other restricted payments;

  •
  use assets as security in other transactions;

  •
  sell certain assets or merge with or into other companies;

  •
  enter into certain transactions with affiliates;

  •
  sell stock in certain of our subsidiaries; and

  •
  restrict dividends or other payments to our company.

    In addition, the senior credit facility requires us to meet certain financial ratios. Covenants in our senior credit facility also require us to use a portion of the proceeds we receive in specified debt or equity issuances to repay outstanding borrowings under our senior credit facility.

    Any failure to comply with the restrictions of the senior credit facility, the indenture related to the notes or any other subsequent financing agreements may result in an event of default. Such default may allow the creditors, if the agreements so provide, to accelerate the related debt as well as any other debt to which a cross-acceleration or cross-default provisions applies. In addition, the lenders may be able to terminate any commitments they had made to supply us with further funds.

    The issuer may not have the ability to raise the funds necessary to finance the change of control offer required by the indenture.

    Upon the occurrence of certain specific kinds of change of control events, the issuer will be required to offer to repurchase all outstanding notes. However, it is possible that the issuer will not have sufficient funds at the time of the change of control to make the required repurchase of notes or that restrictions in the senior credit facility will not allow such repurchases. In addition, certain important corporate events, such as leveraged recapitalizations that would increase the level of our indebtedness, would not constitute a "change of control" under the indenture related to the notes. The issuer's ability to repurchase these notes upon certain specific kinds of change of control events may be limited by the terms of its senior indebtedness and the subordination provisions of the indenture. For example, the senior credit facility prohibits the issuer from repurchasing these notes after certain specific kinds of change of control events until it first repays debt under the senior credit facility in full or obtains a waiver from the bank lenders. If the issuer fails to repurchase these notes in that circumstance, it will go into default under the indenture related to these notes and the senior credit facility. Any future debt which we incur may also contain restrictions on repayment which come into effect upon certain specific kinds of change of control events. If a change of control occurs, we cannot assure you that the issuer, as applicable, will have sufficient funds to repay other debt obligations which will be required to be repaid, in addition to these notes. See "Description of Notes—Repurchase at the Option of Holders—Change of Control" and "Description of Senior Credit Facility."

    Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from guarantors.

    If a bankruptcy case or lawsuit is initiated by unpaid creditors of any guarantor, the debt represented by the guarantees entered into by the guarantors may be reviewed under the federal bankruptcy law and comparable provisions of state fraudulent transfer laws. Under these laws, the guarantee could be voided, or claims in respect of the guarantee could be subordinated to certain obligations of a guarantor if, among other things, such guarantor, at the time it entered into the guarantee:

  •
  received less than reasonably equivalent value or fair consideration for entering into the guarantee; and

  •
  either:

  •
  was insolvent or rendered insolvent by reason of entering into a guarantee; or

  •
  was engaged in a business or transaction for which the guarantor's remaining assets constituted unreasonably small capital; or

  •
  intended to incur, or believed that it would incur, debts or contingent liabilities beyond its ability to pay such debts or contingent liabilities as they become due.

    In addition, any payment by a guarantor could be voided and required to be returned to such guarantor, or to a fund for the benefit of the creditors of such guarantor under such circumstances.

    If a guarantee of a subsidiary were voided as a fraudulent conveyance or held unenforceable for any other reason, holders of these notes would be solely creditors of our company and creditors of our other subsidiaries that have validly guaranteed these notes. These notes then would be effectively subordinated to all obligations of the subsidiary whose guarantee was voided.

    The measures of insolvency for purposes of these fraudulent transfer laws will vary depending upon the law applied in any proceeding to determine whether a fraudulent transfer has occurred. Generally, however, a guarantor would be considered insolvent if:

  •
  the sum of its debts, including contingent liabilities, were greater than the fair saleable value of all of its assets; or

  •
  if the present fair saleable value of its assets were less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

  •
  it could not pay its debts or contingent liabilities as they become due.

    To the extent that the claims of the holders of these notes against any subsidiary were subordinated in favor of other creditors of such subsidiary, such other creditors would be entitled to be paid in full before any payment could be made on these notes. If one or more of the guarantees is voided or subordinated, we cannot assure you that after providing for all prior claims, there would be sufficient assets remaining to satisfy the claims of the holders of these notes.

    Based upon financial and other information, we believe that the guarantees are being incurred for proper purposes and in good faith and that each subsidiary that is a guarantor is solvent and will continue to be solvent after this offering is completed, will have sufficient capital for carrying on its business after such issuance and will be able to pay its debts as they mature. There can be no assurance, however, as to what standard a court would apply in making such determinations or that a court would agree with our conclusions in this regard.

Risks Relating to Our Company, Our Industry and the Industries We Serve

    Our operating profit is significantly affected by egg market prices and the prices of other raw materials, such as grain, which can fluctuate widely.

    Our operating profit or loss is significantly affected by egg market prices and the prices of corn and soybean meal, which are the primary feedstock used in our internal production of eggs. For the year ended December 31, 2000, our costs for eggs purchased from outside suppliers and corn and soybean meal fed to our internal flocks were approximately $236.7 million, which represented 37% and 45% of total net sales and of total cost of sales of the egg products division, respectively. Of this amount, a substantial majority was for the purchase of eggs from third-party suppliers.

    Eggs, corn and soybean meal are each commodities that are subject to significant price fluctuations due to market conditions. For illustrative purposes, the yearly average market cost of eggs, corn and soybean meal for the past ten years is set forth below:

	1991	1992	1993	1994	1995	1996	1997	1998	1999	2000
	(dollars)
Liquid whole eggs (per pound)	0.37	0.32	0.38	0.35	0.36	0.50	0.43	0.38	0.31	0.30
Corn (per bushel)	2.46	2.36	2.40	2.47	2.85	3.70	2.75	2.32	2.08	2.09
Soybean meal (per ton)	176	179	196	179	182	240	250	155	137	172

    Although we can take steps to mitigate the effects of changes to our raw material costs, fluctuations in egg, corn and soybean meal prices are outside of our control. In general, the pricing of eggs is affected by an inelasticity of supply and demand, in connection with which small increases in production or decreases in demand can have a large effect on prices. Our operating profit has historically been adversely affected when egg and grain prices rise. In addition, our operating profit has historically been negatively impacted during extended periods of low egg prices. For example, during 2000 the operating profits for our lower value-added egg products sold mostly to industrial ingredient customers declined by approximately $14.0 million due, in part, to a decline in egg prices to a fifteen year low in mid-year 2000. This resulted in a decline in operating profit for the egg products division as a whole, as the growth in sales and earnings of our higher value-added products was insufficient to fully offset this decline. We cannot assure you that changes in the price of eggs, corn or soybean meal will not have a material adverse affect on our business, prospects, results of operations or financial condition. For a description of our risk management strategy designed to reduce the impacts of changes in these commodity prices, see "Management's Discussion and Analysis of Financial Condition and Results of Operations—General—Commodity Risk Management" and "Business—Egg Products Division—Risk Management Strategy."

    We produce and distribute food products that are susceptible to microbial contamination.

    Many of our food products, particularly egg and dairy products, are vulnerable to contamination by disease producing organisms, or pathogens, contained in food, such as Listeria monocytogenes and Salmonella enteritidis. These pathogens are generally found in the environment and as a result, there is a risk that they will be present in our processed food products. The risk may be controlled, but may not be eliminated, by adherence to good manufacturing practices and finished product testing. Also, products purchased from others for repacking or distribution may contain contaminants that may be inadvertently redistributed by us. Once contaminated products have been shipped for distribution, illness and death may result if the pathogens are not eliminated by processing at the foodservice or consumer level. For example, in February 1999, we evaluated a soured milk complaint from one of our customers and discovered a pathogen presence in nine cartons of milk. As a result, we initiated a recall of approximately five million cartons of milk and related products. In addition, our White Bear Lake, Minnesota plant was shut down and was subsequently reopened subject to oversight by the Minnesota Department of Agriculture and the FDA. Although there were no illnesses reported in connection with this contamination, our dairy products division lost significant sales and experienced a decrease in operating profit as a result of the product recall. Also, in November 2000, our refrigerated distribution division recalled certain cheese products manufactured for us by a third party due to a possible listeria contamination. Even an inadvertent shipment of adulterated products is a violation of law and may lead to an increased risk of exposure to product liability claims, as discussed below, product recalls and increased scrutiny by federal and state regulatory agencies and may have a material adverse effect on our reputation, business, prospects, results of operations and financial condition. See "Business—Food Safety."

    As a result of selling food products, we face the risk of exposure to product liability claims.

    We face the risk of exposure to product liability claims and adverse public relations in the event that our quality control procedures fail and the consumption of our products cause injury or illness. If a product liability claim is successful, our insurance may not be adequate to cover all liabilities we may incur, and we may not be able to continue to maintain such insurance, or obtain comparable insurance at a reasonable cost, if at all. We generally seek contractual indemnification and insurance coverage from parties supplying us products, but this indemnification or insurance coverage is limited by the creditworthiness of the indemnifying party, and their insurance carriers, if any, as well as the insured limits of any insurance provided by suppliers. If we do not have adequate insurance or contractual indemnification available, product liability claims relating to defective products could have a material adverse effect on our business reputation and earnings. In addition, even if a product liability claim is not successful or is not fully pursued, the negative publicity surrounding any assertion that our products caused illness or injury could have a material adverse effect on our reputation with existing and potential customers and on our business, prospects, results of operations and financial condition.

    A decline in egg consumption or in the consumption of processed food products would have a material adverse effect on our net sales and results of operations.

    For the year ended December 31, 2000, we derived approximately 59% of our total net sales and 73% of our total operating profit from our egg products division. Per capita consumption of eggs declined from the early 1980s through the early 1990s due in part to public health and safety concerns regarding blood cholesterol levels and bacterial contamination from eggs. Despite a recent upward trend, there can be no assurance that the consumption of eggs will not decline again. Adverse publicity relating to health concerns or the nutritional value of eggs and egg products could adversely affect demand for our processed egg products, which would have a material adverse effect on our business, prospects, results of operations and financial condition. In addition, as almost all of our operations consist of the production and distribution of processed food products, a change in consumer preferences relating to processed food products or in consumer perceptions regarding the nutritional value of processed food products could adversely affect demand, which would have a material adverse effect on our business, prospects, results of operations and financial condition.

    The segments of the food industry in which we operate are highly competitive, and our inability to compete successfully could adversely affect our business, prospects, results of operations and financial condition.

    Competition in each of the segments of the food industry in which we operate is intense. In particular, we compete with major companies such as Cargill Inc., Kraft Foods, Inc. and ConAgra Foods, Inc. Each of these companies has substantially greater financial resources, name recognition, research and development, marketing and human resources than we have. In addition, our competitors may succeed in developing new or enhanced products which are better than our products. These companies may also prove to be more successful than we are in marketing and selling these products. We cannot assure you that we will be able to compete successfully with any of these companies. Increased competition as to any of our products could result in price reduction, reduced margins and loss of market share, which could negatively affect our business, prospects, results of operations and financial condition.

    Our largest customers have historically accounted for a significant portion of our net sales volume. Accordingly, our business may be adversely affected by the loss of, or reduced purchases by, one or more of our large customers.

    For the year ended December 31, 2000, egg products division sales to Sysco, Alliant and MBM Corp. accounted for approximately 14%, 8% and 5% of the egg products division's net sales volume, respectively, and sales to the egg products division's top ten customers in the aggregate accounted for approximately 45% of the egg products division's total sales volume. For the year ended December 31, 2000, potato products division sales to Sysco, US Foodservice and Alliant accounted for approximately 22%, 10% and 8%, respectively, of the potato products division's net sales volume, and sales to the top ten customers in the aggregate accounted for approximately 55% of the potato products division's total sales volume. For the year ended December 31, 2000, dairy products division sales to US Foodservice, MBM and Maines Paper accounted for approximately 23%, 9% and 7%, respectively, of the dairy products division's total sales volume, and sales to its top ten customers in the aggregate accounted for approximately 72% of the dairy products division's total sales volume. For the year ended December 31, 2000, refrigerated distribution division sales to SUPERVALU and its affiliates accounted for approximately 42% of the refrigerated distribution division's net sales volume. If, for any reason, one of our key customers were to purchase significantly less of our products in the future or were to terminate its purchases from us, and we are not able to sell our products to new customers at comparable or greater levels, it could have a material adverse effect on our business, prospects, financial condition and results of operations. For more information, see the "Customers" section for each of our divisions in "Business."

    Our business relies on several patents and trademarks. The loss or expiration of a patent, whether licensed or owned, or the loss of any trademark could negatively impact our ability to produce and sell the products associated with such patent or trademark, which could have a material adverse effect on our sales volume and net income.

    We rely on patents, trademarks, trade secrets and other intellectual property in our business. Our egg products division possesses an exclusive license to use patents for the ultra-pasteurization of eggs and other sublicenses to use other patented processes relating to, among other things, electro-heating of eggs. These patents are used in the production of extended shelf-life liquid egg products. We believe that some of our competitors infringe upon some of these patents, and we have been engaged in extensive proceedings, along with the holder of the patents, in connection with these infringements. The patents that we license for our egg products division expire between 2005 and 2009. Although we believe that some of our competitors are already using these patented processes, additional parties may begin to produce and market processed egg products that are similar to ours when these patents expire.

    We also own several registered and unregistered trademarks that are used in the marketing and sale of our products. We have invested a substantial amount of money in promoting our trademarked brands. However, the degree of protection that these trademarks afford us is unknown. We may not have the resources necessary to engage in actions to prevent infringement of our trademarks or the patents that we license. We cannot be certain that steps we have taken to protect our intellectual property rights will be adequate or that third parties will not infringe or misappropriate our proprietary rights. Any such infringement or misappropriation or the termination or expiration of existing licensed patents, our trademarks or other intellectual property could have a material adverse effect on our business, prospects, results of operation and financial condition. For more information, see "Business—Proprietary Technologies and Trademarks."

    Government regulation could increase our costs of production and increase our legal and regulatory expenses.

    The manufacture, processing, packaging, storage, distribution and labeling of food products are subject to extensive federal, state and local regulation. We are regulated by the FDA, the USDA and various local and state health and agricultural agencies. In addition, some of our facilities are subject to continuous on-site inspections. Applicable statutes and regulations governing food products include "standards of identity" for the content of specific types of foods, nutritional labeling and serving size requirements and "good manufacturing practices" with respect to production processes. In addition, our production and distribution facilities are subject to various federal, state and local environmental and workplace regulations. Failure to comply with all applicable laws and regulations could subject us to civil remedies, including fines, injunctions, recalls or seizures, and criminal sanctions, which could have a material adverse effect on our business, financial condition and results of operations. However, compliance with current or future laws or regulations could require us to make material expenditures or otherwise adversely affect the way we operate our business and our prospects, results of operations and financial condition.

    We may incur unexpected costs associated with compliance with environmental regulations.

    We are subject to federal, state, and local environmental requirements, including those governing discharges to air and water, the management of hazardous substances, the disposal of solid and hazardous wastes, and the remediation of contamination. If we do not fully comply with environmental regulations, or if a release of hazardous substances occurs at or from one of our facilities, we may be subject to penalties and/or held liable for the cost of remedying the condition. For example, we were recently required to upgrade the wastewater treatment systems at two of our facilities and we may be required to upgrade the systems at other facilities in the future. The operational and financial effects associated with compliance with the variety of environmental regulations we are subject to could require us to make material expenditures or otherwise adversely affect the way we operate our business and our prospects, results of operations and financial condition. See "Business—Environmental Regulation."

  Extreme weather conditions, disease and pests could harm our business.

    All of our business activities are subject to a variety of agricultural risks. Unusual weather conditions, disease and pests can materially and adversely affect the quality and quantity of the food products we produce and distribute. There can be no assurance that these factors will not affect a substantial portion of our production facilities in any year and have a material adverse effect on our business, prospects, results of operations or financial condition.

    The segments of the food industry in which we compete are labor intensive, and if we cannot attract and retain qualified employees, we may not be able to implement our operating strategies.

    The segments of the food industry in which we compete are labor intensive. Some of our operations have experienced a high rate of employee turnover and could continue to experience high turnover in the future. Labor shortages, the inability to hire or retain qualified employees or increased labor costs could have a material adverse effect on our ability to control expenses and efficiently conduct our operations. The low unemployment rate in the United States has made it more difficult for us to find qualified personnel at a low cost in some areas where we operate. We cannot assure you that we will be able to continue to hire and retain the sufficiently skilled labor force necessary to operate efficiently and to support our operating strategies, that we will continue to experience favorable labor relations or that our labor expenses will not increase as a result of a continuing shortage in the supply of personnel.

    Strikes, work stoppages and slowdowns could negatively affect our results of operations.

    We currently participate in union contracts established through December 2002 covering employees in our potato and dairy products divisions, which represent approximately 6% of our approximately 4,100 employees. We cannot assure you that our relations with the unionized portion of our workforce will remain positive or that it will not initiate a strike, work stoppage or slowdown in the future. In the event of such an action, our business, prospects, results of operations and financial condition could be negatively affected and we cannot assure you that we would be able to adequately meet the needs of our customers utilizing our remaining workforce. In addition, we cannot assure you that we would not have similar actions with our nonunionized workforce.

    Our industry and the sales of our products are subject to seasonal variations and, as a result, our quarterly operating results may fluctuate.

    Our quarterly operating results are affected by the seasonal fluctuations of our sales and operating profits. The prices that we generally pay for eggs fluctuate in response to seasonal factors and the typical increase in egg production during the spring and early summer. Egg prices tend to increase with the start of the school year in September and are generally highest prior to holiday periods, particularly in November and early December. Consequently, we generally experience higher sales from our egg products division in our fourth quarter. Operating profits from refrigerated potato products are less seasonal, but tend to be higher in the second half of the year, which coincides with the potato harvest. Sales and operating profits from dairy operations are, typically, significantly higher in the second and third quarters due to increased consumption of ice cream products during the summer months and our refrigerated distribution division experiences higher sales and operating profits in the fourth quarter as a result of increasing consumer demand during the holiday season. As a result of these seasonal and quarterly fluctuations, we believe that comparisons of our sales and operating results between different quarters within a single fiscal year are not necessarily meaningful and that these comparisons cannot be relied upon as indicators of our future performance.

    Our business operations could be significantly disrupted if we lost members of our management team.

    Our success depends to a significant degree upon the continued contributions of our executive officers and key employees, both individually and as a group. Our future performance will be substantially dependent on our ability to retain and motivate them. The loss of the services of any of our executive officers or key employees, particularly our president and chief executive officer, Gregg A. Ostrander, and our executive vice president and chief financial officer, John D. Reedy, could prevent us from executing our business strategy. See "Management—Directors, Executive Officers and Key Employees."

    Under a provision of the State of Nebraska's constitution, we may be required to divest real property we hold in that state, which could subject us to prolonged litigation and have a material adverse effect on our business, prospects, financial condition and results of operations.

    Approximately 20% of our total shell egg requirements are met by the Nebraska operations of our egg products division. A provision of the constitution of the State of Nebraska generally prohibits corporations from engaging in farming or ranching in Nebraska. Although the constitutional provision contains an exemption for agricultural land operated by a corporation for the purpose of raising poultry, the Attorney General of Nebraska has, in written opinions, taken the position that facilities devoted primarily to the production of eggs do not fall within such exemption and therefore remain subject to the restrictions contained in the constitutional provision. The constitution empowers the Attorney General of Nebraska, or if the Attorney General fails to act, any citizen of Nebraska, to obtain a court order to, among other things, force a divestiture of land held in violation of this constitutional provision. If land subject to such a court order is not divested within a two-year period, the constitutional provision directs the court to declare the land escheated, or forfeited, to the State of

Nebraska. As our facilities in Nebraska are all owned through a corporation and are almost entirely devoted to the production of eggs, our operations in Nebraska would be subject to the constitutional provision. Although we are not currently aware of any proceedings under this constitutional provision pending or threatened against us, we cannot assure you that this will continue to be the case. In the event we are forced to divest our egg production operations in Nebraska or become involved in prolonged litigation or other proceedings relating to a possible divestiture, our business, prospects, results of operations and financial condition could be materially adversely affected. For more information, see "Business—Government Regulation."

    The interests of our controlling stockholder could conflict with those of the holders of the notes offered hereby.

    We are a wholly owned subsidiary of M-Foods Holdings, Inc. M-Foods Holdings is a corporation formed by M-Foods Investors, LLC, whose members include affiliates of Vestar Capital Partners and Goldner Hawn Johnson & Morrison, certain members of our senior management and affiliates of the Michael family. After giving effect to the exercise of all options we expect to be reserved for issuance in connection with M-Foods Holdings' stock option plan, M-Foods Investors owns approximately 95% of M-Foods Holdings' common stock. As a result, M-Foods Investors has the ability to elect all of the members of our board of directors, appoint new management and approve any action requiring the approval of our stockholders. The directors will have the authority to make decisions affecting our capital structure, including the issuance of additional indebtedness and the declaration of dividends. In addition, transactions may be pursued that could enhance their equity investment while involving risks to your interests. There can be no assurance that the interests of M-Foods Investors and its members will not conflict with the holders of the notes.

THE ACQUISITION

    On December 21, 2000, Michael Foods, Inc. entered into the merger agreement with M-Foods Holdings, Inc. and its wholly owned subsidiary, Michael Foods Acquisition Corp., a transitory corporation organized by the equity investors to effect the merger. In the merger agreement, we agreed to merge with Michael Foods Acquisition Corp. and, at the closing of the merger, we became a wholly owned subsidiary of M-Foods Holdings. M-Foods Holdings is a corporation owned by M-Foods Investors, LLC, whose members include affiliates of Vestar Capital Partners and Goldner Hawn Johnson & Morrison, certain members of our senior management and affiliates of the Michael family. Under the merger agreement, each public shareholder, other than certain members of our management team and affiliates of the Michael family, was entitled to receive $30.10 in cash for each share of our common stock that they own. The merger agreement contained customary provisions including representations and warranties, covenants with respect to the conduct of the business and various closing conditions, including the continued accuracy of representations and warranties.

    The shareholders of Michael Foods approved the acquisition on April 9, 2001, and the acquisition and related financing transactions were consummated on April 10, 2001.

    Our shareholders and option holders immediately prior to the acquisition received aggregate cash consideration of approximately $524.5 million. After giving effect to the exercise of options we expect to be reserved for issuance in connection with the stock option plan, M-Foods Investors will own approximately 95% of M-Foods Holdings' common stock on a fully diluted basis.

    The acquisition was financed through:

  •
  the sale of the $200.0 million in aggregate principal amount of notes;
  •
  borrowings of approximately $370.0 million under the $470.0 million senior credit facility;
  •
  the assumption of approximately $8.3 million of existing indebtedness;
  •
  the investment by the equity investors of approximately $175.0 million; and
  •
  the rollover equity investment totaling approximately $48.4 million by certain members of our senior management and affiliates of the Michael family.

    In connection with the acquisition we transferred the assets and liabilities that comprise our dairy products division to two limited liability companies to provide for future flexibility with respect to strategic alternatives involving such business. The outstanding ownership interests of these companies consist of voting preferred units and voting and non-voting common units. Certain of the issuer's indirect wholly owned subsidiaries own all of the outstanding voting preferred units, which accrue dividends at a rate of ten percent per annum and have a liquidation preference equal to the fair market value of the transferred assets. Those subsidiaries also own all of the voting common units, which represent 5% of the outstanding common units. The remaining 95% of the common units, which are non-voting, are owned by the members of M-Foods Investors through a holding company.

    For accounting purposes, the limited liability companies are treated as majority-owned subsidiaries of the issuer and, accordingly, the accounts of the subsidiaries will be included in the consolidated financial statements of the issuer. The issuer reflects the 95% common equity ownership interest in the limited liability companies to be owned by the members of M-Foods Investors through a holding company as a minority interest in its consolidated financial statements. The minority interest in the statement of operations will be equal to the net income applicable to the common units not owned by the issuer and its subsidiaries after the accrual of the preferred unit dividends for that period. The limited liability companies are restricted subsidiaries and guarantors under the indenture relating to the notes. In addition, the indenture provides that any proceeds received by the members of M-Foods Investors upon a sale or other disposition of the limited liability companies will be treated as asset sale proceeds under the indenture.

    For more information on the various agreements that we entered into in connection with the acquisition, see "Certain Relationships and Related Transactions—Certain Agreements Relating to the Acquisition."

EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

    The issuer, the guarantors and the initial purchasers entered into a registration rights agreement in connection with the original issuance of the notes. The registration rights agreement provides that we will take the following actions, at our expense, for the benefit of the holders of the notes:

  •
  Within 90 days after the date on which the outstanding notes were issued, we will file the exchange offer registration statement, of which this prospectus is a part, relating to the exchange offer. The exchange notes will have terms substantially identical in all material respects to the outstanding notes except that the exchange notes will not contain transfer restrictions.
  •
  We will cause the exchange offer registration statement to be declared effective under the Securities Act within 180 days after the date on which the outstanding notes were issued.
  •
  We will keep the exchange offer open for at least 30 business days, or longer if required by applicable law, after the date notice of the exchange offer is mailed to the holders.

    For each of the outstanding notes surrendered in the exchange offer, the holder who surrendered the note will receive an exchange note having a principal amount equal to that of the surrendered note. Interest on each exchange note will accrue from the later of (1) the last interest payment date on which interest was paid on the outstanding note surrendered and (2) if no interest has been paid on the outstanding note, from the date on which the outstanding notes were issued. If the note is surrendered for exchange on a date in a period that includes the record date for an interest payment date to occur on or after the date of the exchange will accrue from that interest payment date.

    We will be required to file a shelf registration statement covering resales of the outstanding notes if:

  •
  because of any change in law or in currently prevailing interpretations of the staff of the SEC, we are not permitted to effect an exchange offer,
  •
  in some circumstances, the holders of unregistered exchange notes so request, or
  •
  in the case of any holder that participates in the exchange offer, the holder does not receive exchange notes on the date of the exchange that may be sold without restriction under state and federal securities laws.

    Following the consummation of the exchange offer, holders of the outstanding notes who were eligible to participate in the exchange offer, but who did not tender their outstanding notes, will not have any further registration rights and the outstanding notes will continue to be subject to certain restrictions on transfer. Accordingly, the liquidity of the market for the outstanding notes could be adversely affected.

Terms of the Exchange Offer

    Upon the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal, we will accept any and all outstanding notes validly tendered and not withdrawn prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. We will issue $1,000 principal amount of exchange notes in exchange for each $1,000 principal amount of outstanding notes accepted in the exchange offer. Any holder may tender some or all of its outstanding notes pursuant to the exchange offer. However, outstanding notes may be tendered only in integral multiples of $1,000.

    The form and terms of the exchange notes are the same as the form and terms of the outstanding notes except that:

  (1)
  the exchange notes bear a Series B designation and a different CUSIP Number from the outstanding notes;
  (2)
  the exchange notes have been registered under the Securities Act and hence will not bear legends restricting the transfer thereof; and

  (3)
  the holders of the exchange notes will not be entitled to certain rights under the registration rights agreement, including the provisions providing for an increase in the interest rate on the outstanding notes in certain circumstances relating to the timing of the exchange offer, all of which rights will terminate when the exchange offer is terminated.

The exchange notes will evidence the same debt as the outstanding notes and will be entitled to the benefits of the indenture.

    As of the date of this prospectus, $200,000,000 aggregate principal amount of the outstanding notes were outstanding. We have fixed the close of business on      , 2001 as the record date for the exchange offer for purposes of determining the persons to whom this prospectus and the letter of transmittal will be mailed initially.

    Holders of outstanding notes do not have any appraisal or dissenters' rights under the Minnesota Business Corporation Act, or the indenture relating to the notes in connection with the exchange offer. We intend to conduct the exchange offer in accordance with the applicable requirements of the Exchange Act and the rules and regulations of the SEC thereunder.

    We will be deemed to have accepted validly tendered outstanding notes when, as and if we have given oral or written notice thereof to the exchange agent. The exchange agent will act as agent for the tendering holders for the purpose of receiving the exchange notes from us.

    If any tendered outstanding notes are not accepted for exchange because of an invalid tender, the occurrence of specified other events set forth in this prospectus or otherwise, the certificates for any unaccepted outstanding notes will be returned, without expense, to the tendering holder thereof as promptly as practicable after the expiration date of the exchange offer.

    Holders who tender outstanding notes in the exchange offer will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes pursuant to the exchange offer. We will pay all charges and expenses, other than transfer taxes in certain circumstances, in connection with the exchange offer. See "—Fees and Expenses."

Expiration Date; Extensions; Amendments

    The term "expiration date" will mean 5:00 p.m., New York City time, on            , 2001, unless we, in our sole discretion, extend the exchange offer, in which case the term "expiration date" will mean the latest date and time to which the exchange offer is extended.

    In order to extend the exchange offer, we will notify the exchange agent of any extension by oral or written notice and will mail to the registered holders an announcement thereof, each prior to 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

    We reserve the right, in our sole discretion, (1) to delay accepting any outstanding notes, to extend the exchange offer or to terminate the exchange offer if any of the conditions set forth below under "—Conditions" have not been satisfied, by giving oral or written notice of any delay, extension or termination to the exchange agent or (2) to amend the terms of the exchange offer in any manner. Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice thereof to the registered holders.

Interest on the Exchange Notes

    The exchange notes will bear interest from their date of issuance. Holders of outstanding notes that are accepted for exchange will receive, in cash, accrued interest thereon to, but not including, the date of issuance of the exchange notes. Such interest will be paid with the first interest payment on the exchange notes on October 1, 2001. Interest on the outstanding notes accepted for exchange will cease to accrue upon issuance of the exchange notes.

    Interest on the exchange notes is payable semi-annually on each April 1 and October 1, commencing on October 1, 2001.

Procedures for Tendering

    Only a holder of outstanding notes may tender outstanding notes in the exchange offer. To tender in the exchange offer, a holder must complete, sign and date the letter of transmittal, or a facsimile thereof, have the signatures thereon guaranteed if required by the letter of transmittal or transmit an agent's message in connection with a book-entry transfer, and mail or otherwise deliver the letter of transmittal or the facsimile, together with the outstanding notes and any other required documents, to the exchange agent prior to 5:00 p.m., New York City time, on the expiration date. To be tendered effectively, the outstanding notes, letter of transmittal or an agent's message and other required documents must be completed and received by the exchange agent at the address set forth below under "Exchange Agent" prior to 5:00 p.m., New York City time, on the expiration date. Delivery of the outstanding notes may be made by book-entry transfer in accordance with the procedures described below. Confirmation of the book-entry transfer must be received by the exchange agent prior to the expiration date.

    The term "agent's message" means a message, transmitted by a book-entry transfer facility to, and received by, the exchange agent forming a part of a confirmation of a book-entry, which states that the book-entry transfer facility has received an express acknowledgment from the participant in the book-entry transfer facility tendering the outstanding notes that the participant has received and agrees: (1) to participate in ATOP; (2) to be bound by the terms of the letter of transmittal; and (3) that we may enforce the agreement against the participant.

    To participate in the exchange offer, each holder will be required to make the following representations to us:

  •
  Any exchange notes to be received by the holder will be acquired in the ordinary course of its business.
  •
  At the time of the commencement of the exchange offer, the holder has no arrangement or understanding with any person to participate in the distribution, within the meaning of Securities Act, of the exchange notes in violation of the Securities Act.
  •
  The holder is not our affiliate as defined in Rule 405 promulgated under the Securities Act.
  •
  If the holder is not a broker-dealer, it is not engaged in, and does not intend to engage in, the distribution of exchange notes.
  •
  If the holder is a broker-dealer that will receive exchange notes for its own account in exchange for outstanding notes that were acquired as a result of market-making or other trading activities, the holder will deliver a prospectus in connection with any resale of the exchange notes. We refer to these broker-dealers as participating broker-dealers.
  •
  The holder is not acting on behalf of any person or entity that could not truthfully make these representations.

    The tender by a holder and our acceptance thereof will constitute agreement between the holder and us in accordance with the terms and subject to the conditions set forth in this prospectus and in the letter of transmittal or agent's message.

    The method of delivery of outstanding notes and the letter of transmittal or agent's message and all other required documents to the exchange agent is at the election and sole risk of the holder. As an alternative to delivery by mail, holders may wish to consider overnight or hand delivery service. In all cases, sufficient time should be allowed to assure delivery to the exchange agent before the expiration date. No letter of transmittal or outstanding notes should be sent to us. Holders may request their respective brokers, dealers, commercial banks, trust companies or nominees to effect the above transactions for them.

    Any beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee and who wishes to tender should contact the registered holder promptly and instruct the registered holder to tender on the beneficial owner's behalf.

See "Instructions to Registered Holder and/or Book-Entry Transfer Facility Participant from Beneficial Owner" included with the letter of transmittal.

    Signatures on a letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member of the Medallion System unless the outstanding notes tendered pursuant to the letter of transmittal are tendered (1) by a registered holder who has not completed the box entitled "Special Registration Instructions" or "Special Delivery Instructions" on the letter of transmittal or (2) for the account of a member firm of the Medallion System. In the event that signatures on a letter of transmittal or a notice of withdrawal, as the case may be, are required to be guaranteed, the guarantee must be by a member firm of the Medallion System.

    If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed in this prospectus, the outstanding notes must be endorsed or accompanied by a properly completed bond power, signed by the registered holder as the registered holder's name appears on the outstanding notes with the signature thereon guaranteed by a member firm of the Medallion System.

    If the letter of transmittal or any outstanding notes or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, the person signing should so indicate when signing, and evidence satisfactory to us of its authority to so act must be submitted with the letter of transmittal.

    We understand that the exchange agent will make a request promptly after the date of this prospectus to establish accounts with respect to the outstanding notes at DTC for the purpose of facilitating the exchange offer, and subject to the establishment thereof, any financial institution that is a participant in DTC's system may make book-entry delivery of outstanding notes by causing DTC to transfer the outstanding notes into the exchange agent's account with respect to the outstanding notes in accordance with DTC's procedures for the transfer. Although delivery of the outstanding notes may be effected through book-entry transfer into the exchange agent's account at DTC, unless an agent's message is received by the exchange agent in compliance with ATOP, an appropriate letter of transmittal properly completed and duly executed with any required signature guarantee and all other required documents must in each case be transmitted to and received or confirmed by the exchange agent at its address set forth below on or prior to the expiration date, or, if the guaranteed delivery procedures described below are complied with, within the time period provided under the procedures. Delivery of documents to DTC does not constitute delivery to the exchange agent.

    All questions as to the validity, form, eligibility, including time of receipt, acceptance of tendered outstanding notes and withdrawal of tendered outstanding notes will be determined by us in our sole discretion, which determination will be final and binding. We reserve the absolute right to reject any and all outstanding notes not properly tendered or any outstanding notes our acceptance of which would, in the opinion of our counsel, be unlawful. We also reserve the right in our sole discretion to waive any defects, irregularities or conditions of tender as to particular outstanding notes. Our interpretation of the terms and conditions of the exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of outstanding notes must be cured within the time we determine. Although we intend to notify holders of defects or irregularities with respect to tenders of outstanding notes, neither we, the exchange agent nor any other person will incur any liability for failure to give the notification. Tenders of outstanding notes will not be deemed to have been made until the defects or irregularities have been cured or waived. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the defects or irregularities have not been cured or waived will be returned by the exchange agent to the tendering holders, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date.

Guaranteed Delivery Procedures

    Holders who wish to tender their outstanding notes and (1) whose outstanding notes are not immediately available, (2) who cannot deliver their outstanding notes, the letter of transmittal or any other required documents to the exchange agent or (3) who cannot complete the procedures for book-entry transfer, prior to the expiration date, may effect a tender if:

  (A)
  the tender is made through a member firm of the Medallion System;
  (B)
  prior to the expiration date, the exchange agent receives from a member firm of the Medallion System a properly completed and duly executed Notice of Guaranteed Delivery by facsimile transmission, mail or hand delivery setting forth the name and address of the holder, the certificate number(s) of the outstanding notes and the principal amount of outstanding notes tendered, stating that the tender is being made thereby and guaranteeing that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal or facsimile thereof together with the certificate(s) representing the outstanding notes or a confirmation of book-entry transfer of the outstanding notes into the exchange agent's account at DTC, and any other documents required by the letter of transmittal will be deposited by the member firm of the Medallion System with the exchange agent; and
  (C)
  the properly completed and executed letter of transmittal or facsimile thereof, as well as the certificate(s) representing all tendered outstanding notes in proper form for transfer or a confirmation of book-entry transfer of the outstanding notes into the exchange agent's account at DTC, and all other documents required by the letter of transmittal are received by the exchange agent within five New York Stock Exchange trading days after the expiration date.

    Upon request to the exchange agent, a Notice of Guaranteed Delivery will be sent to holders who wish to tender their outstanding notes according to the guaranteed delivery procedures set forth above.

Withdrawal of Tenders

    Except as otherwise provided in this prospectus, tenders of outstanding notes may be withdrawn at any time prior to 5:00 p.m., New York City time, on the expiration date.

    To withdraw a tender of outstanding notes in the exchange offer, a telegram, telex, letter or facsimile transmission notice of withdrawal must be received by the exchange agent at its address set forth in this prospectus prior to 5:00 p.m., New York City time, on the expiration date of the exchange offer. Any notice of withdrawal must:

  (1)
  specify the name of the person having deposited the outstanding notes to be withdrawn;
  (2)
  identify the outstanding notes to be withdrawn, including the certificate number(s) and principal amount of the outstanding notes, or, in the case of outstanding notes transferred by book-entry transfer, the name and number of the account at DTC to be credited;
  (3)
  be signed by the holder in the same manner as the original signature on the letter of transmittal by which the outstanding notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer sufficient to have the trustee with respect to the outstanding notes register the transfer of the outstanding notes into the name of the person withdrawing the tender; and
  (4)
  specify the name in which any outstanding notes are to be registered, if different from that of the person depositing the outstanding notes to be withdrawn.

All questions as to the validity, form and eligibility, including time of receipt, of the notices will be determined by us. Our determination will be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for purposes of the exchange offer and no exchange notes will be issued with respect thereto unless the outstanding notes so withdrawn are validly retendered. Any outstanding notes which have been tendered but which are not accepted for exchange will be returned to the holder thereof without cost to the holder as soon as practicable after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be retendered by following one of the procedures described above under "—Procedures for Tendering" at any time prior to the expiration date.

Conditions

    Notwithstanding any other term of the exchange offer, we will not be required to accept for exchange, or exchange notes for, any outstanding notes, and may terminate or amend the exchange offer as provided in this prospectus before the acceptance of the outstanding notes, if:

  (1)
  any action or proceeding is instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer which, in our sole judgment, might materially impair our ability to proceed with the exchange offer or any material adverse development has occurred in any existing action or proceeding with respect to us or any of our subsidiaries; or
  (2)
  any law, statute, rule, regulation or interpretation by the staff of the SEC is proposed, adopted or enacted, which, in our sole judgment, might materially impair our ability to proceed with the exchange offer or materially impair the contemplated benefits of the exchange offer to us; or
  (3)
  any governmental approval has not been obtained, which approval we will, in our sole discretion, deem necessary for the consummation of the exchange offer as contemplated by this prospectus.

    If we determine in our sole discretion that any of the conditions are not satisfied, we may (1) refuse to accept any outstanding notes and return all tendered outstanding notes to the tendering holders, (2) extend the exchange offer and retain all outstanding notes tendered prior to the expiration of the exchange offer, subject, however, to the rights of holders to withdraw the outstanding notes (see "—Withdrawal of Tenders") or (3) waive the unsatisfied conditions with respect to the exchange offer and accept all properly tendered outstanding notes which have not been withdrawn.

Exchange Agent

    BNY Midwest Trust Company has been appointed as exchange agent for the exchange offer. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for Notice of Guaranteed Delivery should be directed to the exchange agent addressed as follows:

By Overnight Courier or Registered/Certified Mail:	By Hand Prior to 4:30 p.m., New York City time:
The Bank of New York 101 Barclay Street New York, NY 10286 Attn: Reorganization Unit-7E	The Bank of New York 101 Barclay Street New York, NY 10286 Ground Level Corporate Trust Services Window Attn: Reorganization Unit-7E
Facsimile Transmission: (212) 815-6339 For Information Telephone (212) 815-3750

Delivery to an address other than set forth above will not constitute a valid delivery.

Fees and Expenses

    We will bear the expenses of soliciting tenders. The principal solicitation is being made by mail; however, additional solicitation may be made by telegraph, telecopy, telephone or in person by our and our affiliates' officers and regular employees.

    We have not retained any dealer-manager in connection with the exchange offer and will not make any payments to brokers, dealers or others soliciting acceptances of the exchange offer. We will, however, pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses incurred in connection with these services.

    We will pay the cash expenses to be incurred in connection with the exchange offer. Such expenses include fees and expenses of the exchange agent and trustee, accounting and legal fees and printing costs, among others.

Accounting Treatment

    The exchange notes will be recorded at the same carrying value as the outstanding notes, which is face value, as reflected in our accounting records on the date of exchange. Accordingly, we will not recognize any gain or loss for accounting purposes as a result of the exchange offer. The expenses of the exchange offer will be deferred and charged to expense over the term of the exchange notes.

Consequences of Failure to Exchange

    The outstanding notes that are not exchanged for exchange notes pursuant to the exchange offer will remain restricted securities. Accordingly, the outstanding notes may be resold only:

  (1)
  to us upon redemption thereof or otherwise;
  (2)
  so long as the outstanding notes are eligible for resale pursuant to Rule 144A, to a person inside the United States whom the seller reasonably believes is a qualified institutional buyer within the meaning of Rule 144A under the Securities Act in a transaction meeting the requirements of Rule 144A, in accordance with Rule 144 under the Securities Act, or pursuant to another exemption from the registration requirements of the Securities Act, which other exemption is based upon an opinion of counsel reasonably acceptable to us;
  (3)
  outside the United States to a foreign person in a transaction meeting the requirements of Rule 904 under the Securities Act; or
  (4)
  pursuant to an effective registration statement under the Securities Act, in each case in accordance with any applicable securities laws of any state of the United States.

Resale of the Exchange Notes

    With respect to resales of exchange notes, based on interpretations by the staff of the SEC set forth in no-action letters issued to third parties, we believe that a holder or other person who receives exchange notes, whether or not the person is the holder, other than a person that is our affiliate within the meaning of Rule 405 under the Securities Act, in exchange for outstanding notes in the ordinary course of business and who is not participating, does not intend to participate, and has no arrangement or understanding with any person to participate, in the distribution of the exchange notes, will be allowed to resell the exchange notes to the public without further registration under the Securities Act and without delivering to the purchasers of the exchange notes a prospectus that satisfies the requirements of Section 10 of the Securities Act. However, if any holder acquires exchange notes in the exchange offer for the purpose of distributing or participating in a distribution of the exchange notes, the holder cannot rely on the position of the staff of the SEC expressed in the no-action letters or any similar interpretive letters, and must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction, unless an exemption from registration is otherwise available. Further, each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the outstanding notes were acquired by the broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes.

USE OF PROCEEDS

    This exchange offer is intended to satisfy certain of our obligations under the registration rights agreement. We will not receive any cash proceeds from the issuance of the exchange notes. In consideration for issuing the exchange notes contemplated in this prospectus, we will receive outstanding notes in like principal amount, the form and terms of which are the same as the form and terms of the exchange notes, except as otherwise described in this prospectus.

    We used the proceeds from the issuance of the notes of approximately $194.0 million, net of discount, together with the other financing transactions described in this prospectus, to consummate the acquisition and pay related fees and expenses.

CAPITALIZATION

    The following table sets forth our cash and cash equivalents and our consolidated capitalization as of April 1, 2001 on an actual basis giving effect to the acquisition and related financing transactions. This table should be read in conjunction with "Selected Historical Financial Data," "Unaudited Pro Forma Condensed Consolidated Statements of Earnings," our consolidated financial statements and related notes and other financial information appearing elsewhere in this prospectus.

As of April 1, 2001
(in thousands)
Cash and equivalents	$4,270

Debt:
Current maturities of long-term debt	$13,850
Revolving credit facility(1)	24,075
Term loans, excluding current maturities	358,975
Other debt, excluding current maturities(2)	5,376
11 3/4% senior subordinated notes due 2011	200,000

Total debt	602,276
Total stockholders' equity	146,185

Total capitalization	$748,461

(1)
After completion of the acquisition on April 10, 2001, and reflecting it for financial reporting purposes as having occurred on April 1, 2001, we had approximately $76.0 million of unused borrowing capacity under the revolving credit facility.
(2)
Includes the long-term debt portion of approximately $7.2 million to be paid in connection with the 1999 acquisition of a dairy facility in Connecticut and approximately $1.1 million in deferred compensation.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS

    The acquisition has been reflected in our audited consolidated balance sheet as of April 1, 2001 appearing elsewhere in this prospectus. The following unaudited pro forma condensed consolidated statements of earnings have been derived by the application of pro forma adjustments to our accounting predecessor's historical consolidated statements of earnings appearing elsewhere in this prospectus. The unaudited pro forma condensed consolidated statement of earnings data gives effect to the acquisition and related financing transactions, including the offering of notes and the application of the proceeds, as if it all had occurred on January 1, 2000. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with these unaudited pro forma condensed consolidated statements of earnings.

    The pro forma adjustments are based on the actual amounts of debt borrowed, equity invested to complete the acquisition and on a preliminary valuation by a third party appraisal firm. The values assigned by the appraisal firm to property, plant and equipment and intangible assets, including goodwill, could change when their final report is issued. Revisions to such preliminary valuations could impact the pro forma adjustments reflected herein.

    The unaudited pro forma condensed consolidated statements of earnings should not be considered indicative of actual results that would have been achieved had the acquisition and related financing transactions been consummated for the periods indicated and do not purport to show results of operations for any future period.

    The unaudited pro forma condensed consolidated statements of earnings should be read in conjunction with the information contained in "Selected Historical Financial Data," "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the consolidated financial statements of Michael Foods, Inc. and the notes thereto appearing elsewhere in this prospectus.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
FOR THE YEAR ENDED DECEMBER 31, 2000
(in thousands)

	Historical	Adjustments		Pro Forma
Net sales	$1,080,601	$—		$1,080,601
Cost of sales	889,138	—		889,138

Gross profit	191,463	—		191,463
		1,000	(A)
		4,328	(B)
Selling, general and administrative expenses	104,657	5,420	(C)	115,405

Operating profit	86,806	(10,748)		76,058
		3,440	(D)
Interest expense, net	13,206	39,694	(E)	56,340

Earnings before income taxes	73,600	(53,882)		19,718
Income tax expense	28,890	(21,149	)(F)	7,741

Net earnings	$44,710	$(32,733)		$11,977

    At the time of the acquisition our shares ceased to be publicly traded. Accordingly, pro forma earnings per share data is not presented.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS
FOR THE THREE MONTHS ENDED MARCH 31, 2001
(in thousands)

	Historical	Adjustments		Pro Forma
Net sales	$275,627	$—		$275,627
Cost of sales	227,707	—		227,707

Gross profit	47,920	—		47,920
		250	(A)
		1,082	(B)
Selling, general and administrative expenses	27,376	1,356	(C)	30,064
Transaction expenses	11,050	(11,050	)(G)	—

Operating profit	9,494	8,362		17,856
		860	(D)
Interest expense, net	3,293	10,039	(E)	14,192

Earnings before income taxes and extraordinary item	6,201	(2,537)		3,664
Income tax expense	2,430	(996	)(F)	1,434

Earnings before extraordinary item	3,771	(1,541)		2,230
Extraordinary item—early extinguishment of debt, net of tax	(9,424)	9,424	(G)	—

Net earnings (loss)	$(5,653)	$7,883		$2,230

    At the time of the acquisition our shares ceased to be publicly traded. Accordingly, pro forma earnings per share data is not presented.

NOTES TO UNAUDITED PRO FORMA
CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
(in thousands)

December 31, 2000 and March 31, 2001

A.
To reflect the annual management fee to be paid to the equity investors under their management agreement with us.

B.
To reflect additional depreciation related to the increased basis of property, plant and equipment.

C.
To reflect amortization of acquired goodwill and other intangibles to operations over an estimated life of forty years, net of $3,443 and $860 of goodwill amortization included in the historical columns.

D.
To reflect the amortization of deferred financing costs associated with senior credit facility and the notes, using the interest method.

E.
To adjust interest expense associated with senior credit facility and the notes for the actual effective rates at the date of the acquisition and to eliminate interest expense on the refinanced debt:

	Three Months Ended March 31, 2001	Year Ended December 31, 2000
Interest on term loan A (effective rate 7.5%)	$1,900	$7,200
Interest on term loan B (effective rate 7.5%)	5,100	20,200
Interest on 11.75% senior subordinated notes due 2011	5,875	23,500
Interest on revolving credit facility (effective rate 7.5%)	400	1,600
Commitment fee on revolving credit facility (.5% of unused facility)	100	400
Elimination of interest expense related to refinanced debt	(3,336)	(13,206)

Net adjustment to interest expense	$10,039	$39,694

  The actual interest rates will vary from those used to compute the above adjustment of interest expense due to floating rates applicable to our revolving credit facility and the term loans. The effect on pre-tax income of a 1/8 percent variance in these rates would be approximately $480.

F.
To reflect the income tax effect of the pro forma adjustments.

G.
To eliminate transaction expenses and an extraordinary item which are directly attributable to the transaction and will not be reflected in our continuing operations.

SELECTED HISTORICAL FINANCIAL DATA

    The following table sets forth selected historical financial and other data of our accounting predecessor as of and for the five years ended December 31, 2000 and the three months ended March 31, 2000 and 2001. The selected historical financial and other data as of and for the years ended December 31, 1998, 1999 and 2000 have been derived from our audited consolidated financial statements and the related notes, which are included elsewhere in this prospectus. The selected historical financial and other data as of and for the years ended December 31, 1996 and 1997 have been derived from our audited consolidated financial statements for the years ended December 31, 1996 and 1997, which are not included in this prospectus. The data for each of the five fiscal years ended December 31, 2000 have been audited by Grant Thornton LLP, whose report relating to the three years in the period ended December 31, 2000 appears elsewhere in this prospectus. The selected historical financial and other data for the three month periods ended March 31, 2000 and 2001 have been derived from unaudited consolidated financial statements of our accounting predecessor. Operating results for the three months ended March 31, 2001 are not necessarily indicative of the results that may be expected for the entire year ending December 31, 2001.

    The selected historical financial data of our accounting predecessor set forth below is not necessarily indicative of the results of future operations and should be read in conjunction with "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements and related notes and other financial information appearing elsewhere in this prospectus.

	Predecessor
	Year Ended December 31,					Three Months Ended March 31,
	1996	1997(1)	1998	1999	2000	2000	2001
	(dollars in thousands)					(unaudited)
Statement of Earnings Data:
Net sales	$616,395	$956,223	$1,020,484	$1,053,272	$1,080,601	$251,926	$275,627
Costs of sales	545,055	813,771	847,383	860,256	889,138	205,071	227,707
Product line inventory markdown	12,225	—	—	—	—	—	—

Gross profit	59,115	142,452	173,101	193,016	191,463	46,855	47,920
Selling, general and administrative expenses	44,822	76,173	93,548	106,686	104,657	27,956	27,376
Product line asset impairment	10,472	—	—	—	—	—	—
Transaction expenses	—	—	—	—	—	—	3,298

Operating profit	3,821	66,279	79,553	86,330	86,806	18,899	17,246
Interest expense, net	7,264	10,830	10,136	11,664	13,206	2,950	3,293

Earnings before income taxes and extraordinary item	(3,443)	55,449	69,417	74,666	73,600	15,949	13,953
Income taxes expense (benefit)	(370)	23,010	29,160	30,610	28,890	6,460	5,480

Net earnings (loss) before extraordinary item	$(3,073)	$32,439	$40,257	$44,056	$44,710	$9,489	$8,473

Balance Sheet:
Cash and equivalents	$2,585		$4,038		$2,047		$4,961		$4,421		$4,526	$4,270
Working capital	56,677		54,788		61,297		51,764		78,628		57,343	73,459
Total assets	364,659		503,655		551,516		597,917		612,904		599,499	619,721
Total debt	112,901		146,028		166,107		178,534		198,809		184,597	192,200
Stockholders' equity	174,072		229,246		244,149		264,599		258,733		259,949	257,151
Other Financial Data:
EBITDA(2)	$30,497		$99,602		$115,357		$128,894		$134,789		$31,152	$31,744
Cash provided by (used in):
Operating activities	21,810		87,001		68,910		107,653		69,085		16,424	14,016
Investing activities	(29,120)		(80,152)		(63,983)		(93,530)		(38,500)		(8,117)	(6,949)
Financing activities	7,974		(5,396)		(6,918)		(11,209)		(31,125)		(8,742)	(7,218)
Depreciation and amortization	26,676		33,323		35,804		42,564		47,983		11,951	12,535
Capital expenditures	29,334		41,062		64,777		74,125		37,373		8,131	10,837
Ratio of earnings to fixed charges(3)	0.61	x	5.06	x	6.16	x	6.11	x	5.83	x		2.75	x

footnotes to table on following page

footnotes to table on prior page

(1)
Amounts include 53 weeks of operations and the results of Papetti's operations only from February 26, 1997, the date of acquisition.

(2)
EBITDA represents earnings before interest, income taxes, depreciation and amortization. We believe EBITDA is a widely accepted financial indicator used to analyze and compare companies on the basis of operating performance. It should not be considered in isolation or as a substitute for measures of performance prepared in accordance with generally accepted accounting principles and is not indicative of operating profit or cash flow from operations as determined under generally accepted accounting principles.

(3)
For purposes of determining the ratio of earnings to fixed charges, earnings are defined as earnings before income taxes and extraordinary items, plus fixed charges. Fixed charges consist of interest expense, including amortization of debt issuance costs and a portion of operating lease rental expense deemed to be representative of the interest factor.

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

    The following discussion should be read in conjunction with our consolidated financial statements and the notes to those statements and other financial information appearing elsewhere in this prospectus. This prospectus contains forward-looking statements that involve risks and uncertainties. Our actual results may differ materially from those indicated in forward-looking statements. See "Cautionary Note Regarding Forward-Looking Statements."

    The following discussion and analysis of the financial condition and results of operations relates to the accounting predecessor and covers periods prior to the consummation of the acquisition and related financing transactions. As part of the acquisition, we entered into the various financing arrangements described herein and, as a result, we now have a different capital structure. Accordingly, the results of operations for periods subsequent to the consummation of the acquisition and related financing transactions will not necessarily be comparable to prior periods.

General

    Overview.  Michael Foods is a diversified producer and distributor of specialty egg, potato and dairy products to the foodservice, retail and industrial ingredient markets. We also distribute refrigerated grocery items, primarily cheese and other dairy products, to the retail grocery market in the central United States. We focus our growth efforts on the specialty segments within our food categories and strive to be a market leader in product innovation and low-cost production. Our strategic focus on value-added processing of food products is designed to capitalize on key food industry trends, such as the desire for improved safety and convenience, reduced labor and waste, as well as growth of food consumption away from home. We believe our operational scale, product selection and market reach make us an important strategic partner for our customers, which include foodservice distributors, large food companies and large-scale restaurant chains. In recent years, our net sales and operating profit have each increased as a result of our focus on value-added products combined with favorable food industry trends.

    Capital Expenditures.  Over the last four years, we have invested approximately $217 million in capital expenditures. Of this amount, approximately $115 million was used for growth investments to expand our manufacturing capacity for value-added egg products, upgrade our dairy and potato products operations, improve and expand our distribution centers and install a new company-wide management information system. These expenditures included the installation of pre-cooked egg production equipment, a new dried egg facility, automated packing machines, non-refrigerated dairy creamer production lines and quality control systems. We expect these investments to improve manufacturing efficiencies, customer service and product quality.

    Acquisitions/Joint Ventures.  We have grown both organically and through acquisitions. Since 1988, we have completed 16 acquisitions and three joint ventures, including the $106 million acquisition of Papetti's in 1997. The acquisition of Papetti's significantly increased our egg products division's market share, scale, geographic scope and product offerings. With the exception of Papetti's, we have focused in recent years on making small acquisitions that either expand our current product offerings or geographic scope. For example, in the past two years, we: (i) acquired a dairy products operation in Connecticut for $15.3 million ($5.7 million cash was paid on closing), which increased the geographic coverage of our dairy products division; (ii) acquired Ingredient Supply LLC for approximately $2 million, which expanded our egg products division's hardcooked eggs product line; and (iii) we invested approximately $10 million in foreign egg products joint ventures to expand the geographic coverage of our egg products division and pursue new technologies.

    Commodity Risk Management.  The primary raw materials used in the production of eggs are corn and soybean meal. We purchase these materials for our hens, which produce approximately 35% of our egg requirements. We purchase shell eggs and liquid eggs from third-party suppliers and in the spot market for the remainder of our egg needs. Eggs, corn and soybean meal are each commodities that are subject to significant price fluctuations due to market conditions which, in certain circumstances, can adversely affect our results of operations.

    In order to reduce the impacts of changes in commodity prices on our operating results, we have developed a risk management strategy that includes the following elements:

  •
  We hedge a significant percentage of our grain requirements for both our internal egg production and our third-party egg procurement contracts that are priced based on grain indices, which collectively account for approximately 52% of our egg requirements. This activity can provide us with protection from unexpected increases in grain prices, as well as predictability with respect to a portion of our future raw materials costs. These hedging activities, however, can diminish our opportunity to benefit from the improved margins that would result from an unanticipated decline in grain prices. As a result, we adjust our hedged position from time to time based on our expectation of the commodity pricing environment. Based on our expectation of rising commodity prices over the next twelve months, we have recently increased our hedging activities.

  •
  We seek to align our procurement and sales volumes by matching the percentage of variable pricing contracts with our customers and the percentage of raw materials procured on a variable basis. This matching of our variable priced procurement contracts with that of our sales contracts provides us with a natural hedge during times of grain and egg market volatility. As part of this effort, we are also transitioning our customers to variable pricing contracts that are priced off the same index that we use to purchase shell and liquid eggs. Historically, we have priced many of our industrial ingredient customers' contracts off of different indices. A mismatch in these indices contributed to a decline in our lower value-added egg products operating profit in 2000, as described in more detail below.

  •
  We negotiate agreements with certain of our fixed price customers which allow us to raise prices by giving 30 to 60 days notice in response to increased commodity prices. The majority of these contracts are with our major broad-line foodservice distributor customers who are generally less sensitive to price increases because their customers purchase food products from them on a cost-plus basis.

  •
  We are continuing to transition customers from lower value-added egg products to higher margin, higher value-added specialty products. We believe these products are less sensitive to fluctuations in underlying commodity prices because the raw material component is a smaller percentage of their total costs and we generally have the ability to pass through certain cost increases related to our higher value-added egg products to our customers. This transition to higher value-added specialty products has taken place gradually over the last four years, as these products represented approximately 60% of our egg products sales in 2000, up from approximately 52% in 1997.

    Currently, the majority of our lower value-added egg products are sold at prices derived from egg market indices. This pricing strategy has historically served as an effective hedge against changes in our underlying egg costs. During 2000, however, egg market indices declined to 15 year lows and, for a variety of reasons (most notably supply and demand imbalances), exhibited abnormal relationships between the egg market indices used to procure our egg requirements and the indices used to price our products to customers. As a result, the operating profit for our lower value-added products declined by approximately $14 million in 2000, resulting in a decline in operating profit for the egg products division as a whole, as growth in sales and earnings of our higher value-added products was insufficient to fully offset this decline.

    Product Recall.  In early 1999, we evaluated a soured milk complaint from one of our customers and discovered a pathogen presence in nine cartons of milk. As a result, we initiated a recall of approximately five million cartons of milk and related products. In response to the recall, we instituted new operating policies to improve our quality controls and sampling/testing programs to protect against future incidents. We also installed new divisional management and invested significant capital to upgrade our manufacturing capabilities in the dairy products division. Our operating results for the dairy products division for 1999 and 2000 were adversely impacted as a result of volume declines and operating inefficiencies associated with the recall. We settled the only major claim with respect to the product recall for $1.7 million, the majority of which was covered by our insurance policies. We expect the dairy products division to regain some of the lost volume in 2001. For more information, see "Business—Food Safety."

    Purchase Accounting Effects.  The acquisition has been accounted for as a purchase in accordance with Accounting Principles Board Opinion 16, Business Combinations and EITF 88-16, Basis in Leveraged Buyout Transactions. Accordingly, the acquired assets and liabilities are recorded at fair value for the interests acquired by new investors and at the carryover basis for continuing investors. The carryover basis is reflected as a deemed dividend to the continuing investors. As a result, the assets and liabilities are assigned new values, which are part predecessor cost and part fair value in the same proportions as the carryover basis of the residual interests retained by the continuing management investors and continuing affliate investors of the Michael family and the new interests acquired by the new investors. The amount of the carryover basis is reflected as a deemed dividend and was approximately $66.6 million. The allocation of the purchase price of the assets acquired in the acquisition will result in a significant increase in our annual depreciation and amortization expense. In addition, due to the effects of the increased borrowings to finance the acquisition, our interest expense will increase significantly in the periods following the acquisition.

Results of Operations

    The following table summarizes the historical results of our divisional operations and such data as a percentage of total net sales for the periods indicated. The historical financial data for the years ended 1998, 1999 and 2000 and the three months ended March 31, 2001 were derived from our audited consolidated financial statements included elsewhere in this prospectus. The historical financial data for the three month periods ended March 31, 2000 were derived from our unaudited consolidated financial statements included elsewhere in this prospectus. The information contained in this table should be read in conjunction with "Selected Historical Financial Data" and the consolidated financial statements and related notes included elsewhere in this prospectus.

	Predecessor
	Years Ended December 31,						Three Months Ended March 31,
	1998		1999		2000		2000		2001
	$	%	$	%	$	%	$	%	$	%
	(dollars in thousands)
Statement of Earnings Data:
Net sales:
Egg products division	607,688	59.6	620,719	58.9	637,355	59.0	153,553	61.0	163,529	59.3
Potato products division	52,345	5.1	57,353	5.5	60,731	5.6	14,096	5.6	15,585	5.7
Dairy products division	138,865	13.6	144,865	13.7	141,401	13.1	28,029	11.1	35,328	12.8
Refrigerated distribution division	221,586	21.7	230,335	21.9	241,114	22.3	56,248	22.3	61,185	22.2

Total net sales	1,020,484	100.0	1,053,272	100.0	1,080,601	100.0	251,926	100.0	275,627	100.0
Cost of sales	847,383	83.0	860,256	81.7	889,138	82.3	205,071	81.4	227,707	82.6

Gross profit	173,101	17.0	193,016	18.3	191,463	17.7	46,855	18.6	47,920	17.4
Selling, general and administrative expenses	93,548	9.2	106,686	10.1	104,657	9.7	27,956	11.1	27,376	9.9
Transaction expenses	—	—	—	—	—	—	—	—	11,050	4.0

Operating profit:
Egg products division	69,295	6.8	73,531	7.0	67,658	6.2	15,121	6.0	12,915	4.7
Potato products division	3,890	0.4	6,751	0.6	7,650	0.7	1,301	0.5	1,688	0.6
Dairy products division	6,748	0.7	3,750	0.4	1,322	0.1	(186)	(0.1)	3,958	1.4
Refrigerated distribution division	7,288	0.7	10,656	1.0	16,001	1.5	4,305	1.7	3,639	1.3
Corporate	(7,668)	(0.8)	(8,358)	(0.8)	(5,825)	(0.5)	(1,642)	(0.6)	(12,706)	(4.6)

Total operating profit	79,553	7.8	86,330	8.2	86,806	8.0	18,899	7.5	9,494	3.4

Interest expense, net	10,136	1.0	11,664	1.1	13,206	1.2	2,950	1.2	3,293	1.2

Three Months Ended March 31, 2001 Compared to Three Months Ended March 31, 2000

    Net Sales.  Net sales for the three months ended March 31, 2001 increased $23.7 million, or 9.4%, to $275.6 million from $251.9 million for the three months ended March 31, 2000. This increase was attributable to an increase in net sales from all of our operating divisions, including a $10.0 million increase in our egg products division and a $7.3 million increase in our dairy products division.

      Egg Products Division Sales.  Egg products division sales for the three months ended March 31, 2001 increased $10.0 million, or 6.5%, to $163.5 million from $153.6 million for the three months ended March 31, 2000. The increase was primarily attributable to unit sales increases, particularly for value-added egg products, and modestly higher selling prices. Unit sales were particularly strong for hardcooked eggs, which was attributable to a late 2000 acquisition, and egg substitutes.

      Potato Products Division Sales.  Potato products division sales for the three months ended March 31, 2001 increased $1.5 million, or 10.6%, to $15.6 million from $14.1 million for the three months ended March 31, 2000. The increase was primarily attributable to unit sales increases in all product categories. Sales were particularly strong for retail items. New account activity, same-account sales growth and higher marketing spending levels all contributed to the sales gain.

      Dairy Products Division Sales.  Dairy products division sales for the three months ended March 31, 2001 increased $7.3 million, or 26.0%, to $35.3 million from $28.0 million for the three months ended March 31, 2000. The increase was primarily attributable to higher unit sales due to strong creamer and specialty cartoned products sales. Sales of the division's main product line, UHT dairy mixes, were flat on a unit basis. Inflationary impacts from a year-over-year rise in the national butterfat market also added to dollar sales growth.

      Refrigerated Distribution Division Sales.  Refrigerated distribution division sales for the three months ended March 31, 2001 increased $4.9 million, or 8.8%, to $61.2 million from $56.2 million for the three months ended March 31, 2000. This increase was primarily attributable to unit sales increases for several product lines, with cheese, margarine, ethnic items and potato products showing particular strength. Unit sales growth resulted primarily from new customers gained over the past year, as the Crystal Farms brand continues to expand beyond its traditional customer base.

    Gross Profit.  Gross profit for the three months ended March 31, 2001 increased $1.1 million, or 2.3%, to $47.9 million from $46.9 million for the three months ended March 31, 2000. Our gross profit margin was 17.4% of net sales for the three months ended March 31, 2001, as compared to 18.6% of net sales for the three months ended March 31, 2000. The decrease in our gross profit margin for the three months ended March 31, 2001, as compared to the results of the 2000 period, was largely attributable to increased raw material costs within the egg products and refrigerated distribution divisions. It is our strategy to increase value-added product sales as a percent of total sales over time, while decreasing commodity-sensitive products' contribution to consolidated sales. These efforts historically have been beneficial to gross profit margins in most periods.

    Selling, General and Administrative Expenses.  Selling, general and administrative expenses decreased as a percent of sales for the three months ended March 31, 2001, as compared to the results of the 2000 period. While these expenses reflect costs associated with terminating our investment in a joint venture, The Lipid Company, S.A., these costs were offset by the final insurance settlement related to a dairy products division product recall in 1999. Separate from selling, general and administrative expenses for the three months ended March 31, 2001, we recorded non-recurring expenses related to our April 2001 acquisition for financial, legal, advisory and regulatory filing fees. These expenses of $3,298,000 are reflected as transaction expenses in our condensed consolidated statements of earnings located elsewhere in this prospectus.

    Operating Profit.  Operating profit for the three months ended March 31, 2001 decreased $1.7 million, or 8.8%, to $17.2 million from $18.9 million for the three months ended March 31, 2000. This decrease was primarily attributable to costs incurred in connection with the acquisition and related financing transactions, and losses relating to the decision to terminate a European joint venture.

      Egg Products Division Operating Profit.  Egg products division operating profit for the three months ended March 31, 2001 decreased $2.2 million, or 14.6%, to $12.9 million from $15.1 million for the three months ended March 31, 2000. This decrease was attributable to higher egg costs, for both internally and externally procured eggs, in the 2001 period, which were met with only modest egg products pricing increases, creating margin pressure for certain egg products, and reducing divisional operating profit. Operating profit for the egg products division was also negatively affected by our decision to terminate a European joint venture, The Lipid Company, S.A., which resulted in a realized pretax loss of approximately $1.7 million.

      Potato Products Division Operating Profit.  Potato products division operating profit for the three months ended March 31, 2001 increased $0.4 million, or 29.8%, to $1.7 million from $1.3 million for the three months ended March 31, 2000. The increase was attributable to volume growth, an improved sales mix and efficient plant operations at the main potato processing facility. During the 2001 period, the potato products division's western U.S. plant was relocated from

  California to Nevada. Initial start-up costs from this relocation somewhat constrained profitability, but were within planned levels.

      Dairy Products Division Operating Profit.  Dairy products division operating profit for the three months ended March 31, 2001 increased $4.1 million from $(0.2) million for the three months ended March 31, 2000. The increase was attributable to strong volume growth, an improved sales mix, and more efficient plant operations. Additionally, an insurance settlement of approximately $3.2 million was also recorded related to a payment received for the final claim submitted from a 1999 dairy products recall.

      Refrigerated Distribution Division Operating Profit.  Refrigerated distribution division operating profit for the three months ended March 31, 2001 decreased $0.7 million, or 15.5%, to $3.6 million from $4.3 million for the three months ended March 31, 2000. The decrease was primarily attributable to declining margins in the key cheese category and for butter items, in both cases as a result of product costs rising more rapidly than the division's selling prices. These impacts decreased divisional operating profit as compared to strong first quarter 2000 levels.

Year Ended December 31, 2000 Compared to Year Ended December 31, 1999

    Net Sales.  Net sales for the year ended December 31, 2000 increased $27.3 million, or 2.6%, to $1,080.6 million from $1,053.3 million for the year ended December 31, 1999. This increase was primarily attributable to an increase in net sales from our egg products division of $16.7 million and an increase in net sales from our refrigerated distribution division of $10.8 million, partially offset by reduced net sales of $3.5 million from our dairy products division.

      Egg Products Division Sales.  Egg products division sales for the year ended December 31, 2000 increased $16.7 million, or 2.7%, to $637.4 million from $620.7 million for the year ended December 31, 1999. The increase was primarily attributable to a 6.5% unit sales growth for all higher value-added products, such as extended shelf-life liquid, pre-cooked, hardcooked and low/no cholesterol liquid eggs. This sales growth more than offset price declines on certain products, including frozen and dried eggs, and managed volume declines in two industrial ingredient products, short shelf-life liquid and frozen eggs, due to our voluntary rationalization of unprofitable volume as a result of the adverse pricing environment. Sales of higher value-added egg products represented approximately 60% of the egg product division's sales in 2000, up from 58% in 1999.

      Potato Products Division Sales.  Potato products division sales for the year ended December 31, 2000 increased $3.3 million, or 5.9%, to $60.7 million from $57.4 million for the year ended December 31, 1999. This increase was primarily attributable to a strong unit sales growth for retail refrigerated potato products, which increased 12% from 1999. Sales to new customers, growth in sales to existing customers and new product introductions also contributed to the increase in sales.

      Dairy Products Division Sales.  Dairy products division sales for the year ended December 31, 2000 decreased by $3.5 million, or (2.4)%, to $141.4 million from $144.9 million for the year ended December 31, 1999. This decrease was primarily attributable to lower unit sales volumes for certain packaged mixes and the loss of its industrial ingredient customer in late 1999 as a result of problems related to the product recall, which accounted for approximately $15 million of our sales in 1999. These declines were offset by increased volumes as a result of our acquisition of a Connecticut dairy facility in May 1999, continued growth in non-refrigerated dairy creamers as a result of product line extensions, customer additions and a recovery in cartoned specialty products one year after our recall in 1999.

      Refrigerated Distribution Division Sales.  Refrigerated distribution division sales for the year ended December 31, 2000 increased $10.8 million, or 4.7%, to $241.1 million from $230.3 million for the year ended December 31, 1999. This increase was primarily attributable to strong unit sales growth in cheese, which increased 10.9% from 1999, and butter, which increased 15.1% from 1999. Strong volume growth resulted from sales to new customers, particularly in new territories, promotional activity and increased consumer advertising.

    Gross Profit.  Gross profit for the year ended December 31, 2000 decreased $1.5 million, or approximately (0.8)%, to $191.5 million from $193.0 million for the year ended December 31, 1999. Our gross profit margin was 17.7% of net sales for 2000, as compared to 18.3% of net sales for 1999. The decrease in gross profit was mainly attributable to a $14.9 million decrease in gross profit from lower value-added egg products resulting from a decrease in margins described above and $0.8 million from the loss of the dairy product division's major industrial dairy mix customer in late 1999, partially offset by increased gross profit from our higher value-added egg products, refrigerated case items and specialty potato products.

    Selling, General and Administrative Expenses.  Selling, general and administrative expenses for the year ended December 31, 2000 decreased $2.0 million, or (1.9)%, to $104.7 million from $106.7 million for the year ended December 31, 1999. Selling, general and administrative expenses declined as a percent of sales in 2000, as compared to the results in 1999. Expenses decreased due to reductions in costs associated with our information systems upgrade project, the majority of which was completed in the third quarter of 2000, as compared to peak expense levels on this project in 1999 and reduced payments under our executive incentive plan from 1999 levels. We also benefited from effective expense controls in other areas of our business and the favorable impact of reduced egg products royalty payments arising from a renegotiation of these payments in exchange for the assumption by us of certain administrative expenses, including any expenses related to litigation or other disputes in connection with some of the patents that we license. These benefits more than offset increases in bad debt expenses resulting from a foodservice distributor's bankruptcy filing and additional marketing efforts.

    Operating Profit.  Operating profit for the year ended December 31, 2000 increased $0.5 million, or approximately 0.6%, to $86.8 million from $86.3 million for the year ended December 31, 1999. This increase is primarily attributable to increased operating profits in our potato products and refrigerated distribution divisions, which were partially offset by a decline in operating profits of our egg products and dairy products divisions.

      Egg Products Division Operating Profit.  Egg products division operating profit for the year ended December 31, 2000 decreased $5.8 million, or (8.0)%, to $67.7 million from $73.5 million for the year ended December 31, 1999. Operating profit for our higher value-added egg products increased by $6.2 million, or 10.4%, from 1999, while operating profit from our other egg products declined by 98% to approximately break-even levels. As discussed above, operating profits for our industrial ingredient egg products declined by $14.0 million in 2000 as a result of a decrease in margins. The operating profit for the entire egg products division was impacted by a $4.6 million increase in depreciation as a result of substantial capital expenditures made throughout the division in 1999.

      Potato Products Division Operating Profit.  Potato products division operating profit for the year ended December 31, 2000 increased $0.9 million, or 13.3%, to $7.7 million from $6.8 million for the year ended December 31, 1999. This increase reflects benefits from volume growth and continuing improvements in plant operations, which were partially offset by increased marketing spending.

      Dairy Products Division Operating Profit.  Dairy products division operating profit for the year ended December 31, 2000 decreased $2.5 million, or (64.7)%, to $1.3 million from $3.8 million for the year ended December 31, 1999. Divisional operating profit declined in 2000 as a result of the loss of its major industrial customer, increased bad debt expenses resulting from a foodservice distributor's bankruptcy filing, higher overhead expenses, continued above average operating expenses as a result of the product recall in 1999 and increased amortization related to the acquisition of a dairy facility in Connecticut.

      Refrigerated Distribution Division Operating Profit.  Refrigerated distribution division operating profit for the year ended December 31, 2000 increased $5.3 million, or 50.1%, to $16.0 million from $10.7 million for the year ended December 31, 1999. Strong unit sales growth, along with a reduction in cheese supply costs without a commensurate reduction in selling prices, resulted in increases in margins during 2000.

Year Ended December 31, 1999 Compared to Year Ended December 31, 1998

    Net Sales.  Net sales for the year ended December 31, 1999 increased $32.8 million, or 3.2%, to $1,053.3 million from $1,020.5 million for the year ended December 31, 1998. The increase was attributable to sales growth across our four operating divisions.

      Egg Products Division Sales.  Egg products division sales for the year ended December 31, 1999 increased $13.0 million, or 2.1%, to $620.7 million from $607.7 million for the year ended December 31, 1998. The increase was primarily attributable to sales in higher value-added product lines, such as pre-cooked patties and omelets, which increased 5.1% from 1998, and sales of our other egg products, such as dried eggs, which increased 1.5% from 1998. Sales of higher value-added egg products represented approximately 58% of the egg product division's sales in 1999, compared to approximately 57% in 1998.

      Potato Products Division Sales.  Potato products division sales for the year ended December 31, 1999 increased $5.0 million, or 9.6%, to $57.4 million from $52.4 million for the year ended December 31, 1998. This increase was primarily attributable to higher unit sales in 1999 compared to 1998. Foodservice unit sales were particularly strong in 1999, up 7.5% from 1998, with mashed potatoes, which showed significant sales increases, and new foodservice products contributing to the sales increase. Sales volume for retail items also increased in 1999, up 10.2% from 1998.

      Dairy Products Division Sales.  Dairy products division sales for the year ended December 31, 1999 increased by $6.0 million, or 4.3%, to $144.9 million from $138.9 million for the year ended December 31, 1998. This increase was primarily attributable to the acquisition of a Connecticut dairy facility in May 1999 and sales growth in non-refrigerated dairy creamers, partially offset by the loss of its major industrial customer at the beginning of the fourth quarter of 1999 and lower milk product sales as a result of the product recall in early 1999.

      Refrigerated Distribution Division Sales.  Refrigerated distribution division sales for the year ended December 31, 1999 increased $8.7 million, or 3.9%, to $230.3 million from $221.6 million for the year ended December 31, 1998. This increase was primarily attributable to strong unit sales growth in cheese products, which increased 12.0% from 1998, and butter, which increased 9.0% from 1998. Strong volume growth resulted from new customers, promotional activity and increased consumer advertising.

    Gross Profit.  Gross profit for the year ended December 31, 1999 increased $19.9 million, or 11.5%, to $193.0 million from $173.1 million for the year ended December 31, 1998. Our gross profit margin was 18.3% of net sales in 1999, as compared to 17.0% of net sales in 1998. The increase in gross profit margin in 1999 was attributable to a greater proportion of value-added product sales as discussed above, which have higher margins relative to our total net sales, reduced feed and egg costs due to declines in the market prices of these raw materials and a decrease in potato products processing costs.

    Selling, General and Administrative Expenses.  Selling, general and administrative expenses for the year ended December 31, 1999 increased $13.2 million, or 14.0%, to $106.7 million from $93.5 million for the year ended December 31, 1998. Selling, general and administrative expenses were 10.1% of net sales in 1999, as compared to 9.2% of net sales in 1998. The increase was attributable to, among other factors, increased marketing costs, expenses related to company-wide information systems upgrades and increased incentive compensation accruals due, in part, to broadened employee participation in our incentive plans.

    Operating Profit.  Operating profit for the year ended December 31, 1999 increased $6.7 million, or 8.5%, to $86.3 million from $79.6 million for the year ended December 31, 1998. This increase is primarily attributable to increased operating profits in our egg products, potato products and refrigerated distribution divisions, which were partially offset by a decline in operating profit from our dairy products division.

      Egg Products Division Operating Profit.  Egg products division operating profit for the year ended December 31, 1999 increased $4.2 million, or 6.1%, to $73.5 million from $69.3 million for the year ended December 31, 1998. Increased sales of value-added egg products and higher margins for our other egg products accounted for most of this operating profit increase.

      Potato Products Division Operating Profit.  Potato products division operating profit for the year ended December 31, 1999 increased $2.9 million, or 73.5%, to $6.8 million from $3.9 million for the year ended December 31, 1998. Significant sales growth, improved plant operations resulting in lower processing costs, and a reduction in retail returns contributed to earnings growth in this division.

      Dairy Products Division Operating Profit.  Dairy products division operating profit for the year ended December 31, 1999 decreased $2.9 million, or (44.4)%, to $3.8 million from $6.7 million for the year ended December 31, 1998. Operating profit margins were lower in 1999 than 1998 as a result of costs and reduced sales related to a product recall early in the year, the loss of its major industrial customer late in the year, and inefficiencies in plant operations, partially offset by the acquisition of a Connecticut dairy facility in May 1999.

      Refrigerated Distribution Division Operating Profit.  Refrigerated distribution division operating profit for the year ended December 31, 1999 increased $3.4 million, or 46.2%, to $10.7 million from $7.3 million for the year ended December 31, 1998. The combination of volume growth, more effective expense controls and a reduction in product costs, as compared to 1998 levels, resulted in increases in profit margin in 1999.

Seasonality

    Consolidated quarterly operating results are affected by the seasonality of our net sales and operating profits. Specifically, shell egg prices typically rise seasonally in the first and fourth quarters of the year due to increased demand during holiday periods. Consequently, net sales in our egg products division increase in the fourth quarter. Generally, our refrigerated distribution division has higher net sales and operating profits in the fourth quarter, coinciding with incremental consumer demand during the holiday season. Net sales and operating profits from our dairy products division typically are significantly higher in the second and our third quarters due to increased consumption of ice cream products during the summer months. Operating profits from our potato products division are less seasonal, but tend to be higher in the second half of the year coinciding with the potato harvest.

Liquidity and Capital Resources

    Cash flow provided by operating activities was $69.1 million, $107.7 million and $68.9 million for the years ended December 31, 2000, 1999 and 1998, respectively. The decrease in cash flow provided by operating activities from 1999 to 2000 was due principally to an increase in working capital. The increase in cash flow provided by operating activities from 1998 to 1999 was due to increases in net earnings and depreciation, plus a decrease in working capital.

    We invested approximately $37 million in capital expenditures during the year ended December 31, 2000. We invested approximately $74 million in capital expenditures in 1999 and approximately $65 million in 1998. Capital expenditures during 2000 were mainly related to expanding capacity for our value-added products, especially dairy products. We also devoted significant capital to further implement an enterprise resource planning software system. In 2000, we purchased substantially all of the assets of Ingredient Supply LLC, a hardcooked egg products processor for approximately $2 million and agreed to lease the building it occupied. In 1999, we acquired a dairy products facility in Connecticut through a combination of a long-term lease commitment, a non-compete agreement and the purchase of certain assets for approximately $5.7 million in cash at the closing, with an ongoing obligation to pay $2.4 million per year until May 2003. In addition, we invested approximately $10 million in three foreign egg products joint ventures in 1999. We did not complete any acquisitions in 1998. Capital expenditures in 2000, 1999 and 1998 were funded from cash flow from operations and borrowings under our existing credit facility. We plan to spend approximately $48 million in total capital expenditures for 2001, which will be used to maintain our existing production facilities and to expand production capacity for value-added products, such as non-refrigerated dairy creamers, extended shelf-life liquid eggs and hardcooked eggs. We expect to fund such spending from operating cash flow and bank borrowings.

    Acquisitions and capital expenditures have been, and will likely continue to be, a significant capital requirement. In recent years we have undertaken a higher than normal number of capital projects to increase our productivity, as described above. Historically, we have financed our cash needs principally from internally generated funds, bank borrowings, issuance of senior debt and the sale of our common stock. We believe that these financing alternatives will continue to meet our anticipated needs, although the sale of common stock is not expected to be a financing tool over the next several years.

    We had two unsecured lines of credit for $80.0 million and $20.0 million with our principal banks, which were repaid in full at the closing of the acquisition. As of December 31, 2000, $65.5 million was outstanding under these lines of credit.

    In July 1998, our board of directors authorized the purchase of up to 2,000,000 shares of our common stock on the open market or in privately negotiated transactions. In February 2000, the board authorized the purchase of up to an additional 2,000,000 shares of common stock on the open market or in privately negotiated transactions. In May 2000, the board authorized the purchase of up to an additional 500,000 shares. In 1998, we repurchased 982,700 shares of our common stock for an aggregate purchase price of $24.1 million. In 1999, we repurchased 920,100 shares of our common stock for an aggregate purchase price of $18.9 million. In 2000, we repurchased 2,109,400 shares of our common stock for an aggregate purchase price of $46.1 million.

    The senior credit facility we entered into in connection with the acquisition currently consists of a $100.0 million term loan, a $270.0 million term loan and a $100.0 million revolving credit facility. For more information, see "Description of Senior Credit Facility." We used the net proceeds from the term loans to consummate the acquisition. We expect to use the revolving credit facility primarily to fund our future working capital needs. At April 1, 2001, the date the acquisition was consummated for financial reporting purposes, approximately $24.0 million was outstanding under the revolving credit facility.

    The senior credit facility contains various restrictive covenants. It prohibits us from prepaying other indebtedness, including the notes, and it requires us to maintain specified financial ratios, such as a minimum ratio of EBITDA to interest expense, a minimum fixed charge coverage ratio and a maximum ratio of total debt to EBITDA, and satisfy financial condition tests. In addition, the senior credit facility prohibits us from declaring or paying any dividends and prohibits us from making any payments with respect to the notes if we fail to perform our obligations under, or fail to meet the conditions of, the senior credit facility or if payment creates a default under the senior credit facility. For more information, see "Description of Senior Credit Facility," "Description of Notes" and "Risk Factors."

    The indenture governing the notes, among other things, (a) restricts the ability of the issuer and its subsidiaries, including the guarantors of the notes, to incur additional indebtedness, issue shares of preferred stock, incur liens, pay dividends or make certain other restricted payments and enter into certain transactions with affiliates, (b) prohibits certain restrictions on the ability of certain of the issuer's subsidiaries, including the guarantors of the notes, to pay dividends or make certain payments to the issuer and (c) places restrictions on the ability of the issuer and its subsidiaries, including the guarantors of the notes, to merge or consolidate with any other person or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of the assets of the issuer. The indenture related to these notes and the senior credit facility also contain various covenants which limit our discretion in the operation of our businesses.

    Our principal sources of funds are anticipated to be cash flows from operating activities and borrowings under our senior credit facility. We believe that these funds will provide us with sufficient liquidity and capital resources for us to meet our current and future financial obligations, as well as to provide funds for our working capital, capital expenditures and other needs for at least the next 12 months. No assurance can be given, however, that this will be the case. We may require additional equity or debt financing to meet our working capital requirements or to fund our acquisition activities, if any. There can be no assurance that additional financing will be available when required or, if available, will be on terms satisfactory to us.

Market Risk

Commodity Hedging

    We are exposed to cash flow and earnings market risk from certain changes in grain prices, primarily corn and soybean meal, relative to the cost to feed our approximately 14 million hens and prices under our grain-based egg procurement contracts. To reduce this risk, we utilize derivative commodity instruments, principally futures contracts. The following table is a sensitivity analysis that estimates our exposure to market risk associated with these futures contracts. The notional value of our monthly commodity position represents the notional value of the corn and soybean meal futures contracts for the year ended December 31, 2000. Market risk is estimated as the potential loss in fair value resulting from a hypothetical 10% adverse change in commodity prices (amounts in thousands).

	Notional Value	Market Risk
Corn futures contracts:
Highest position	$25,679	$2,568
Lowest position	9,784	978
Average position	16,387	1,639
Soybean meal futures contracts:
Highest position	$18,099	$1,810
Lowest position	1,566	157
Average position	6,275	628

Interest Rates

    We are exposed to changes in interest rates. The senior credit facility we entered into in connection with the acquisition will be variable rate debt. Interest rate changes therefore generally do not affect the market value of such debt but do impact the amount of our interest payments and, therefore, our future earnings and cash flows, assuming other factors are held constant. Conversely, for fixed rate debt, interest rate changes do not impact future cash flows and earnings, but do impact the fair market value of such debt, assuming other factors are held constant. At April 1, 2001, the date the acquisition was consummated for financial reporting purposes, we had variable rate debt of approximately $394.0 million outstanding. Holding other variables constant, including levels of indebtedness, a one percentage point increase in interest rates would have had an estimated impact on pre-tax earnings and cash flows for a twelve month period of approximately $3.9 million.

Inflation

    Inflation is not expected to have a significant impact on our business, financial condition or results of operations. We generally have been able to offset the impact of inflation through a combination of productivity improvements and price increases.

BUSINESS

Overview

    Michael Foods, Inc. is a diversified producer and distributor of specialty egg, potato and dairy products to the foodservice, retail and industrial ingredient markets. We also distribute refrigerated grocery items, primarily cheese and other dairy products, to the retail grocery market in the central United States. Our largest operating division, egg products, is the largest producer of processed egg products in the United States, and we believe it is three times larger than its next largest competitor. We estimate that we have a 60% share of the higher value-added segment of the United States processed egg market, which includes extended shelf-life liquid eggs, pre-cooked egg patties and omelets, low/no cholesterol liquid eggs and hardcooked eggs. Since 1997, we have grown volumes of higher value-added egg products at more than twice the industry growth rate for egg consumption. We process over one billion pounds of egg products annually through our fully-integrated national operations and believe we are the lowest cost producer of processed egg products in the United States.

    As the market leader for processed eggs, we have benefited from the consistent growth in the demand for eggs over the last decade. We have further benefited from our ability to capitalize on favorable consumer and food industry trends by introducing new, higher value-added egg products, which have helped us to improve our egg products operating profit margin from 3.3% in 1992 to 10.4% in 2000, while also growing our sales both organically and through acquisitions. For the three months ended March 31, 2001, we generated net sales and EBITDA of $275.6 million and $31.7 million, respectively, and for the year ended December 31, 2000, we generated net sales and EBITDA of $1,080.6 million and $134.8 million, respectively.

    We offer our customers a wide range of products within our food categories. Our strategy within those categories is to focus on higher-margin specialty segments that are growing at a higher rate than their respective food category, such as extended shelf-life liquid eggs, pre-cooked egg products, refrigerated potato products and non-refrigerated dairy creamers. We also seek to develop and market products that address key food industry concerns including food safety, convenience, product quality and consistency, and labor and waste reduction. Our products are primarily sold through long-standing preferred supplier relationships with major foodservice distributors and national restaurant chains.     The following charts set forth the net sales and operating profit of our four divisions for the year ended December 31, 2000.

    Egg Products:  We believe the egg products division is the largest producer and supplier of processed egg products in the United States. Our higher-margin specialty products include extended shelf-life liquid eggs, pre-cooked egg patties and omelets, low/no cholesterol liquid egg products and hardcooked eggs. Within this higher value-added segment of the processed egg market, we have an estimated 60% market share in the United States. We are also the leader in producing frozen, dried and short shelf-life liquid egg products. Our foodservice brands include Table Ready and Easy Eggs, and our retail brands include Better 'n Eggs and All Whites. The egg products division's major customers include leading foodservice distributors, such as Sysco Corporation and Alliant Foodservice, Inc., national restaurant chains, such as Burger King Corporation and IHOP Corp. (International House of Pancakes), and major industrial ingredient customers, such as The Pillsbury Company and Unilever Bestfoods. For the year ended December 31, 2000, the egg products division represented approximately 59.0% of our net sales and 73.0% of our operating profit.

    Potato Products:  We believe the potato products division is the largest processor and distributor in the United States of a wide variety of refrigerated potato products sold to the retail grocery and foodservice markets. Our potato products principally consist of hash browns and mashed potatoes, and also include sliced, wedged and diced potatoes. Refrigerated potato products can be distinguished from the more commodity-like frozen potato products by their freshness, taste and convenience. As a result, the products are generally able to command higher prices and superior margins. We believe we were the first to introduce nationally branded refrigerated potato products in the late 1980s, and we have grown our sales volume in this market at a compounded annual growth rate of 10% since 1992. We are the national market leader in refrigerated potato products with an estimated 55% market share in the foodservice segment, principally under the Northern Star and Farm Fresh brands, and an estimated 57% market share in the retail grocery segment, under the Simply Potatoes and Diner's Choice brands. The potato products division's largest customers include major foodservice distributors, such as Sysco and U.S. Foodservice, Inc., and major retail grocery store chains, such as Publix and Food Lion. For the year ended December 31, 2000, the potato products division represented approximately 5.6% of our net sales and 8.3% of our operating profit.

    Dairy Products:  The dairy products division is a leading producer and marketer of dairy mixes, including soft serve ice cream and milkshake mix, and specialty processed dairy products to quick service restaurant chains and foodservice distributors. Our dairy products division is increasingly focusing on higher-margin products, including extended shelf-life non-refrigerated creamers and specialty cartoned dairy products, such as soy milk and whipping cream. Our dairy products are sold under the 70 year-old Kohler brand name and under our customers' private label brands to quick service restaurant customers, including McDonald's Corporation, Burger King and Sonic Corporation, and foodservice distributors, including Sysco and Alliant Foodservice. For the year ended December 31, 2000, the dairy products division represented approximately 13.1% of our net sales and 1.4% of our operating profit.

    Refrigerated Distribution:  The refrigerated distribution division is a distributor of over 400 branded and private label refrigerator case items to retailers and wholesale warehouses in 30 states. The refrigerated distribution division's principal product is its Crystal Farms branded cheese, which has a strong presence in the upper midwest region of the United States and the largest market share for branded cheese in Minnesota. Crystal Farms branded cheese generated approximately $122.0 million of net sales in 2000. This division also distributes shell eggs, bagels, butter, margarine, and refrigerated potato and other products. The refrigerated distribution division's largest customers include major grocery retailers, such as SUPERVALU Inc. and Cub Foods. For the year ended December 31, 2000, the refrigerated distribution division represented approximately 22.3% of our net sales and 17.3% of our operating profit.

Industry Trends

    We believe that our egg, potato and dairy products divisions are well positioned to capitalize on the continued growth of the foodservice industry, which is being driven by an increase in food consumption away from the home. We also believe that the egg products division will benefit from several additional trends, including continued increases in processed egg consumption. Our business is influenced by the following industry trends:

    Growth in Foodservice.  According to the USDA, purchases of food prepared away from home in the United States have grown from 26% of total food purchases in 1960 to 47.5% of purchases in 2000 and are expected to rise to approximately 50% by 2005. Foodservice sales have increased due to various demographic changes, including the increases in personal disposable income, single parent households and dual income families. This growth in foodservice sales is expected to continue to lead to increased demand for processed food products. Additionally, we believe that the focus of the foodservice industry on increasing product safety, reducing preparation costs and outsourcing more of the food preparation process complements our product portfolio and new product development efforts.

    Consolidation in Foodservice Channel.  Leading foodservice distributors continue to consolidate the foodservice industry in an effort to improve and broaden their product offerings, competitiveness and profitability. For example, according to ID Magazine, a foodservice industry publication, the top 20 foodservice distributors have increased their share of total industry sales from 22.5% in 1991 to 34.6% in 1999. As foodservice distributors consolidate, we believe they will increasingly migrate to national suppliers that have broad product lines and extensive service capabilities to meet both the scale and the scope of their operational requirements.

    Growth in Per Capita Egg Consumption.  Per capita egg consumption has been generally increasing for the last ten years due to a shift in consumer perceptions regarding the health attributes of eggs as well as new applications for eggs. According to the USDA, per capita egg consumption has increased from 234 eggs per person in 1991 to an estimated 259 eggs per person in 2000. The USDA also projects that per capita egg consumption will grow to 264 eggs per person by 2005 and to 269 eggs per person by 2010.

    Growth in Higher Value-Added Processed Egg Products.  The growth in food consumption away from home and the development of new egg products has resulted in an increase in the production and consumption of processed egg products. According to the USDA, approximately 30.4% of all eggs consumed in the United States in 2000 were processed, up from approximately 21.5% in 1990. Requirements of the foodservice industry for food safety and concerns regarding product quality, consistency and convenience have further increased the consumption of such higher value-added egg products such as extended shelf-life liquid eggs and pre-cooked eggs.

Competitive Strengths

    We believe we are able to compete favorably in our markets due to the following competitive strengths:

    Extensive Portfolio of Specialty and Branded Products with Leading Regional and National Market Positions. We specialize in the development, production and distribution of specialty food products that address many of the needs of the foodservice industry. Our success in developing new and innovative products has resulted in a broad portfolio of strong market positions and leading brands, as shown in the table below.

Division	Specialty Products	Estimated Market Position(1)	Key Brands
Egg Products	Extended shelf-life liquid eggs Pre-cooked eggs Low/no cholesterol liquid eggs Hardcooked eggs	•#1 U.S. market share of processed egg products
•#1 U.S. market share for extended shelf-life liquid egg products
•#1 U.S. market share of pre-cooked eggs
•#2 U.S. market share in low/no cholesterol liquid eggs
		•#1 U.S. market share of hardcooked eggs	Easy Eggs, Table Ready, MGW, Papetti's, Better 'n Eggs, All Whites
Potato Products	Refrigerated potato products	•#1 U.S. market share in foodservice •#1 U.S. market share in retail	Northern Star, Farm Fresh, Simply Potatoes, Diner's Choice
Dairy Products	Extended shelf-life and non- refrigerated creamers Ultra-high temperature dairy mixes	•Strong niche position in non-refrigerated dairy creamers •Leading regional position in dairy mixes to McDonald's, Burger King and Sonic	Kohler
Refrigerated Distribution	Processed and wrapped cheeses	•Strong regional market share •#1 market share in Minnesota	Crystal Farms

(1)
Market share data is derived primarily from our own estimates, which are based on information obtained from customers, distributors and suppliers.

    Long-Standing Customer Relationships.  Our quality products, production capability, focus on service and delivery, and customer driven product development have helped us to build and retain a strong and diverse customer base. We have long-standing preferred supplier relationships with every major broad-line foodservice distributor, serving as their leading supplier of egg products. In addition, we have long-standing relationships with most national restaurant chains that serve breakfast, major industrial ingredient companies and major retail grocery store chains. Our average length of relationship with our top ten egg products, potato products and dairy products customers is 17 years, 15 years and nine years, respectively. In addition, we have experienced very little turnover among our top foodservice customers in each of our divisions. We believe this low turnover is the result, in part, of being one of the only producers capable of supplying sufficient quantities of egg products to serve as the preferred supplier for more than one of the major national foodservice distributors. Further, we are also able to meet their demand for refrigerated potato and dairy products. We have received numerous supplier awards, including the UniPro Vendor of the Year in 2000, the Gordons Foodservice Supplier of the Year in 2000 and, for each of the last six years, the Sysco Corporation Top 100.

    Large Scale Operator with Efficient Manufacturing Operations.  We process over one billion pounds of eggs annually. We believe our significant annual volume combined with our diversified egg procurement and highly automated manufacturing facilities provides us with a cost advantage in the marketplace. Over the last four years, we have invested approximately $217 million in capital expenditures. Of this amount, approximately $115 million was used for growth investments to expand our manufacturing capacity for value-added egg products, as well as to upgrade our dairy and potato operations, improve and expand our distribution centers and install a new company-wide management information system. These investments include the installation of new pre-cooked egg production lines, a new dried egg facility, automatic packaging equipment and quality control systems. Additionally, our diverse geographic presence, with core manufacturing facilities in the midwest and eastern United States, allows us to serve customers cost effectively throughout the United States. We believe that our operational scale, product breadth and geographic scope make us an important strategic partner for foodservice distributors, major restaurant chains and industrial ingredient companies.

    Industry Leading Product Development Capability.  We believe that innovation and product development continue to distinguish us from our competitors, and help us earn attractive margins for our specialty products. Our research and development staffs work closely with current and prospective customers to create and commercialize customized specialty food products. Over the last two years we have introduced both independently and in conjunction with our customers several new products and line extensions. Products currently being test marketed include pre-cooked puffed egg patties, in-shell pasteurized eggs, breakfast twists, slush drink mixes and refrigerated french fries with several more products currently under development and in test markets.

    Strong, Proven Management Team With Significant Equity Interest.  We have an experienced and successful senior management team that has an average of over 20 years of food industry experience. The management team is headed by Gregg Ostrander, who has been our president and chief executive officer since 1994 and has 26 years of food industry experience, including management positions with Beatrice Foods Company and Armour Swift-Eckrich, a division of ConAgra Foods Inc. Our management team has a strong track record of product innovation and successful acquisitions, most notably the acquisition of Papetti's Hygrade Egg Products in 1997. Furthermore, our management's commitment to the business is evidenced by their rollover equity investment in our company of approximately $10.0 million, representing over 70% of their available proceeds from the acquisition.

Business Strategy

    Our strategy has enabled us to capitalize upon key industry trends, specifically the increases in both food prepared away from the home and the consumption of further-processed eggs. The primary components of our business strategy include the following:

    Move Customers Up the "Value Chain."  While we offer a variety of food products with different levels of processing, we seek to continually transition our customers from lower value-added products to higher value-added, higher-margin products that offer improved food safety, reduced labor and waste, and improved product quality and consistency. For example, in 1989 we worked with Burger King to help them transition from shell eggs to extended shelf-life liquid eggs and then, in 1998, to higher value-added pre-cooked egg patties. We believe this transition has reduced Burger King's waste and labor costs and has improved product consistency nationwide. We believe there are significant benefits to our customers from transitioning them to higher value-added products, and we expect this trend to continue. In addition, we are actively encouraging and assisting current and prospective customers who may wish to enter into, or expand their presence in, the profitable foodservice breakfast segment. For example, Dunkin' Donuts and Sonic are using our pre-cooked egg products as part of their evolving breakfast strategies.

    Capitalize On Growth Opportunities in Potato Products, Dairy Products and Refrigerated Distribution Divisions.  We believe that significant growth opportunities exist in our potato products, dairy products and refrigerated distribution divisions. Our branded retail refrigerated potato products have grown at an average rate of 10% during the last eight years without significant consumer marketing. In late 2000, we invested approximately $1.0 million in consumer advertising in the Tampa Bay and Cincinnati metropolitan areas. These marketing initiatives have resulted in significant sales volume increases in these markets. Based on the success of these marketing efforts, we are increasing our consumer spending by another $1.0 million in 2001 for additional test markets. We expect that higher levels of marketing activity will increase revenues and expand profitability as consumer awareness of our retail refrigerated potato products grows.

    After investing significant time and capital improving our dairy operations, including adding a new management team, modernizing manufacturing operations and upgrading our quality control procedures, our dairy products division is resuming an aggressive sales and marketing program. The focus of our efforts will be to continue the growth of our non-refrigerated dairy creamer business, as well as expand our sales of specialty cartoned products, such as soy-based milk and whipping cream.

    Finally, we intend to expand our geographic reach and increase existing market penetration for our Crystal Farms branded cheese, while introducing new products and line extensions under the Crystal Farms label. Based on our success in the central United States, we believe there are significant opportunities to grow the sales of our refrigerated distribution division.

    Integrate Our Egg Operations.  Due to contractual arrangements and strategic and personnel considerations, we have only recently begun to fully integrate our two egg products operations, M.G. Waldbaum Company and Papetti's Hygrade Egg Products. The first step of this process was completed in early 2000 by combining the management teams of the two operations under Bill Goucher, the president of our egg products division. Mr. Goucher has over 25 years of experience in the food business. We believe that considerable opportunities remain to both increase sales and decrease costs as a result of the further integration of these businesses. These opportunities primarily include the integration and optimization of distribution systems, which until recently have functioned under two separate entities, and the consolidation of the sales forces in order to maintain consistent pricing and relationships with major customers.

    Reduce Commodity Risks.  We have developed a risk management strategy in order to reduce the impact of changes in the prices of our commodity inputs on our operating results. This strategy includes: (i) significantly hedging the grain requirements for our internal egg production and our third-party egg procurement contracts that are based on grain prices; (ii) matching variable priced egg procurement contracts with variable priced selling contracts; (iii) negotiating the ability to raise prices with certain fixed price customers by giving 30 to 60 days notice; and (iv) increasing the percentage of our sales from higher value-added products, as profitability of these higher-margin products is less affected by changes in underlying commodity prices. As a result of our risk management strategy and strong market position, we believe that, subject to a lag period in some cases, we generally have the ability to pass-through a significant portion of our raw material cost increases to our customers. For example, during the fourth quarter of 2000, as wholesale egg prices increased significantly from 15 year lows, we were successful in passing through price increases to many of our egg products customers for whom we had the ability to adjust prices.

    Pursue Attractive Acquisition and Joint Venture Opportunities.  We will continue to evaluate and selectively pursue acquisitions that broaden our technological expertise and expand our product offerings and/or geographic reach to complement our existing businesses. Since 1988, we have completed 16 acquisitions and three joint ventures, including the $106 million acquisition of Papetti's in 1997. The acquisition of Papetti's significantly increased our market share, scale, geographic scope and offerings for our egg products division. With the exception of Papetti's, we have focused in recent years on making small strategic acquisitions. For example, in the past two years, we: (i) acquired a dairy products operation in Connecticut, which increased the geographic coverage of our dairy products division; (ii) acquired Ingredient Supply LLC, which expanded our egg products division's hardcooked eggs product line; and (iii) we invested in foreign egg products joint ventures to expand the geographic coverage of our egg products division and pursue new technologies.

Company Background

    Michael Foods, Inc. was formed in 1987 as a Delaware corporation by the holding company North Star Universal, Inc., a Minnesota corporation, for the purpose of consolidating and focusing North Star Universal's food products operations and facilitating the offer and sale of a portion of the new company's equity to the public. In May 1987, Michael Foods Delaware sold shares of its common stock in an initial public offering.

    North Star Universal, which was founded in 1928, was engaged in various graphics, manufacturing and services businesses in addition to its food processing and distribution business. Its involvement in food processing and distribution originated with the 1977 acquisition of Kohler, which was founded in 1929. In 1984, North Star Universal expanded its food-related activities with the acquisition of Crystal Foods Incorporated. In 1985, North Star Universal acquired Northern Star Co., a processor and distributor of frozen potato products.

    After its formation, Michael Foods Delaware expanded significantly through a series of acquisitions, which included: M.G. Waldbaum Company, a large producer, processor and distributor of shell eggs and egg products; Morning Glory Eggs, Inc., a producer of egg products for the foodservice market; Wisco, a distributor of refrigerator case products; Drallos Potato Co., Inc., a producer of refrigerated potato products; Farm Fresh Foods, Inc., another producer of refrigerated potato products; four small hardcooked egg processors, which expanded Michael Foods' market share of this processed eggs segment; and the institutional refrigerated potato products line of Interstate Food Processing Corp.

    North Star Universal acquired all publicly held shares of Michael Foods Delaware in February 1997 through a reverse merger that involved an exchange by North Star Universal of shares of its common stock for shares of common stock held by the public shareholders of Michael Foods Delaware. Concurrently, North Star Universal contributed all of its non-food processing and distribution assets to a newly formed subsidiary and distributed shares of this newly formed subsidiary to its shareholders. After this distribution, North Star Universal renamed itself Michael Foods, Inc., and Michael Foods Delaware, a wholly owned subsidiary of Michael Foods, Inc., was renamed Michael Foods of Delaware, Inc.

    In February 1997, we completed the acquisition of Papetti's Hygrade Egg Products, a New Jersey-based processed egg products business, which is our most significant acquisition to date. The Papetti's acquisition more than doubled the market share of our egg products division.

    In January 1999, we purchased 25% of Belovo S.A., a Bastogne, Belgium-based egg products producer. A joint venture we formed with Belovo concurrent with the purchase, the Lipid Company S.A., was effectively dissolved in early 2001. As a result of monetary and technology transfers upon terminating the joint venture, our ownership of Belovo has increased to approximately 33%.

    In May 1999, we acquired an ultra-high temperature pasteurization dairy facility in Connecticut. In July 1999, we formed Trilogy Egg Products, Inc., an egg products joint venture in Canada with two partners, Canadian Inovatech, Inc. and the Egg Producers Co-Op Ltd. Trilogy sells specialty egg products in the Canadian foodservice market. In November 2000, we acquired Ingredient Supply, LLC, a hardcooked eggs processor and distributor.

    On April 10, 2001, pursuant to a merger agreement by and among Michael Foods, Inc., M-Foods Holdings, Inc. and its wholly owned subsidiary, Michael Foods Acquisition Corp., we entered into a series of transactions that resulted in Michael Foods becoming a wholly owned subsidiary of M-Foods Holdings, Inc. M-Foods Holdings is a corporation formed by M-Foods Investors, LLC, which is owned by affiliates of Vestar Capital Partners and Goldner Hawn Johnson & Morrison, and certain members of our management and affiliates of the Michael family. For more information, see "The Acquisition."

Egg Products Division

    We believe the egg products division is the largest producer of egg products in the United States with an estimated 45% market share. The division is our largest, and currently consists of the M.G. Waldbaum Company and Papetti's Hygrade Egg Products—two well-recognized names in the industry. We believe our egg products division is the only United States egg products industry participant serving all market channels, the foodservice, retail and industrial ingredient markets, with a comprehensive product line. The egg products division processes over one billion pounds of eggs annually through its integrated facilities. The division focuses on producing higher value-added egg products that we believe are safe, easy to prepare and more consistent in quality.

    Demand for higher value-added egg products in both the retail and foodservice markets has been driven by the following factors:

Food Safety	Processed egg products are pasteurized and quality controlled, which reduces the likelihood of contamination. As a result, foodservice companies and major restaurant chains are choosing processed egg products as a lower-risk alternative to unprocessed eggs.
Labor Reduction/Ease of Use	Processed egg products require less preparation time, reducing labor costs for foodservice companies and increasing convenience for individual purchasers.
Product Quality and Consistency
Foodservice companies and national restaurant chains require consistency of products throughout their operations. Processed egg products, particularly pre-cooked eggs which are produced to distinct specifications, provide foodservice companies and national restaurant chains with a processed egg product that provides a more consistent taste, quality and serving size than shell eggs.
Efficiency/Waste Reduction	Processed eggs reduce the need for disposal of partially used product and have fewer packaging and space requirements.

    Products.  Our higher value-added processed egg products are detailed below:

    Extended shelf-life liquid eggs:  We maintain an estimated 65% market share in the extended shelf-life liquid egg market in the United States. These products are packaged in cartons and bag-in-box packaging principally for use in foodservice markets. We use proprietary ultra-high temperature pasteurization processes to produce our extended shelf-life liquid eggs. These processes produce an egg product that is salmonella and listeria-negative, as defined by federal law, with a refrigerated shelf-life of up to three months. Our extended shelf-life liquid egg products are marketed under the Easy Eggs and Table Ready brand names.

    Pre-cooked eggs:  We are the leader in pre-cooked omelets and egg patties with an approximate 60% market share in the United States. These products are fully-cooked and packaged at the manufacturing facility and then reheated at the point of consumption. Foodservice companies and quick service restaurant chains find these products attractive because they can reduce labor costs and waste, improve consistency and require only a minimal infrastructure investment. We will continue to direct significant production and marketing resources to this product as usage increases.

    Low/no cholesterol eggs:  We believe that we hold the number two market share position in the United States in the niche retail egg substitutes category. These egg products consist primarily of egg whites and are sold to retail grocery stores under the names of Better 'n Eggs and All Whites.

    Hardcooked eggs:  We believe that we have approximately a 60% market share in the hardcooked egg market in the United States. These products are hard-boiled eggs, which are packaged in pails with brine solution or in modified atmosphere packs that are designed to increase both shelf-life and food safety. Hardcooked eggs are sold primarily to foodservice and industrial accounts for use in salads and other dishes.

    In addition, our other egg products include frozen eggs, short shelf-life liquid eggs and dried eggs that we supply in order to provide our customers with a broad range of egg products. We believe we are the leading processor of these types of products. Frozen eggs are used primarily by foodservice and industrial ingredient customers. Short shelf-life liquid eggs are liquid eggs packaged with standard pasteurization and are convenient for industrial ingredient customers, such as bakeries, who will use a large quantity of eggs within a short time period to produce other products. Dried eggs are used primarily by industrial ingredient customers in the production of mayonnaise, salad dressings and baking mixes.

    Customers.  The egg products division has long-standing preferred supplier relationships with a majority of its customers. Our customers include each of the major broad-line foodservice distributors and most national restaurant chains that serve breakfast. As the largest processed egg producer in the industry, we offer our customers a broad product selection, large-scale manufacturing capabilities and specialized service. The egg products division's major customers in each of its market channels include leading foodservice distributors, such as Sysco, Alliant Foodservice and U.S. Foodservice, national restaurant chains, such as Burger King and International House of Pancakes, and major industrial ingredient customers, such as Pillsbury and Unilever Bestfoods.

    The egg products division's supply agreements with its customers typically last one year. These contracts generally stipulate a number of conditions including the types of products to be supplied, volume targets, pricing levels (with weekly, monthly, quarterly or annual revision options), discount options, delivery and other logistical and administrative parameters. The contracts are not "take or pay" contracts and typically can be terminated early without penalty. The strength of the egg products division's customer base is demonstrated by low turnover and the long-standing nature of the relationships, exemplified by an average relationship length of 17 years for its top ten customers. As an example of this type of relationship, the egg products division has a six year preferred supplier contract with U.S. Foodservice in which we supply a substantial majority of its egg products needs. This relationship is over 20 years old. Our volume with U.S. Foodservice grew 13% during 2000 and 14% during 1999.

    Competition.  The egg processing industry is heavily concentrated, especially when compared to the shell egg industry. We believe we account for 45% of the total processed egg products industry, which we believe is three times larger than the market share of our nearest competitor. Sunny Fresh Foods, Inc., a subsidiary of Cargill, Inc., is our largest higher value-added products competitor. We also compete with other egg products processors including Sonstegard, Rose Acre Farms, Inc., Echo Lake Farm Produce, Cutler Egg Products Inc. and ConAgra Foods, Inc.

    Risk Management Strategy.  The primary raw materials used in the production of our egg products are corn, soybean meal, shell eggs and liquid eggs. We purchase corn and soybean meal for our hens, which produce approximately 35% of our egg requirements, and we purchase shell eggs and liquid eggs from third-party suppliers for the remainder of our egg needs. Market conditions could subject corn, soybean meal, shell eggs and liquid eggs to price fluctuations. As these variable raw material costs represent a large percentage of the total costs of our egg products, significant price fluctuations could have an adverse affect on our results of operations.

    We have a risk management strategy, the underlying goal of which is to match as closely as possible our egg purchasing activities with those of our selling activities. This strategy includes:

  •
  directly hedging, through the purchase of futures contracts, a significant portion of the grain requirements for our internal egg production and our third-party egg procurement contracts that are based on grain prices;

  •
  matching the percentage of variable pricing contracts with our variable priced egg procurement contracts, which provides a natural hedge during times of grain and egg price volatility;

  •
  negotiating the ability to raise prices with certain fixed price customers by giving 30 to 60 days notice which allows us to respond to commodity price changes; and

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  increasing the percentage of our sales derived from higher margin value-added products, which we believe are less sensitive to changes in underlying commodity prices.

    As certain of our risk management strategies cannot be implemented immediately following changes in the prices of our commodity inputs, such price volatility can adversely affect our margins in the short-term. However, we believe, subject to a lag period in some cases, our market position and focus on value-added products generally provide us with the ability to pass through a significant portion of the raw material cost increases to our customers. For more information on our risk management strategy, see "Management's Discussion and Analysis of Financial Condition and Results of Operations—General—Commodity Risk Management."

    Sales Dynamics.  We sell our egg products based on a mix of variable, semi-variable and fixed price contracts, of which variable contracts constitute a significant portion. Sales of egg products under variable priced sales contracts are tied to a pricing index, either an Urner-Barry egg market or grain index. Price changes under these sales contracts are based on a formula and generally allow for a pass-through of cost increases. Our semi-variable sales contracts generally allow us to change prices by giving 30 to 60 days notice. These contracts are with major broad-line foodservice distributors who are generally less sensitive to price increases because their customers purchase food products from them on a cost-plus basis. Our fixed price egg products sales contracts generally have durations of up to one year and maturity dates that are generally staggered throughout the year, effectively reducing our commitment to fixed priced contracts. We use fixed price contracts because our large national foodservice customers require fixed pricing in order to manage the prices at which they sell their products.

    Suppliers.  The egg products division produces approximately 35% of its shell egg requirements at multiple internal egg production facilities. A majority of the remainder of the division's egg requirements are purchased under contracts with numerous cooperatives and egg producers at prices primarily derived from grain-based and Urner-Barry market indices. No egg supplier provides more than 5% of the division's egg requirements.

Potato Products Division

    The potato products division produces and distributes refrigerated potato products to the retail, foodservice and industrial ingredient markets. This division's products principally include hash browns and mashed potatoes, but also include sliced and diced potatoes. The potato products division is the national market leader in refrigerated potato products with an estimated 55% market share in the foodservice segment, principally under the Northern Star and Farm Fresh brands, and an estimated 57% market share in the grocery segment under the Simply Potatoes and Diner's Choice brands. Our branded retail refrigerated potato products have grown at a compounded annual growth rate of 10% since 1992. Due to their freshness and quality, refrigerated potatoes are sold at higher prices than frozen potatoes and, according to our consumer studies, have superior taste and texture characteristics. In addition, we use a production process that produces what we believe to be the longest shelf-life potato products in the retail category of 75 days. The shelf-life of our competitors' retail products, however, are advertised as being approximately 45 to 60 days.

    Products.  The potato products division sells refrigerated hash browns, mashed potatoes and diced, sliced and other specialty potato products. These products are marketed under the Northern Star, Farm Fresh and Quality Farms brand names to the foodservice market and the Simply Potatoes and Diner's Choice brand names to the retail market. Northern Star and Simply Potatoes are the division's leading brands in the foodservice and retail channels, respectively. Historically, the Simply Potatoes brand has achieved consistent growth despite minimal advertising expenditures. In late 2000, we invested approximately $1.0 million in consumer advertising in the Tampa Bay and Cincinnati metropolitan areas. These marketing initiatives have resulted in significant sales volume increases in these markets. Based on the success of these marketing efforts, we are increasing our consumer spending by an additional $1.0 million in 2001 for additional test markets.

    Recent growth in the potato products division is the result of several factors, including the growth in specialty potato products and increasing consumer awareness of the refrigerated potato category. For example, mashed potatoes continue to be a popular category in both the retail and foodservice markets, particularly special recipe mashed potatoes, including deluxe mashed (prepared with butter and sour cream), seasoned mashed, red skin garlic mashed and mashed with onion. The potato products division's ability to create such customized mashed potato products has attracted interest from chain restaurants in the foodservice market, such as International House of Pancakes, which use these blends as signature menu items. In addition, we have had success with other products such as special cuts, including thick-sliced russets and red skin wedges, and seasoned hash browns.

    In 1997, we exited the frozen french fry business due to our inability to compete profitably with the larger market participants. This move allowed us to shift our strategic focus to becoming a leading processor and distributor of refrigerated potato products. We have invested significant capital in our Minneapolis facility, including re-designing the plant layout and upgrading the equipment. Since 1997, production yields have continuously improved, labor costs have declined and gross profit per unit has grown at a compounded annual rate of 14%.

    Customers.  The potato products division leverages existing relationships with national foodservice distributor customers of our egg products division. The potato products division's top five customers are also long-standing customers of the egg products division. We provide foodservice distributors the convenience of sourcing many different types of potato and eggs products centrally. The potato products division's largest customers include major foodservice distributors, such as Sysco, U.S. Foodservice and Alliant Foodservice and major retail grocery store chains, such as Publix and Food Lion. These relationships provide a foundation for our refrigerated potato products division and provide potential growth opportunities.

    Competition.  We were the first to introduce nationally branded refrigerated potato products in the late 1980s to the United States' foodservice and retail markets. We are currently the largest processor and distributor by volume in the United States of a broad-line of refrigerated potato products. The potato products division's largest competitor is Reser's Fine Foods, a national producer of refrigerated products. Other competitors are smaller local and regional processors, including I&K Distributors, Inc. and Naturally Potatoes. In the broader potato products category, other large national producers, particularly those that produce frozen potato products, compete indirectly with our potato products division.

    Suppliers.  A high-quality, consistent-cost potato supply is important to the potato products division's profitability. Historically, potato prices have remained relatively stable. A substantial portion of our annual potato requirements are met through contracts with potato producers, with a high percentage of such production coming from irrigated land, allowing for relatively consistent raw material quality. In addition, the potato products division contracts with a geographically diverse supplier group to hedge weather and quality risk. The remaining portion of the potato products division's potato requirements are purchased on the spot market. Potatoes are mainly sourced from Minnesota, North Dakota and Wisconsin, with lesser quantities sourced from California, Idaho, Oregon and Nevada for our west coast processing plant.

Dairy Products Division

    The dairy products division is a leading producer and marketer of dairy mixes and specialty dairy products, principally soft serve ice cream and milkshake mix, pasteurized milk and creamers. Our products are sold under the 70 year-old Kohler brand name and under our customers' private label brands. Our dairy products division sells to domestic quick serve restaurant chains, major foodservice distributors, independent retailers and ice cream manufacturers throughout the United States. This division manufactures soft-serve ultra-high temperature pasteurized mixes that utilize an advanced pasteurization process to produce salmonella and listeria-negative dairy products while maintaining flavor. This extends product shelf-life to 90 to 120 days and, as a result, increases the geographic area to which we can distribute our dairy products. The dairy products division also produces non-refrigerated dairy creamers, the fastest growing and most profitable of our dairy products. We have invested over $15 million during the last two years to upgrade our dairy facilities and add capacity for the high-margin non-refrigerated dairy creamer and specialty cartoned products business. We are now able to produce all of our dairy mixes, cartoned products and dairy creamers in each of our three dairy facilities for customers throughout the United States.

    Products.  The dairy products division currently produces over 100 different product formulations for major quick service restaurants, foodservice and other customers. Such products include ultra-high temperature pasteurized mixes, non-refrigerated dairy creamers and specialty cartoned products, such as whipping cream and soy milk. A majority of our specialty cartoned products are produced under co-packaging arrangements with dairy and other foodservice companies through which we provide the product for a customer's retail brand.

    Customers.  The dairy products division has approximately 325 customers, with approximately 75% of its sales to a group of large regional and national restaurants through distributors, including Burger King, Sonic, McDonald's, Arby's and Dairy Queen. Our customers located throughout much of the central and eastern United States are serviced from facilities in Minnesota, Connecticut and Texas. Sales to major national accounts are typically provided on a cost-plus basis, significantly reducing the division's exposure to fluctuations in commodity milk and dairy ingredient prices.

    Competition.  The division has the leading market share position in soft serve mix sold in Minnesota and Wisconsin and a strong position in the foodservice channel for ultra-high temperature pasteurized soft serve mix and ultra-high temperature fluid milk throughout the central United States. We believe we are also a leading national producer of non-refrigerated dairy creamers. Competition is highly fragmented and most competitors are full-line dairy suppliers focused on a specific region.

    Key competitors include Suiza, Dean Foods, Prairie Farms, West Farm Foods, Milk Products of Alabama, Crowley Foods and Cumberland Dairy. Unlike Michael Foods, most of these competitors offer their own retail branded products in addition to co-packaging products for other customers. We believe that our dairy products division is an attractive partner for companies that may wish to enter into, or expand their presence in, the dairy products market but are reluctant to use established dairy companies that may offer competing brands. In addition, the dairy products division's focus on foodservice mix customers allows it to successfully compete with the regional full service dairies who often lack the scale required to deal with large national accounts.

    Suppliers.  The dairy product division's primary input is milk. The majority of this division's milk needs are filled by local and regional dairy cooperatives. Since the majority of the dairy products division's products are sold on a cost-plus basis, its profitability is not significantly impacted over time by fluctuations in milk and dairy ingredient prices.

Refrigerated Distribution Division

    The refrigerated distribution division is a leading distributor of refrigerator case items to retailers and wholesale warehouses in 30 states, primarily in the central region of the United States. The refrigerated distribution division distributes its own Crystal Farms branded cheese with sales for the year ended December 31, 2000 of over $122.0 million. With a reputation for quality and a market position between national brands such as Kraft and private label brands, Crystal Farms cheese drives this division's sales and profitability.

    The refrigerated distribution division distributes a wide range of refrigerated grocery products primarily on a direct-store-delivery basis, offering customers a high level of service and quality alternatives to nationally branded products. The refrigerated distribution division has strong distribution capabilities with over 400 different refrigerated grocery products in addition to the Crystal Farms cheese products.

    Products.  The refrigerated distribution division offers a broad selection of refrigerated products, which consist principally of cheese, eggs, bagels, butter, margarine, muffins, potato products, juice and ethnic foods, such as corn and flour tortillas. Cheese products are the refrigerated distribution division's most significant entry point with new customers. While most of the division's products are supplied by vendors or our other divisions, the refrigerated distribution division operates a cheese packaging facility in Lake Mills, Wisconsin, which processes and packages various cheese products acquired in bulk from third-party suppliers for its Crystal Farms brand and its private label customers.

    The refrigerated distribution division has historically served as a wholesaler to independent grocery stores and small grocery store chains on a direct-to-store delivery basis and it has more recently experienced success dealing with larger chains and wholesalers through warehouse delivery of goods. The refrigerated distribution division is working with retailers and wholesalers to develop partnerships and to respond to the changing needs of the grocery industry.

    Customers.  The refrigerated distribution division has customer relationships with large grocery store chains that rely on us to deliver a variety of dairy case products in a timely and efficient manner. For the year ended December 31, 2000, the division served approximately 4,300 retail locations, inclusive of stores receiving products through warehouse delivery. SUPERVALU, the grocery industry's largest distributor, is the refrigerated distribution division's largest customer. For the year ended December 31, 2000, sales to warehouse operations of SUPERVALU and SUPERVALU-owned and franchised stores, including Cub Foods Stores, bigg's and Shop 'n Save, accounted for approximately 45% of the refrigerated distribution division's sales. Other principal customers include Fleming, Coborns, Nash Finch Co. and Wal-Mart.

    Competition.  While the division competes with the refrigerated products of larger suppliers such as Beatrice, Kraft, Land O' Lakes and Sargento, we believe that we have successfully positioned Crystal Farms as an alternative mid-priced brand, operating at price points below national brands and above retail store brands. The refrigerated distribution division's emphasis on a high level of service and lower-priced branded products has enabled it to compete effectively with much larger national brand companies. We believe that Crystal Farms branded cheese has an estimated 7% market share in the regions in which it competes and an estimated 50% market share in Minnesota.

    Suppliers.  This division obtains products from a number of different co-packers and, in the case of cheese, purchases the product in bulk and repackages it under the Crystal Farms brand.

Sales, Marketing and Customer Service

    Each of our four divisions has developed a marketing strategy, which emphasizes high product quality and superior customer service. Michael Foods Sales, an internal sales group, coordinates the sales of egg, potato and dairy products, primarily for national and regional accounts, and is supported by a centralized order entry and customer service staff. A group of foodservice brokers is used by Michael Foods Sales to supplement its internal sales efforts. In addition, the egg and potato products divisions use a separate nationwide system of brokers for the retail market. The egg products division also maintains a small sales group which handles certain industrial egg product sales. We employ a small marketing staff, which executes marketing plans in the foodservice market, with additional resources available from outside agencies and consultants as needed.

    The refrigerated distribution division's internal and external sales personnel obtain orders from retail stores which are usually placed no more than one day ahead of the requested delivery date. That division's marketing efforts are primarily focused on in-store and cooperative advertising programs, which are executed with grocers on a market-by-market basis. During 1999 and 2000, Crystal Farms increased its consumer marketing support efforts by using television and in-store programs, with favorable sales volume results. Also, the egg products division has a consumer support program to support various of its egg products which are sold in the retail market.

Proprietary Technologies and Trademarks

    We use a combination of patent, trademark and trade secrets laws to protect the intellectual property for our products. We own proprietary patents, and we have exclusive license agreements for several patents and technologies. In 1988, we entered into an exclusive license agreement to use patented processes developed and owned by North Carolina State University involving the ultra-pasteurization of liquid eggs. The five patents licensed to us under this agreement expire between 2006 and 2010. In addition, as a result of our acquisition of Papetti's, we also acquired an exclusive sublicense to use a patented process for the electro-heating of liquid eggs owned by Raztek Corporation. The patent licensed to us under this sublicense expires in 2005. Our license to use each of these patents will continue until the expiration of the patents. These patented processes produce liquid eggs that are salmonella and listeria-negative, as defined by federal law, and extend the shelf-life of liquid eggs from less than two weeks to over ten weeks.

    We also own an exclusive license to use a patented process, owned and developed by the University of Missouri, to eliminate salmonella from shell eggs. This patent is set to expire in 2016. Our license to use this patent will also continue until the expiration of the patent. We currently use this technology for processing in-shell pasteurized eggs sold through our refrigerated distribution division. We also have acquired licenses to other patents and technology from other third parties, including the University of Nebraska.

    We believe that certain of our other competitors infringe upon some of our patents and the patents licensed to us. Along with North Carolina State University, we have initiated litigation against several processors of competing liquid egg products claiming infringement of the original and subsequent related process patents licensed to us by North Carolina State University with respect to ultra-pasteurized liquid egg production. In 1992, a jury for the United States District Court for the Middle District of Florida found the original patent to be valid and that a processor, Bartow Food Co., willfully and deliberately infringed one of the patents. In another action, the United States District Court for the District of New Jersey found in 1992 and 1993 that Papetti's had infringed certain of the patents and that the licensed patents are valid and enforceable. In 1994, the Court of Appeals for the Federal Circuit upheld this judgment. In 1993, Nulaid Foods, Inc. sought a declaratory judgment that the licensed patents are invalid. This action was subsequently settled, and Nulaid Foods entered into an agreement with us for the sublicense of the patents. In 1996, reissue and reexamination proceedings were initiated by us and our competitors with the U.S. Patent and Trademark Office, or PTO, seeking to determine the scope and validity of some of the patents that we license from North Carolina State University. We have recently received a notice of allowance from the PTO that the claims in the licensed patents are valid and in full force and effect. In 2000, Sunny Fresh Foods, Inc., a division of Cargill, Inc., filed an action seeking declaratory judgment that Sunny Fresh Foods does not infringe upon the licensed patents and that the licensed patents are invalid. For more information, see "—Legal Proceedings."

    Although we actively pursue patent infringement litigation, we do not believe that the expiration of these patents will have a material adverse affect on our business or market share within these product segments because of our strong market position combined with the fact that we believe our largest competitor is currently infringing on this patent.

    The egg products division maintains numerous trademarks and/or trade names for its products, including "Logan Valley," "Wakefield," "Sunny Side Up," "Michael Foods," "Deep Chill," "MGW," "Simply Eggs Brand," "Better `n Eggs," "All Whites," "Chef's Omelet Brand," "Express Eggs," "Quaker State Farms," and "Broke N' Ready." Ultra-pasteurized liquid eggs are marketed using the "Easy Eggs" and "Table Ready" trade names.

    Within the potato products division, Northern Star Co. markets its refrigerated potato products to foodservice customers under a variety of brands, including "Northern Star," "Farm Fresh" and "Quality Farms." The "Simply Potatoes" and "Diner's Choice" brands are used for retail refrigerated products.

    Within the dairy products division, "Kohler" and "Midwest Mix, Inc." are the two primary trade names.

    Refrigerated distribution division products are marketed principally under the "Crystal Farms" trade name.

Government Regulation

    All of our divisions are subject to federal, state and local government regulations relating to grading, quality control, product branding and labeling, waste disposal and other aspects of their operations. Our divisions are also subject to USDA and FDA regulation regarding grading, quality, labeling and sanitary control. The processing plants of our egg products division that break eggs, and some of our other egg processing operations, are subject to continuous on-site USDA inspection. All of our other processing plants are subject to periodic inspections by the USDA, FDA and state regulatory authorities.

    Crystal Farms cheese and butter products and the dairy products division's mix products are affected by milk price supports established by the USDA. The support price serves as an artificial minimum price for these products, which may not be indicative of market conditions that would prevail if such supports were abolished.

    A substantial portion of the egg production operations of our egg products division are located in the State of Nebraska. With certain exceptions, a provision of the Nebraska constitution generally prohibits corporations from engaging in farming or ranching in Nebraska. Although the constitutional provision contains an exemption for agricultural land operated by a corporation for the purpose of raising poultry, the Nebraska Attorney General has, in written opinions, taken the position that facilities devoted primarily to the production of eggs do not fall within such exemption and therefore are subject to the restrictions contained in the constitutional provision. We believe that our egg production facilities in Nebraska are part of integrated facilities for the production, processing and distribution of egg products, and therefore, that any agricultural land presently owned by us in Nebraska is being used for non-farming and non-ranching purposes.

    The constitution empowers the Nebraska Attorney General, or if the Attorney General fails to act, a Nebraska citizen, to obtain a court order to, among other things, force a divestiture of land held in violation of this constitutional provision. If land subject to such a court order is not divested within a two-year period, the constitutional provision directs the court to declare the land escheated, or forfeited, to the State of Nebraska. We are not aware of any proceedings under this 70 year-old constitutional provision pending or threatened against us or any other companies engaging in farming or ranching activities in Nebraska. We believe that we have adequate contingency arrangements in place in the event a determination is made that we engage in farming and/or ranching activities proscribed by the Nebraska constitution. Until the scope of such provision has been clarified by further judicial, legislative, or executive action, there can be no assurance as to the effect, if any, that it may have on our egg products division.

Environmental Regulation

    We are subject to federal, state and local environmental regulations and requirements, including those governing discharges to air and water, the management of hazardous substances, the disposal of solid and hazardous wastes and the remediation of contamination.

    We have an ongoing relationship with an environmental consulting firm who helps us comply with environmental requirements. In addition, a review was conducted by independent environmental consultants in connection with the acquisition, and, as a result, we believe we are currently in material compliance with all environmental regulations and requirements. Nonetheless, as is the case with any business, if we do not fully comply with environmental regulations, or if a release of hazardous substances occurs at or from one of our facilities, we may be subject to penalties and/or held liable for the cost of remedying the condition.

    Many of our facilities discharge wastewater pursuant to wastewater discharge permits. We dispose of our waste from our internal egg production primarily by providing it to farmers for use as fertilizer. We dispose of our solid waste from potato processing by selling the waste to a processor who converts it to animal feed.

    We have made, and will continue to make, expenditures to comply with environmental requirements. We recently upgraded the wastewater treatment system at our Klingerstown, Pennsylvania facility and agreed to pay the city of Lenox, Iowa the cost to construct and operate a wastewater treatment plant used by our facility located there. Although our plants in Klingerstown and Lenox have exceeded their permitted wastewater discharge levels in the past, we believe that these expenditures will reduce the risk of future wastewater violations at these facilities. In addition, we are reviewing the adequacy of our wastewater treatment systems at the egg products division's facilities in Gaylord, Minnesota and Bloomfield, Nebraska and the dairy products division's facility in White Bear Lake, Minnesota. We may elect to upgrade the wastewater controls at these facilities or we may be required to upgrade such controls at these or other facilities in the future. However, we do not anticipate making any material capital expenditures for environmental controls for the foreseeable future.

Facilities

    Corporate.  We maintain leased space for our corporate headquarters, customer service office, sales office and information services group in suburban Minneapolis, Minnesota.

    Egg Products Division.  The following table summarizes information relating to the primary facilities of our egg products division:

Location	Principal Use	Size (square feet)	Owned/Leased
Elizabeth, New Jersey	Processing	75,000	Leased
Elizabeth, New Jersey	Processing	125,000	Leased
Bloomfield, Nebraska	Processing	80,000	Owned
LeSueur, Minnesota	Processing	29,000	Owned
Wakefield, Nebraska	Processing	380,000	Owned
Klingerstown, Pennsylvania	Processing and Distribution	139,000	Leased
Klingerstown, Pennsylvania	Processing and Distribution	19,000	Leased
Lenox, Iowa	Processing and Distribution	143,000	Owned
Gaylord, Minnesota	Processing and Distribution	190,000	Owned
Elizabeth, New Jersey	Sales and Distribution	80,000	Leased
Bloomfield, Nebraska	Egg Production	619,000	Owned
Wakefield, Nebraska	Egg Production	658,000	Owned
LeSueur, Minnesota	Egg Production	345,000	Owned
Gaylord, Minnesota	Egg Production	349,000	Owned
Gaylord, Minnesota	Pullet Houses	130,000	Owned
Wakefield, Nebraska	Pullet Houses	432,000	Owned
Plainview, Nebraska	Pullet Houses	112,000	Owned

The egg products division leases office space for its headquarters, financial and administrative services staff in suburban Minneapolis and owns or leases, primarily for egg production operations, approximately 1,600 acres of land in Nebraska and Minnesota.

    Potato Products Division.  The potato products division owns a processing plant and land located in Minneapolis, Minnesota, consisting of approximately 175,000 square feet of production area. This division leases one building in North Las Vegas, Nevada, consisting in the aggregate of approximately 31,000 square feet.

    Dairy Products Division.  The dairy products division's facilities in White Bear Lake, Minnesota, consist of three owned buildings, with the main plant measuring approximately 95,000 square feet. It also leases a dairy plant in Sulphur Springs, Texas, which is approximately 40,000 square feet, and a dairy plant in Newington, Connecticut, which is approximately 70,000 square feet.

    Refrigerated Distribution Division.  The refrigerated distribution division leases administrative and sales offices in suburban Minneapolis and several small warehouses across the United States. It owns a distribution center located near LeSueur, Minnesota, which is approximately 33,000 square feet. The refrigerated distribution division also owns and operates a 48,200 square foot refrigerated warehouse and a 19,000 square foot cheese packaging facility on a 19 acre site in Lake Mills, Wisconsin.

    The total annual base rent of the facilities described above is approximately $7.4 million. The leases for these facilities have varying length terms ranging from month-to-month to September 2024. We believe that our owned and leased facilities, together with budgeted capital projects in each of our four operating divisions, are adequate to meet anticipated requirements for our current lines of business for the foreseeable future. All of our owned property will be pledged to secure repayment of the new senior credit facility.

Employees

    At March 31, 2001, we had approximately 4,100 employees. Of this total, the egg products division employed approximately 2,750 full-time and 265 part-time employees, none of whom are represented by a union. The potato products division employed approximately 290 persons, approximately 195 of which were represented by the Bakery, Laundry, Allied Sales Drivers and Warehousemen Union, which is affiliated with the Teamsters. The dairy products division employed approximately 220 people, approximately 65 of which were represented by the Milk Drivers and Dairy Employees Union. The refrigerated distribution division employed approximately 460 employees, none of whom are represented by a union. The Michael Foods corporate, sales, distribution and customer service and information systems groups collectively employed approximately 120 people at March 31, 2001.

Legal Proceedings

    Four patents for ultrapasteurizing liquid eggs licensed to us by North Carolina State University were involved in proceedings before the PTO. In 1996, an examiner rejected certain claims under these patents as a result of challenges from competitors. We and North Carolina State University appealed this rejection to the PTO's Board of Patent Appeals and Interferences, or the PTO Board. In September 1999, we and North Carolina State University received a favorable ruling whereby the PTO Board reversed the examiner's rejection of 57 process claims made under the patents. As a result of these proceedings, process claims of all four patents continue to be valid and in full force and effect. We have recently received a notice of allowance from the PTO with regard to new product claims under the fourth patent. The patents will be re-issued once standard allowance fees are paid. In connection with a renegotiation in 1999 of our arrangements with respect to the patents that we license from North Carolina State University, we reduced the license fees we pay in exchange for agreeing to assume 50% of the costs relating to the defense of these patents in proceedings before the PTO and all other civil proceedings.

    On September 13, 2000, Sunny Fresh Foods, Inc., a division of Cargill Inc., filed a declaratory judgment action in the United States District Court for the District of Minnesota requesting the adjudication of the unenforceability and invalidity of those patents exclusively licensed to us by North Carolina State University. We have filed a counter-claim against Sunny Fresh Foods, claiming willful infringement by Sunny Fresh Foods of these patents. This litigation is still in its preliminary stages.

    Macartney Farms, a Canadian company that formerly distributed our egg products to the Canadian market, has filed a complaint against us and our Canadian joint venture Trilogy Egg Products, Inc., seeking $23.7 million (Canadian), or approximately $15.5 million, in damages asserting wrongful termination of its alleged exclusive marketing and distribution rights of Easy Eggs, intentional interference with economic relations, breach of fiduciary duty and recoupment of monies invested for the benefit of Michael Foods. Macartney also seeks an injunction against both Michael Foods and Trilogy from soliciting Macartney's customers. The litigation, which is pending in the Ontario Superior Court in Ottawa, is still in its preliminary stages.

    In addition, we are from time to time party to litigation, administrative proceedings and union grievances that arise in the ordinary course of our business. We do not have pending any litigation that, separately or in the aggregate, would in the opinion of management have a material adverse effect on our results of operations or financial condition.

Food Safety

    We believe that we take extensive precautions to ensure the safety of our products. In addition to routine inspections by state and federal regulatory agencies, including continuous USDA inspection of many facilities, we have instituted quality systems plans in each of our divisions which address such topics as supplier control, ingredient, packaging and product specifications, preventive maintenance, pest control and sanitation. Each of our facilities also has in place a hazard analysis critical control points plan which identifies critical pathways through which contaminants may enter our facilities and mandates control measures that must be used to prevent, eliminate or reduce all relevant foodborne hazards. For example, at facilities in our egg products division, sanitization and pasteurization steps are in place to eliminate the risk of microbial contamination, and workers entering certain facilities must take special hand and foot baths to reduce the risk of product contamination. Each division has also instituted a product recall plan, including lot identifiability and traceability measures, that allows us to act quickly to reduce the risk of consumption of any product of which we suspect a problem.

    Product Recalls.  In February 1999, we evaluated a soured milk complaint from a customer and discovered pathogen presence. Nine cartons tested positive for listeria. As a result, we initiated a recall of approximately five million cartons of milk and related products. Our White Bear Lake, Minnesota, plant was shut down and, in less than two weeks, reopened with oversight by the Minnesota Department of Agriculture and the FDA. In response to the recall, we instituted new operating policies to improve our quality controls and sampling and testing programs to protect against future incidents. We also installed new management in our dairy products division and invested significant capital to upgrade our manufacturing capabilities. Although we are not aware of any reported illnesses as a result of this contamination, our operating results for the dairy products division for 1999 and 2000 were adversely impacted as a result of volume declines and operating inefficiencies associated with the recall. We expect the dairy products division to continue to regain some of the lost volume in 2001.

    A substantial portion of our costs in this matter were covered by either product liability insurance or by our insurance policy covering accidental contamination of product. We settled the only major claim with respect to the product recall for $1.7 million, the majority of which was covered by our insurance policies. At this time, we are not aware of any pending claims related to the product recall. In March 2001, we settled our insurance claim related to this recall and reported a gain of approximately $3.2 million.

    In November 2000, the refrigerated distribution division initiated a recall of 60,000 pounds of two cheese products manufactured by a co-packer due to a possible contamination of listeria. No illnesses were reported with the recall, and the impact on the refrigerated distribution division's sales and earnings was minimal. Our co-packer has agreed to pay all costs associated with the recall. We were the first company to recall the cheese, which had been produced for numerous firms nationally, and through our direct store distribution network we were able to rapidly collect the recalled product.

    We currently maintain product liability insurance in the amount of $100 million and recall insurance in the amount of $30 million.

MANAGEMENT

Directors, Executive Officers and Key Employees

    Michael Foods, Inc. is a wholly owned subsidiary of M-Foods Holdings, Inc., a corporation owned by M-Foods Investors, LLC, whose members include affiliates of Vestar Capital Partners and Goldner Hawn Morrison & Johnson, members of our senior management and affiliates of the Michael family. Each member of the management committee of M-Foods Investors is also a director of Michael Foods. For more information, see "Certain Relationships and Related Transactions—Certain Agreements Relating to the Acquisition—Securityholders Agreement."

    The executive officers, directors and key employees of Michael Foods, and their ages and positions, are as follows:

Name	Age	Position
Gregg A. Ostrander	48	President, Chief Executive Officer and Director
John D. Reedy	55	Executive Vice President, Chief Financial Officer and Treasurer
Mark D. Witmer	43	Assistant Treasurer and Secretary
James D. Clarkson	48	President—Potato Products and Dairy Products Divisions
Bill L. Goucher	54	President—Egg Products Division
Norman A. Rodriguez	58	President—Refrigerated Distribution Division
Bradley L. Cook	45	Executive Vice President and Chief Financial Officer—Egg Products Division
Max R. Hoffmann	42	Chief Financial Officer—Potato Products and Dairy Products Divisions
James Mohr	49	Vice President—Supply Chain Logistics
Harold D. Sprinkle	54	Executive Vice President—Sales
J. Christopher Henderson	33	Director
James P. Kelley	46	Director
Leonard Lieberman	72	Director
Jeffrey J. Michael	44	Director
John L. Morrison	55	Director
Kevin A. Mundt	47	Director
Daniel S. O'Connell	47	Director

    Pursuant to a securityholders agreement described herein, the management committee of M-Foods Investors will consist of up to nine members. We anticipate that one additional member will be elected to the management committee of M-Foods Investors. This member will also serve on the board of directors of Michael Foods. For more information about the voting arrangements contained in the securityholders agreement and the composition of the management committee of M-Foods Investors, see "Certain Relationships and Related Transactions—Certain Agreements Relating to the Acquisition—Securityholders Agreement."

    Gregg A. Ostrander is our President and Chief Executive Officer and a director, and has held these positions since 1994. In 1993, Mr. Ostrander served as our Chief Operating Officer. Prior to joining Michael Foods, Mr. Ostrander was President of the Armour Swift-Eckrich Prepared Food Division, a

division of ConAgra Foods, Inc., from 1989 to 1993. From 1986 to 1989, Mr. Ostrander served as a Vice President of Marketing and Senior Vice President of Marketing for Armour Swift-Eckrich. Prior to that time, Mr. Ostrander was employed by Beatrice Foods Company for ten years serving most recently as its Director of Marketing. Mr. Ostrander is also a director of Arctic Cat Inc. and Hain Celestial Group, Inc.

    John D. Reedy is our Executive Vice President, Chief Financial Officer and Treasurer and has held these positions since 2000. From 1988 to 2000, Mr. Reedy was our Vice President—Finance and Chief Financial Officer, and he has been Treasurer since 1990. Prior to joining Michael Foods in 1988, Mr. Reedy was at Grant Thornton LLP for 18 years, most recently as an Audit Partner.

    Mark D. Witmer is our Assistant Treasurer and Secretary. He has been Assistant Treasurer since 1995 and Secretary since May 2001. Prior to joining Michael Foods as the Director of Corporate Communications in 1989, Mr. Witmer was a Partner and research analyst at Wessels, Arnold & Henderson, an institutional brokerage firm from 1986 to 1989, and was a Vice President and research analyst at Dain Bosworth, Inc., from 1981 to 1986.

    James D. Clarkson is President of our potato products and dairy products divisions. Mr. Clarkson joined Michael Foods in 1994 as Vice President and General Manager of our refrigerated distribution division. Prior to joining Michael Foods, Mr. Clarkson worked in the Lykes Pasco organization as an Industrial Engineer and Warehouse Manager for three years, at Pillsbury/Green Giant as Production Superintendent for four years, and in various assignments with Armour Swift-Eckrich, most recently as Vice President and General Manager of the Armour Business.

    Bill L. Goucher is the President of our egg products division, a position he has held since joining Michael Foods in 1993. Prior to joining Michael Foods, Mr. Goucher spent 20 years with Armour Swift-Eckrich, holding executive positions in operations and distribution, including as General Manager of manufacturing facilities, and most recently as Senior Vice President of Deli/Foodservice.

    Norman A. Rodriguez is President of our refrigerated distribution division, a position he has held since joining Michael Foods in 1989. Prior to joining Michael Foods, Mr. Rodriguez spent six years with Westinghouse as an Industrial Engineer and Senior Engineer—Production and Inventory Control, one year as a MIS Project Leader for Pittsburgh Plate Glass and 17 years in various executive management positions at United Foods, including most recently as its Executive Vice President.

    Bradley L. Cook is Executive Vice President and Chief Financial Officer of our egg products division. He has held this position, and the same position in the M. G. Waldbaum Company subsidiary, since 1992. Prior to joining M.G. Waldbaum, Mr. Cook was Senior Vice President and Chief Financial Officer of Park National Bank from 1983 to 1991. Prior to that time, he served as Senior Audit Supervisor at Grant Thornton LLP.

    Max R. Hoffmann is the Chief Financial Officer for our potato products and dairy products divisions. He has held the potato products position since 1995 and the dairy products position since 2000. He previously served as Controller of the refrigerated distribution division from 1993 to 1995. From 1986 to 1993, Mr. Hoffmann served as assistant controller of the refrigerated distribution division.

    James Mohr is our Vice President—Supply Chain Logistics, a position he has held since 1996. Prior to 1996, he was the Vice President of Distribution for Crystal Farms from 1994 to 1996. Prior to joining Michael Foods in 1994, Mr. Mohr was a Distribution Center Manager at Armour Swift-Eckrich, from 1987 to 1994.

    Harold D. (Dean) Sprinkle is our Executive Vice President—Sales, a position he has held since 1999. Mr. Sprinkle joined Michael Foods in 1989 and has held various positions, including Vice

President of Foodservice Sales, National Accounts and U.S. Business Development. Prior to joining Michael Foods, he served as President of Agri-Services, Inc. in Denver, Colorado from 1985 to 1989.

    J. Christopher Henderson is a director and a member of the management committee of M-Foods Investors. Mr. Henderson is a Managing Director of Vestar Capital Partners. Prior to joining Vestar Capital Partners in 1993, Mr. Henderson was a member of the Mergers and Acquisitions group at The First Boston Corporation. Mr. Henderson is also a director of St. John Knits International, Incorporated.

    James P. Kelley is a director and a member of the management committee of M-Foods Investors. Mr. Kelley is a Managing Director of Vestar Capital Partners and was a founding partner of Vestar Capital Partners at its inception in 1988. Mr. Kelley is a director of Consolidated Container Company LLC, St. John Knits International, Incorporated and Westinghouse Air Brake Technologies Corporation.

    Leonard Lieberman is a director and a member of the management committee of M-Foods Investors. Since 1988, Mr. Lieberman has served as a consultant to Vestar Capital Partners and its affiliates. Currently, Mr. Lieberman is a director of Advanced Organics, Inc., Russell-Stanley Corporation, Sonic Corporation, Consolidated Container Company LLC and Nice Pak Products, Inc. Mr. Lieberman was the Chief Executive Officer of Supermarkets General Corporation between 1983 and 1987 and of Outlet Communications Inc. in 1991.

    Jeffrey J. Michael is a director and a member of the management committee of M-Foods Investors. Mr. Michael has been a director of Michael Foods since 1987. Mr. Michael is President, Chief Executive Officer and director of Corstar Holdings, Inc., a holding company owning businesses engaged in voice and data connectivity and networking products and services and director of CorVel Corporation. Mr. Michael has held these positions since 1997.

    John L. Morrison is a director and a member of the management committee of M-Foods Investors. Mr. Morrison is a Managing Director of Goldner Hawn Johnson & Morrison, a position which he has held since 1989. Mr. Morrison was employed by The Pillsbury Company from 1975 to 1989, most recently as Executive Vice President and Chairman of the U.S. Consumer Foods Group. Mr. Morrison is a director of Claire-Sprayway, Inc., Woodcraft Industries, Inc., Havco Wood Products, Inc., American Engineered Components, Inc. and Andersen Windows Corporation.

    Kevin A. Mundt is a director and a member of the management committee of M-Foods Investors. Mr. Mundt is Vice President, a member of the Board of Directors and head of the Retail and Consumer and Financial Services practices of Mercer Management Consulting. Since 1982, Mr. Mundt has served as a consultant to multinational corporations, working first for Corporate Decisions, Inc., until its merger into Mercer Management Consulting. Mr. Mundt is or has been a member of the board of directors for Prestone Products, Remington Products Company, L.L.C., Russell-Stanley Holdings, Inc., Reid Plastics, Telephone and Data Systems and Advanced Organics, Inc.

    Daniel S. O'Connell is a director and a member of the management committee of M-Foods Investors. Mr. O'Connell is the Chief Executive Officer and founder of Vestar Capital Partners in 1988. Mr. O'Connell is a director of Advanced Organics, Inc., Aearo Corporation, Cluett American Corp., Remington Products Company L.L.C., Russell-Stanley Holdings, Inc., Siegelgale Holdings, Inc., St. John Knits International, Incorporated and Sunrise Medical, Inc.

    Except as described herein, there are no arrangements or understandings between any member of the management committee or executive officer and any other person pursuant to which that person was elected or appointed to his position.

Executive Compensation

    The following table sets forth information concerning the compensation of our chief executive officer and each of our four most highly compensated executive officers, which we refer to as the "named executive officers," during each of the last three fiscal years.

Summary Compensation Table

	Annual Compensation			Long-Term Compensation Awards Securities Underlying Options(2)
Name and Principal Position	Fiscal Year	Salary	Bonus(1)		All Other Compensation(3)
Gregg A. Ostrander President and Chief Executive Officer	2000 1999 1998	$584,731 506,000 418,269	$347,150 416,980 384,260	75,000 44,500 9,000	$7,621 7,604 7,125
John D. Reedy Executive Vice President, Chief Financial Officer and Treasurer	2000 1999 1998	273,269 260,000 260,000	167,593 217,055 214,800	23,000 16,200 6,000	7,780 7,295 7,166
Bill L. Goucher President—Egg Products Division	2000 1999 1998	258,269 230,000 227,692	145,240 170,471 186,035	30,000 9,800 6,000	7,090 7,167 7,264
Jeffrey M. Shapiro Executive Vice President	2000 1999 1998	231,346 270,000 280,000	153,580 230,658 258,991	19,000 14,000 6,000	7,407 7,337 7,408
Norman A. Rodriguez President—Refrigerated Distribution Division	2000 1999 1998	211,979 203,000 210,423	174,475 187,875 79,213	12,000 7,700 6,000	7,654 7,461 7,737

(1)
Amounts for the year ended December 31, 2000 include common stock incentive awards paid under the 1994 Executive Incentive Plan, as amended, for 1999 performance, plus common stock incentive awards paid for 1999 and 1998 performance, as such awards vested based upon 2000 performance, as follows (total dollar value of awards/2000 shares/1999 shares/1998 shares): Mr. Ostrander $158,259/2,483/1,770/1,123; Mr. Reedy $79,306/1,160/909/625; Mr. Goucher $73,948/1,096/805/611; Mr. Shapiro $78,835/982/944/752; and Mr. Rodriguez $64,028/900/710/565. Awards for 2000 represent 50% of the amount conditionally earned for 2000 performance under the vesting schedule of the 1994 Executive Incentive Plan, as amended, plus 30% of the amount conditionally earned for 1999 performance and 20% of the amount conditionally earned for 1998 performance under the vesting schedule of the 1994 Executive Incentive Plan, as amended, as such awards vested based upon 2000 performance.

(2)
Pursuant to the 1994 Executive Incentive Plan, as amended, no stock option awards were made in 2001 based upon 2000 performance. Pursuant to the 1994 Executive Incentive Plan, as amended, stock option awards were made to certain executive officers in February 2000 based upon 1999 performance. The number of shares of common stock purchasable under such option awards made to named executive officers were: Mr. Ostrander—4,500 shares; Mr. Reedy—3,000 shares; Mr. Goucher—3,000 shares; Mr. Shapiro—3,000 shares; and Mr. Rodriguez—3,000 shares. Pursuant to the 1994 Executive Incentive Plan, as amended, stock option awards were made to certain executive officers in February 1999 based upon 1998 performance. The number of shares of common stock purchasable under such option awards made to named executive officers were: Mr. Ostrander—9,000 shares; Mr. Reedy—6,000 shares; Mr. Goucher—6,000 shares; Mr. Shapiro—6,000 shares; and Mr. Rodriguez—6,000 shares. Option grants are reflected in year earned, rather than year of grant. In addition, the following stock option grants were made under the discretionary authority of the compensation committee in the year indicated: Mr. Ostrander—75,000 in 2000 and 40,000 in 1999; Mr. Reedy—23,000 in 2000 and 13,200 in 1999; Mr. Goucher—30,000 in 2000 and 6,800 in 1999; Mr. Shapiro—19,000 in 2000 and 11,000 in 1999; and Mr. Rodriguez—12,000 in 2000 and 4,700 in 1999.

(3)
Reflects the value of contributions made by Michael Foods under the retirement savings plan and the value of life insurance premiums paid by us.

Option Grants in Last Year

    The following table sets forth the option grants during the year ended December 31, 2000 for the named executive officers. In connection with the consummation of the acquisition, members of our senior management exchanged all of their options and shares of Michael Foods common stock for cash, equity interests in M-Foods Investors and deferred compensation arrangements of M-Foods Holdings. For more information, see "—Management and Michael Family Equity Participation" and "—Benefit Plans, Severance Plans and Deferred Compensation Plans."

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term(4)
	Number of Securities Underlying Options Granted(1)	% of Total Options Granted to Employees in Last Year
Name			Exercise or Base Price Per Share ($/Sh)(2)
				Expiration Dates(3)	5%	10%
Gregg A. Ostrander	79,500	25.9%	$21.688 - 21.719	2/22 - 2/24/10	$1,086,000	$2,752,000
John D. Reedy	26,000	8.5	21.688 - 21.719	2/22 - 2/24/10	355,000	900,000
Bill L. Goucher	33,000	10.8	21.688 - 23.28	2/22 - 7/27/10	460,000	1,167,000
Jeffrey M. Shapiro	22,000	7.2	21.688 - 21.719	2/22 - 2/24/10	300,000	761,000
Norman A. Rodriguez	15,000	4.9	21.688 - 21.719	2/22 - 2/24/10	205,000	519,000

(1)
All options granted are exercisable in cumulative 20% installments commencing one year from date of grant, with full vesting occurring on the fifth anniversary date. Vesting may be accelerated in certain events relating to a change in control of Michael Foods.

(2)
The exercise price may be paid by delivery of already owned shares. The tax withholding obligations related to exercises may be paid by an offset of the underlying shares, subject to certain conditions.

(3)
All options have a ten year term, with vesting subject to discontinuation if employment is terminated in the first five years.

(4)
Potential gains are reported net of the option exercise price, but before taxes associated with an exercise. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on the future performance of the common stock, overall stock market conditions, as well as the optionholder's continued employment through the vesting period. The amounts reflected in this table may not necessarily be realized.

Option Exercises in Last Year and Year-End Option Values

    There were no option exercises by the named executive officers in 2000. The following table provides information related to the number and value of shares of common stock represented by options held at December 31, 2000 by the named executive officers.

	Number of Unexercised Options at Year-End		Value of Unexercised In-The-Money Options at Year-End(1)
Name
	Exercisable	Unexercisable	Exercisable	Unexercisable
Gregg A. Ostrander	184,200	198,300	$2,969,700	$1,674,500
John D. Reedy	58,550	60,360	944,300	521,300
Bill L. Goucher	70,560	67,240	1,229,600	607,900
Jeffrey M. Shapiro	51,494	54,600	765,700	473,500
Norman A. Rodriguez	33,473	41,760	424,600	359,900

(1)
The closing price for the common stock on December 29, 2000 was $30.125 per share. The value is calculated on the basis of the difference between the option exercise prices and $30.125 multiplied by the number of shares of common stock underlying the options.

Compensation Committee Interlocks and Insider Participation

    The compensation arrangements for our chief executive officer and each of our executive officers was established pursuant to the terms of the respective employment agreements between us and each executive officer. The terms of the employment agreements were established pursuant to arms-length negotiations between representatives of the equity investors or senior executives and each executive officer.

Board of Directors Compensation

    All members of our board of directors will be reimbursed for their usual and customary expenses incurred in connection with attending all board and other committee meetings. Members of the board of directors who are also our employees or employees of Vestar Capital Partners, Goldner Hawn Johnson & Morrison or members of the Michael family will not receive remuneration for serving as members of the board. We expect that each other director will receive customary compensation for each year of service to the board of directors, each meeting of the board of directors attended in person or by teleconference and each committee meeting attended in person or by teleconference.

Management and Michael Family Equity Participation

    As described elsewhere in this prospectus, certain members of our senior management and affiliates of the Michael family made a rollover equity investment of their shares of our common stock into approximately $48.4 million in securities of M-Foods Investors and deferred compensation arrangements with M-Foods Holdings. When the acquisition was consummated, these members of our senior management and affiliates of the Michael family exchanged their common stock and option equity value of Michael Foods, in the amounts indicated in the chart below, for cash, equity interests of M-Foods Investors and, in the case of senior management, deferred compensation arrangements with M-Foods Holdings. For more information on these deferred compensation arrangements, see "—Benefit Plans, Severance Plans and Deferred Compensation Plans."

Name	Total Common Stock and Option Value	Common Stock and Option Value Rollover	Total Cash Proceeds
Michael family affiliates	$91,744,890	$38,377,500	$53,367,390
Gregg A. Ostrander	5,821,502	4,200,000	1,621,502
John D. Reedy	2,414,820	1,500,000	914,820
Bill L. Goucher	2,337,054	1,500,000	837,054
James D. Clarkson	1,561,033	1,200,000	361,033
Bradley L. Cook	717,463	400,000	317,463
Max R. Hoffmann	850,722	400,000	450,722
Harold D. Sprinkle	487,017	400,000	87,017
James Mohr	661,962	400,000	261,962

Total	$106,596,463	$48,377,500	$58,218,963

Employment Agreements

    General Provisions.  The employment agreement with Gregg Ostrander provides for a term of two years, subject to certain termination rights, and automatic one year extensions beginning with the first anniversary of the closing of the acquisition. The Ostrander employment agreement provides that Mr. Ostrander will receive an annual base salary of at least $595,000 and that he will participate in certain bonus arrangements, long-term incentive plans and employee benefit plans of Michael Foods. Mr. Ostrander will be subject to a noncompetition covenant, with respect to the businesses of the production, distribution or sales of eggs or egg products, and a nonsolicitation provision during the period starting with the close of the acquisition and ending on the second anniversary of Mr. Ostrander's termination.

    The employment agreement with John Reedy provides for a term of two years, subject to certain termination rights and automatic one year extensions beginning with the first anniversary of the closing of the acquisition. The Reedy employment agreement provides that Mr. Reedy will receive an annual base salary of at least $275,000 and that he will participate in certain bonus arrangements, long-term incentive plans and employee benefit plans of Michael Foods. Mr. Reedy will be subject to a noncompetition covenant with respect to the businesses of the production, distribution or sales of eggs or egg products, and a nonsolicitation provision during the period starting with the close of the acquisition and ending on the second anniversary of Mr. Reedy's termination.

    The employment agreement with Bill Goucher provides for a term beginning with the closing of the acquisition through the second anniversary of a change in control, as defined in the Goucher employment agreement, subject to certain termination rights. Mr. Goucher's annual base salary will be at least $275,000, and he will participate in certain bonus arrangements and employee benefit plans of Michael Foods. Mr. Goucher will be subject to a noncompetition covenant with respect to the businesses of the production, distribution or sales of eggs or egg products, and a nonsolicitation provision during the period starting with the close of the acquisition and ending on the second anniversary of Mr. Goucher's termination.

    The employment agreement with James Clarkson provides for a term beginning with the close of the acquisition through the second anniversary of a change in control, as defined in the Clarkson employment agreement, subject to certain termination rights. Mr. Clarkson's annual base salary will be at least $250,000, and he will participate in certain bonus arrangements and employee benefit plans of Michael Foods. Mr. Clarkson will be subject to a noncompetition covenant with respect to the businesses of the production, distribution or sales of refrigerated potato products or specialty dairy products and mixes, and a nonsolicitation provision during the period starting with the close of the acquisition and ending on the second anniversary of Mr. Clarkson's termination.

    Termination Provisions  The Ostrander employment agreement provides that if Mr. Ostrander's employment is terminated by his death or disability, Mr. Ostrander, or his estate or beneficiaries, will receive, within 30 days, a payment equal to any annual base salary through the date of termination not yet paid, plus the target bonus for the year prorated for months of employment in that year, plus any eligible unpaid other benefits, plus three times the total of Mr. Ostrander's current annual base salary and target bonus.

    If Mr. Ostrander's employment is terminated for cause or he terminates without good reason, as described below, Mr. Ostrander will receive his annual base salary through the date of termination and other benefits not yet paid under any plan, program, policy, contract or agreement with or practice of Michael Foods. "Good reason" includes, among other things, any diminution in position, authority, duties and responsibilities or any requirement to relocate or travel extensively. If Mr. Ostrander terminates his employment for good reason or if Michael Foods terminates his employment other than for cause, death or disability, Mr. Ostrander will receive a lump sum, within 30 days, in an amount equal to any annual base salary through the date of termination not yet paid, plus the target bonus for the year prorated for months of employment in that year, plus any eligible unpaid other benefits, plus three times the total of Mr. Ostrander's current annual base salary and target bonus. In addition, Mr. Ostrander will receive for three years following the termination date, or until such earlier time as Mr. Ostrander becomes eligible to receive comparable benefits, certain medical, dental and life insurance benefits for himself and his family.

    Solely as such may be applicable to any severance payments deemed made in the context of the change in ownership resulting from the acquisition, Mr. Ostrander may also be eligible to receive an additional payment of any excise tax imposed by Section 4999 of the Internal Revenue Code, as well as a gross up payment such that he will retain an amount equal to the excise taxes, after all income taxes, interest and penalties associated with all such payments.

    The Reedy employment agreement provides that if Mr. Reedy's employment is terminated by his death or disability, Mr. Reedy, or his estate or beneficiaries, will receive within 30 days a payment equal to any annual base salary through the date of termination not yet paid, plus the target bonus for the year prorated for months of employment in that year, plus any eligible unpaid other benefits, plus two times the total of Mr. Reedy's current annual base salary and target bonus.

    If Mr. Reedy's employment is terminated for cause or he terminates without good reason, such term having a meaning substantially similar to the meaning given such term in the Ostrander employment agreement, Mr. Reedy will receive his annual base salary through the date of termination and other benefits not yet paid under any plan, program, policy, contract or agreement with or practice of Michael Foods. If Mr. Reedy terminates his employment for good reason or if Michael Foods terminates his employment other than for cause, death or disability, Mr. Reedy will receive a lump sum within 30 days in an amount equal to any annual base salary through the date of termination not yet paid, plus the target bonus for the year prorated for months of employment in that year, plus any eligible unpaid other benefits, plus two times the total of Mr. Reedy's current annual base salary and target bonus. In addition, Mr. Reedy will receive for two years following the termination date, or until such earlier time as Mr. Reedy becomes eligible to receive comparable benefits, certain medical, dental and life insurance benefits for himself and his family.

    Solely as such may be applicable to any severance payments deemed made in the context of the change in ownership resulting from the acquisition, Mr. Reedy may also be eligible to receive an additional payment of any excise tax imposed by Section 4999 of the Internal Revenue Code, as well as a gross up payment such that he will retain an amount equal to the excise taxes, after all income taxes, interest and penalties associated with all such payments.

    The Goucher employment agreement provides that if Mr. Goucher is terminated by his death or disability, Mr. Goucher, or his estate or beneficiaries, will receive, within 30 days, a payment equal to any annual base salary through the date of termination not yet paid, plus the target bonus for the year prorated for months of employment in that year, plus any eligible unpaid other benefits, plus an amount equal to Mr. Goucher's current annual base salary.

    If Mr. Goucher is terminated for cause or without good reason, as defined in the Goucher employment agreement, Mr. Goucher will receive his annual base salary through the date of termination and other benefits not yet paid under any plan, program, policy, contract or agreement with or practice of Michael Foods. If Mr. Goucher's employment is terminated prior to a change in control, as described below, by Michael Foods other than for cause, death or disability, Mr. Goucher will receive a lump sum within 30 days equal to any annual base salary through the date of termination not yet paid, plus any eligible unpaid other benefits, plus an amount equal to Mr. Goucher's current annual base salary.

    If Mr. Goucher is terminated by Michael Foods other than for cause, or if Mr. Goucher terminates his employment for good reason, in anticipation of or within two years following a change in control, Mr. Goucher will receive within 30 days a payment equal to any annual base salary through the date of termination not yet paid, plus the target bonus for the year prorated for months of employment in that year, plus any eligible unpaid other benefits, plus two times Mr. Goucher's current annual base salary. A change in control refers a transaction where another party acquires voting control of Michael Foods, another party acquires substantially all of the assets of Michael Foods, or, prior to an initial public offering of Michael Foods, Vestar and its affiliates cease to have the ability to elect a majority of the board of directors of Michael Foods.

    The Clarkson employment agreement contains severance provisions substantially identical to the severance provisions contained in the Goucher employment agreement.

Benefit Plans, Severance Plans and Deferred Compensation Plans

    The merger agreement requires Michael Foods to maintain, until the first anniversary of the closing of the acquisition, employee benefit plans and arrangements with overall employee benefits which are substantially comparable in the aggregate to the benefits provided by Michael Foods' various plans as of December 21, 2000, without taking into account the value of any benefits under equity-based benefit plans.

    Michael Foods has maintained its severance plan subsequent to the acquisition and each of Messrs. Cook, Sprinkle, Mohr and Hoffmann has rights under the severance plan pursuant to his respective severance and deferred compensation agreement. Participants in Michael Foods' severance plan are eligible for certain severance arrangements should they be terminated without cause within twenty-four months following a change in control. Generally, the severance plan defines a change in control as occurring when a person acquires the power to elect, appoint or cause the election or appointment of at least a majority of the board of directors or purchases all or substantially all of the properties and assets of Michael Foods. A change in control, however, does not include certain acquisitions pursuant to a merger, consolidation or sale of properties and assets as defined in the severance plan. Under the plan, certain key employees would be entitled to receive a lump sum payment equal to one times their total annual compensation, with several key employees being entitled to a payment of two times total annual compensation. Annual compensation is defined as the employee's highest annual rate of salary, excluding bonuses, benefits, allowances, etc., within the three calendar year periods prior to the date of termination of employment. However, if an employee has been employed by Michael Foods or a predecessor for less than three years, total annual compensation will equal the highest annualized salary during the period of employment.

    The merger agreement provided that each outstanding option to purchase shares of Michael Foods common stock, whether or not then exercisable, including those granted to directors and executive officers of Michael Foods, would become vested and exercisable with respect to all shares of common stock subject thereto. Each option was cancelled at the closing of the acquisition, pursuant to option cancellation agreements entered into with all the holders of options, and such holders were paid in consideration of the cancellation of their options an amount in cash and/or other consideration equal to the difference between $30.10 and the exercise price of the option. The non-cash consideration included certain rights to deferred compensation described below.

    In addition, certain members of management received rights in an unfunded, unsecured, nonqualified deferred compensation arrangement, which was assumed by M-Foods Holdings, in exchange for the cancellation of certain of his options in an amount equal to the spread value of such canceled options. This amount is deemed to be invested in M-Foods Investors' Class A Units and in the Class A Units of the holding company which holds the non-voting common units of the limited liability companies (in the same proportion as the executive contributed to M-Foods Investors and such holding company). M-Foods Holdings will credit each executive's deferred compensation account as if the deferred compensation amount were actually invested in M-Foods Investors' Class A Units and M-Foods Dairy Holdings Class A Units with respect to distributions, whether cash or non-cash, relating only to the return of invested capital and an 8% preferred return on the invested capital, but not with respect to any other distributions. Actual distributions of each executive's deferred compensation arrangements, if any, will be made upon the earliest of a change in control, the tenth anniversary of the closing of the acquisition or the purchase by M-Foods Investors or M-Foods Dairy Holdings of that executive's Class B Units in accordance with the terms of his severance arrangement.

    The following chart indicates those executives, along with the number of options each currently holds, that received deferred compensation arrangements from M-Foods Holdings, the respective amounts of such deferred compensation, and the amount of the cash payment received in exchange for cancellation of all of the executive's options:

Name	Number of Options	Cash Payment Amount	Deferred Compensation Amount
Gregg A. Ostrander	382,500	$602,659	$4,032,000
John D. Reedy	118,910	22,576	1,440,000
Bill L. Goucher	137,800	394,053	1,440,000
James D. Clarkson	113,000	64,449	1,152,000
Bradley L. Cook	33,000	103,920	384,000
Max R. Hoffmann	21,000	—	293,661
Harold D. Sprinkle	44,000	15,758	384,000
James Mohr	40,000	129,990	384,000

    In addition, upon the closing of the acquisition, all shares of Michael Foods common stock awarded under its executive incentive plan in prior years that were not vested became vested in accordance with the terms of such plan. Because Michael Foods achieved the 15% average annual earnings per share growth over the three year period ended December 31, 2000, the executives listed below received the number of shares of Michael Foods common stock indicated below. The executive incentive plan was terminated in connection with the acquisition.

Name	Number of Shares
Gregg A. Ostrander	3,662
John D. Reedy	1,766
Bill L. Goucher	1,633
James D. Clarkson	1,433
Bradley L. Cook	837
Max R. Hoffmann	509
Harold D. Sprinkle	877
James Mohr	757

Total of Listed Executives	11,474

    In addition to the deferred compensation arrangements described above, certain members of our management entered into stock purchase and unit subscription agreements pursuant to which each:

  •
  sold to M-Foods Investors a portion of such executive's shares of Michael Foods common stock; and

  •
  contributed the remainder of his Michael Foods common stock to M-Foods Investors in exchange for a number of Class B Units and Class C Units of M-Foods Investors based on a $2.00 per unit price.

For more information on these arrangements, see "Certain Relationships and Related Transactions—Certain Agreements Relating to the Acquisition—Management Stock Purchase and Unit Subscription Agreements" and "Security Ownership of Certain Beneficial Owners and Management."

M-Foods Holdings Stock Option Plan

    In order to provide additional financial incentives to our management, certain members of our management are eligible to participate in a stock option program pursuant to which the compensation committee of the board of directors of M-Foods Holdings will be authorized to issue options to purchase up to five percent of the common stock of M-Foods Holdings. The exercise price of options granted in the future will reflect the fair market value of the underlying shares, as determined by the compensation committee in its best judgment. The compensation committee of M-Foods Holdings will determine the actual number of options granted.

    We expect that fifty percent of the options reserved for issuance under this stock option plan will be issued to Messrs. Ostrander, Reedy, Goucher, Clarkson, Cook, Hoffmann, Sprinkle and Mohr in July 2001. The exercise price is payable (1) in cash, (2) after an initial public offering of Michael Foods' common stock, through simultaneous sales of underlying shares by brokers or (3) through the exchange of M-Foods Holdings securities held by the optionee for longer than six months.

    Unless otherwise provided in the award agreement, options will vest ratably over a five-year period. On termination of employment for any reason, all unvested options of the terminated employee are cancelled. Vested options not exercised within 90 days after termination are cancelled, unless such employee is terminated for cause or leaves without good reason, in which case such vested options shall be cancelled upon termination. If employment is terminated for any reason other than for cause or a termination without good reason, M-Foods Holdings will provide a notice setting forth the fair market value of the common stock within 90 days after such termination. In the event of a change of control of M-Foods Holdings or M-Foods Investors, all options which have not become vested shall automatically become vested. The options will be subject to other customary restrictions and repurchase rights.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    Michael Foods, Inc. is a wholly owned subsidiary of M-Foods Holdings, Inc., a corporation owned, in part, by M-Foods Investors, LLC, whose members include affiliates of Vestar Capital Partners and Goldner Hawn Morrison & Johnson, certain members of our management and affiliates of the Michael family. After giving effect to the exercise of all options reserved for issuance in connection with M-Foods Holdings' stock option plan, M-Foods Investors owns approximately 95% of M-Foods Holdings' common stock.

    The following table sets forth certain information regarding beneficial ownership of M-Foods Investors by: (i) each person or entity known to us to own more than 5% of any class of M-Foods Investors' outstanding securities and (ii) each member of M-Foods Investors' management committee, which is identical to the Michael Foods board of directors, each of our named executive officers and all members of the management committee and executive officers as a group. M-Foods Investors' outstanding securities consist of approximately 2,134,697 Class A Units, 99,078 Class B Units and 100,000 Class C Units. The Class A Units, Class B Units and Class C Units generally have identical rights and preferences, except the Class C Units are nonvoting and as to certain distributions described in "Certain Relationships and Related Transactions—Certain Agreements Relating to the Acquisition—Limited Liability Company Agreement." To our knowledge, each of such securityholders has sole voting and investment power as to the units shown unless otherwise noted. Beneficial ownership of the securities listed in the table has been determined in accordance with the applicable rules and regulations promulgated under the Exchange Act.

	Securities Beneficially Owned
Name and Address	Number of Class A Units	Number of Class B Units	Percentage of Class A and B Units	Number of Class C Units	Percentage of Class C Units
Principal Securityholders:
Vestar Capital Partners IV, L.P.(1)	1,400,000	—	62.7	—	—
Marathon Fund Limited Partnership IV(2)	350,000	—	15.7	—	—
4J2R1C Limited Partnership(3)	195,650	—	8.7	—	—
3J2R Limited Partnership(3)	188,125	—	8.4	—	—
Management Committee Members and Executive Officers:
Gregg A. Ostrander(4)	—	42,000	1.9	42,000	42.0
John D. Reedy(4)	—	15,000	*	15,000	15.0
Bill L. Goucher(4)	—	15,000	*	15,000	15.0
Norman A. Rodriguez(4)	—	—	—	—	—
J. Christopher Henderson(5)	—	—	—	—	—
James P. Kelley(5)	—	—	—	—	—
Leonard Lieberman(5)	—	—	—	—	—
Jeffrey J. Michael(3)	383,775	—	17.2	—	—
John L. Morrison(6)	—	—	—	—	—
Kevin A. Mundt	—	—	—	—	—
Daniel S. O'Connell(5)	—	—	—	—	—
All management committee members and named executive officers as a group (11 persons)	383,775	72,000	20.4	72,000	72.0

*
Less than 1%.

footnotes to table on following page

  footnotes to table on prior page

(1)
The address for Vestar Capital Partners IV, L.P. is c/o Vestar Capital Partners, 1225 Seventeenth Street, Suite 1660, Denver, Colorado 80202.

(2)
The address for Marathon Fund Limited Partnership IV is c/o Goldner Hawn Johnson & Morrison, 5250 Wells Fargo Center, Minneapolis, Minnesota 55402.

(3)
Each of 4J2R1C and 3J2R are Minnesota limited partnerships. The general partners of 4J2R1C are James H. Michael, Jeffrey J. Michael and 2JM Enterprises, Inc., a Minnesota corporation. The directors of 2JM Enterprises are James H. Michael and Jeffrey J. Michael, and the officers of 2JM Enterprises are Jeffrey J. Michael, President and Treasurer, and James H. Michael, Vice President and Secretary. The general partners of 3J2R are Jeffrey J. Michael, as managing general partner, and 2JM Enterprises. As a general partner of 4J2R1C and 3J2R, Mr. Michael may be deemed to beneficially own the securities held by such partnerships. Mr. Michael disclaims beneficial ownership except to the extent of his pecuniary interest as a partner in the limited partnerships' assets. The address for each of 4J2R1C Limited Partnership, 3J2R Limited Partnership and Jeffrey J. Michael is 10851 Louisiana Avenue South, Bloomington, Minnesota 55438.

(4)
The address for each of the named executive officers is c/o Michael Foods, Inc., Suite 324, Signal Bank Building, 5353 Wayzata Boulevard, Minneapolis, Minnesota 55416.

(5)
Vestar Capital Partners IV, L.P. is a Delaware general partnership whose general partner is Vestar Associates IV, L.P., a Delaware limited partnership. The general partner of Vestar Associates IV, L.P. is Vestar Associates Corporation IV, a Delaware corporation. The board of directors of Vestar Associates Corporation IV consists solely of Daniel S. O'Connell, who also serves as its President and Chief Executive Officer. In addition, each of James P. Kelley and J. Christopher Henderson are Managing Directors of Vestar Associates Corporation IV. Leonard Lieberman is a consultant to Vestar Capital Partners and its affiliates and owns a limited partnership interest in Vestar Executives IV, L.P. Mr. O'Connell, as an executive officer and member of the board of directors of Vestar Associates Corporation IV, Mr. Kelley, as an executive officer of Vestar Associates Corporation IV, Mr. Henderson, as an executive officer of Vestar Associates Corporation IV, and Mr. Lieberman, as a limited partner of Vestar Capital Partners IV, L.P., may be deemed to share beneficial ownership of Vestar Capital Partners IV, L.P.'s member units of M-Foods Investors, LLC. Each of these individuals disclaims this beneficial ownership.

(6)
Marathon Fund Limited Partnership IV is a Delaware limited partnership whose sole general partner is Militades LLC, a Delaware limited liability company, of which John L. Morrison is an authorized member. Mr. Morrison, as an authorized member of Militades LLC and a Managing Director of Goldner Hawn Johnson & Morrison, an affiliate of Marathon Fund Limited Partnership IV, may be deemed to beneficially own the member units of M-Foods Investors held by Marathon Fund Limited Partnership IV. Mr. Morrison disclaims this beneficial ownership.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    In connection with the Papetti's acquisition in February 1997, we entered into six separate leases for the principal properties used by Papetti's in its operations. The properties are owned by six separate partnerships, of which four are wholly owned by Papetti family members and two are 50% owned by Papetti family members. Five of the leases expire in 2007 and are renewable for two successive five-year terms. One of the leases expires in 2010. The aggregate annual net rent paid by us under the leases was $2,138,148 in 2000, $2,300,148, including a lease termination payment, in 1999 and $2,162,148 in 1998. In addition, we pay all real estate taxes, utilities, insurance and other operating expenses associated with the properties, and we are required to maintain the properties.

    In addition, our egg products division purchases eggs under an egg supplier agreement with a partnership in which certain members of the Papetti family are general partners. Such purchases totaled approximately $9,800,000 in 2000, $10,100,000 in 1999 and $11,900,000 in 1998. Papetti Farms, Inc. is a 50% general partner in the partnership, Sunbest-Papetti Farms, and is owned as follows: Arthur J. Papetti, 50%; Alfred Papetti, 25%; Stephen T. Papetti, 25%. The Papetti's no longer own equity interests in Michael Foods or any of its affiliates, including M-Foods Investors.

Certain Agreements Relating to the Acquisition

Limited Liability Company Agreement

    The amended and restated limited liability company agreement of M-Foods Investors authorizes it to issue Class A Units, Class B Units and Class C Units. The Class A Units, Class B Units and Class C Units generally have identical rights and preferences, except that the Class C Units are nonvoting and as to certain distributions described below. M-Foods Investors also has the authority to create and issue preferred units, with the terms and provisions more fully described in the management stock purchase and unit subscription agreements, in connection with certain repurchases by M-Foods Investors of Class B Units and Class C Units held by former executives of Michael Foods and its subsidiaries.

    Distributions of property of M-Foods Investors shall be made in the following order:

  •
  First, holders of Class A Units, Class B Units and Class C Units will receive a return of their invested capital.

  •
  Second, the holders of the Class A Units will receive an 8% cumulative preferred return on their invested capital.

  •
  Thereafter, holders of the Class A Units and Class B Units, on the one hand, and the holders of the Class C Units on the other, will receive certain percentages of all remaining distributions, based on satisfaction of certain minimum internal rate of return or multiple of investment hurdles.

    A management committee has the exclusive authority to manage and control the business and affairs of M-Foods Investors. The management committee's composition was determined in accordance with the provisions of the securityholders agreement described below.

Securityholders Agreement

    Pursuant to the securityholders agreement entered into in connection with the acquisition, units of M-Foods Investors (or common stock following a change in corporate form) beneficially owned by the Michael Foods executives and any other employees of M-Foods Investors and its subsidiaries, which we collectively refer to as the management investors, Marathon Fund Limited Partnership IV, a limited partnership associated with Goldner Hawn Johnson & Morrison, and 4J2R1C Limited Partnership and 3J2R Limited Partnership, each of which are associated with the Michael family, are subject to certain restrictions on transfer, other than certain exempt transfers as defined in the securityholders agreement, as well as the other provisions described below. When reference is made to "units" of M-Foods Investors in the discussion that follows, such reference shall be deemed to include common stock of M-Foods Investors following a change in corporate form, whether in preparation for an initial public offering or otherwise.

    The securityholders agreement provides that Vestar Capital Partners IV, L.P., Marathon Fund Limited Partnership IV, 4J2R1C Limited Partnership, 3J2R Limited Partnership, the management investors and all other parties to the agreement will vote all of their units to elect and continue in office management committees or boards of directors of M-Foods Investors and each of its subsidiaries, other than subsidiaries of Michael Foods, consisting of up to nine members or directors composed of:

  •
  five (5) persons designated by Vestar Capital Partners IV, L.P.;

  •
  one (1) person designated by Marathon Fund Limited Partnership IV;

  •
  one (1) person designated by 4J2R1C Limited Partnership and 3J2R Limited Partnership, which are associated with the Michael family;

  •
  the chief executive officer of Michael Foods; and

  •
  one (1) independent person designated by the chief executive officer of Michael Foods.

    The securityholders agreement also provides:

  •
  Marathon Fund Limited Partnership IV, 4J2R1C Limited Partnership, 3J2R Limited Partnership and the management investors with customary "tag-along" rights with respect to transfers of M-Foods Investors units beneficially owned by Vestar Capital Partners IV, L.P., its partners or their transferees; and

  •
  Vestar Capital Partners IV, L.P. with "drag-along" rights with respect to M-Foods Investors units owned by Marathon Fund Limited Partnership IV, 4J2R1C Limited Partnership, 3J2R Limited Partnership and the management investors in a sale of M-Foods Investors. In addition, Vestar Capital Partners IV, L.P., and, after M-Foods Investors' first public offering, Marathon Fund Limited Partnership IV and 4J2R1C Limited Partnership and 3J2R Limited Partnership, have certain rights to require M-Foods Investors to register units held by them under the Securities Act, up to four, two and two times, respectively.

    In addition, Vestar Capital Partners IV, L.P., Marathon Fund Limited Partnership IV, 4J2R1C Limited Partnership, 3J2R Limited Partnership and the management investors have certain rights to participate in publicly registered offerings of common equity of M-Foods Investors initiated by it or other third parties. For example, each of Vestar Capital Partners IV, L.P., Marathon Fund Limited Partnership IV, 4J2R1C Limited Partnership, 3J2R Limited Partnership and the management investors may elect to participate in a demand registration initiated by another party to the securityholders agreement. If M-Foods Investors issues or sells any new units to Vestar Capital Partners IV, L.P., subject to certain exceptions, each management investor and each of Marathon Fund Limited Partnership IV, 4J2R1C Limited Partnership and 3J2R Limited Partnership shall have the right to subscribe for a sufficient number of new M-Foods Investors units to maintain its respective ownership percentage in M-Foods Investors.

Management Stock Purchase and Unit Subscription Agreements

    Under the management stock purchase and unit subscription agreements, each of the executives listed in the table below sold to M-Foods Investors that number of shares of Michael Foods common stock indicated below in exchange for $30.10 per share. In addition, each such executive contributed the remainder of his Michael Foods common stock to M-Foods Investors in exchange for a number of Class B Units and Class C Units of M-Foods Investors based on a $2.00 per unit price, with the exception of Max R. Hoffmann who, in addition, purchased Class A Units. All units held by each executive vest 20% each year beginning on the first anniversary of the closing of the acquisition. The executives listed in the table below hold approximately 4.5% of the outstanding Class A and Class B units combined, and 100% of the outstanding Class C units. In addition, a small portion of the proceeds from the sale of Michael Foods common stock to M-Foods Investors was used to purchase indirect interests in the two dairy limited liability companies described elsewhere in this prospectus. For more information, see "The Acquisition."

Name	Number of Shares Sold to M- Foods Investors	Gross Proceeds from Sale	Number of Shares Contributed to M-Foods Investors	Value of Shares Contributed	Number of Class A Units received in Exchange for Contribution	Number of Class B Units received in Exchange for Contribution	Number of Class C Units received in Exchange for Contribution
Gregg A. Ostrander	29,199	$878,890	5,569	$167,627	0	42,000	42,000
John D. Reedy	17,881	538,220	1,989	59,867	0	15,000	15,000
Bill L. Goucher	13,089	393,981	1,989	59,867	0	15,000	15,000
James D. Clarkson	7,647	230,170	1,591	47,894	0	12,000	12,000
Bradley L. Cook	6,259	188,384	530	15,965	0	4,000	4,000
Max R. Hoffmann	14,473	435,637	3,525	106,103	921.83	3,078.17	4,000
Harold D. Sprinkle	1,492	44,897	530	15,965	0	4,000	4,000
James Mohr	3,629	109,221	530	15,965	0	4,000	4,000

    M-Foods Investors may be required to purchase all of an executive's units in the event of such executive's termination of employment due to death, disability or retirement. In addition, in certain circumstances M-Foods Investors will have the right to purchase all or a portion of an executive's units, if an executive's employment is terminated or such executive is deemed to be engaging in certain competitive activities. However, if M-Foods Investors elects or is required to purchase any units pursuant to the call and put options described in the preceding sentences, and such payment would result in a violation of law applicable to M-Foods Investors or a default under certain of its financing arrangements, M-Foods Investors may make the portion of the cash payment so affected by the delivery of preferred units of M-Foods Investors with a liquidation preference equal to the amount of the cash payment affected.

    In addition, each management stock purchase and unit subscription agreement contains customary representations, warranties and covenants.

Stock Purchase and Unit Subscription Agreement

    The stock purchase and unit subscription agreement required each of 4J2R1C Limited Partnership and 3J2R Limited Partnership to sell, immediately prior to the acquisition, to M-Foods Investors the number of shares of Michael Foods common stock indicated below at a price per share of $30.10, and to contribute to M-Foods Investors the number of shares of Michael Foods common stock indicated below in exchange for the number of Class A units indicated below. Each Class A unit is valued at $100.00. In addition, a small portion of the proceeds from the sale of Michael Foods common stock to M-Foods Investors was used to purchase indirect interests in the two dairy limited liability companies described elsewhere in this prospectus. For more information, see "The Acquisition."

Name	Number of Shares Sold to Investors	Gross Proceeds from Sale	Number of Shares Contributed to Investors	Value of Share Contributed	Number of Class A Units received in Exchange for Contribution
4J2R1C Limited Partnership	939,933	$28,291,973	648,556	$19,521,546	195,650
3J2R Limited Partnership	835,902	25,160,654	623,612	18,770,717	188,125

    In addition, the stock purchase and unit subscription agreements contain customary representations, warranties and covenants. There are no put rights or call options in the stock purchase and unit subscription agreements.

Management Agreement

    Pursuant to the management agreement entered into in connection with the acquisition, Vestar Capital Partners and Goldner Hawn Johnson & Morrison Incorporated will render to each of M-Foods Investors, M-Foods Holdings and Michael Foods, and each of their subsidiaries, certain advisory and consulting services. In consideration of those services, M-Foods Investors, M-Foods Holdings and Michael Foods jointly and severally will pay to Vestar Capital Partners and Goldner Hawn Johnson & Morrison Incorporated, semi-annually in advance, an aggregate per annum management fee equal to the greater of:

  •
  $1,000,000 and

  •
  an amount equal to 0.75% of the consolidated earnings before interest, taxes, depreciation and amortization of M-Foods Investors and its subsidiaries for such fiscal year, but before deduction of any such fee, determined as set forth in documents related to the proposed senior credit facility.

    M-Foods Investors, M-Foods Holdings and Michael Foods also jointly and severally agreed to pay Vestar Capital Partners and Goldner Hawn Johnson & Morrison Incorporated at the closing of the acquisition an aggregate transaction fee equal to 1.25% of total transaction value plus all out-of-pocket expenses incurred by Vestar Capital Partners and Goldner Hawn Johnson & Morrison Incorporated prior to the closing of the acquisition for services rendered by them in connection with the acquisition.

    M-Foods Investors, M-Foods Holdings and Michael Foods also jointly and severally agreed to indemnify Vestar Capital Partners and Goldner Hawn Johnson & Morrison Incorporated and their respective affiliates from and against all losses, claims, damages and liabilities arising out of the performance by Vestar Capital Partners and Goldner Hawn Johnson & Morrison Incorporated of their services pursuant to the management agreement. The management agreement will terminate at such time as Vestar Capital Partners IV, L.P. and Marathon Fund Limited Partnership IV and their respective partners and the respective affiliates thereof hold, directly or indirectly in the aggregate, less than 20% of the voting power of Michael Foods' outstanding voting stock.

DESCRIPTION OF SENIOR CREDIT FACILITY

    In connection with the transactions described herein, we entered into a senior credit facility with Bank of America, N.A., as Administrative Agent, Bear, Stearns & Co. Inc., as Syndication Agent, and various other lenders. Set forth below is a summary of the material terms of the senior credit facility.

    The senior credit facility provides for aggregate borrowings by us of up to $470.0 million. The senior credit facility provides for:

  •
  a revolving credit facility of up to $100.0 million in revolving credit loans and letters of credit,

  •
  a term loan A facility of $100.0 million in term loans and

  •
  a term loan B facility of $270.0 million in term loans.

    We borrowed amounts under the senior credit facility to provide a portion of the proceeds required to consummate the acquisition and to provide for working capital and general corporate needs, including other permitted acquisitions. All revolving loans incurred under the senior credit facility and the term loan A facility mature six years from the date of closing. The term loan B facility matures seven years from the date of closing. At April 1, 2001, the date the acquisition was consummated for financial reporting purposes, there was approximately $370.0 million of outstanding indebtedness under the senior credit facility and approximately $76.0 million of unused borrowing capacity under the revolving credit facility for working capital and other corporate purposes, including permitted acquisitions. The following is a summary of the material terms of the senior credit facility:

    The senior credit facility is secured by, among other things:

  •
  a first priority security interest in all of our receivables, contracts, contract rights, equipment, intellectual property, inventory and all other tangible and intangible assets and each of our direct and indirect domestic subsidiaries, subject to certain customary exceptions and

  •
  a pledge of (i) all of our capital stock and that of any of our direct and indirect domestic subsidiaries and (ii) 65% of the capital stock of first-tier foreign subsidiaries.

    Our borrowings under the senior credit facility bear interest at a floating rate which can be either a base rate (the higher of (x) the Bank of America prime rate and (y) the federal funds effective rate, plus one half percent (.50%) per annum) or, at our option (subject to availability), a LIBOR rate, plus an applicable margin. The initial applicable margin for the base rate loans and LIBOR loans is 2.00% and 3.00%, respectively, for borrowings under the senior credit facility. Commencing six months after the closing date of the acquisition, the applicable margin will be subject to adjustment based on the leverage ratio. The interest rate payable under the senior credit facility will increase by 2.00% per annum during the continuance of an event of default.

    Under the senior credit facility we are also be required to pay a commitment fee on the difference between committed amounts and amounts actually borrowed under the revolving credit facility, which is calculated at a rate per annum based upon the leverage ratio. Until October 10, 2001, the initial commitment fee will be 0.50%.

    Prior to the maturity date, funds borrowed under the revolving credit facility may be borrowed, repaid and reborrowed, without premium or penalty. The term loan A and term loan B facilities are subject to quarterly installments of principal on March 31, June 30, September 30 and December 31 of

each year, beginning on June 30, 2001. Each of the term loan A and term loan B facility are subject to quarterly installments of principal as set forth in the table below.

Year	Term Loan A	Term Loan B
1	$12 million	$2.7 million
2	$12 million	$2.7 million
3	$16 million	$2.7 million
4	$16 million	$2.7 million
5	$20 million	$2.7 million
6	$24 million	$2.7 million
7	N/A	$253.8 million

    Voluntary prepayments of principal amounts outstanding under the senior credit facility are permitted at any time, upon the giving of proper notice. However, if a prepayment of principal is made with respect to a LIBOR loan on a date other than the last day of the applicable interest period, we will be required to compensate the lenders for losses and expenses incurred as a result of the prepayment.

    In addition, we are required to prepay amounts outstanding under the senior credit facility in an amount equal to:

  •
  100% of the net cash proceeds from certain asset dispositions by us, M-Foods Holdings or our subsidiaries, subject to certain baskets and reinvestment provisions;

  •
  75% (if our leverage ratio is equal to or greater than 3.5:1.0) or 50% (if our leverage ratio is less than 3.5:1.0) of excess cash flow, as defined in the senior credit facility;

  •
  100% of the net cash proceeds from the issuance of any funded debt for borrowed money by us, M-Foods Holdings, or our subsidiaries (excluding certain permitted debt); and

  •
  50% of the net cash proceeds from the issuance of equity, excluding equity provided by certain of our other sponsors and other customary exceptions.

    The senior credit facility requires us to meet certain financial tests, including without limitation, a minimum fixed charge coverage ratio, a maximum leverage ratio and a minimum interest coverage ratio. In addition, the senior credit facility contains certain covenants which, among other things, limit the incurrence of additional indebtedness, investments, dividends, transactions with affiliates, asset sales, acquisitions, capital expenditures, mergers and consolidations, prepayments of other indebtedness, liens and encumbrances and other matters customarily restricted in such agreements.

    The senior credit facility contains customary events of default, including without limitation, payment defaults, breaches of representations and warranties, covenant defaults, cross-defaults to certain other material agreements or indebtedness in excess of specified amounts, certain events of bankruptcy and insolvency, judgment defaults in excess of specified amounts, failure of any guaranty or security document supporting the senior credit facility to be in full force and effect, M-Foods Holdings engaging in any business or activity other than holding 100% of our capital stock and a change of control of Michael Foods or M-Foods Holdings.

DESCRIPTION OF NOTES

    You can find the definitions of certain terms used in this description under the subheading "Certain Definitions" appearing on page 120. In this description, the word "issuer" refers only to Michael Foods, Inc. ("Michael Foods") and not to any of the subsidiaries of Michael Foods.

    The outstanding Notes were issued under an Indenture (the "Indenture") between the issuer and BNY Midwest Trust Company, as trustee (the "Trustee"), in a private transaction that was not subject to the registration requirements of the Securities Act. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). On the Merger Date, the Guarantors became parties to the Indenture.

    Any Notes that remain outstanding after completion of the exchange offer, together with the Exchange Notes issued in the exchange offer, will be treated as a single class of securities under the Indenture.

    The following description is a summary of the material provisions of the Indenture, the Pledge Agreement and the Registration Rights Agreement. It does not restate those agreements in their entirety. We urge you to read the Indenture, the Pledge Agreement and the Registration Rights Agreement because they, and not this description, define your rights as holders of the Notes. Unless otherwise required by the context, references in this description to the Notes include the Notes issued to the initial purchasers in a private transaction that was not subject to the registration requirements of the Securities Act and the Exchange Notes, which have been registered under the Securities Act. Certain defined terms used in this description but not defined below under "—Certain Definitions" have the meanings assigned to them in the Indenture.

Brief Description of the Notes and the Guarantees

  The Notes

    The Notes:

    •
    are general unsecured obligations of the issuer;

    •
    are subordinated in right of payment to all existing and future Senior Debt of the issuer;

    •
    are pari passu in right of payment with any future senior subordinated Indebtedness of the issuer; and

    •
    are guaranteed by the Guarantors as of the Merger Date.

  The Guarantees

    The Notes are guaranteed as of the Merger Date by all of the Domestic Subsidiaries of Michael Foods. As of the Merger Date, all of our subsidiaries, other than MFI Food Canada, Inc. and MIKLFS Corp., are "Domestic Subsidiaries." In the future, we may have additional subsidiaries which are not "Domestic Subsidiaries."

    Each Guarantee of the Notes:

    •
    is a general unsecured obligation of the Guarantor;

    •
    is subordinated in right of payment to all existing and future Senior Debt of the Guarantor; and

    •
    is pari passu in right of payment with any future senior subordinated Indebtedness of the Guarantor.

    The Merger and the related financing transactions were completed on April 10, 2001. At April 1, 2001, the date the Merger was consummated for financial reporting puposes, the issuer had total Senior Debt of approximately $376.0 million and the Guarantors had total Senior Debt of approximately $402.0 million. As indicated above and as discussed in detail below under the subheading "—Subordination," payments on the Notes and under the Guarantees of the Notes are subordinated to the prior payment in full in cash or Cash Equivalents of all Senior Debt. The Indenture permits the issuer and the Guarantors to incur additional Senior Debt.

    As of the Merger Date, all of our subsidiaries are "Restricted Subsidiaries." However, under the circumstances described below under the subheading "—Certain Covenants—Designation of Restricted and Unrestricted Subsidiaries," we will be permitted to designate certain of our subsidiaries as "Unrestricted Subsidiaries." Our Unrestricted Subsidiaries are not subject to many of the restrictive covenants in the Indenture. Our Unrestricted Subsidiaries do not guarantee the Notes.

Principal, Maturity and Interest

    The Indenture provides for the issuance by the issuer of Notes with a maximum aggregate principal amount of $300 million, of which $200 million will be issued in this offering. The issuer may issue additional notes (the "Additional Notes") from time to time after this offering. Any offering of Additional Notes is subject to the covenant described below under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock." The Notes and any Additional Notes subsequently issued under the Indenture would be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. The issuer will issue Notes in denominations of $1,000 and integral multiples of $1,000. The Notes will mature on April 1, 2011.

    Interest on the Notes will accrue at the rate of 11 3/4% per annum and will be payable semi-annually in arrears on April 1 and October 1, commencing on October 1, 2001. The issuer will make each interest payment to the Holders of record on the immediately preceding March 15 and September 15.

    Interest on the Notes will accrue from the date of original issuance or, if interest has already been paid, from the date it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

Methods of Receiving Payments on the Notes

    If a Holder has given wire transfer instructions to the issuer, the issuer will pay all principal, interest and premium and Liquidated Damages, if any, on that Holder's Notes in accordance with those instructions. All other payments on Notes will be made at the office or agency of the Paying Agent and Registrar within the City and State of New York unless the issuer elects to make interest payments by check mailed to the Holders at their addresses set forth in the register of Holders.

Paying Agent and Registrar for the Notes

    The Trustee will initially act as Paying Agent and Registrar. The issuer may change the Paying Agent or Registrar without prior notice to the Holders, and the issuer or any of its Subsidiaries may act as Paying Agent or Registrar.

Transfer and Exchange

    A Holder may transfer or exchange Notes in accordance with the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the issuer may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The issuer is not required to transfer or exchange any Note selected for redemption.

Also, the issuer is not required to transfer or exchange any Note for a period of 15 days before a selection of Notes to be redeemed.

    The registered Holder of a Note will be treated as the owner of it for all purposes.

Note Guarantees

    On and after the Merger Date, the Guarantors will jointly and severally guarantee the issuer's obligations under the Notes. Each Note Guarantee will be subordinated to the prior payment in full of all Senior Debt of that Guarantor. The obligations of each Guarantor under its Note Guarantee will be limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law. See "Risk Factors—Federal and state statutes allow courts, under specific circumstances, to void guarantees and require noteholders to return payments received from guarantors."

    The Indenture will provide that a Guarantor may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into (whether or not such Guarantor is the surviving Person), another Person, other than the issuer or another Guarantor, unless:

  (1)
  immediately after giving effect to that transaction, no Default or Event of Default exists; and

  (2)
  either:

  (a)
  the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger is a corporation, partnership or limited liability company, organized or existing under (i) the laws of the United States, any state thereof or the District of Columbia or (ii) the laws of the same jurisdiction as that Guarantor and, in each case, assumes all the obligations of that Guarantor under the Indenture, its Note Guarantee and the Registration Rights Agreement pursuant to a supplemental indenture satisfactory to the Trustee; or

  (b)
  such sale or other disposition complies with the "Asset Sale" provisions of the Indenture, including the application of the Net Proceeds therefrom.

    The Note Guarantee of a Guarantor will be released:

  (1)
  in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the issuer, if the sale or other disposition of all or substantially all of the assets of that Guarantor complies with the "Asset Sale" provisions of the Indenture, including the application of the Net Proceeds therefrom;

  (2)
  in connection with any sale of all of the Capital Stock of a Guarantor to a Person that is not (either before or after giving effect to such transaction) a Restricted Subsidiary of the issuer, if the sale of all such Capital Stock of that Guarantor complies with the "Asset Sale" provisions of the Indenture, including the application of the Net Proceeds therefrom;

  (3)
  if the issuer properly designates any Restricted Subsidiary that is a Guarantor (other than the Egg Products Division) as an Unrestricted Subsidiary; or

  (4)
  in connection with any sale of Capital Stock of a Guarantor (other than the Egg Products Division) to a Person that results in the Guarantor no longer being a Subsidiary of the issuer, if the sale of such Capital Stock of that Guarantor complies with the "Asset Sale" provisions of the Indenture, including the application of the Net Proceeds therefrom.

Subordination

    The payment of principal, interest and premium and Liquidated Damages, if any, on the Notes will be subordinated to the prior payment in full in cash or Cash Equivalents of all Senior Debt of the issuer, including Senior Debt of the issuer incurred after the date of the Indenture.

    The holders of Senior Debt of the issuer will be entitled to receive payment in full in cash or Cash Equivalents of all Obligations due in respect of Senior Debt of the issuer (including interest after the commencement of any bankruptcy proceeding at the rate specified in the documentation for the applicable Senior Debt of the issuer) before the Holders of Notes will be entitled to receive any payment with respect to the Notes (except that Holders of Notes may receive and retain Permitted Junior Securities and payments made from the trust described under "—Legal Defeasance and Covenant Defeasance"), in the event of any distribution to creditors of the issuer:

  (1)
  in a liquidation or dissolution of the issuer;

  (2)
  in a bankruptcy, reorganization, insolvency, receivership or similar proceeding relating to the issuer or its property;

  (3)
  in an assignment for the benefit of creditors; or

  (4)
  in any marshaling of the issuer's assets and liabilities.

    The issuer also may not make any payment in respect of the Notes (except in Permitted Junior Securities or from the trust described under "—Legal Defeasance and Covenant Defeasance") if:

  (1)
  a payment default on Designated Senior Debt of the issuer occurs and is continuing beyond any applicable grace period; or

  (2)
  any other default occurs and is continuing on any series of Designated Senior Debt of the issuer that permits holders of that series of Designated Senior Debt of the issuer to accelerate its maturity and the Trustee receives a notice of such default (a "Payment Blockage Notice") from a representative of the holders of any Designated Senior Debt of the issuer.

    Payments on the Notes may and shall be resumed:

  (1)
  in the case of a payment default on Designated Senior Debt of the issuer, upon the date on which such default is cured or waived; and

  (2)
  in case of any default referred to in clause (2) of the immediately preceding paragraph on Designated Senior Debt of the issuer, the earlier of (x) the date on which such default is cured or waived, (y) 179 days after the date on which the applicable Payment Blockage Notice is received or (z) the date the Trustee receives notice from the representative for such Designated Senior Debt rescinding the Payment Blockage Notice, unless the maturity of such Designated Senior Debt of the issuer has been accelerated.

    No new Payment Blockage Notice may be delivered unless and until:

  (1)
  360 days have elapsed since the delivery of the immediately prior Payment Blockage Notice; and

  (2)
  all scheduled payments of principal, interest and premium and Liquidated Damages, if any, on the Notes that have come due have been paid in full in cash.

    No default referred to in clause (2) of the third immediately preceding paragraph that existed or was continuing on the date of delivery of any Payment Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Payment Blockage Notice unless such default has been cured or waived for a period of not less than 90 days.

    If the Trustee or any Holder of the Notes receives a payment in respect of the Notes (except in Permitted Junior Securities or from the trust described under "—Legal Defeasance and Covenant Defeasance") when:

  (1)
  the payment is prohibited by these subordination provisions; and

  (2)
  the Trustee or the Holder has actual knowledge that the payment is prohibited;

the Trustee or the Holder, as the case may be, shall hold the payment in trust for the benefit of the holders of Senior Debt of the issuer. Upon the proper written request of the holders of Senior Debt of the issuer, the Trustee or the Holder, as the case may be, shall deliver the amounts in trust to the holders of Senior Debt of the issuer or their proper representative.

    The issuer and the Trustee must promptly notify holders of its Senior Debt if payment of the Notes is accelerated because of an Event of Default.

    As a result of the subordination provisions described above, in the event of a bankruptcy, liquidation or reorganization of the issuer, Holders of Notes may recover less ratably than creditors of the issuer who are holders of Senior Debt of the issuer.

    Payments under the Note Guarantee of each Guarantor will be subordinated to the prior payment in full of all Senior Debt of such Guarantor, including Senior Debt of such Guarantor incurred after the date of the Indenture, on the same basis as provided above with respect to the subordination of payments on the Notes by the issuer to the prior payment in full of Senior Debt of the issuer. See "Risk Factors—Your right to receive payments on these Notes is junior to the issuer's existing senior indebtedness and possibly all its future borrowings."

    "Designated Senior Debt" means:

  (1)
  any Indebtedness outstanding under the Credit Agreement; and

  (2)
  any other Senior Debt permitted under the Indenture the principal amount of which is $25.0 million or more and that has been designated by the issuer as "Designated Senior Debt."

    "Permitted Junior Securities" means:

  (1)
  Equity Interests in the issuer or any Guarantor; or

  (2)
  debt securities that are subordinated to all Senior Debt and any debt securities issued in exchange for Senior Debt at least to the same extent as, or to a greater extent than, the Notes and the Note Guarantees are subordinated to Senior Debt under the Indenture.

    "Senior Debt" means:

  (1)
  all Indebtedness of the issuer or any Guarantor outstanding under the Credit Agreement and all Hedging Obligations with respect thereto, whether outstanding on the Merger Date or incurred thereafter;

  (2)
  any other Indebtedness of the issuer or any Guarantor permitted to be incurred under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Notes or any Note Guarantee; and

  (3)
  all Obligations with respect to the items listed in the preceding clauses (1) and (2) (including any interest accruing subsequent to the filing of a petition of bankruptcy at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable law).

    Notwithstanding anything to the contrary in the preceding, Senior Debt will not include:

  (1)
  any liability for federal, state, local or other taxes owed or owing by the issuer;

  (2)
  any Indebtedness of the issuer to any of its Subsidiaries or other Affiliates;

  (3)
  any trade payables;

  (4)
  the portion of any Indebtedness that is incurred in violation of the Indenture; or

  (5)
  Non-Recourse Debt.

Optional Redemption

    At any time prior to April 1, 2004, the issuer may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture at a redemption price of 111.75% of the principal amount thereof, plus accrued and unpaid interest and Liquidated Damages, if any, to the redemption date, with the net cash proceeds of one or more Equity Offerings of the issuer (or of the Parent to the extent such proceeds are contributed to the common equity of the issuer); provided that:

  (1)
  at least 65% of the aggregate principal amount of Notes issued under the Indenture remains outstanding immediately after the occurrence of such redemption (excluding Notes held by the issuer and its Subsidiaries); and

  (2)
  the redemption must occur within 60 days of the date of the closing of such Equity Offering.

    Except pursuant to the preceding paragraph, the Notes will not be redeemable at the issuer's option prior to April 1, 2006. The issuer is not prohibited, however, from acquiring the Notes by means other than a redemption, whether pursuant to an issuer tender offer or otherwise, assuming such acquisition does not otherwise violate the terms of the Indenture.

    After April 1, 2006, the issuer may redeem all or a part of the Notes upon not less than 30 nor more than 60 days' notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the applicable redemption date, if redeemed during the twelve-month period beginning on April 1 of the years indicated below:

Year	Percentage
2006	105.875%
2007	103.917%
2008	101.958%
2009 and thereafter	100.000%

Repurchase at the Option of Holders

  Change of Control

    If a Change of Control occurs, each Holder of Notes will have the right to require the issuer to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of that Holder's Notes pursuant to a Change of Control Offer on the terms set forth in the Indenture. In the Change of Control Offer, the issuer will offer a Change of Control Payment in cash equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest and Liquidated Damages, if any, thereon, to the date of purchase. Within 30 days following any Change of Control, the issuer will mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase Notes on the Change of Control Payment Date specified in such notice, which date shall be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice. The issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the

Indenture, the issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the Indenture by virtue of such conflict.

    On the Change of Control Payment Date, the issuer will, to the extent lawful:

  (1)
  accept for payment all Notes or portions thereof properly tendered pursuant to the Change of Control Offer;

  (2)
  deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all Notes or portions thereof so tendered; and

  (3)
  deliver or cause to be delivered to the Trustee the Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of Notes or portions thereof being purchased by the issuer.

    The Paying Agent will promptly mail to each Holder of Notes so tendered the Change of Control Payment for such Notes, and the Trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $1,000 or an integral multiple thereof.

    Prior to complying with any of the provisions of this "Change of Control" covenant, but in any event within 90 days following a Change of Control, the issuer will either repay all outstanding Senior Debt or obtain the requisite consents, if any, under all agreements governing outstanding Senior Debt to permit the repurchase of Notes required by this covenant. The issuer will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

    The agreements governing the outstanding Senior Debt of Michael Foods and the Credit Agreement will prohibit the issuer from purchasing any Notes, and also provide that certain change of control events with respect to Michael Foods would constitute a default under these agreements. Any future credit agreements or other agreements relating to Senior Debt to which the issuer becomes a party may contain similar restrictions and provisions. In the event a Change of Control occurs at a time when the issuer is prohibited from purchasing Notes, the issuer could seek the consent of its senior lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the issuer does not obtain such a consent or repay such borrowings, the issuer will remain prohibited from purchasing Notes. In such case, the issuer's failure to purchase tendered Notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under such Senior Debt. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the Holders of Notes.

    The provisions described above that require the issuer to make a Change of Control Offer following a Change of Control will be applicable regardless of whether any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control, the Indenture does not contain provisions that permit the Holders of the Notes to require that the issuer repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

    The issuer will not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by the issuer and purchases all Notes validly tendered and not withdrawn under such Change of Control Offer.

    The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of "all or substantially all" of the properties or assets of the issuer and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase "substantially all," there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a Holder of Notes to require the issuer to repurchase such Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of the issuer and its Subsidiaries taken as a whole to another Person or group may be uncertain.

  Asset Sales

    The issuer will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

  (1)
  the issuer (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value of the assets or Equity Interests issued or sold or otherwise disposed of;

  (2)
  such fair market value is determined by the issuer's Board of Directors and evidenced by a resolution of the Board of Directors set forth in an Officers' Certificate delivered to the Trustee; and

  (3)
  at least 75% of the consideration therefor received by the issuer or such Restricted Subsidiary is in the form of cash or Cash Equivalents. For purposes of this provision, each of the following shall be deemed to be cash:

  (a)
  any liabilities (as shown on the issuer's or such Restricted Subsidiary's most recent balance sheet) of the issuer or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes or any Note Guarantee) that are assumed by the transferee of any such assets and where the issuer and all Restricted Subsidiaries are released from any further liability in connection therewith;

  (b)
  any securities, notes or other obligations received by the issuer or any such Restricted Subsidiary from such transferee that are converted by the issuer or such Restricted Subsidiary into cash within 180 days thereafter (to the extent of the cash received in that conversion);

  (c)
  any Designated Noncash Consideration received by the issuer or any of its Restricted Subsidiaries in such Asset Sale having a fair market value, taken together with all other Designated Noncash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed 15% of Total Net Tangible Assets at the time of the receipt of such Designated Noncash Consideration, with the fair market value of each item of Designated Noncash Consideration being measured at the time received without giving effect to subsequent changes in value; and

  (d)
  any combination thereof.

    For purposes of paragraph (3) above, any liabilities of the issuer or any Restricted Subsidiary that are not assumed by the transferee of such assets in respect of which the issuer and all Restricted Subsidiaries are not released from any future liabilities in connection therewith shall not be considered consideration.

    Within 365 days after the receipt of any Net Proceeds from an Asset Sale, the issuer may apply such Net Proceeds at its option:

  (1)
  to repay Senior Debt and, if the Senior Debt repaid is revolving credit Indebtedness, to correspondingly reduce commitments with respect thereto;

  (2)
  to acquire all or substantially all of the assets of, or a majority of the Voting Stock of, another Permitted Business;

  (3)
  to acquire other assets, including investments in property or capital expenditures, that are used or useful in a Permitted Business; or

  (4)
  any combination of the foregoing.

Pending the final application of any such Net Proceeds, the issuer may temporarily reduce revolving credit borrowings or otherwise invest such Net Proceeds in any manner that is not prohibited by the Indenture.

    Any Net Proceeds from Asset Sales that are not applied or invested as provided in the preceding paragraph will constitute "Excess Proceeds." When the aggregate amount of Excess Proceeds exceeds $10.0 million, the issuer will make an Asset Sale Offer to all Holders of Notes and all holders of other Indebtedness that is pari passu with the Notes containing provisions similar to those set forth in the Indenture with respect to offers to purchase with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such other pari passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of principal amount plus accrued and unpaid interest and Liquidated Damages, if any, to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, the issuer may use such Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and such other pari passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the Trustee shall select the Notes and such other pari passu Indebtedness to be purchased on a pro rata basis based on the principal amount of Notes and such other pari passu Indebtedness tendered. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

    The issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sales provisions of the Indenture, the issuer will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the Indenture by virtue of such conflict.

    The agreements governing the outstanding Senior Debt of Michael Foods and the Credit Agreement will prohibit the issuer from purchasing any Notes, and also provide that certain asset sale events with respect to the issuer would constitute a default under these agreements. Any future credit agreements or other agreements relating to Senior Debt to which the issuer becomes a party may contain similar restrictions and provisions. In the event an Asset Sale occurs at a time when the issuer is prohibited from purchasing Notes, the issuer could seek the consent of its senior lenders to the purchase of Notes or could attempt to refinance the borrowings that contain such prohibition. If the issuer does not obtain such a consent or repay such borrowings, the issuer will remain prohibited from purchasing Notes. In such case, the issuer's failure to purchase tendered Notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under such Senior Debt. In such circumstances, the subordination provisions in the Indenture would likely restrict payments to the Holders of Notes.

Selection and Notice

    If less than all of the Notes are to be redeemed at any time, the Trustee will select Notes for redemption as follows:

  (1)
  if the Notes are listed, in compliance with the requirements of the principal national securities exchange on which the Notes are listed; or

  (2)
  if the Notes are not so listed, on a pro rata basis, by lot or by such method as the Trustee shall deem fair and appropriate.

    No Notes of $1,000 or less shall be redeemed in part. Notices of redemption shall be mailed by first class mail at least 30 but not more than 60 days before the redemption date to each Holder of Notes to be redeemed at its registered address. Notices of redemption may not be conditional.

    If any Note is to be redeemed in part only, the notice of redemption that relates to that Note shall state the portion of the principal amount thereof to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original Note will be issued in the name of the Holder thereof upon cancellation of the original Note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of them called for redemption.

Certain Covenants

  Restricted Payments

    The issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

  (1)
  declare or pay any dividend or make any other payment or distribution on account of the issuer's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the issuer or any of its Restricted Subsidiaries) or to the direct or indirect holders of the issuer's or any of its Restricted Subsidiaries' Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of the issuer or to the issuer or a Restricted Subsidiary of the issuer);
  (2)
  purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving the issuer) any Equity Interests of the issuer, the Parent or any Subsidiary of the issuer (other than a Wholly Owned Restricted Subsidiary);
  (3)
  make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Notes or the Note Guarantees, except a payment of interest or principal at the Stated Maturity thereof; or
  (4)
  make any Restricted Investment (all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as "Restricted Payments"),

unless, at the time of and after giving effect to such Restricted Payment:

  (1)
  no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof; and
  (2)
  the issuer would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four-quarter period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock;" and
  (3)
  such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the issuer and its Restricted Subsidiaries after the date of the Indenture (excluding Restricted Payments permitted by clauses (2), (3), (6), (7), (8), and (10) of the next succeeding paragraph), is less than the sum, without duplication, of:
  (a)
  50% of the Consolidated Net Income of the issuer for the period (taken as one accounting period) beginning on the Merger Date and ending on the date of the issuer's most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit), plus

    (b)
    100% of the aggregate net cash proceeds received by the issuer subsequent to the Merger Date as a contribution to its common equity capital or from the issue or sale of Equity Interests of the issuer (other than Excluded Contributions or net cash proceeds from the issue and sale of Disqualified Stock) or from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of the issuer that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of the issuer); plus
    (c)
    an amount equal to the net reduction in Investments by the issuer and its Restricted Subsidiaries, subsequent to the Merger Date, resulting from payments of interest on Indebtedness, dividends, repayments of loans or advances or other transfers of assets, in each case to the issuer or any such Restricted Subsidiary from any such Investment, or from the net cash proceeds from the sale of any such Investment, or from a redesignation of an Unrestricted Subsidiary to a Restricted Subsidiary, but only if and to the extent such amounts are not included in the calculation of Consolidated Net Income and not to exceed in the case of any Investment the amount of the Investment previously made by the issuer or any Restricted Subsidiary in such Person or Unrestricted Subsidiary; provided, that any amounts in excess of the amount of the Investment previously made may be added to the amounts otherwise available under this clause (c) to make Restricted Investments pursuant to this clause (3).

    So long as no Default has occurred and is continuing or would be caused thereby, the preceding provisions will not prohibit:

  (1)
  the payment of any dividend within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of the Indenture;
  (2)
  the redemption, repurchase, retirement, defeasance or other acquisition of any subordinated Indebtedness of the issuer or any Restricted Subsidiary or of any Equity Interests of the issuer in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary of the issuer) of, Equity Interests of the issuer other than Disqualified Stock; provided that the amount of any such net cash proceeds that are utilized for any such redemption, repurchase, retirement, defeasance or other acquisition shall be excluded from clause (3)(b) of the preceding paragraph;
  (3)
  the defeasance, redemption, repurchase or other acquisition of subordinated Indebtedness of the issuer or any Restricted Subsidiary with the net cash proceeds from an incurrence of Permitted Refinancing Indebtedness;
  (4)
  the payment of any dividend by a Restricted Subsidiary of the issuer to the holders of any series or class of its common Equity Interests on a pro rata basis;
  (5)
  the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of the issuer and any distribution, loan or advance to the Parent for the repurchase, redemption or other acquisition or retirement for value of any Equity Interests, of the Parent, in each case held by any former or current employees, officers, directors or consultants of the issuer or any of its Restricted Subsidiaries or their respective estates, spouses or family members under any management equity plan or stock option or other management or employee benefit plan upon the death, disability or termination of employment of such Persons, in an amount not to exceed $2.0 million in any calendar year; provided that the issuer may carry over and make in a subsequent calendar year, in addition to the amounts permitted for such calendar year, the amount of such purchases, redemptions or other acquisitions or retirements for value permitted to have been made but not made in any preceding calendar year up to a maximum of $6.0 million in any calendar year; and provided further that such amount in any calendar year may be increased by an amount not to exceed (i) the net cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the issuer (or the Parent to the extent such net cash proceeds are contributed to the common equity of the issuer) to employees, officers, directors or consultants of the issuer and its Restricted Subsidiaries that occurs after the Merger Date (to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments pursuant to clause (2) above or previously applied to the payment of Restricted Payments pursuant to this clause (5)) plus (ii) the cash proceeds of key man life insurance policies received by the issuer and its Restricted Subsidiaries after the Merger Date less any amounts previously applied to the payment of Restricted Payments pursuant to this clause (5); provided further that cancellation of Indebtedness owing to the issuer from employees, officers, directors and consultants of the issuer or any of its Restricted Subsidiaries in connection with a repurchase of Equity Interests of the issuer from such Persons will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provisions of the Indenture; provided further that the net cash proceeds from such sales of Equity Interests described in clause (i) of this clause (5) shall be excluded from clause 3(b) of the preceding paragraph to the extent such proceeds have been or are applied to the payment of Restricted Payments pursuant to this clause (5);

  (6)
  the payment of dividends or other distributions or the making of loans or advances to the Parent in amounts required for the Parent to pay franchise taxes and other fees required to maintain its existence and provide for all other operating costs of the Parent to the extent attributable to the ownership or operation of the issuer and its Restricted Subsidiaries, including, without limitation, in respect of director fees and expenses, administrative, legal and accounting services provided by third parties and other costs and expenses including all costs and expenses with respect to filings with the SEC, of up to an aggregate under this clause (6) of $500,000 per fiscal year plus any indemnification claims made by directors or officers of the Parent attributable to the ownership or operation of the issuer and its Restricted Subsidiaries;
  (7)
  the payment of dividends or other distributions by the issuer to the Parent in amounts required to pay the tax obligations of the Parent attributable to the issuer and its Subsidiaries determined as if the issuer and its Subsidiaries had filed a separate consolidated, combined or unitary return for the relevant taxing jurisdiction; provided that (x) the amount of dividends paid pursuant to this clause (7) to enable the Parent to pay Federal and state income taxes (and franchise taxes based on income) at any time shall not exceed the amount of such Federal and state income taxes (and franchise taxes based on income) actually owing by the Parent at such time to the respective tax authorities for the respective period and (y) any refunds received by the Parent attributable to the issuer or any of its Subsidiaries shall promptly be returned by the Parent to the issuer through a contribution or purchase of common stock (other than Disqualified Stock) of the issuer from the issuer;
  (8)
  repurchases of Capital Stock deemed to occur upon the cashless exercise of stock options and warrants;
  (9)
  other Restricted Payments not otherwise permitted pursuant to this covenant in an aggregate amount not to exceed $25.0 million;
  (10)
  Restricted Payments to holders of equity interests of Michael Foods contemplated by the Merger Agreement;
  (11)
  the declaration and payment of dividends and distributions to holders of any class or series of Disqualified Stock of the issuer or any of its Restricted Subsidiaries issued or incurred in accordance with the covenant described below under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock"; and
  (12)
  Investments that are made with Excluded Contributions.

    The amount of all Restricted Payments (other than cash) shall be the fair market value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued to or by the issuer or such Subsidiary, as the case may be, pursuant to the Restricted Payment. The fair market value of any assets or securities that are required to be valued by this covenant shall be determined by the Board of Directors whose resolution with respect thereto shall be delivered to the Trustee. The Board of Directors' determination must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if the fair market value exceeds $5.0 million. Not later than the date of making any Restricted Payment, the issuer shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this "Restricted Payments" covenant were computed, together with a copy of any fairness opinion or appraisal required by the Indenture.

  Incurrence of Indebtedness and Issuance of Preferred Stock

    The issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt), and the issuer will not issue any Disqualified Stock and the issuer will not permit any of its Restricted Subsidiaries to issue any Disqualified Stock or preferred stock; provided, however, that the issuer and the Guarantors may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock, if the Fixed Charge Coverage Ratio for the issuer's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock is issued would have been at least 2.00 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or Disqualified Stock had been issued, as the case may be, at the beginning of such four-quarter period.

    So long as no Default shall have occurred and be continuing or would be caused thereby, the first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, "Permitted Debt"):

  (1)
  (a) the incurrence by the issuer or any Guarantor of Indebtedness under the Credit Agreement (and the incurrence by the Guarantors of guarantees thereof) in an aggregate principal amount at any one time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the issuer and the Guarantors thereunder) not to exceed $470 million and (b) the incurrence by the issuer or any Guarantor of additional Indebtedness under Credit Facilities (and the incurrence by the Guarantors of guarantees thereof) in an aggregate principal amount at any one time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the issuer and the Guarantors thereunder) not to exceed the amount, if any, by which (x) the amount of the Borrowing Base as of the date of such incurrence exceeds (y) the aggregate amount of Indebtedness permitted to be incurred pursuant to the immediately preceding clause (a) as of the date of such incurrence, less, in the case of each of clause (a) and (b) the aggregate amount of all Net Proceeds of Asset Sales applied by the issuer or any Guarantor to repay any Indebtedness under the Credit Agreement or the Credit Facilities (and, in the case of any revolving credit Indebtedness under the Credit Agreement or a Credit Facility, to effect a corresponding commitment reduction thereunder) pursuant to the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales";
  (2)
  the incurrence by the issuer or any Guarantor of the Existing Indebtedness;
  (3)
  the incurrence by the issuer and its Restricted Subsidiaries of Indebtedness represented by the Notes to be issued on the date of the Indenture and the related Note Guarantees and the Exchange Notes and the related Note Guarantees to be issued pursuant to the Registration Rights Agreement;

  (4)
  the incurrence by the issuer or any of its Restricted Subsidiaries of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case, incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property, plant or equipment used in the business of the issuer or any of its Restricted Subsidiaries in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (4), not to exceed $15 million at any time outstanding;
  (5)
  the incurrence by the issuer or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to refund, refinance or replace Indebtedness (other than intercompany Indebtedness) that was permitted by the Indenture to be incurred under the first paragraph of this covenant or clauses (2), (3), (4), (5) or (15) of this paragraph;
  (6)
  the incurrence by the issuer or any of its Restricted Subsidiaries of intercompany Indebtedness between or among the issuer and any of its Restricted Subsidiaries; provided, however, that:
  (a)
  if the issuer or any Guarantor is the obligor on such Indebtedness, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations with respect to the Notes, in the case of the issuer, or the Note Guarantee, in the case of a Guarantor; and
  (b)
  (i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than the issuer or a Restricted Subsidiary thereof and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either the issuer or a Restricted Subsidiary thereof, shall be deemed, in each case, to constitute an incurrence of such Indebtedness by the issuer or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);
  (7)
  the incurrence by the issuer or any of its Restricted Subsidiaries of Hedging Obligations that are incurred:
  (a)
  for the purpose of fixing or hedging interest rate risk with respect to any floating rate Indebtedness that is permitted by the terms of this Indenture to be outstanding;
  (b)
  for the purpose of fixing or hedging currency exchange rate risk with respect to any currency exchanges; or
  (c)
  for the purpose of fixing or hedging commodity price risk with respect to any commodity purchases;
  (8)
  the guarantee by the issuer or any Guarantor of Indebtedness of the issuer or a Restricted Subsidiary of the issuer that was permitted to be incurred by another provision of this covenant;
  (9)
  the accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, and the payment of dividends on Disqualified Stock in the form of additional shares of the same class of Disqualified Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock for purposes of this covenant; provided, in each such case, that the amount thereof is included in Fixed Charges of the issuer as accrued;
  (10)
  the incurrence by the issuer's Unrestricted Subsidiaries of Non-Recourse Debt, provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of an Unrestricted

    Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary of the issuer that was not permitted by this clause (10);

  (11)
  the incurrence by the issuer or any of its Restricted Subsidiaries of Indebtedness constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including, without limitation, letters of credit in respect of workers' compensation claims or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers' compensation claims or self-insurance; provided, however, that, upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;
  (12)
  the incurrence by the issuer or any of its Restricted Subsidiaries of Indebtedness arising from agreements of the issuer or such Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or Capital Stock of a Restricted Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided that:
  (a)
  that Indebtedness is not reflected on the balance sheet of the issuer or any Restricted Subsidiary (contingent obligations referred to in a footnote or footnotes to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on that balance sheet for purposes of this clause (a)); and
  (b)
  the maximum assumable liability in respect of that Indebtedness shall at no time exceed the gross proceeds including noncash proceeds (the fair market value of those noncash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the issuer and/or that Restricted Subsidiary in connection with that disposition;
  (13)
  the issuance of preferred stock by any of the issuer's Restricted Subsidiaries issued to the issuer or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Equity Securities or any other event that results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of preferred stock (except to the issuer or another Restricted Subsidiary) shall be deemed in each case to be an issuance of such shares of preferred stock;
  (14)
  the incurrence by the issuer or any of its Restricted Subsidiaries of obligations in respect of performance and surety bonds and completion guarantees provided by the issuer or such Restricted Subsidiary in the ordinary course of business;
  (15)
  the incurrence by the issuer or any Guarantor of Indebtedness in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to refund, refinance or replace any Indebtedness incurred pursuant to this clause (15), not to exceed $30 million;
  (16)
  the incurrence by the Foreign Restricted Subsidiaries of the issuer of Indebtedness in an aggregate principal amount at any one time outstanding (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of the Restricted Subsidiaries under any credit facility entered into in connection therewith) not to exceed the greater of (x) $20 million or (y) the amount of the Foreign Borrowing Base as of the date of such incurrence; and
  (17)
  the incurrence of any Indebtedness by a Receivables Subsidiary that is not recourse to the issuer or any other Restricted Subsidiary of the issuer (other than Standard Securitization Undertakings) incurred in connection with a Qualified Receivables Transaction.

    For purposes of determining compliance with this "Incurrence of Indebtedness and Issuance of Preferred Stock" covenant, in the event that any proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (17) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, the issuer will be permitted to classify such item of Indebtedness on the date of its incurrence in any manner that complies with this covenant. Indebtedness under the Credit Agreement immediately following the Merger shall be deemed to have been incurred on the Merger Date in reliance on the exception provided by clause (1) of the definition of Permitted Debt.

  Limitation on Senior Subordinated Debt

    The issuer will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to any Senior Debt of the issuer and senior in any respect in right of payment to the Notes. No Guarantor will incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is subordinate or junior in right of payment to the Senior Debt of such Guarantor and senior in any respect in right of payment to such Guarantor's Note Guarantee.

  Liens

    The issuer will not, and will not permit any of its Restricted Subsidiaries to, create, incur, assume or otherwise cause or suffer to exist or become effective any Lien of any kind securing Indebtedness, Attributable Debt or trade payables (other than Permitted Liens) upon any of their property or assets, now owned or hereafter acquired, unless all payments due under the Indenture and the Notes are secured on an equal and ratable basis with the obligations so secured until such time as such obligations are no longer secured by a Lien.

  Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

    The issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

  (1)
  pay dividends or make any other distributions on its Capital Stock to the issuer or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to the issuer or any of its Restricted Subsidiaries;
  (2)
  make loans or advances to the issuer or any of its Restricted Subsidiaries; or
  (3)
  transfer any of its properties or assets to the issuer or any of its Restricted Subsidiaries.

    However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

  (1)
  Existing Indebtedness as in effect on the date of the Indenture and the Credit Agreement as in effect on the Merger Date and any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings thereof; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are no more restrictive, taken as a whole, with respect to such encumbrances than those contained in such Existing Indebtedness, as in effect on the date of the Indenture;
  (2)
  the Indenture, the Notes and the Note Guarantees;
  (3)
  applicable law or regulation;

  (4)
  any agreements or instrument governing Indebtedness or Capital Stock of a Person acquired by the issuer or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred;
  (5)
  customary non-assignment provisions in leases entered into in the ordinary course of business;
  (6)
  purchase money obligations for property acquired in the ordinary course of business that impose restrictions on the property so acquired of the nature described in clause (3) of the preceding paragraph;
  (7)
  an agreement entered into for the sale or disposition of Capital Stock or assets of a Restricted Subsidiary or an agreement entered into for the sale of specified assets (in either case, so long as such encumbrance or restriction, by its terms, terminates on the earlier of the termination of such agreement or the consummation of such agreement and so long as such restriction applies only to the Capital Stock or assets to be sold);
  (8)
  Permitted Refinancing Indebtedness, provided that the encumbrances and restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;
  (9)
  Permitted Liens securing Indebtedness that limit the right of the debtor to dispose of the assets subject to such Lien;
  (10)
  customary limitations on the disposition or distribution of assets or property in joint venture agreements and other similar agreements entered into in the ordinary course of business; and
  (11)
  any Purchase Money Note, or other Indebtedness or contractual requirements of a Receivables Subsidiary in connection with a Qualified Securitization Transaction; provided that such restrictions only apply to such Receivables Subsidiary.

  Merger, Consolidation or Sale of Assets

    The issuer will not, directly or indirectly, consolidate or merge with or into another Person (whether or not the issuer is the surviving corporation), and the issuer will not, and will not cause or permit any Restricted Subsidiary to, sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of the issuer and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person (including by way of consolidation or merger), unless:

  (1)
  either: (a) the issuer or such Restricted Subsidiary, as the case may be, is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than the issuer or such Restricted Subsidiary) or to which such sale, assignment, transfer, conveyance or other disposition shall have been made is a corporation, partnership or limited liability company organized or existing under the laws of the United States, any state thereof or the District of Columbia; provided, that in the case such Person is a limited liability company or a partnership, a co-obligor of the Notes is a corporation;
  (2)
  the Person formed by or surviving any such consolidation or merger (if other than the issuer or such Restricted Subsidiary) or the Person to which such sale, assignment, transfer, conveyance or other disposition shall have been made assumes all the obligations of the issuer or such Restricted Subsidiary (if such Restricted Subsidiary is a Guarantor), as the case may be, under the Notes, the Indenture and the Registration Rights Agreement pursuant to agreements reasonably satisfactory to the Trustee;

  (3)
  immediately after such transaction no Default or Event of Default exists; and
  (4)
  the issuer or the Person formed by or surviving any such consolidation or merger (if other than the issuer), or to which such sale, assignment, transfer, conveyance or other disposition shall have been made, will, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock."

    In addition, neither the issuer nor any Restricted Subsidiary may, directly or indirectly, lease all or substantially all of its properties or assets, in one or more related transactions, to any other Person. This "Merger, Consolidation or Sale of Assets" covenant will not apply to (i) a sale, assignment, transfer, conveyance or other disposition of assets between or among the issuer and any of its Restricted Subsidiaries or (ii) the Merger on the terms set forth in the Merger Agreement and as described in the Prospectus.

  Transactions with Affiliates

    The issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each, an "Affiliate Transaction"), unless:

  (1)
  such Affiliate Transaction is on terms that are no less favorable to the issuer or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the issuer or such Restricted Subsidiary with an unrelated Person; and
  (2)
  the issuer delivers to the Trustee:
  (a)
  with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $1.0 million, a resolution of the Board of Directors set forth in an Officers' Certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors; and
  (b)
  with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, an opinion as to the fairness to the issuer or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing.

    The following items shall not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

  (1)
  any consulting or employment agreement entered into by the issuer or any of its Restricted Subsidiaries consistent with the past practice of the issuer or such Restricted Subsidiary;
  (2)
  transactions between or among the issuer and/or its Restricted Subsidiaries;
  (3)
  payment of reasonable directors fees to directors of the issuer and the Parent and the provision of customary indemnification to directors and officers of the issuer and the Parent;
  (4)
  sales of Equity Interests (other than Disqualified Stock) to Affiliates of the issuer;

  (5)
  any tax sharing agreement or arrangement and payments pursuant thereto among the issuer and its Subsidiaries and any other Person with which the issuer or its Subsidiaries is required or permitted to file a consolidated tax return or with which the issuer or any of its Restricted Subsidiaries is or could be part of a consolidated group for tax purposes in amounts not otherwise prohibited by the Indenture;

  (6)
  Restricted Payments that are permitted by the provisions of the Indenture described above under the caption "—Restricted Payments";

  (7)
  the payment (directly or through the Parent) of annual management, consulting, monitoring and advising fees and related expenses to the Equity Sponsors and their respective Affiliates pursuant to management agreements entered into in connection with the Merger pursuant to the Merger Agreement and as described herein under "Certain Relationships and Related Transactions—Management Agreement";

  (8)
  payments by the issuer or any of its Restricted Subsidiaries to the Equity Sponsors and their respective Affiliates for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are approved by the majority of the Board of Directors of the issuer in good faith and are in an amount not to exceed the greater of (i) $1.0 million or (ii) 1.25% of the aggregate transaction value (including enterprise value in connection with acquisitions or divestitures) (or portion thereof) in respect of which such services are rendered;

  (9)
  loans to employees that are approved in good faith by a majority of the Board of Directors of the issuer in an amount not to exceed $3.0 million outstanding at any time;

  (10)
  agreements (and payments relating thereto) entered into in connection with the Merger Agreement and as otherwise described herein, as the same may be amended, modified or replaced from time to time, so long as any amendment, modification or replacement is no less favorable to the issuer and its Restricted Subsidiaries than the agreement described herein and in effect on the Merger Date;

  (11)
  transactions with a joint venture engaged in a Permitted Business; provided that all the outstanding ownership interests of such joint venture are owned only by the issuer, its Restricted Subsidiaries and Persons who are not Affiliates of the issuer; and

  (12)
  transactions between a Receivables Subsidiary and any Person in which the Receivables Subsidiary has an Investment.

  Additional Note Guarantees

    If the issuer or any of its Restricted Subsidiaries acquires or creates another Domestic Subsidiary (other than a Receivables Subsidiary) on or after the Merger Date, then that newly acquired or created Domestic Subsidiary (other than an Immaterial Subsidiary) must become a Guarantor and execute a supplemental indenture and deliver an Opinion of Counsel to the Trustee within 20 Business Days of the date on which it was acquired or created.

  Designation of Restricted and Unrestricted Subsidiaries

    The Board of Directors of the issuer may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default; provided that in no event shall (i) there be any Unrestricted Subsidiaries on or immediately following the Merger Date and (ii) the business currently operated by the Egg Products Division be transferred to or held by an Unrestricted Subsidiary. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate fair market value of all outstanding Investments owned by the issuer and its Restricted Subsidiaries in the Subsidiary so designated (after giving effect to any sale of Equity Interests of such Subsidiary in connection with such designation) will be deemed to be a Restricted Investment made as of the time of such designation and will either reduce the amount available for Restricted Payments under the first paragraph of the covenant described above under the caption "—Restricted Payments" or reduce the amount available for future Investments under one or more clauses of the definition of "Permitted Investments". That designation will only be permitted if such Investment would be permitted at that time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. The Board of Directors of the issuer may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the issuer of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock," calculated on a pro forma basis as if such designation had occurred at the beginning of the four-quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

  Sale and Leaseback Transactions

    The issuer will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that the issuer or any Restricted Subsidiary may enter into a sale and leaseback transaction if:

  (1)
  the issuer or that Restricted Subsidiary, as applicable, could have incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the Fixed Charge Coverage Ratio test in the first paragraph of the covenant described above under the caption "—Incurrence of Indebtedness and Issuance of Preferred Stock";

  (2)
  the gross cash proceeds of that sale and leaseback transaction are at least equal to the fair market value, as determined in good faith by the Board of Directors and set forth in an Officers' Certificate delivered to the Trustee, of the property that is the subject of that sale and leaseback transaction; and

  (3)
  the transfer of assets in that sale and leaseback transaction is permitted by, and the issuer applies the proceeds of such transaction in compliance with, the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales."

  Limitations on Issuances of Guarantees of Indebtedness

    The issuer will not permit any of its Restricted Subsidiaries, directly or indirectly, to Guarantee or pledge any assets to secure the payment of any other Indebtedness of the issuer unless either (1) such Restricted Subsidiary is a Guarantor or (2) such Restricted Subsidiary simultaneously executes and delivers a supplemental indenture providing for the Guarantee of the payment of the Notes by such Restricted Subsidiary, which Guarantee shall be senior to or pari passu with such Subsidiary's Guarantee of or pledge to secure such other Indebtedness, unless such other Indebtedness is Senior Debt, in which case the Guarantee of the Notes may be subordinated to the Guarantee of such Senior Debt to the same extent as the Notes are subordinated to such Senior Debt.

    Notwithstanding the preceding paragraph, any Note Guarantee will provide by its terms that it will be automatically and unconditionally released and discharged under the circumstances described above under the caption "—Note Guarantees." The form of the Note Guarantee will be attached as an exhibit to the Indenture.

  Business Activities

    The issuer will not, and will not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses.

  Payments for Consent

    The issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any Holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid and is paid to all Holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

  Reports

    Whether or not required by the Commission, so long as any Notes are outstanding, the issuer will furnish to the Holders of Notes, within the time periods specified in the Commission's rules and regulations:

  (1)
  all quarterly and annual financial information that would be required to be contained in a filing with the Commission on Forms 10-Q and 10-K if the issuer were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report on the annual financial statements by the issuer's certified independent accountants; and

  (2)
  all current reports that would be required to be filed with the Commission on Form 8-K if the issuer were required to file such reports.

    In addition, following the date by which the issuer is required to consummate the exchange offer contemplated by the Registration Rights Agreement, whether or not required by the Commission, the issuer will file a copy of all of the information and reports referred to in clauses (1) and (2) above with the Commission for public availability within the time periods specified in the Commission's rules and regulations (unless the Commission will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. In addition, the issuer and the Guarantors have agreed that, for so long as any Notes (but not the Exchange Notes) remain outstanding, they will furnish to the Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

    If the issuer has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraph shall include a reasonably detailed presentation, either on the face of the financial statements or in the footnotes thereto, and in "Management's Discussion and Analysis of Financial Condition and Results of Operations," of the financial condition and results of operations of the issuer and its Restricted Subsidiaries separate from the financial condition and results of operations of the Unrestricted Subsidiaries of the issuer.

Events of Default and Remedies

    Each of the following is an Event of Default:

  (1)
  default for 30 days in the payment when due of interest on, or Liquidated Damages with respect to, the Notes whether or not prohibited by the subordination provisions of the Indenture;

  (2)
  default in payment when due of the principal of, or premium, if any, on the Notes, whether or not prohibited by the subordination provisions of the Indenture;

  (3)
  failure by the issuer or any of its Restricted Subsidiaries to comply with the provisions described under the captions "—Repurchase at the Option of Holders—Change of Control," "—Repurchase at the Option of Holders—Asset Sales," "—Mandatory Redemption—Special Redemption" or "—Certain Covenants—Merger, Consolidation or Sale of Assets";

  (4)
  failure by the issuer or any of its Restricted Subsidiaries for 45 days after notice by the Trustee or by Holders of at least 25% in principal amount of the then outstanding Notes to comply with any of the other agreements in the Indenture;

  (5)
  default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the issuer or any of its Restricted Subsidiaries (or the payment of which is guaranteed by the issuer or any of its Restricted Subsidiaries) whether such Indebtedness or guarantee now exists, or is created after the date of the Indenture, if that default:

  (a)
  is caused by a failure to pay principal of, or interest or premium, if any, on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default"); or

  (b)
  results in the acceleration of such Indebtedness prior to its express maturity,

    and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $15.0 million or more (other than the 7.58% Notes to be repaid in connection with the Merger so long as such 7.58% Notes are repaid within 35 days of the Merger Date);

  (6)
  failure by the issuer or any of its Restricted Subsidiaries to pay final judgments aggregating in excess of $15.0 million, which judgments are not paid, discharged or stayed for a period of 60 days after such judgments have become final and non-appealable and, in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree that is not promptly stayed;

  (7)
  except as permitted by the Indenture, any Note Guarantee of a Guarantor (other than an Immaterial Guarantor) shall be held in any judicial proceeding to be unenforceable or invalid or shall cease for any reason to be in full force and effect or any Guarantor (other than an Immaterial Guarantor), or any Person acting on behalf of any Guarantor (other than an Immaterial Guarantor), shall deny or disaffirm its obligations under its Note Guarantee;

  (8)
  the Pledge Agreement shall cease to be in full force and effect or enforceable in accordance with its terms (other than in accordance with its terms) or the issuer denies or disaffirms its obligations under the Pledge Agreement or the obligations under the Pledge Agreement cease to be secured by a perfected first priority security interest in any portion of the collateral purported to be pledged under the Pledge Agreement (other than in accordance with its terms); and

  (9)
  certain events of bankruptcy or insolvency with respect to the issuer or any of its Significant Subsidiaries or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary.

    In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to the issuer or any Restricted Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately by notice in writing to the issuer specifying the respective Event of Default; provided, however, that so long as any Indebtedness permitted to be incurred pursuant to the Credit Agreement shall be outstanding, that acceleration shall not be effective until the earlier of (1) an acceleration of Indebtedness under the Credit Agreement; or (2) five business days after receipt by the issuer and the Agent under Credit Agreement of written notice of the acceleration of the Notes.

    Holders of the Notes may not enforce the Indenture or the Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest or Liquidated Damages) if it determines that withholding notice is in their interest.

    The Holders of a majority in aggregate principal amount of the Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or Liquidated Damages on, or the principal of, the Notes.

    In the case of any Event of Default occurring by reason of any willful action or inaction taken or not taken by or on behalf of the issuer with the intention of avoiding payment of the premium that the issuer would have had to pay if the issuer then had elected to redeem the Notes pursuant to the optional redemption provisions of the Indenture, an equivalent premium shall also become and be immediately due and payable to the extent permitted by law upon the acceleration of the Notes. If an Event of Default occurs during any time that the Notes are outstanding, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the issuer with the intention of avoiding the prohibition on redemption of the Notes, then the premium specified in the Indenture shall also become immediately due and payable to the extent permitted by law upon the acceleration of the Notes.

    The issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture. Upon becoming aware of any Default or Event of Default, the issuer is required to deliver to the Trustee a statement specifying such Default or Event of Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

    No director, officer, employee, incorporator or stockholder of the issuer or any Guarantor, as such, shall have any liability for any obligations of the issuer or the Guarantors under the Notes, the Indenture, the Note Guarantees or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

    The issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the outstanding Notes and all obligations of the Guarantors discharged with respect to their Note Guarantees ("Legal Defeasance") except for:

  (1)
  the rights of Holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium and Liquidated Damages, if any, on such Notes when such payments are due from the trust referred to below;

  (2)
  the issuer's obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

  (3)
  the rights, powers, trusts, duties and immunities of the Trustee, and the issuer's and the Guarantor's obligations in connection therewith; and

  (4)
  the Legal Defeasance provisions of the Indenture.

    In addition, the issuer may, at its option and at any time, elect to have the obligations of the issuer and the Guarantors released with respect to certain covenants that are described in the Indenture ("Covenant Defeasance") and thereafter any omission to comply with those covenants shall not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under "Events of Default" will no longer constitute an Event of Default with respect to the Notes.

    In order to exercise either Legal Defeasance or Covenant Defeasance:

  (1)
  the issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Notes, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, or interest and premium and Liquidated Damages, if any, on the outstanding Notes on the stated maturity or on the applicable redemption date, as the case may be, and the issuer must specify whether the Notes are being defeased to maturity or to a particular redemption date;

  (2)
  in the case of Legal Defeasance, the issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that (a) the issuer has received from, or there has been published by, the Internal Revenue Service a ruling or (b) since the date of the Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

  (3)
  in the case of Covenant Defeasance, the issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that the Holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

  (4)
  no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit);

  (5)
  such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under any material agreement or instrument (other than the Indenture) to which the issuer or any of its Subsidiaries is a party or by which the issuer or any of its Subsidiaries is bound, including the Credit Agreement;

  (6)
  the issuer must deliver to the Trustee an Officers' Certificate stating that the deposit was not made by the issuer with the intent of preferring the Holders of Notes over the other creditors of the issuer with the intent of defeating, hindering, delaying or defrauding creditors of the issuer or others; and

  (7)
  the issuer must deliver to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

Amendment, Supplement and Waiver

    Except as provided in the next two succeeding paragraphs, the Indenture, the Notes or the Pledge Agreement contemplated by "—Mandatory Redemption—Special Redemption" above may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

    Without the consent of each Holder affected, an amendment or waiver may not (with respect to any Notes held by a non-consenting Holder):

  (1)
  reduce the principal amount of Notes whose Holders must consent to an amendment, supplement or waiver;

  (2)
  reduce the principal of or change the fixed maturity of any Note or alter the provisions, or waive any payment, with respect to the redemption of the Notes (other than payment provisions relating to the covenant described under the caption "—Repurchase at Option of Holders");

  (3)
  reduce the rate of or change the time for payment of interest on any Note;

  (4)
  waive a Default or Event of Default in the payment of principal of, or interest or premium, or Liquidated Damages, if any, on the Notes (except a rescission of acceleration of the Notes by the Holders of at least a majority in aggregate principal amount of the Notes and a waiver of the payment default that resulted from such acceleration);

  (5)
  make any Note payable in money other than U.S. dollars;

  (6)
  make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders of Notes to receive payments of principal of, or interest or premium or Liquidated Damages, if any, on the Notes;

  (7)
  release any Guarantor from any of its obligations under its Note Guarantee or the Indenture or release any collateral under the Pledge Agreement, except in accordance with the terms of the Indenture or the Pledge Agreement, respectively; or

  (8)
  make any change in the preceding amendment and waiver provisions.

    In addition, any amendment to, or waiver of, the provisions of the Indenture relating to subordination that adversely affects the rights of the Holders of the Notes will require the consent of the Holders of at least 75% in aggregate principal amount of Notes then outstanding. Any amendment to, or waiver of, the provisions of the Indenture relating to subordination or legal or covenant defeasance will require the consent of the Agent under the Credit Agreement.

    Notwithstanding the preceding, without the consent of any Holder of Notes, the issuer, the Guarantors and the Trustee may amend or supplement the Indenture or the Notes:

  (1)
  to cure any ambiguity, defect or inconsistency;

  (2)
  to provide for uncertificated Notes in addition to or in place of certificated Notes;

  (3)
  to provide for the assumption of the issuer's or any Guarantor's obligations to Holders of Notes in the case of a merger or consolidation or sale of all or substantially all of the issuer's or such Guarantor's assets;

  (4)
  to make any change that would provide any additional rights or benefits to the Holders of Notes or that does not adversely affect the legal rights under the Indenture of any such Holder; or

  (5)
  to comply with requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

Satisfaction and Discharge

    The Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder, when the issuer or any Guarantor have paid or caused to be paid all sums payable by it under the Indenture and:

    either:

  (1)
  all Notes that have been authenticated (except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has theretofore been deposited in trust and thereafter repaid to the issuer) have been delivered to the Trustee for cancellation; or

  (2)
  (a) all Notes that have not been delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise or will become due and payable within one year and the issuer or any Guarantor has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders, cash in U.S. dollars, non-callable Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest, to pay and discharge the entire indebtedness on the Notes not delivered to the Trustee for cancellation for principal, premium and Liquidated Damages, if any, and accrued interest to the date of maturity or redemption; (b) no Default or Event of Default shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which the issuer or any Guarantor is a party or by which the issuer or any Guarantor is bound; and (c) the issuer has delivered irrevocable instructions to the Trustee under the Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be.

    In addition, the issuer must deliver an Officers' Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Concerning the Trustee

    If the Trustee becomes a creditor of the issuer or any Guarantor, the Indenture limits its right to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee will be permitted to engage in other transactions; however, if it acquires any conflicting interest, it must eliminate such conflict within 90 days or apply to the Commission for permission to continue or resign.

    The Holders of a majority in principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur and be continuing, the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Subject to such provisions, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Additional Information

    Anyone who receives this Prospectus may obtain a copy of the Indenture and Registration Rights Agreement without charge by writing to Michael Foods, Inc., Suite 324, Signal Bank Building, 5353 Wayzata Boulevard, Minneapolis, Minnesota 55416, Attention: John D. Reedy, Executive Vice President and Chief Financial Officer.

Book-Entry, Delivery and Form

    The exchange notes will be represented by one or more notes in registered, global form without interest coupons (collectively, the "Global Notes"). The Global Notes will be deposited upon issuance with the Trustee as custodian for The Depository Trust Company ("DTC"), in New York, New York, and registered in the name of DTC or its nominee, for credit to an account of a direct or indirect participant in DTC, including the Euroclear System ("Euroclear") and Clearstream Banking, S.A. ("Clearstream").

    Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for Notes in certificated form except in the limited circumstances described below. See "—Exchange of Global Notes for Certificated Notes." Except in the limited circumstances described below, owners of beneficial interests in the Global Notes will not be entitled to receive physical delivery of Notes in certificated form.

    Transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Depository Procedures

    The following description of the operations and procedures of DTC, Euroclear and Clearstream are provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. The issuer takes no responsibility for these operations and procedures and urges investors to contact the system or its participants directly to discuss these matters.

    DTC has advised the issuer that DTC is a limited-purpose trust issuer created to hold securities for its participating organizations (collectively, the "Participants") and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the Initial Purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC's system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the "Indirect Participants"). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

    DTC has also advised the issuer that, pursuant to procedures established by it:

  (1)
  upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the Initial Purchasers with portions of the principal amount of the Global Notes; and

  (2)
  ownership of these interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interests in the Global Notes).

    Investors in the Global Notes who are Participants in DTC's system may hold their interests therein directly through DTC. Investors in the Global Notes who are not Participants may hold their interests therein indirectly through organizations (including Euroclear and Clearstream) which are Participants in such system. All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems. The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

    Except as described below, owners of interest in the Global Notes will not have Notes registered in their names, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or "Holders" thereof under the Indenture for any purpose.

    Payments in respect of the principal of, and interest and premium and Liquidated Damages, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered Holder under the Indenture. Under the terms of the Indenture, the issuer and the Trustee will treat the Persons in whose names the Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving payments and for all other purposes. Consequently, neither the issuer, the Trustee nor any agent of the issuer or the Trustee has or will have any responsibility or liability for:

  (1)
  any aspect of DTC's records or any Participant's or Indirect Participant's records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC's records or any Participant's or Indirect Participant's records relating to the beneficial ownership interests in the Global Notes; or

  (2)
  any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

    DTC has advised the issuer that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the Trustee or the issuer. Neither the issuer nor the Trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Notes, and the issuer and the Trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

    Transfers between Participants in DTC will be effected in accordance with DTC's procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

    Cross-market transfers between the Participants in DTC, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC's rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

    DTC has advised the issuer that it will take any action permitted to be taken by a Holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Notes for legended Notes in certificated form, and to distribute such Notes to its Participants.

    Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither the issuer nor the Trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

    A Global Note is exchangeable for definitive Notes in registered certificated form ("Certificated Notes") if:

  (1)
  DTC (a) notifies the issuer that it is unwilling or unable to continue as depositary for the Global Notes and the issuer fails to appoint a successor depositary or (b) has ceased to be a clearing agency registered under the Exchange Act;

  (2)
  the issuer, at its option, notifies the Trustee in writing that it elects to cause the issuance of the Certificated Notes; or

  (3)
  there shall have occurred and be continuing a Default or Event of Default with respect to the Notes.

    In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the Trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Exchange of Certificated Notes for Global Notes

    Certificated Notes may not be exchanged for beneficial interests in any Global Note unless the transferor first delivers to the Trustee a written certificate (in the form provided in the Indenture) to the effect that such transfer will comply with the appropriate transfer restrictions applicable to such Notes.

Same Day Settlement and Payment

    The issuer will make payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, interest and Liquidated Damages, if any) by wire transfer of immediately available funds to the accounts specified by the Global Note Holder. The issuer will make all payments of principal, interest and premium and Liquidated Damages, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the Holders thereof or, if no such account is specified, by mailing a check to each such Holder's registered address. The Notes represented by the Global Notes are expected to be eligible to trade in the PORTAL market and to trade in DTC's Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. The issuer expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

    Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a business day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised the issuer that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the business day for Euroclear or Clearstream following DTC's settlement date.

Governing Law

    The Indenture and the Notes will be governed by, and construed in accordance with, the laws of the State of New York.

Certain Definitions

    Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all such terms, as well as any other capitalized terms used herein for which no definition is provided.

    "Acquired Debt" means, with respect to any specified Person:

  (1)
  Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person merging with or into, or becoming a Subsidiary of, such specified Person; and

  (2)
  Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

    "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control," as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms "controlling," "controlled by" and "under common control with" shall have correlative meanings.

    "Asset Acquisition" means (a) an Investment by the issuer or any of its Restricted Subsidiaries in any other Person if, as a result of such Investment, such Person shall become a Restricted Subsidiary of the issuer, or shall be merged with or into the issuer or any Restricted Subsidiary of the issuer, or (b) the acquisition by the issuer or any Restricted Subsidiary of the issuer of all or substantially all of the assets of any other Person or any division or line of business of any other Person.

    "Asset Sale" means:

  (1)
  the sale, lease, conveyance or other disposition of any assets or rights; provided that the sale, conveyance or other disposition of all or substantially all of the assets of the issuer and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption "—Repurchase at the Option of Holders—Change of Control" and/or the provisions described above under the caption "—Certain Covenants—Merger, Consolidation or Sale of Assets" and not by the provisions of the Asset Sale covenant;

  (2)
  the issuance or sale of Equity Interests by any of the issuer's Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries; and

  (3)
  the sale or other disposition for cash of the common units of the limited liability company formed to hold the dairy products business of the issuer and its Restricted Subsidiaries (the "Dairy LLC") that are owned indirectly by the members of M-Foods Investors LLC.

Notwithstanding the preceding, the following items shall not be deemed to be Asset Sales:

  (1)
  any single transaction or series of related transactions that involves assets having a fair market value of less than $5.0 million;

  (2)
  a transfer of assets between or among the issuer and its Restricted Subsidiaries;

  (3)
  an issuance of Equity Interests by a Restricted Subsidiary to the issuer or to another Restricted Subsidiary;

  (4)
  the sale or lease of equipment, inventory or other assets in the ordinary course of business, including leases with a duration of no greater than 24 months with respect to facilities which are temporarily not in use or pending their disposition;

  (5)
  the sale or other disposition of cash or Cash Equivalents;

  (6)
  a Restricted Payment or Permitted Investment that is permitted by the covenant described above under the caption "—Certain Covenants—Restricted Payments";

  (7)
  the licensing of intellectual property to third Persons on customary terms as determined by the Board of Directors in good faith;

  (8)
  any sale of accounts receivable, or participations therein, in connection with any Qualified Receivables Transaction; and

  (9)
  the sale of non voting common equity interests of the Dairy LLC to a limited liability company whose members are the members of M-Foods Investors LLC.

    "Attributable Debt" in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction, including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

    "Beneficial Owner" has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular "person" (as that term is used in Section 13(d)(3) of the Exchange Act), such "person" shall be deemed to have beneficial ownership of all securities that such "person" has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms "Beneficially Owns" and "Beneficially Owned" shall have a corresponding meaning.

    "Board of Directors" means:

  (1)
  with respect to a corporation, the board of directors of the corporation;

  (2)
  with respect to a partnership, the Board of Directors of the general partner of the partnership; and

  (3)
  with respect to any other Person, the board or committee of such Person serving a similar function.

    "Borrowing Base" means, as of any date, an amount equal to:

  (1)
  80% of the face amount of all accounts receivable owned by the issuer and its Restricted Subsidiaries as of the end of the most recent fiscal quarter preceding such date that were not more than 90 days past due; plus

  (2)
  50% of the book value of all inventory owned by the issuer and its Restricted Subsidiaries as of the end of the most recent fiscal quarter preceding such date; all calculated on a consolidated basis and in accordance with GAAP.

    "Capital Lease Obligation" means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet in accordance with GAAP.

    "Capital Stock" means:

  (1)
  in the case of a corporation, corporate stock;

  (2)
  in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

  (3)
  in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

  (4)
  any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

    "Cash Equivalents" means:

  (1)
  United States dollars;

  (2)
  securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (provided that the full faith and credit of the United States is pledged in support thereof) having maturities of not more than six months from the date of acquisition;

  (3)
  certificates of deposit and eurodollar time deposits with maturities of six months or less from the date of acquisition, bankers' acceptances with maturities not exceeding six months and overnight bank deposits, in each case, with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Thomson Bank Watch Rating of "B" or better;

  (4)
  repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

  (5)
  commercial paper having the highest rating obtainable from Moody's Investors Service, Inc. or Standard & Poor's Rating Services and in each case maturing within six months after the date of acquisition; and

  (6)
  money market funds at least 95% of the assets of which constitute Cash Equivalents of the kinds described in clauses (1) through (5) of this definition.

    "Change of Control" means the occurrence of any of the following:

  (1)
  the direct or indirect sale, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of the Parent and its Restricted Subsidiaries or the issuer and its Restricted Subsidiaries, in each case, taken as a whole, to any "person" (as that term is used in Section 13(d)(3) of the Exchange Act) other than the Principals or Related Parties of the Principals;

  (2)
  the adoption of a plan relating to the liquidation or dissolution of the Parent or the issuer;

  (3)
  the consummation of any transaction (including, without limitation, any merger or consolidation) (a) prior to a Public Equity Offering by the issuer or the Parent, the result of which is that the Principals and their Related Parties become the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act) of less than 50% of the Voting Stock of the issuer or the Parent (measured by voting power rather than the number of shares) or (b) after a Public Equity Offering of the issuer or the Parent, any "person" or "groups" (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act), other than the Principals and their Related Parties, becomes the beneficial owner (as defined above), directly or indirectly, of 35% or more of the Voting Stock of the issuer or the Parent, as the case may be, and such person is or becomes, directly or indirectly, the beneficial owner of a greater percentage of the voting power of the Voting Stock of the issuer or the Parent, as the case may be, calculated on a fully diluted basis, than the percentage beneficially owned by the Principals and their Related Parties;

  (4)
  the first day on which a majority of the members of the Board of Directors of the Parent or the issuer are not Continuing Directors; or

  (5)
  the Parent or the issuer consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Parent or the issuer, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Parent, the issuer or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where (A) the Voting Stock of the Parent or the issuer outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance) and (B) immediately after such transaction, (a) prior to a Public Equity Offering of the Parent or the issuer, the Principals and their Related Parties become the "beneficial owner" (as defined above) of not less than 50% of the Voting Stock of the surviving or transferee Person or (b) after a Public Equity Offering of the Parent or the issuer, no "person" or "group" (as such terms are used in Section 13(d) and 14(d) of the Exchange Act), other than the Principals and their Related Parties, becomes, directly or indirectly, the beneficial owner of 35% or more of the Voting Stock of the Parent or the issuer, as the case may be, and such person is or becomes, directly or indirectly, the beneficial owner of a greater percentage of the voting power of the Voting Stock of the Parent or the issuer, as the case may be, calculated on a fully diluted basis, than the percentage beneficially owned by the Principals and their Related Parties.

    "Consolidated Cash Flow" means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus:

  (1)
  provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

  (2)
  consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether or not paid or accrued and whether or not capitalized (including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations), to the extent that any such expense was deducted in computing such Consolidated Net Income; plus

  (3)
  depreciation, amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such period to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

  (4)
  one time nonrecurring costs and expenses of the issuer and its Subsidiaries incurred in connection with the Merger Agreement (including fees paid to the Equity Sponsors in connection with the Merger); minus

  (5)
  non-cash items increasing such Consolidated Net Income for such period, excluding any items which represent the reversal of any accrual of, or cash reserve for, anticipated cash charges in any prior period.

    Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of the issuer shall be added to Consolidated Net Income to compute Consolidated Cash Flow of the issuer only to the extent that a corresponding amount would be permitted at the date of determination to be dividended to the issuer by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Subsidiary or its stockholders.

    "Consolidated Net Income" means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

  (1)
  the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the specified Person or a Wholly Owned Restricted Subsidiary thereof;

  (2)
  the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders;

  (3)
  the Net Income (or loss) of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded;

  (4)
  the cumulative effect of a change in accounting principles shall be excluded;

  (5)
  the Net Income (or loss) of any Unrestricted Subsidiary shall be excluded, whether or not distributed to the specified Person or one of its Subsidiaries;

  (6)
  any increase in cost of sales as a result of the step-up in inventory valuation arising from applying the purchase method of accounting in accordance with GAAP in connection with any acquisition consummated after the Merger Date, net of taxes, shall be excluded; and

  (7)
  non-cash charges relating to employee benefit or other management compensation plans of the issuer or any of its Restricted Subsidiaries or any non-cash compensation charge arising from any grant of stock, stock options or other equity-based awards of the issuer or any of its Restricted Subsidiaries, (excluding in each case any non-cash charge to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense incurred in a prior period) in each case, to the extent that such non-cash charges are deducted in computing such Consolidated Net Income shall be excluded.

    "Continuing Directors" means, as of any date of determination, any member of the Board of Directors of the issuer or the Parent, as the case may be, who:

  (1)
  was a member of such Board of Directors on the date of the Indenture or the Date of the Merger; or

  (2)
  was nominated for election or elected to such Board of Directors with the approval of a majority of the Continuing Directors who were members of such Board at the time of such nomination or election.

    "Credit Agreement" means that certain Credit Agreement, to be dated as of the Merger Date, by and among the issuer, Holdings, the guarantor subsidiaries named therein, Bank of America, N.A., as

Agent and the other Lenders named therein providing for up to $370 million in term loan borrowings and $100 million of revolving credit borrowings, including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, and in each case as amended, modified, renewed, refunded, replaced or refinanced from time to time including any agreement extending the maturity of, refinancing, replacing or otherwise restructuring (including increasing the amount of available borrowings thereunder or adding Subsidiaries of the issuer as additional borrowers or guarantors thereunder) all or any portion of the Indebtedness under such agreement or any successor or replacement agreement and whether by the same or any other agent, lender or group of lenders.

    "Credit Facilities" means, one or more debt facilities (including, without limitation, the Credit Agreement) or commercial paper facilities, in each case with banks or other institutional lenders providing for revolving credit loans, term loans, receivables financing (including through the sale of receivables to such lenders or to special purpose entities formed to borrow from such lenders against such receivables) or letters of credit, in each case, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time.

    "Default" means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

    "Designated Noncash Consideration" means the fair market value of noncash consideration (as determined in good faith by the principal financial officer of the issuer) received by the issuer or any of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Noncash Consideration pursuant to an Officers' Certificate, setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Noncash Consideration.

    "Disqualified Stock" means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case at the option of the holder thereof), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder thereof, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature; provided that if such Capital Stock is issued to any employee or to any plan for the benefit of employees of the issuer or any of its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the issuer or such Subsidiary in order to satisfy applicable statutory or regulatory obligations; and provided, further, that any Capital Stock that would constitute Disqualified Stock solely because the holders thereof have the right to require the issuer to repurchase such Capital Stock upon the occurrence of a change of control or an asset sale shall not constitute Disqualified Stock if the terms of such Capital Stock provide that the issuer may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption "—Certain Covenants—Restricted Payments."

    "Domestic Subsidiary" means any Restricted Subsidiary that was formed under the laws of the United States or any state thereof or the District of Columbia or that guarantees or otherwise provides direct credit support for any Indebtedness of the issuer.

    "Egg Products Division" means those operations and Subsidiaries of the issuer and its Restricted Subsidiaries engaged in the egg products business.

    "Equity Interests" means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

    "Equity Offering" means an offering of the Equity Interests (other than Disqualified Stock) of the issuer or the Parent, other than public offerings with respect to the Equity Interests registered on Form S-8.

    "Equity Sponsors" means Vestar and GHJ&M.

    "Excluded Contributions" means the net cash proceeds received by the issuer after the date of the Indenture from (a) contributions to its common equity capital and (b) the sale (other than to a Subsidiary or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the issuer or any of its Subsidiaries) of Capital Stock (other than Disqualified Stock) of the issuer, in each case designated within 60 days of the receipt of such net cash proceeds as Excluded Contributions pursuant to an Officers' Certificate, the cash proceeds of which are excluded from the calculation set forth in the second clause (3) of the first paragraph of the covenant described above under the "—Certain Covenants—Restricted Payments."

    "Existing Indebtedness" means (a) Indebtedness of Michael Foods and its Subsidiaries (other than Indebtedness under the Credit Agreement) to be assumed in connection with the Merger in an aggregate amount not to exceed $8.3 million, until such amounts are repaid and (b) the 7.58% Notes; provided that such 7.58% Notes are repaid within 35 days of the Merger Date.

    "Fixed Charges" means, with respect to any specified Person for any period, the sum, without duplication, of:

  (1)
  the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, amortization of debt issuance costs and original issue discount, non-cash interest payments, the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers' acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations; plus

  (2)
  the consolidated interest of such Person and its Restricted Subsidiaries that was capitalized during such period; plus

  (3)
  any interest expense on Indebtedness of another Person that is Guaranteed by such Person or one of its Restricted Subsidiaries or secured by a Lien on assets of such Person or one of its Restricted Subsidiaries, whether or not such Guarantee or Lien is called upon; plus

  (4)
  the product of (a) all dividends and distributions, whether paid or accrued and whether or not in cash, on any series of preferred stock or Disqualified Stock of such Person or any of its Restricted Subsidiaries, other than dividends on Equity Interests payable solely in Equity Interests of the issuer (other than Disqualified Stock) or to the issuer or a Restricted Subsidiary of the issuer, times (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

    "Fixed Charge Coverage Ratio" means with respect to any specified Person for any period, the ratio of the Consolidated Cash Flow of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, Guarantees, repays, repurchases or redeems any Indebtedness or issues, repurchases or redeems preferred stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date on which the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Calculation Date"), then the Fixed Charge Coverage

Ratio shall be calculated giving pro forma effect to such incurrence, assumption, Guarantee, repayment, repurchase or redemption of Indebtedness, or such issuance, repurchase or redemption of preferred stock, and the use of the proceeds therefrom as if the same had occurred at the beginning of the applicable four-quarter reference period.

    In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

  (1)
  the Recapitalization, Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (as determined in accordance with GAAP) that have been made by the issuer or any Restricted Subsidiary of the issuer during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Calculation Date shall be calculated on a pro forma basis including Pro Forma Cost Savings assuming that the Recapitalization and all such Investments, acquisitions, dispositions, mergers, consolidations and discontinued operations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person (that subsequently became a Restricted Subsidiary of the issuer or was merged with or into the issuer or any Restricted Subsidiary of the issuer since the beginning of such period) shall have made any Investment, acquisition, disposition, merger, consolidation or discontinued operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or discontinued operation had occurred at the beginning of the applicable four-quarter period; and

  (2)
  in calculating Fixed Charges attributable to interest on any Indebtedness computed on a pro forma basis, (a) interest on outstanding Indebtedness determined on a fluctuating basis as of the Calculation Date and which will continue to be so determined thereafter shall be deemed to have accrued at a fixed rate per annum equal to the rate of interest on such Indebtedness in effect on the Calculation Date; (b) if interest on any Indebtedness actually incurred on the Calculation Date may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rates, then the interest rate in effect on the Calculation Date will be deemed to have been in effect during the four-quarter period; and (c) notwithstanding clause (a) above, interest on Indebtedness determined on a fluctuating basis, to the extent such interest is covered by agreements relating to interest rate swaps, caps or collars, shall be deemed to accrue at the rate per annum resulting after giving effect to the operation of such agreement.

    "Foreign Borrowing Base" means, as of any date, an amount equal to:

  (1)
  80% of the face amount of all accounts receivable owned by the Foreign Restricted Subsidiaries as of the end of the most recent fiscal quarter preceding such date that were not more than 90 days past due; plus

  (2)
  50% of the book value of all inventory owned by the Foreign Restricted Subsidiaries as of the end of the most recent fiscal quarter preceding such date; all calculated on a consolidated basis and in accordance with GAAP.

    "Foreign Restricted Subsidiary" means any Restricted Subsidiary of the issuer incorporated in any jurisdiction outside the United States.

    "GHJ&M" means Golden Hawn Johnson & Morrison.

    "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in

such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect on the date of the Indenture.

    "Guarantee" means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness.

    "Guarantors" means:

  (1)
  each direct or indirect Domestic Subsidiary of the issuer; and

  (2)
  any other subsidiary that executes a Note Guarantee in accordance with the provisions of the Indenture;

and their respective successors and assigns.

    "Hedging Obligations" means, with respect to any specified Person, the obligations of such Person under:

  (1)
  interest rate swap agreements, interest rate cap agreements and interest rate collar agreements; and

  (2)
  other agreements or arrangements designed to protect such Person against fluctuations in interest rates.

    "Holdings" means M-Foods Holdings, Inc., a Delaware corporation and the immediate parent of the issuer.

    "Immaterial Guarantor" means any Guarantor that is an Immaterial Subsidiary.

    "Immaterial Subsidiary" means any Subsidiary of the issuer that has less than $100,000 in total assets.

    "Indebtedness" means, with respect to any specified Person, any indebtedness of such Person, whether or not contingent, in respect of:

  (1)
  borrowed money;

  (2)
  evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

  (3)
  banker's acceptances;

  (4)
  representing Capital Lease Obligations;

  (5)
  the balance deferred and unpaid of the purchase price of any property, except any such balance that constitutes an accrued expense or trade payable; or

  (6)
  representing any Hedging Obligations,

if and to the extent any of the preceding items (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of the specified Person prepared in accordance with GAAP. In addition, the term "Indebtedness" includes all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person) and, to the extent not otherwise included, the Guarantee by the specified Person of any indebtedness of any other Person.

    The amount of any Indebtedness outstanding as of any date shall be:

  (1)
  the accreted value thereof, in the case of any Indebtedness issued with original issue discount; and

  (2)
  the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

    "Investments" means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including Guarantees or other obligations), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made consistent with past practices), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If the issuer or any Restricted Subsidiary of the issuer sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of the issuer such that, after giving effect to any such sale or disposition, such Person is no longer a Restricted Subsidiary of the issuer, the issuer shall be deemed to have made a Restricted Investment on the date of any such sale or disposition equal to the fair market value of the Equity Interests of such Restricted Subsidiary not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption "—Certain Covenants—Restricted Payments." The acquisition by the issuer or any Restricted Subsidiary of the issuer of a Person that holds an Investment in a third Person shall be deemed to be an Investment by the issuer or such Restricted Subsidiary in such third Person in an amount equal to the fair market value of the Investment held by the acquired Person in such third Person in an amount determined as provided in the final paragraph of the covenant described above under the caption "—Certain Covenants—Restricted Payments."

    "Lien" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

    "Merger" means the merger of Michael Foods Acquisition Corp. with and into Michael Foods in accordance with the terms of the Merger Agreement.

    "Merger Agreement" means the Agreement and Plan of Merger, dated as of December 21, 2000 by and among Holdings, Protein Acquisition Corp. and the issuer.

    "Merger Date" means the date of the consummation of the Merger pursuant to the terms of the Merger Agreement.

    "Net Income" means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however:

  (1)
  any gain (or loss), together with any related provision for taxes on such gain (or loss), realized in connection with: (a) any Asset Sale (without reference to the $5.0 million limitation); or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries; and

  (2)
  any extraordinary gain (or loss), together with any related provision for taxes on such extraordinary gain (or loss).

    "Net Proceeds" means the aggregate cash proceeds received by the issuer or any of its Restricted Subsidiaries or the holders of the common equity units of Dairy LLC in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any Designated Noncash Consideration or other non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale or disposition of such Designated Noncash Consideration or other non-cash consideration, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (including the amount of taxes payable by any Person resulting from an Asset Sale of units in Dairy LLC, which amount of taxes shall be deemed to be for each such Person the amount of tax calculated by applying the highest federal, New York State and City individual income tax rates applicable to the type of income realized from such Asset Sale), in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness (other than revolving credit Indebtedness, unless there is a required reduction in commitments), secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of (1) the sale price of such asset or assets established in accordance with GAAP and (2) any liabilities associated with such asset or assets and retained by the issuer after such sale or other disposition thereof, including, without limitation, pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

    "Non-Recourse Debt" means Indebtedness:

  (1)
  as to which neither the issuer nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (b) is directly or indirectly liable as a guarantor or otherwise, or (c) constitutes the lender;

  (2)
  no default with respect to which (including any rights that the holders thereof may have to take enforcement action against an Unrestricted Subsidiary) would permit upon notice, lapse of time or both any holder of any other Indebtedness (other than the Notes) of the issuer or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment thereof to be accelerated or payable prior to its stated maturity; and

  (3)
  as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the issuer or any of its Restricted Subsidiaries.

    "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages, costs, expenses and other liabilities payable under the documentation governing any Indebtedness.

    "Parent" means any direct or indirect parent company of the issuer.

    "Permitted Business" means any business conducted or proposed to be conducted (as described in the Prospectus) by the issuer and its Restricted Subsidiaries on the date of the Indenture and other businesses reasonably related or ancillary thereto.

    "Permitted Investments" means:

  (1)
  any Investment in the issuer or in a Restricted Subsidiary of the issuer;

  (2)
  any Investment in Cash Equivalents;

  (3)
  any Investment by the issuer or any Restricted Subsidiary of the issuer in a Person, if as a result of such Investment:

  (a)
  such Person becomes a Restricted Subsidiary of the issuer; or

    (b)
    such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the issuer or a Restricted Subsidiary of the issuer;

  (4)
  any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption "—Repurchase at the Option of Holders—Asset Sales";

  (5)
  any Investment the payment for which consists of Equity Interests (other than Disqualified Stock) of the issuer;

  (6)
  Hedging Obligations;

  (7)
  other Investments in any Person having an aggregate fair market value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (7) since the date of the Indenture, not to exceed $15.0 million;

  (8)
  any Investment of the issuer or any of its Restricted Subsidiaries or of Michael Foods and any of its Restricted Subsidiaries existing on the date of the Indenture;

  (9)
  loans to employees that are approved in good faith by a majority of the Board of Directors of the issuer in an amount not to exceed $3.0 million outstanding at any time;

  (10)
  any Investment acquired by the issuer or any of its Restricted Subsidiaries:

  (a)
  in exchange for any other Investment or accounts receivable held by the issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer, or

  (b)
  as a result of a foreclosure by the issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

  (11)
  Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

  (12)
  Investments in joint ventures engaged in a Permitted Business not in excess of $20.0 million in the aggregate outstanding at any one time; and

  (13)
  Investments by the issuer or a Restricted Subsidiary of the issuer in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person, in each case, in connection with a Qualified Receivables Transaction.

    "Permitted Liens" means:

  (1)
  Liens on the assets of the issuer and any Guarantor securing Senior Debt that was permitted by the terms of the Indenture to be incurred;

  (2)
  Liens in favor of the issuer or any Restricted Subsidiary of the Company;

  (3)
  Liens on property of a Person existing at the time such Person is merged with or into or consolidated with the issuer or any Restricted Subsidiary of the issuer; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the issuer or the Restricted Subsidiary;

  (4)
  Liens on property existing at the time of acquisition thereof by the issuer or any Restricted Subsidiary of the issuer; provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any property other than the property so acquired by the issuer or the Restricted Subsidiary;

  (5)
  Liens to secure Indebtedness (including Capital Lease Obligations) permitted by clause (4) of the second paragraph of the covenant entitled "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets acquired with such Indebtedness;

  (6)
  Liens of the issuer and its Restricted Subsidiaries and of Michael Foods and its Restricted Subsidiaries existing on the date of the Indenture;

  (7)
  Liens incurred in the ordinary course of business of the issuer or any Restricted Subsidiary of the issuer with respect to obligations that do not exceed $5.0 million at any one time outstanding;

  (8)
  Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other similar obligations (exclusive of obligations for the payment of borrowed money) incurred in the ordinary course of business;

  (9)
  Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

  (10)
  Liens upon specific items of inventory or other goods and proceeds of any Person securing such Person's obligations in respect of bankers' acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

  (11)
  Liens imposed by law, such as carriers', warehousemen's, mechanics', materialmen's and other like Liens;

  (12)
  Liens incurred or deposits made in the ordinary course of business in connection with workers' compensation, unemployment insurance and other types of social security, including any Lien securing letters of credit issued in the ordinary course of business consistent with past practice in connection therewith;

  (13)
  Liens to secure Indebtedness of any Foreign Restricted Subsidiary permitted by clause (16) of the second paragraph of the covenant entitled "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock" covering only the assets of such Foreign Restricted Subsidiary; and

  (14)
  Liens on assets of a Receivables Subsidiary arising in connection with a Qualified Receivables Transaction.

    "Permitted Refinancing Indebtedness" means any Indebtedness of the issuer or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness of the issuer or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

  (1)
  the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so extended, refinanced, renewed, replaced, defeased or refunded (plus all accrued interest thereon and the amount of any reasonably determined premium necessary to accomplish such refinancing and such reasonable expenses incurred in connection therewith);

  (2)
  such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded;

  (3)
  if the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the Holders of Notes as those contained in the documentation governing the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded; and

  (4)
  such Indebtedness is incurred either by the issuer or by the Restricted Subsidiary who is the obligor on the Indebtedness being extended, refinanced, renewed, replaced, defeased or refunded.

    "Person" means any individual, corporation, partnership, joint venture, association, joint-stock issuer, trust, unincorporated organization, limited liability issuer or government or other entity.

    "Principals" means the Equity Sponsors and their respective Affiliates.

    "Pro Forma Cost Savings" means, with respect to any period, the reduction in costs and related adjustments that occurred during the four-quarter period or after the end of the four-quarter period and on or prior to the Calculation Date that (i) were directly attributable to an Asset Acquisition and calculated on a basis that is consistent with Regulation S-X under the Securities Act as in effect and applied as of the date of the Indenture or (ii) were actually implemented by the business that was the subject of any such Asset Acquisition within six months of the date of the Asset Acquisition and prior to the Calculation Date that are supportable and quantifiable by the underlying accounting records of such business and are described, as provided below, in an officer's certificate, as if in the case of each of clause (i) and (ii), all such reductions in costs had been effected as of the beginning of such period. Pro Forma Cost Savings described in clause (ii) above shall be set forth in reasonable specificity in a certificate delivered to the Trustee from the issuer's Chief Financial Officer and, in the case of Pro Forma Cost Savings in excess of $5.0 million per four-quarter period, such certificate shall be accompanied by a supporting opinion from an accounting firm of national standing.

    "Public Equity Offering" means an offer and sale of common stock (other than Disqualified Stock) of the issuer or the Parent pursuant to a registration statement that has been declared effective by the Commission pursuant to the Securities Act (other than a registration statement on Form S-8 or otherwise relating to equity securities issuable under any employee benefit plan of the issuer).

    "Purchase Money Note" means a promissory note evidencing a line of credit, or evidencing other Indebtedness owed to the issuer or any Restricted Subsidiary of the issuer in connection with a Qualified Receivables Transaction, which note shall be repaid from cash available to the maker of such note, other than amounts required to be established as reserves pursuant to agreement, amounts paid to investors in respect of interest, principal and other amounts owning to such investors and amounts paid in connection with the purchase of newly generated receivables.

    "Qualified Receivables Transaction" means any transaction or series of transactions that may be entered into by the issuer or by any Restricted Subsidiary of the issuer pursuant to which the issuer or any Restricted Subsidiary of the issuer may sell, convey or otherwise transfer to a Receivables Subsidiary, any accounts receivable (whether now existing or arising in the future) of the issuer or any Restricted Subsidiary of the issuer and any asset related thereto, including, without limitation, all collateral securing such accounts receivable, and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets that are customarily transferred, or in respect of which security interests are customarily granted, in connection with an asset securitization transaction involving accounts receivable.

    "Recapitalization" means the Merger and all related transactions as described in the Prospectus.

    "Receivables Subsidiary" means a Subsidiary of the issuer (other than a Guarantor) that engages in no activities other than in connection with the financing of accounts receivables and that is designated by the Board of Directors of the issuer (as provided below) as a Receivables Subsidiary (a) no portion of the Indebtedness or any other Obligations (contingent or otherwise) of which (i) is guaranteed by the issuer or any other Restricted Subsidiary of the issuer (excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the issuer or any other Restricted Subsidiary of the issuer in any way other than pursuant to Standard Securitization Undertakings or (iii) subjects any property or asset of the issuer or any other Restricted Subsidiary of the issuer, directly or indirectly, contingently or otherwise to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (b) with which neither the issuer nor any other Restricted Subsidiary of the issuer has any material contract, agreement, arrangement or understanding (except in connection with a Purchase Money Note or Qualified Receivables Transaction) other than on terms no less favorable to the issuer or such other Restricted Subsidiary of the issuer than those that might be obtained at the time from Persons that are not Affiliates of the issuer, other than fees payable in the ordinary course of business in connection with servicing accounts receivable, and (c) to which neither the issuer nor any other Restricted Subsidiary of the issuer has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve a certain level of operating results. Any such designation by the Board of Directors of the issuer shall be evidenced to the Trustee by filing with the Trustee a certified copy of the resolution of the Board of Directors of the issuer giving effect to such designation and an officers' certificate certifying, to the best of such officer's knowledge and belief after consulting with counsel, that such designation complied with the foregoing conditions.

    "Related Party" means:

  (1)
  any controlling stockholder, partner, member, 80% (or more) owned Subsidiary, or immediate family member (in the case of an individual) of any Principal; or

  (2)
  any trust, corporation, partnership or other entity, the beneficiaries, stockholders, partners, owners or Persons beneficially holding an 80% or more controlling interest of which consist of any one or more Principals and/or such other Persons referred to in the immediately preceding clause.

    "Restricted Investment" means an Investment other than a Permitted Investment.

    "Restricted Subsidiary" of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

    "7.58% Notes" means the 7.58% Senior Promissory Notes due 2009 of Michael Foods.

    "Significant Subsidiary" means any Subsidiary that would be a "significant subsidiary" as defined in Article I, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation is in effect on the date of the Indenture.

    "Standard Securitization Undertaking" means representations, warrantees, covenants and indemnities entered into by the issuer or any Restricted Subsidiary of the issuer that are reasonably customary in an accounts receivable transaction.

    "Stated Maturity" means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which such payment of interest or principal was scheduled to be paid in the original documentation governing such Indebtedness, and shall not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

    "Subsidiary" means, with respect to any specified Person:

  (1)
  any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

  (2)
  any partnership (a) the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person or (b) the only general partners of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

    "Total Net Tangible Assets" means the total consolidated net assets, less good will and intangibles, of the issuer and its Restricted Subsidiaries, as shown on the most recent balance sheet of the issuer.

    "Unrestricted Subsidiary" means any Subsidiary (other than any Subsidiary in the Egg Products Division) of the issuer that is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution, but only to the extent that such Subsidiary:

  (1)
  has no Indebtedness other than Non-Recourse Debt;

  (2)
  is not party to any agreement, contract, arrangement or understanding with the issuer or any Restricted Subsidiary of the issuer unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the issuer or such Restricted Subsidiary than those that might be obtained at the time from Persons who are not Affiliates of the issuer;

  (3)
  is a Person with respect to which neither the issuer nor any of its Restricted Subsidiaries has any direct or indirect obligation (a) to subscribe for additional Equity Interests or (b) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results;

  (4)
  is a guarantor or otherwise directly or indirectly provides credit support for any Indebtedness of the issuer or any of its Restricted Subsidiaries at the time of such designation unless such guarantee or credit support is released upon such designation; and

  (5)
  has at least one director on its Board of Directors that is not a director or executive officer of the issuer or any of its Restricted Subsidiaries and has at least one executive officer that is not a director or executive officer of the issuer or any of its Restricted Subsidiaries.

    Any designation of a Restricted Subsidiary of the issuer as an Unrestricted Subsidiary shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption "—Certain Covenants—Restricted Payments." If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the issuer as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption "—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock," the issuer shall be in default of such covenant.

    "Vestar" means Vestar Capital Partners, a New York general partnership.

    "Voting Stock" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

    "Weighted Average Life to Maturity" means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

  (1)
  the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

  (2)
  the then outstanding principal amount of such Indebtedness.

    "Wholly Owned Restricted Subsidiary" of any specified Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Restricted Subsidiaries of such Person and one or more Wholly Owned Restricted Subsidiaries of such Person.

UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

    The following is a summary of the material U.S. federal income tax consequences of participating in the exchange offer. This discussion is a general summary only and does not address all tax aspects of ownership of the notes that may be relevant to a prospective investor's particular circumstances. This discussion deals only with notes held as capital assets and does not deal with the consequences to special classes of holders of the notes, such as dealers in securities or currencies, life insurance companies, tax exempt entities, financial institutions, persons with a functional currency other than the U.S. dollar, or investors in pass-through entities such as partnerships. It does not deal with the effects of any arrangement entered into by a holder of notes that partially or completely hedges such notes, or otherwise holds notes as part of a synthetic security, "straddle," or other integrated investment. This summary also does not address any tax consequences arising under any state, municipal, foreign or other taxing jurisdiction. In general, this discussion assumes that a holder acquires notes at original issue and for their original "issue price." The discussion is based upon the Internal Revenue Code of 1986, as amended, and the regulations, rulings and judicial decisions thereunder as of the date of this prospectus, any of which may be repealed or modified in a manner resulting in U.S. federal income tax consequences that differ from those described below.

    The exchange of notes for registered notes (with substantially identical terms) in the exchange offer should not be a taxable event for U.S. federal income tax purposes, and a holder of notes should have the same tax basis and holding period in such registered notes that the such holder had in the notes. The U.S. federal income tax consequences of holding and disposing of such registered notes should be the same as those described in this prospectus for the notes.

PLAN OF DISTRIBUTION

    Each participating broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a participating broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that for a period of 180 days after the expiration date, we will make this prospectus, as amended or supplemented, available to any participating broker-dealer for use in connection with any such resale.

    We will not receive any proceeds from any sales of the exchange notes by participating broker-dealers. Exchange notes received by participating broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such participating broker-dealer and/or the purchasers of any such exchange notes. Any participating broker-dealer that resells the exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an "underwriter" within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that by acknowledging that it will deliver and by delivering a prospectus, a participating broker-dealer will not be deemed to admit that it is an "underwriter" within the meaning of the Securities Act.

    For a period of 180 days after the expiration date we will promptly send additional copies of this prospectus and any amendment or supplement to this prospectus to any participating broker-dealer that requests such documents in the letter of transmittal.

    Prior to the exchange offer, there has not been any public market for the outstanding notes. The outstanding notes have not been registered under the Securities Act and will be subject to restrictions on transferability to the extent that they are not exchanged for exchange notes by holders who are entitled to participate in this exchange offer. The holders of outstanding notes, other than any holder that is our affiliate within the meaning of Rule 405 under the Securities Act, who are not eligible to participate in the exchange offer are entitled to certain registration rights, and we are required to file a shelf registration statement with respect to their outstanding notes. The exchange notes will constitute a new issue of securities with no established trading market. We do not intend to list the exchange notes on any national securities exchange or to seek the admission thereof to trading in the National Association of Securities Dealers Automated Quotation System. In addition, such market-making activity will be subject to the limits imposed by the Securities Act and the Exchange Act and may be limited during the exchange offer and the pendency of the shelf registration statements. Accordingly, no assurance can be given that an active public or other market will develop for the exchange notes or as to the liquidity of the trading market for the exchange notes. If a trading market does not develop or is not maintained, holders of the exchange notes may experience difficulty in reselling the exchange notes or may be unable to sell them at all. If a market for the exchange notes develops, any such market may be discontinued at any time.

LEGAL MATTERS

    The validity of the exchange notes and the guarantees and other legal matters, including the tax-free nature of the exchange, will be passed upon on our behalf by Kirkland & Ellis, a partnership that includes professional corporations, Chicago, Illinois. Certain partners of Kirkland & Ellis are members of a limited liability company that is an investor in Vestar Capital Partners IV, L.P. In addition, certain partners of Kirkland & Ellis are partners in Randolph Street Partners, which acquired less than 1.0% of the Class A Units of M-Foods Investors, LLC in connection with the acquisition. Kirkland & Ellis has from time to time represented, and may continue to represent, Vestar Capital Partners and certain of its affiliates in connection with certain legal matters.

INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

    The consolidated financial statements of Michael Foods, Inc. included in this prospectus for the fiscal years ended December 31, 1998, 1999 and 2000 and the three months ended March 31, 2001 have been audited by Grant Thornton LLP, independent certified public accountants, as indicated in their report with respect thereto.

    The financial statements of M-Foods Dairy, LLC included in this prospectus for the fiscal years ended December 31, 1998, 1999 and 2000 and the three months ended March 31, 2001 have been audited by Grant Thornton, LLP, independent certified public accountants, as indicated in their report thereto.

    The financial statements of M-Foods Dairy TXCT, LLC included in this prospectus for the fiscal years ended December 31, 1998, 1999 and 2000 and the three months ended March 31, 2001 have been audited by Grant Thornton, LLP, independent certified public accountants, as indicated in their report thereto.

AVAILABLE INFORMATION

    We are not currently subject to the periodic reporting and other informational requirements of the Exchange Act. We have agreed that, whether or not we are required to do so by the rules and regulations of the SEC, for so long as any of the notes remain outstanding, we will furnish to the holders of the notes and file with the SEC, unless the SEC will not accept the filing, following the consummation of the exchange offer: (1) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if we were required to file those forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" and, with respect to the annual information only, a report by our certified independent accountants and (2) all current reports that would be required to be filed with the SEC on Form 8-K if we were required to file such reports. You may read and copy any reports we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. All reports filed with the SEC will be available on the SEC's web site at http://www.sec.gov. In addition, for so long as any of the notes remain outstanding, we have agreed to make available to any prospective purchaser of the notes or beneficial owner of the notes in connection with any sale of the notes, the information required by Rule 144A(d)(4) under the Securities Act.

INDEX TO FINANCIAL STATEMENTS

Page
MICHAEL FOODS, INC.
Report of Independent Certified Public Accountants	F-1-1
Consolidated Balance Sheets	F-1-3
Consolidated Statements of Earnings	F-1-4
Consolidated Statements of Shareholders' Equity	F-1-5
Consolidated Statements of Cash Flows	F-1-6
Notes to Consolidated Financial Statements	F-1-7
Quarterly Financial Data (Unaudited)	F-1-38
M-FOODS DAIRY, LLC
Report of Independent Certified Public Accountants	F-2-1
Balance Sheets	F-2-3
Statements of Operating Unit Income	F-2-4
Statements of Unit Holder and Operating Unit Equity	F-2-5
Statements of Operating Unit Cash Flows	F-2-6
Notes to Financial Statements	F-2-7
M-FOODS DAIRY, TXCT, LLC
Report of Independent Certified Public Accountants	F-3-1
Balance Sheets	F-3-3
Statements of Operating Unit Operations	F-3-4
Statements of Unit Holder and Operating Unit Equity	F-3-5
Statements of Operating Unit Cash Flows	F-3-6
Notes to Financial Statements	F-3-7

F–1

Report of Independent Certified Public Accountants

BOARD OF DIRECTORS
MICHAEL FOODS, INC.

    We have audited the accompanying consolidated balance sheet of Michael Foods, Inc. and subsidiaries (a wholly-owned subsidiary of M-Foods Holdings, Inc.) as of April 1, 2001. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

    We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe our audit provides a reasonable basis for our opinion.

    In our opinion, the consolidated balance sheet referred to above presents fairly, in all material respects, the financial position of Michael Foods, Inc. and subsidiaries (a wholly-owned subsidiary of M-Foods Holdings, Inc.) as of April 1, 2001, in conformity with accounting principles generally accepted in the United States of America.

/s/ GRANT THORNTON LLP

Minneapolis, Minnesota

May 15, 2001

F–1–1

Report of Independent Certified Public Accountants

     BOARD OF DIRECTORS
MICHAEL FOODS, INC.

    We have audited the accompanying consolidated balance sheets of Michael Foods, Inc. and subsidiaries (the "Predecessor") as of December 31, 2000 and 1999 and March 31, 2001 and the related consolidated statements of earnings, shareholders' equity, and cash flows for each of the three years in the period ended December 31, 2000 and the three months ended March 31, 2001. These financial statements are the responsibility of the Predecessor's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

    In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Michael Foods, Inc. and subsidiaries as of December 31, 2000 and 1999 and March 31, 2001 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2000 and the three months ended March 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

    We have also audited Schedule II for each of the three years in the period ended December 31, 2000. In our opinion, this schedule, when considered in relation to the basic financial statement taken as a whole, presents fairly, in all material respects, the information set forth therein.

/s/ GRANT THORNTON LLP

Minneapolis, Minnesota

May 15, 2001

F–1–2

MICHAEL FOODS, INC.
(A wholly owned subsidiary of M-Foods Holdings, Inc.)

CONSOLIDATED BALANCE SHEETS

	Company	Predecessor
			December 31,
	April 1, 2001 (Inception)	March 31, 2001
			2000	1999
ASSETS
CURRENT ASSETS
Cash and equivalents	$4,270,000	$4,270,000	$4,421,000	$4,961,000
Accounts receivable, less allowances	120,886,000	120,670,000	112,767,000	92,493,000
Inventories	82,341,000	80,678,000	75,734,000	71,197,000
Prepaid expenses and other	7,586,000	4,510,000	4,803,000	4,604,000

Total current assets	215,083,000	210,128,000	197,725,000	173,255,000
PROPERTY, PLANT AND EQUIPMENT — AT COST
Land	4,691,000	4,106,000	4,106,000	4,104,000
Buildings and improvements	87,040,000	143,071,000	143,160,000	133,778,000
Machinery and equipment	218,685,000	387,284,000	377,911,000	357,724,000

	310,416,000	534,461,000	525,177,000	495,606,000
Less accumulated depreciation	—	252,921,000	243,360,000	208,807,000

	310,416,000	281,540,000	281,817,000	286,799,000
OTHER ASSETS
Goodwill, net	354,533,000	113,370,000	114,255,000	116,729,000
Deferred financing costs	20,835,000	—	—	—
Joint ventures and other assets	9,434,000	14,683,000	19,107,000	21,134,000

	384,802,000	128,053,000	133,362,000	137,863,000

	$910,301,000	$619,721,000	$612,904,000	$597,917,000

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Current maturities of long-term debt	$13,850,000	$2,824,000	$2,865,000	$3,130,000
Accounts payable	59,655,000	59,655,000	54,212,000	47,009,000
Accrued liabilities
Compensation	9,594,000	9,594,000	11,795,000	13,143,000
Insurance	7,986,000	7,986,000	7,422,000	7,229,000
Customer programs	18,889,000	18,889,000	19,307,000	20,999,000
Income taxes	3,419,000	3,419,000	10,622,000	11,805,000
Transaction costs	3,535,000	24,831,000	—	—
Other	9,492,000	9,471,000	12,874,000	18,176,000

Total current liabilities	126,420,000	136,669,000	119,097,000	121,491,000
LONG-TERM DEBT, less current maturities	588,426,000	189,376,000	195,944,000	175,404,000
DEFERRED INCOME TAXES	48,795,000	36,525,000	39,130,000	36,423,000
COMMITMENTS AND CONTINGENCIES	—	—	—	—
MINORITY INTEREST	475,000	—	—	—
SHAREHOLDERS' EQUITY
Common stock	—	184,000	183,000	203,000
Additional paid-in capital	146,762,000	64,585,000	58,506,000	102,777,000
Retained earnings	—	194,243,000	201,361,000	162,577,000
Accumulated other comprehensive income	(577,000)	(1,861,000)	(1,317,000)	(958,000)

	146,185,000	257,151,000	258,733,000	264,599,000

	$910,301,000	$619,721,000	$612,904,000	$597,917,000

The accompanying notes are an integral part of these statements.

F–1–3

MICHAEL FOODS, INC.
(A wholly owned subsidiary of M-Foods Holdings, Inc.)

CONSOLIDATED STATEMENTS OF EARNINGS
(000's, except per share amounts)

	Predecessor
	Three months ended March 31,		Years ended December 31,
	2001	2000	2000	1999	1998
	(Unaudited)
Net sales	$275,627	$251,926	$1,080,601	$1,053,272	$1,020,484
Cost of sales	227,707	205,071	889,138	860,256	847,383

Gross profit	47,920	46,855	191,463	193,016	173,101
Selling, general and administrative expenses	27,376	27,956	104,657	106,686	93,548
Transaction expenses	11,050	—	—	—	—

Operating profit	9,494	18,899	86,806	86,330	79,553
Interest expense, net	3,293	2,950	13,206	11,664	10,136

Earnings before income taxes and extraordinary item	6,201	15,949	73,600	74,666	69,417
Income tax expense	2,430	6,460	28,890	30,610	29,160

Earnings before extraordinary item	3,771	9,489	44,710	44,056	40,257
Extraordinary item — early extinguishment of debt, net of taxes	(9,424)	—	—	—	—

NET EARNINGS (LOSS)	$(5,653)	$9,489	$44,710	$44,056	$40,257

NET EARNINGS (LOSS) PER SHARE:
Basic:
Earnings before extraordinary item	$0.20	$0.47	$2.36	$2.15	$1.86
Extraordinary item	(0.51)	—	—	—	—

Net earnings (loss)	$(0.31)	$0.47	$2.36	$2.15	$1.86

Diluted:
Earnings before extraordinary item	$0.20	$0.47	$2.33	$2.12	$1.83
Extraordinary item	(0.50)	—	—	—	—

Net earnings (loss)	$(0.30)	$0.47	$2.33	$2.12	$1.83

Weighted average shares outstanding
Basic	18,333	20,158	18,950	20,500	21,642
Diluted	18,719	20,371	19,192	20,750	21,980

The accompanying notes are an integral part of these statements.

F–1–4

MICHAEL FOODS, INC.
(A wholly owned subsidiary of M-Foods Holdings, Inc.)

CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY

	COMMON STOCK
					ACCUMULATED OTHER COMPREHENSIVE INCOME
	SHARES ISSUED	AMOUNT	ADDITIONAL PAID-IN CAPITAL	RETAINED EARNINGS		TOTAL SHAREHOLDERS' EQUITY
Predecessor
Balance at January 1, 1998	21,816,098	$218,000	$140,188,000	$88,840,000	$—	$229,246,000
Repurchase of common stock	(982,700)	(10,000)	(24,058,000)	—	—	(24,068,000)
Incentive plan stock compensation	24,532	1,000	613,000	—	—	614,000
Stock options exercised, net of shares surrendered for exercise price and income taxes	237,137	2,000	2,099,000	—	—	2,101,000
Tax benefit from stock options exercised	—	—	1,029,000	—	—	1,029,000
Net earnings	—	—	—	40,257,000	—	40,257,000
Dividends ($.23 per share)	—	—	—	(5,030,000)	—	(5,030,000)

Balance at December 31, 1998	21,095,067	211,000	119,871,000	124,067,000	—	244,149,000
Repurchase of common stock	(920,100)	(10,000)	(18,918,000)	—	—	(18,928,000)
Incentive plan stock compensation	32,989	1,000	617,000	—	—	618,000
Stock options exercised, net of shares surrendered for exercise price and income taxes	93,668	1,000	837,000	—	—	838,000
Tax benefit from stock options exercised	—	—	370,000	—	—	370,000
Net earnings	—	—	—	44,056,000	—	44,056,000
Foreign currency translation adjustment loss	—	—	—	—	(958,000)	(958,000)

Comprehensive income	—	—	—	—	—	43,098,000
Dividends ($.27 per share)	—	—	—	(5,546,000)	—	(5,546,000)

Balance at December 31, 1999	20,301,624	203,000	102,777,000	162,577,000	(958,000)	264,599,000
Repurchase of common stock	(2,109,400)	(21,000)	(46,104,000)	—	—	(46,125,000)
Incentive plan stock compensation	40,890	—	876,000	—	—	876,000
Stock options exercised, net of shares surrendered for exercise price and income taxes	56,370	1,000	650,000	—	—	651,000
Tax benefit from stock options exercised	—	—	307,000	—	—	307,000
Net earnings	—	—	—	44,710,000	—	44,710,000
Foreign currency translation adjustment loss	—	—	—	—	(359,000)	(359,000)

Comprehensive income	—	—	—	—	—	44,351,000
Dividends ($.31 per share)	—	—	—	(5,926,000)	—	(5,926,000)

Balance at December 31, 2000	18,289,484	183,000	58,506,000	201,361,000	(1,317,000)	258,733,000
Incentive plan stock compensation	39,703	—	1,169,000	—	—	1,169,000
Stock options exercised, net of shares surrendered for exercise price and income taxes	36,543	1,000	545,000	—	—	546,000
Tax benefit from stock options exercised	—	—	4,055,000	—	—	4,055,000
Stock options extended	—	—	310,000	—	—	310,000
Net loss	—	—	—	(5,653,000)	—	(5,653,000)
Foreign currency translation adjustment income	—	—	—	—	1,088,000	1,088,000
Futures loss	—	—	—	—	(1,632,000)	(1,632,000)

Comprehensive income (loss)	—	—	—	—	—	(6,197,000)
Dividends ($.08 per share)	—	—	—	(1,465,000)	—	(1,465,000)

Balance at March 31, 2001	18,365,730	$184,000	$64,585,000	$194,243,000	$(1,861,000)	$257,151,000

Company
Balance at March 31, 2001	18,365,730	$184,000	$64,585,000	$194,243,000	$(1,861,000)	$257,151,000
Merger with M-Foods Holdings, Inc.	(18,365,730)	(184,000)	(64,585,000)	(194,243,000)	1,861,000	(257,151,000)
Proceeds from issuance of common stock	1,000	—	213,393,000	—	—	213,393,000
Deemed dividend to continuing shareholders	—	—	(66,631,000)	—	—	(66,631,000)
Allocation of deemed dividend to Accumulated Other Comprehensive Income	—	—	—	—	(577,000)	(577,000)

Balance at April 1, 2001	1,000	$—	$146,762,000	$—	$(577,000)	$146,185,000

The accompanying notes are an integral part of these statements.

F–1–5

MICHAEL FOODS, INC.
(A wholly owned subsidiary of M-Foods Holdings, Inc.)

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Predecessor
	Three months ended March 31,		Years ended December 31,
	2001	2000	2000	1999	1998
		(Unaudited)
Cash flows from operating activities:
Net earnings (loss)	$(5,653,000)	$9,489,000	$44,710,000	$44,056,000	$40,257,000
Adjustments to reconcile net earnings to net cash provided by operating activities:
Depreciation	11,114,000	10,486,000	42,355,000	37,537,000	32,105,000
Amortization	1,421,000	1,408,000	5,628,000	5,027,000	3,699,000
Deferred income taxes	(1,547,000)	505,000	2,707,000	1,023,000	1,860,000
Tax benefit of stock options exercised	4,055,000	39,000	307,000	370,000	1,029,000
Changes in operating assets and liabilities:
Accounts receivable	(7,903,000)	926,000	(20,274,000)	5,146,000	(14,144,000)
Inventories	(4,944,000)	(7,201,000)	(4,537,000)	3,053,000	(5,321,000)
Prepaid expenses and other	293,000	481,000	(199,000)	(720,000)	(2,208,000)
Accounts payable	5,443,000	3,355,000	7,203,000	2,633,000	(2,534,000)
Accrued liabilities	11,737,000	(3,064,000)	(8,815,000)	9,528,000	14,167,000

Net cash provided by operating activities	14,016,000	16,424,000	69,085,000	107,653,000	68,910,000
Cash flows from investing activities:
Capital expenditures	(10,837,000)	(8,131,000)	(37,373,000)	(74,125,000)	(64,777,000)
Joint ventures and other assets	3,888,000	14,000	(1,127,000)	(19,405,000)	794,000

Net cash used in investing activities	(6,949,000)	(8,117,000)	(38,500,000)	(93,530,000)	(63,983,000)
Cash flows from financing activities:
Payments on long-term debt	(52,109,000)	(37,537,000)	(171,509,000)	(188,075,000)	(58,221,000)
Proceeds from long-term debt	45,500,000	43,600,000	191,784,000	200,502,000	78,300,000
Repurchase of common stock	—	(13,470,000)	(46,125,000)	(18,928,000)	(24,068,000)
Extension of stock options	310,000	—	—	—	—
Proceeds from issuance of common stock	546,000	86,000	651,000	838,000	2,101,000
Dividends	(1,465,000)	(1,421,000)	(5,926,000)	(5,546,000)	(5,030,000)

Net cash used in financing activities	(7,218,000)	(8,742,000)	(31,125,000)	(11,209,000)	(6,918,000)

Net increase (decrease) in cash and equivalents	(151,000)	(435,000)	(540,000)	2,914,000	(1,991,000)
Cash and equivalents at beginning of period	4,421,000	4,961,000	4,961,000	2,047,000	4,038,000

Cash and equivalents at end of period	$4,270,000	$4,526,000	$4,421,000	$4,961,000	$2,047,000

Supplemental disclosures of cash flow information:
Cash paid during the periods for:
Interest	$5,945,000	$5,254,000	$13,484,000	$12,895,000	$11,414,000
Income taxes	1,025,000	1,653,000	27,225,000	23,663,000	20,415,000

The accompanying notes are an integral part of these statements.

F–1–6

MICHAEL FOODS, INC.
(A wholly owned subsidiary of M-Foods Holdings, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE A—MERGER AGREEMENT

    On December 21, 2000, Michael Foods, Inc. (the "Company", "we", "our") entered into a definitive agreement providing for the acquisition of Michael Foods, Inc. and its subsidiaries ("the Predecessor") by an investor group comprised of a management group led by our Chairman, President and Chief Executive Officer, Gregg A. Ostrander, affiliates of Jeffrey Michael, a member of the Michael Foods, Inc. Board of Directors, and affiliates of two private equity investment firms, Vestar Capital Partners and Goldner Hawn Johnson & Morrison Incorporated, collectively, M-Foods Investors, LLC. M-Foods Investors, LLC formed M-Foods Holdings, Inc. to complete the acquisition. Following the acquisition transaction (the "Merger"), the Company is a wholly owned subsidiary of M-Foods Holdings, Inc., which is a non-operating holding company and wholly owned by M-Foods Investors, LLC. This Merger was completed on April 10, 2001. Under the terms of the Merger agreement, all outstanding shares of the Predecessor's common stock were converted into the right to receive $30.10 per share in cash or value equal thereto, and all outstanding stock options were converted into the right to receive, in cash, $30.10 per share reduced by the exercise price per share for all shares subject to such stock options. The purchase of the outstanding shares was financed through new equity financing of approximately $175,000,000, a senior secured credit facility of up to $470,000,000 at market-based variable interest rates (effective rate of 7.5% at April 10, 2001), and $200,000,000 of senior subordinated notes at an 11.75% annual interest rate.

    Simultaneous with the close of the Merger, the Company contributed the assets of its Dairy division into two limited liability corporations, M-Foods Dairy, LLC and M-Foods Dairy TXCT, LLC (collectively, the "Dairy LLCs") and in exchange received voting preferred and voting common units from these entities equal to the fair value of the net assets contributed, which collectively were approximately $40,000,000. The preferred units issued to the Company have an annual 10% preferred return guarantee and represent 100% of the preferred units issued and outstanding. In addition, the Company received 5% of the common units issued by each of the entities with the common units held by the Company representing 100% of the voting common units issued and outstanding. These common units have a stated value of $25,000. The remaining 95% of the common units, which are non-voting, are owned by M-Foods Dairy Holdings, LLC, which is owned by the same owners or affiliates of such owners, in the same proportion, as the unit holders of M-Foods Investors, LLC. The common unit interests owned by M-Foods Dairy Holdings, LLC were issued in exchange for $475,000 and is reflected as minority interest in the accompanying consolidated balance sheet as of April 1, 2001.

    Following the Merger, Michael Foods, Inc. became an indirect wholly owned subsidiary of M-Foods Investors, LLC.

    The Merger has been accounted for as a purchase in accordance with Accounting Principles Board Opinion 16, Business Combinations and EITF 88-16, Basis in Leveraged Buyout Transactions. Accordingly, the acquired assets and liabilities have been recorded at fair value for the interests acquired by new investors and at the carryover basis for continuing investors. As a result, the assets and liabilities are assigned new values, which are part Predecessor cost and part fair value in the same proportions as the carryover basis of the residual interests retained by the continuing management investors and continuing affiliate investors of the Michael family and the new interests acquired by the new investors. The amount of carryover basis is reflected as a deemed dividend and was $66,631,000.

    For ease of presentation, the Merger has been reflected in the accompanying balance sheet as if it had occurred on April 1, 2001. Management determined that no material transactions occurred during

F–1–7

the period from April 1 through April 9, 2001. The Company's consolidated balance sheet has been presented on a comparative basis with the Predecessor's historical consolidated balance sheets prior to the date of Merger. Different bases of accounting have been used to prepare the Company and Predecessor consolidated financial statements. In the future, the primary differences will relate to additional interest expense for new debt and depreciation and amortization of fixed assets and other intangible assets recorded at fair value at the date of Merger.

    For accounting purposes the Merger is considered a leveraged buyout. The total purchase price of approximately $562,881,000 was allocated to the acquired assets and assumed liabilities based on their fair values at April 1, 2001, net of the deemed dividend. The allocation of the purchase price is as follows:

Working capital	$88,663,000
Property, plant & equipment	310,416,000
Other assets	30,269,000
Goodwill	354,533,000
Long-term debt	588,426,000
Other liabilities	49,270,000

    These allocations were based primarily on a preliminary valuation by a third party appraisal firm. Accordingly, the allocations related to property, plant and equipment and intangible assets, including goodwill, could change when the final valuation report is received. However, final allocations are not expected to vary significantly from the allocations indicated above.

    In connection with the Merger, the Predecessor incurred transaction expenses of approximately $26,600,000 associated with the Merger and change-in-control provisions of various compensation, debt and other agreements, which have been reflected in the Predecessor financial statements. These transaction expenses include the extraordinary item related to the early extinguishment of debt resulting from the change-in-control, which is described in Note C. In addition, the Company incurred other merger related and debt issuance costs of approximately $40,000,000, which have been capitalized as direct costs of the Merger and deferred financing costs in the Company's consolidated balance sheet.

    The following unaudited pro forma revenue and net earnings for the year ended December 31, 2000 and for the three months ended March 31, 2001 are derived from the application of pro forma adjustments to the Predecessor historical statements of earnings, and assumes the Merger had occurred on January 1, 2000:

	Three months ended March 31, 2001	Year ended December 31, 2000
Revenue	$275,627,000	$1,080,601,000
Net earnings before extraordinary item	2,230,000	11,977,000

F–1–8

NOTE B—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The Company

    The Company is a diversified producer and distributor of food products in four areas—egg products, refrigerated distribution, dairy products, and potato products. The Company is the largest producer of processed egg products in the United States, and is a leading producer and distributor of specialty potato and dairy products to the foodservice, retail and industrial markets. The Company also distributes refrigerated grocery items, primarily cheese and other dairy items, to the retail grocery market in the central United States.

    The accounting policies of the Predecessor have been adopted by the Company.

Principles of Consolidation and Fiscal Year

    The consolidated financial statements include the accounts of Michael Foods, Inc. and all majority owned subsidiaries in which it has control. All significant inter-company accounts and transactions have been eliminated. The Company's investments in non-controlled entities in which it has the ability to exercise significant influence over operating and financial policies are accounted for by the equity method. The Company utilizes a fifty-two, fifty-three week fiscal year ending on the Saturday nearest to December 31, but for clarity of presentation, describes all periods as if the year end is December 31. The Predecessor's years ended December 31, 2000, 1999 and 1998 each consisted of fifty-two weeks. The Predecessor's three month periods ended March 31, 2001 and 2000 each consisted of 13 weeks.

Basis of Presentation

    The accompanying consolidated financial statements as of December 31, 2000 and 1999 and for each of the three years ended and the consolidated financial statements as of and for the three months ended March 31, 2001 have been taken from the historical books and records of the Predecessor. The accompanying unaudited consolidated financial statements and footnote information for the three-months ended March 31, 2000 have been prepared in accordance with Regulation S-X pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC") using the historical cost basis of assets and liabilities of the Predecessor. In the opinion of management, the unaudited consolidated financial statements contain all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the results of operations and cash flows for the three months ended March 31, 2000. The historical results of the Predecessor for the three months ended March 31, 2001 are not necessarily indicative of the results of the Company for a full year period.

Use of Estimates

    Preparation of the Company's consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities, related revenues and expenses and disclosure about contingent assets and liabilities at the date of the financial statements. Actual results could differ from the estimates used by management.

F–1–9

Cash and Equivalents

    The Company considers all highly liquid temporary investments with original maturities of three months or less to be cash equivalents.

Inventories

    Inventories, other than flocks, are stated at the lower of cost (determined on a first-in, first-out basis) or market. Flock inventory represents the cost of purchasing and raising flocks to laying maturity, at which time their cost is amortized to operations over their expected useful lives of generally one to two years. Finished goods inventory at April 1, 2001 is recorded at estimated selling prices, less cost of disposal and a selling profit allowance. Inventory values at April 1, 2001 for flock and raw material inventories are valued at Predecessor cost which approximates replacement costs. Work-in-process inventories at April 1, 2001 were not material and have been recorded at Predecessor cost.

    Inventories consist of the following:

	Company	Predecessor
			December 31,
	April 1, 2001	March 31, 2001
			2000	1999
		(000's)
Raw materials and supplies	$15,913	$15,913	$15,107	$15,720
Work in process and finished goods	45,794	44,131	41,366	35,447
Flocks	20,634	20,634	19,261	20,030

	$82,341	$80,678	$75,734	$71,197

    The Company purchases exchange traded futures contracts to manage its exposure to changes in grain prices, primarily corn and soybean meal, which are the main components of chicken feed. Such contracts are cash flow hedges of the Company's firm purchase commitments and anticipated production requirements, as they reduce the Company's exposure to changes in the cash price of grain. These contracts generally extend for less than one year. Prior to January 1, 2001, gains and losses on futures contracts were deferred and recognized as an adjustment to the cost of the related inventory item, with the ultimate recognition in cost of sales when the finished egg products are sold. The cost or benefit of contracts closed prior to the execution of the underlying purchase is deferred until the anticipated grain purchase occurs. Effective January 1, 2001, the Predecessor adopted Financial Accounting Standard ("FAS") No. 133 and related pronouncements. See Newly Adopted Accounting Standards.

Property, Plant and Equipment

    Depreciation is provided in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives, principally on the straight-line basis. Estimated service lives range from 10-40 years for buildings and improvements and 3-10 years for machinery and equipment. Accelerated and straight-line methods are used for income tax purposes. The Predecessor capitalized $224,000, $1,054,000 and $1,048,000 of interest costs during the years ended December 31, 2000, 1999 and 1998 and $49,000 during the three months ended March 31, 2000 relating to the construction and

F–1–10

installation of property, plant and equipment. No interest was capitalized during the three months ending March 31, 2001.

Goodwill

    The Predecessor's acquisitions have been accounted for as purchases and the excess of the total acquisition costs over the fair value of the net assets acquired were recorded as goodwill. Goodwill is amortized on a straight-line basis over 40 years. Predecessor accumulated amortization was $23,549,000 and $20,106,000 at December 31, 2000 and 1999 and $24,443,000 at March 31, 2001. At April 1, 2001, goodwill was recorded for the excess of the purchase price of the Merger over the fair value of net assets acquired. The Company expects to amortize its goodwill over a 40 year period. Goodwill has been assigned to each of the operating subsidiaries down to the reporting level. The Company evaluates its goodwill annually to determine potential impairment by comparing its carrying value to the undiscounted future cash flows of the related assets.

    In June 2001, the FASB announced they intend to issue two statements in late June 2001: Business Combinations and Goodwill and Intangible Assets. These pronouncements are expected to, among other things, eliminate the pooling-of-interest method of accounting for business combinations and eliminate the amortization of goodwill for financial reporting purposes. However, goodwill will then be tested for impairment annually or whenever an impairment indicator arises. The elimination of goodwill amortization is expected to be effective for the Company beginning in January 2002. The terms and conditions of these statements could change significantly before they are issued, including implementation guidelines and effective dates.

Deferred Financing Costs

    Deferred financing costs are amortized using the interest method over the lives of the respective debt agreements. These costs arose at the time of the Merger.

Foreign Joint Ventures and Currency Translation

    The Company has investments in foreign joint ventures in Europe and Canada related to its Egg Products Division. These investments are accounted for using the equity method of accounting. The financial statements for these entities are measured in their local currency and then translated into U.S. dollars. Their balance sheet accounts are translated at the balance sheet date using the current exchange rate on that date and their operating results are translated using the average rates prevailing throughout the reporting period. Accumulated translation gains or losses are recorded in the shareholders' equity section of the balance sheet and are included as a component of comprehensive income in the statement of shareholders' equity.

Revenue Recognition

    Sales are recognized when goods are shipped to customers and are recorded net of estimated customer programs.

F–1–11

Stock-Based Compensation

    The Company utilizes the intrinsic value method of accounting for its stock-based employee compensation plans. Pro forma information related to the fair value method of accounting is provided in Note H.

Net Earnings Per Share

    The Predecessor basic net earnings per share was computed by dividing net earnings by the weighted average number of outstanding common shares. Diluted net earnings per share was computed by dividing net earnings by the weighted average number of outstanding common shares and common share equivalents relating to stock options, when dilutive. Options to purchase 661,411, 717,588 and 12,060 shares of common stock with weighted average exercise prices of $24.90, $24.90 and $29.39 were outstanding during the years ended December 31, 2000, 1999 and 1998 and 834,070 shares of common stock with a weighted average exercise price of $24.70 were outstanding during the three months ended March 31, 2000, but were excluded from the computation of common share equivalents because they were anti-dilutive. There were no anti-dilutive options to purchase shares of common stock outstanding during the three month period ended March 31, 2001. Earnings per share information for the Company is not presented because its shares are not publicly traded.

Newly Adopted Accounting Standards

    Effective January 1, 2001, the Predecessor adopted Statement of Financial Accounting Standard No. 133, "Accounting for Derivative Instruments and Hedging Activities," as amended. This standard establishes accounting and reporting standards for derivative financial instruments and hedge activities. Certain of our segments, most notably our Egg Products division, hold derivative instruments, such as exchange traded corn and soybean meal grain futures that we believe provide an economic hedge of future transactions and are designated as cash flow hedges. As the commodities being hedged are grain ingredients fed to the Company's flocks, the changes in the market value of such contracts have historically been, and are expected to continue to be, highly effective at offsetting changes in price movements of these feed components. The amount of hedge ineffectiveness was immaterial for the three months ended March 31, 2001.

    The Company actively monitors its exposure to commodity price risks and uses derivative commodity instruments to manage the impact of certain of these risks. The Company uses derivatives only for the purpose of managing risks associated with underlying exposures, primarily exchange-traded futures contracts to manage its exposure to changes in corn and soybean meal prices. The Company's commodity contracts are cash flow hedges of firm purchase commitments and anticipated production requirements, as they reduce the Company's exposure to changes in the cash price of grain and generally extend for less than one year. The Company does not trade or use instruments with the objective of earning financial gains on the commodity price, nor does it use instruments where there are not underlying exposures.

    Gains and losses on futures contracts are deferred as a component of Accumulated Other Comprehensive Income (Loss) ("AOCI") in the Company's equity section of the balance sheet and recognized as an adjustment to the cost of the related inventory item, and subsequently recognized in cost of sales when the associated products are sold. The cost or benefit of contracts closed prior to the

F–1–12

execution of the underlying purchase is deferred until the anticipated grain purchase occurs. As a result of the volatility of the grain markets, deferred gains and losses in AOCI may fluctuate until the related contract is closed.

    The cumulative effect of adopting the new derivative accounting standard at January 1, 2001 was not significant and has been included in futures losses as a component of AOCI for the three months ended March 31, 2001. Initially, upon adoption of the new derivative accounting standard, and prospectively as required by the standard on the date new derivatives are entered into, the Company formally documents all relationships between hedging instruments and hedged items, as well as its risk management objectives and strategy for undertaking the hedge. This process includes specific identification of the hedging instrument and the hedge transaction, the nature of the risk being hedged and how the hedging instrument's effectiveness will be assessed. Both at the inception of the hedge and on an ongoing basis, the Company assesses whether the derivatives that are used in hedging transactions are highly effective in offsetting changes in cash flows of hedged items. If it is determined that a derivative ceases to be a highly effective hedge or the forecast transaction being hedged will no longer occur, the Company will discontinue hedge accounting, and any gains or losses on the derivative instrument would be recognized in earnings during the period it no longer qualifies as a hedge. No such instances occurred in the three months ended March 31, 2001. As of the date of the Merger, all hedge positions were recorded at their fair values and accumulated gains or losses were eliminated except for the portion related to the carryover basis of continuing investors.

Advertising

    Advertising costs are expensed as incurred. Advertising expense was $9,132,000, $8,616,000 and $6,277,000 during the years ended December 31, 2000, 1999 and 1998 and $3,011,000 and $3,009,000 during the three months ended March 31, 2001 and 2000.

Reclassifications

    Certain 2000, 1999 and 1998 amounts have been reclassified to conform to the March 31, 2001 presentation.

F–1–13

NOTE C—LONG-TERM DEBT

    Long-term debt of the Predecessor consisted of the following:

		December 31,
	March 31, 2001
		2000	1999
Revolving lines of credit (a)	$59,000,000	$65,500,000	$42,300,000
7.58% senior promissory notes	125,000,000	125,000,000	125,000,000
Other	8,200,000	8,309,000	11,234,000

	192,200,000	198,809,000	178,534,000
Less current maturities	2,824,000	2,865,000	3,130,000

	$189,376,000	$195,944,000	$175,404,000

(a)
At December 31, 2000 and March 31, 2001, the Predecessor had unsecured revolving lines of credit with its principal banks for $100,000,000. These lines were due February 2002 with interest at the principal bank's reference rate, or at Eurodollar rates at the Predecessor's option (effective rates of 7.46% and 5.63% at December 31, 2000 and March 31, 2001).

    In connection with the Merger and change in control of the Predecessor, the senior promissory notes were retired, which resulted in the Predecessor incurring a mandatory early retirement premium. The early retirement premium payment was approximately $15,513,000 and is shown, net of the related tax benefit of $6,089,000, in the Predecessor's consolidated statement of earnings as an extraordinary item in the three months ended March 31, 2001.

    Concurrent with the Merger, the Company repaid the Predecessor's outstanding revolving line of credit and senior promissory notes and entered into a new senior credit facility, which consists of a $100,000,000 revolving credit facility ($24,076,000 outstanding at April 1, 2001), a $100,000,000 senior term loan A, both of which are due April 2007, and a $270,000,000 senior term loan B due April 2008. The Company's senior credit facility will bear interest at a floating base rate plus an applicable margin. The base rate is based on the higher of Bank of America prime rate and the federal funds effective rate plus .50%, or, at the Company's option, the LIBOR rate. The initial applicable interest rates is 2.00% over the prime rate or federal funds base rate or 3.00% over the LIBOR base rate. The Company's effective interest rate on these senior secured credit facilities at the date of the merger was approximately 7.5% based upon the LIBOR rate in effect at that time. In addition, the Company also issued $200,000,000 of 11.75% senior subordinated notes due March 2011, which are subordinated to the senior credit facility.

    The revolving credit and senior term loans are secured by substantially all of the assets of the Company. The revolving credit loan, the A and B term loans and senior subordinated notes contain restrictive covenants, including restrictions on dividends and distributions to shareholders and unit holders, a minimum fixed charge coverage ratio, a maximum leverage ratio, and a minimum interest coverage ratio, in addition to limitations on additional indebtedness and liens. Covenants related to operating performance are primarily based on earnings before income tax, interest expense and depreciation and amortization expense. In addition, the revolving credit, A and B term loans and senior subordinated note agreements also include guarantees by substantially all of the Company's domestic

F–1–14

subsidiaries. The fair value of the Company's long-term debt at April 1, 2001 approximates the carrying value.

    Aggregate maturities of the Company's long-term debt are as follows:

Years Ending December 31,
2001	$13,850,000
2002	17,394,000
2003	20,215,000
2004	18,733,000
2005	21,718,000
Thereafter	510,366,000

$602,276,000

NOTE D—INCOME TAXES

Predecessor

    Income tax expense consists of the following:

	Three Months Ended March 31,		Years Ended December 31,
	2001	2000	2000	1999	1998
	(000's)
Current
Federal	$3,100	$5,230	$23,447	$24,843	$22,757
State	877	725	2,736	4,744	4,543

	3,977	5,955	26,183	29,587	27,300
Deferred
Federal	(1,406)	459	2,461	979	1,691
State	(141)	46	246	44	169

	(1,547)	505	2,707	1,023	1,860

	$2,430	$6,460	$28,890	$30,610	$29,160

F–1–15

    Tax effects of the cumulative temporary differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes are as follows:

		December 31,
	March 31, 2001
		2000	1999
Depreciation	$32,780,000	$33,190,000	$32,290,000
Flock inventories	5,600,000	6,080,000	4,750,000
Goodwill	2,860,000	2,770,000	2,390,000
Other	(4,715,000)	(2,910,000)	(3,007,000)

	$36,525,000	$39,130,000	$36,423,000

    The following is a reconciliation of the Federal statutory income tax rate to the consolidated effective tax rate:

	Three Months Ended March 31,		Years Ended December 31,
	2001	2000	2000	1999	1998
Federal statutory rate	35.0%	35.0%	35.0%	35.0%	35.0%
State taxes	1.9	3.2	2.6	4.2	4.2
Goodwill	3.4	1.3	1.2	1.1	1.4
Other	(1.0)	1.0	0.5	0.7	1.4

	39.3%	40.5%	39.3%	41.0%	42.0%

F–1–16

MICHAEL FOODS, INC.
(A wholly owned subsidiary of M-Foods Holdings, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

NOTE D—INCOME TAXES (Continued)

Company

    The Merger was accomplished through a cash-for-stock transaction. As a result, the basis of the Company's assets and liabilities did not change for income tax reporting purposes. As of April 1, 2001, the tax effects of the cumulative temporary differences between the tax basis of assets and liabilities and their carrying amounts for financial reporting purposes are as follows:

April 1, 2001
Depreciation	$45,390,000
Flock inventories	5,600,000
Goodwill	2,860,000
Other	(5,055,000)

$48,795,000

    Goodwill arising through the Merger will not be deductible and is considered a permanent difference. A portion of Predecessor goodwill, which was deductible for tax purposes prior to the Merger, will continue to be deductible.

    The Internal Revenue Service is currently examining the Predecessor's Federal tax returns for the years 1996, 1997 and 1998. Adjustments, if any, resulting from these examinations will adjust goodwill recorded at the time of the Merger. The Company does not expect any material adjustments to result from these examinations.

    The taxable income or loss of the Dairy LLCs will primarily be distributed to the Company until it has received payment for its preferred units and 10% cumulative return on the preferred units; and all senior secured and subordinated debt has been retired.

NOTE E—EMPLOYEE RETIREMENT PLAN

    Full-time employees who meet certain service requirements are eligible to participate in a defined contribution retirement plan. The Company matches up to 4% of each participant's eligible compensation. Predecessor contributions totaled $2,692,000, $2,491,000 and $1,786,000 in the years ended December 31, 2000, 1999 and 1998 and $1,194,000 and $858,000 for the three months ended March 31, 2001 and 2000.

NOTE F—RELATED PARTY TRANSACTIONS

    In February 1997, the Predecessor acquired Papetti's Hygrade Egg Products, Inc. and affiliated companies (collectively, "Papetti's"). In connection with this acquisition, the Predecessor entered into various operating leases with the previous owners of Papetti's for the majority of Papetti's operating facilities. The future minimum rental commitments under these leases are approximately $2,100,000 per year through February 2007. In addition, the Predecessor purchased eggs under an annual egg supply agreement with a partnership in which various Papetti family members own a 50% interest. The purchases from this partnership totaled approximately $9,800,000, $10,100,000 and $11,900,000 in 2000, 1999 and 1998. See Note H "Repurchases of Common Stock" for additional related party disclosure.

F–1–16

    Following the Merger, the previous owners of Papetti's are no longer considered to be related parties, as these individuals no longer own any stock of the Company. The Company continues to be obligated under the operating lease obligations and egg supply contracts described above.

    Pursuant to a management agreement with Vestar Capital Partners and Goldner Hawn Johnson & Morrison Incorporated, who are affiliates of the principal unit holders of M-Food Investors, LLC, the Company will pay them a combined annual fee of $1,000,000 or .75% of consolidated earnings before interest, taxes, depreciation and amortization, whichever is greater. In addition, these affiliates were paid approximately $10,500,000 by the Company for services rendered in connection with the Merger.

NOTE G—COMMITMENTS AND CONTINGENCIES

Patent Litigation

    The Company has an exclusive license agreement for a patented process for the production and sale of extended shelf-life liquid egg products. Under the license agreement, the Company has the right to defend and prosecute infringement of the patents. The Company may apply 50% of its costs of defending the patents to future royalty payments.

    The U.S. Federal Court of Appeals has upheld the validity of the patents, which are the subject of the license agreement. Subsequently, a patent examiner at the U.S. Patent and Trademark Office rejected the patents. The Predecessor and the patent holder appealed the decision of the examiner and the validity of the patents was upheld. In September 2000 the U.S. Patent and Trademark Office allowed product claims beyond the process claims previously allowed for the extended shelf-life egg product. The patents remain valid and in full force and effect. These patents are scheduled to expire beginning in 2006.

    In 2000, the Predecessor settled litigation with one party related to the infringement of these patents and issued a sub-license to the infringing party granting them the right to manufacture and distribute extended shelf-life liquid whole egg product subject to a royalty payable to the Company and the patent holder on all future product sold. In connection with this settlement the patent holder received a lump sum payment for the past production and sale of the product and other matters related to the infringement. The Company is continuing to pursue litigation related to other parties who are infringing the product and process patents.

Other Litigation

    The Company is engaged in routine litigation incidental to its business. Management believes the ultimate outcome of this litigation will not have a material effect on the Company's consolidated financial position, liquidity or results of operations.

NOTE H—SHAREHOLDERS' EQUITY

Predecessor

Capital Stock

    The Predecessor had authorized capital stock of 50,000,000 shares consisting of 40,000,000 shares of $.01 par value common stock and 10,000,000 shares of undesignated stock. The Board of Directors

F–1–17

had the authority to determine voting, conversion and other rights of the undesignated stock. There were no shares of undesignated stock issued or outstanding at December 31, 2000 or 1999 or March 31, 2001 (See also Note A—Merger Agreement).

Repurchases of Common Stock

    During 1998, the Predecessor's Board of Directors authorized the repurchase of up to 2,000,000 shares of common stock. During 1999 and 1998, the Predecessor repurchased and retired 1,902,800 shares for $42,996,000. In February and May of 2000, the Board of Directors authorized the repurchase of an additional 2,500,000 shares under the repurchase program. During the year ended December 31, 2000, the Predecessor repurchased 2,109,400 shares for $46,125,000, including 1,500,000 shares from a related party for $21.77 per share. During the three months ended March 31, 2000, the Predecessor repurchased 596,400 shares for $13,470,000. No shares were repurchased during the three months ended March 31, 2001.

Incentive Plan

    The Predecessor had an incentive compensation plan for certain key employees. The Predecessor utilized unissued common stock for a portion of the incentive compensation in this plan. The Predecessor accrued for all incentive compensation as earned. In connection with the Merger, this Plan was terminated. All shares of common stock previously awarded under the Plan were retired through the Merger.

Stock Option Plans

    The Predecessor maintained non-qualified stock option plans. The officer and key employee plans had 922,500 and 911,400 shares of common stock available for issue at March 31, 2001 and December 31, 2000 and the non-employee director plan had 42,800 shares available for issue at March 31, 2001 and December 31, 2000. The stock options granted under these plans generally had a ten year term, vested ratably over five years, and had an exercise price equal to the fair market value of the stock on the date of grant. Stock options totaling 957,740, 766,434 and 631,098 shares with weighted average exercise prices of $16.39, $14.86 and $12.18 were exercisable at December 31, 2000, 1999 and 1998. In connection with the Merger, all options for common stock previously awarded became fully vested in accordance with the terms of the respective plans and the option holders, except for certain options held by senior members of management, were paid the difference between the $30.10 per share consideration and the exercise price of their respective options (See Note A).

F–1–18

    Option transactions under these plans for each of the past three years and three months are summarized as follows:

	NUMBER OF SHARES	WEIGHTED AVERAGE EXERCISE PRICE
Outstanding at January 1, 1998	1,224,828	$12.33
Granted	683,000	24.95
Exercised	(269,960)	11.23

Outstanding at December 31, 1998	1,637,868	17.79
Granted	200,900	21.82
Exercised	(113,887)	11.41
Canceled	(86,340)	21.57

Outstanding at December 31, 1999	1,638,541	18.53
Granted	306,500	21.51
Exercised	(65,070)	13.09
Canceled	(60,056)	22.01

Outstanding at December 31, 2000	1,819,915	19.11
Exercised	(36,581)	14.94
Canceled	(2,889)	23.69

Outstanding at March 31, 2001	1,780,445	$19.20

F–1–19

    The following tables summarize information concerning outstanding and exercisable stock options at March 31, 2001:

OPTIONS OUTSTANDING
EXERCISE PRICES
RANGE	WEIGHTED AVERAGE	NUMBER OF SHARES	WEIGHTED AVERAGE REMAINING CONTRACTUAL LIFE
$ 7.63 – $11.13	$10.04	368,800	3.9 years
11.50 – 15.13	12.53	233,019	3.8 years
17.83 – 24.56	21.90	605,526	7.9 years
24.69 – 29.75	25.04	573,100	7.2 years

		1,780,445

OPTIONS EXERCISABLE
EXERCISE PRICES
RANGE	WEIGHTED AVERAGE	NUMBER OF SHARES
$ 7.63 – $11.13	$10.00	350,100
11.50 – 15.13	12.53	229,019
17.83 – 24.56	21.86	238,606
24.69 – 29.75	25.19	310,000

		1,127,725

    Pro forma net earnings and diluted net earnings per share would have been $43,037,000, $42,630,000 and $39,273,000, or $2.28, $2.09 and $1.81 per share had the fair value method been used for valuing options granted in the years ending 2000, 1999 and 1998. The pro forma effect on net earnings for 1999 and 1998 is not representative of the pro forma effect on net earnings of future years because it does not take into consideration pro forma compensation expense related to grants made prior to 1995.

    The weighted average fair value of options granted in the years ending 2000, 1999 and 1998 were $9.49, $9.53 and $11.95 per share, computed by applying the following weighted average assumptions to the Black Scholes options pricing model: dividend yield of 1% in 2000, 1999 and 1998; risk-free rate of return of 5.1% in 2000, 6.5% in 1999 and 5.9% in 1998; volatility of 40% in 2000, 1999 and 1998, and an average term of 7 years. There were no options granted during the three months ending March 31, 2001.

Company

Common Stock

    The Company has authorized, issued and outstanding common stock of 1,000 shares with a $.01 par value. All 1,000 common shares were issued to M-Foods Holdings, Inc., a wholly owned subsidiary of M-Foods Investors, LLC in connection with the Merger.

F–1–20

NOTE I—BUSINESS SEGMENTS

    The Company operates in four reportable segments:

    Egg Products processes and distributes numerous egg products and shell eggs primarily through its facilities in the Midwest and Eastern United States. Sales of egg products are made through an internal sales force and independent brokers to the foodservice and retail markets primarily throughout the United States.

    Refrigerated Distribution distributes a wide range of refrigerated grocery products, including various cheese products packaged at its Wisconsin cheese packaging facility. Sales of refrigerated grocery products are made through an internal sales force to retail and wholesale markets primarily throughout the central United States.

    Dairy Products processes and distributes soft serve ice cream mix, frozen yogurt mix, milk and specialty dairy products, many of which are ultra-high temperature pasteurized, from its facilities in Connecticut, Minnesota and Texas. Sales of dairy products are made through an internal sales force to domestic quick service restaurants, other foodservice outlets and independent retailers throughout the United States.

    Potato Products processes and distributes refrigerated potato products from its manufacturing facilities in Minnesota and Nevada. Sales of potato products are made through an internal sales force to foodservice and retail markets throughout the United States.

    The Company identifies its segments based on its organizational structure, which is primarily by principal products. Operating profit represents earnings before interest expense, interest income, income taxes, and allocations of corporate costs to the respective divisions. Intersegment sales are made at market prices. The Company's corporate office maintains a majority of the Company's cash under its cash management policy.

    Sales to one customer, primarily by the Egg Products segment, accounted for 15% and 12% of consolidated net sales for the years ending December 31, 2000 and 1999 and 12% of consolidated net sales for the three months ended March 31, 2001.

F–1–21

    Certain financial information for the Company's operating segments is as follows (in thousands):

	EGG PRODUCTS	REFRIGERATED DISTRIBUTION	DAIRY PRODUCTS	POTATO PRODUCTS	CORPORATE	TOTAL
Predecessor
Year ended December 31, 2000
External net sales	$637,355	$241,114	$141,401	$60,731	$—	$1,080,601
Intersegment sales	13,357	80	516	2,477	—	16,430
Operating profit (loss)	67,658	16,001	1,322	7,650	(5,825)	86,806
Total assets	461,298	45,716	53,505	44,122	8,263	612,904
Depreciation and amortization	36,435	1,316	4,724	5,372	136	47,983
Capital expenditures	25,376	1,042	9,565	1,390	—	37,373
Year ended December 31, 1999
External net sales	$620,719	$230,335	$144,865	$57,353	$—	$1,053,272
Intersegment sales	15,854	101	1,384	2,360	—	19,699
Operating profit (loss)	73,531	10,656	3,750	6,751	(8,358)	86,330
Total assets	455,943	36,901	48,686	47,792	8,595	597,917
Depreciation and amortization	31,824	1,316	3,671	5,626	127	42,564
Capital expenditures	65,467	762	6,115	1,781	—	74,125
Year ended December 31, 1998
External net sales	$607,688	$221,586	$138,865	$52,345	$—	$1,020,484
Intersegment sales	21,224	127	1,846	2,048	—	25,245
Operating profit (loss)	69,295	7,288	6,748	3,890	(7,668)	79,553
Total assets	425,568	39,886	28,097	50,385	7,580	551,516
Depreciation and amortization	26,712	1,518	1,755	5,710	109	35,804
Capital expenditures	54,443	1,132	4,477	4,671	54	64,777
Three months ended March 31, 2001:
External net sales	$163,529	$61,185	$35,328	$15,585	$—	$275,627
Intersegment sales	4,246	—	—	1,003	—	5,249
Operating profit (loss)	12,915	3,639	3,958	1,688	(12,706)	9,494
Depreciation and amortization	9,636	316	1,271	1,278	34	12,535
Three months ended March 31, 2000:
External net sales	$153,553	$56,248	$28,029	$14,096	$—	$251,926
Intersegment sales	2,885	18	485	555	—	3,943
Operating profit (loss)	15,121	4,305	(186)	1,301	(1,642)	18,899
Depreciation and amortization	8,999	344	1,165	1,355	31	11,894

F–1–22

NOTE J—SUPPLEMENTAL GUARANTOR FINANCIAL INFORMATION

   The Company's revolving credit facility, A and B term loans and senior subordinated notes have been guaranteed, on a joint and several basis, by the Company and its domestic subsidiaries. The revolving credit facility and A and B term loans are also guaranteed by the Company's parent, M-Foods Holdings, Inc.

    The following condensed consolidating financial information presents the consolidated balance sheet of the Company as of April 1, 2001; and the Predecessor's consolidated balance sheets as of March 31, 2001, December 31, 2000 and 1999 and the consolidated statements of earnings and cash flows for the three months ended March 31, 2001 and 2000 and for the years ended December 31, 2000, 1999, and 1998. These financial statements reflect Michael Foods, Inc. (the parent), the wholly owned guarantor subsidiaries (on a combined basis), the non-wholly owned guarantor subsidiaries, and elimination entries necessary to combine such entities on a consolidated basis. Included elsewhere in the Registration Statement are the audited Financial Statements of the non-wholly owned guarantor subsidiaries.

F–1–23

Company
Condensed Consolidating Balance Sheets
April 1, 2001
(in thousands)

			Non-wholly owned Guarantor Subsidiaries
	Parent	Wholly owned Guarantor Subsidiaries	M-Foods Dairy, LLC	M-Foods Dairy TXCT, LLC	Eliminations	Consolidated
Assets
Current Assets:
Cash and equivalents	$4,327	$(64)	$7	$—	$—	$4,270
Accounts receivable, less allowances	630	102,898	12,972	5,928	(1,542)	120,886
Inventories	—	76,015	2,815	3,511	—	82,341
Prepaid expenses and other	3,313	4,147	72	54	—	7,586

Total current assets	8,270	182,996	15,866	9,493	(1,542)	215,083
Property, Plant and Equipment — net	95	282,797	15,136	12,388	—	310,416
Other assets:
Goodwill, net	—	350,574	3,959	—	—	354,533
Deferred financing costs	20,835	—	—	—	—	20,835
Joint ventures and other assets	501	6,977	3	1,953	—	9,434
Investment in subsidiaries	726,331	—	—	—	(726,331)	—

	747,667	357,551	3,962	1,953	(726,331)	384,802

	$756,032	$823,344	$34,964	$23,834	$(727,873)	$910,301

Liabilities and Shareholders' Equity
Current Liabilities:
Current maturities of long-term debt	$11,026	$424	$—	$2,400	$—	$13,850
Accounts payable	2,319	51,675	3,065	4,138	(1,542)	59,655
Accrued liabilities	12,205	38,185	1,638	887	—	52,915

Total current liabilities	25,550	90,284	4,703	7,425	(1,542)	126,420
Long-term debt, less current maturities	583,050	576	—	4,800	—	588,426
Deferred income taxes	196	49,975	737	(2,113)	—	48,795

Total liabilities	608,796	140,835	5,440	10,112	(1,542)	763,641
Minority Interest	475	—	—	—	—	475
Shareholders' Equity	146,761	682,509	29,524	13,722	(726,331)	146,185

	$756,032	$823,344	$34,964	$23,834	$(727,873)	$910,301

F–1–24

MICHAEL FOODS, INC.
(A wholly owned subsidiary of M-Foods Holdings, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Predecessor
Condensed Consolidating Balance Sheets
March 31, 2001
(in thousands)

			Non-wholly owned Guarantor Subsidiaries
	Parent	Wholly owned Guarantor Subsidiaries	M-Foods Dairy, LLC	M-Foods Dairy TXCT, LLC	Eliminations	Consolidated
Assets
Current Assets:
Cash and equivalents	$4,327	$(64)	$7	$—	$—	$4,270
Accounts receivable, less allowances	414	102,898	12,972	5,928	(1,542)	120,670
Inventories	—	74,400	2,793	3,485	—	80,678
Prepaid expenses and other	237	4,147	72	54	—	4,510

Total current assets	4,978	181,381	15,844	9,467	(1,542)	210,128
Property, Plant and Equipment — net	95	250,047	15,136	16,262	—	281,540
Other assets:
Goodwill, net	—	111,606	1,764	—	—	113,370
Joint ventures and other assets	501	6,012	4	8,166	—	14,683
Investment in subsidiaries	471,571	—	—	—	(471,571)	—

	472,072	117,618	1,768	8,166	(471,571)	128,053

	$477,145	$549,046	$32,748	$33,895	$(473,113)	$619,721

Liabilities and Shareholders' Equity
Current Liabilities:
Current maturities of long-term debt	$—	$424	$—	$2,400	$—	$2,824
Accounts payable	2,319	51,675	3,065	4,138	(1,542)	59,655
Accrued liabilities	33,479	38,186	1,638	887	—	74,190

Total current liabilities	35,798	90,285	4,703	7,425	(1,542)	136,669
Long-term debt, less current maturities	184,000	576	—	4,800	—	189,376
Deferred income taxes	196	35,554	728	47	—	36,525

Total liabilities	219,994	126,415	5,431	12,272	(1,542)	362,570
Shareholders' Equity	257,151	422,631	27,317	21,623	(471,571)	257,151

	$477,145	$549,046	$32,748	$33,895	$(473,113)	$619,721

F–1–25

MICHAEL FOODS, INC.
(A wholly owned subsidiary of M-Foods Holdings, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Predecessor
Condensed Consolidating Earnings Statements
Three months ended March 31, 2001
(in thousands)

			Non-wholly owned Guarantor Subsidiaries
	Parent	Wholly owned Guarantor Subsidiaries	M-Foods Dairy, LLC	M-Foods Dairy TXCT, LLC	Eliminations	Consolidated
Net sales	$—	$245,548	$17,684	$17,644	$(5,249)	$275,627
Cost of sales	—	200,854	14,994	17,108	(5,249)	227,707

Gross profit	—	44,694	2,690	536	—	47,920
Selling, general and administrative expenses	1,656	27,720	1,027	1,712	(1,522)	30,593
Recall insurance settlement	—	—	(3,217)	—	—	(3,217)
Transaction costs	11,050	—	—	—	—	11,050

Operating profit (loss)	(12,706)	16,974	4,880	(1,176)	1,522	9,494
Interest expense, net	3,308	(14)	(1)	—	—	3,293
Other income	1,522	—	—	—	(1,522)	—

Earnings (loss) before income taxes	(14,492)	16,988	4,881	(1,176)	—	6,201
Income tax expense (benefit)	(5,690)	6,649	1,918	(447)	—	2,430

Earnings (loss) before extraordinary item	(8,802)	10,339	2,963	(729)	—	3,771
Extraordinary item — early extinguishment of debt, net of taxes	(9,424)	—	—	—	—	(9,424)

NET EARNINGS (LOSS)	(18,226)	10,339	2,963	(729)	—	(5,653)
Foreign currency translation adjustment loss	—	(543)	—	—	—	(543)

Comprehensive income (loss)	$(18,226)	$9,796	$2,963	$(729)	$—	$(6,196)

F–1–26

MICHAEL FOODS, INC.
(A wholly owned subsidiary of M-Foods Holdings, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Predecessor
Condensed Consolidating Statements of Cash Flows
Three months ended March 31, 2001
(in thousands)

			Non-wholly owned Guarantor Subsidiaries
	Parent	Wholly owned Guarantor Subsidiaries	M-Foods Dairy, LLC	M-Foods Dairy TXCT, LLC	Eliminations	Consolidated
Net cash provided by (used in) operating activities	$12,000	$4,487	$(2,440)	$(31)	$—	$14,016
Cash flows from investing activities:
Capital expenditures	—	(4,923)	(3,664)	(2,250)	—	(10,837)
Investments in joint ventures and other assets	434	3,454	—	—	—	3,888

Net cash provided by (used in) investing activities	434	(1,469)	(3,664)	(2,250)	—	(6,949)
Cash flows from financing activities:
Payments on long-term debt	(52,000)	(109)	—	—	—	(52,109)
Proceeds from long-term debt	45,500	—	—	—	—	45,500
Proceeds from issuance of stock	546	—	—	—	—	546
Extension of stock options	310	—	—	—	—	310
Dividends	(1,465)	—	—	—	—	(1,465)
Investment in subsidiaries	(9,785)	1,393	6,111	2,281	—	—

Net cash provided by (used in) financing activities	(16,894)	1,284	6,111	2,281	—	(7,218)

Net increase(decrease) in cash and equivalents	(4,460)	4,302	7	—	—	(151)
Cash and equivalents at beginning of period	8,787	(4,366)	—	—	—	4,421

Cash and equivalents at end of period	$4,327	$(64)	$7	$—	$—	$4,270

F–1–27

MICHAEL FOODS, INC.
(A wholly owned subsidiary of M-Foods Holdings, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Predecessor
Unaudited Condensed Consolidating Earnings Statements
Three months ended March 31, 2000
(in thousands)

			Non-wholly owned Guarantor Subsidiaries
	Parent	Wholly owned Guarantor Subsidiaries	M-Foods Dairy, LLC	M-Foods Dairy TXCT, LLC	Eliminations	Consolidated
Net sales	$—	$227,355	$14,908	$13,606	$(3,943)	$251,926
Cost of sales	—	182,865	13,443	12,706	(3,943)	205,071

Gross profit	—	44,490	1,465	900	—	46,855
Selling, general and administrative expenses	1,642	25,042	931	1,875	(1,534)	27,956

Operating profit (loss)	(1,642)	19,448	534	(975)	1,534	18,899
Interest expense, net	2,967	(18)	1	—	—	2,950
Other income	1,534	—	—	—	(1,534)	—

Earnings (loss) before income taxes	(3,075)	19,466	533	(975)	—	15,949
Income tax expense (benefit)	(1,245)	7,866	210	(371)	—	6,460

NET EARNINGS (LOSS)	(1,830)	11,600	323	(604)	—	9,489
Foreign currency translation adjustment loss	—	(249)	—	—	—	(249)

Comprehensive income (loss)	$(1,830)	$11,351	$323	$(604)	$—	$9,240

F–1–28

MICHAEL FOODS, INC.
(A wholly owned subsidiary of M-Foods Holdings, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Predecessor
Unaudited Condensed Consolidating Statements of Cash Flows
Three months ended March 31, 2000
(in thousands)

			Non-wholly owned Guarantor Subsidiaries
	Parent	Wholly owned Guarantor Subsidiaries	M-Foods Dairy, LLC	M-Foods Dairy TXCT, LLC	Eliminations	Consolidated
Net cash provided by operating activities	$11,287	$3,354	$1,528	$255	$—	$16,424
Cash flows from investing activities:
Capital expenditures	—	(7,175)	(298)	(658)	—	(8,131)
Investments in joint ventures and other assets	330	(316)	—	—	—	14

Net cash provided by (used in) investing activities	330	(7,491)	(298)	(658)	—	(8,117)
Cash flows from financing activities:
Payments on long-term debt	(37,400)	(137)	—	—	—	(37,537)
Proceeds from long-term debt	43,600	—	—	—	—	43,600
Proceeds from issuance of stock	86	—	—	—	—	86
Repurchase of common stock	(13,470)	—	—	—	—	(13,470)
Dividends	(1,421)	—	—	—	—	(1,421)
Investment in subsidiaries	(2,827)	3,654	(1,230)	403	—	—

Net cash provided by (used in) financing activities	(11,432)	3,517	(1,230)	403	—	(8,742)

Net increase (decrease) in cash and equivalents	185	(620)	—	—	—	(435)
Cash and equivalents at beginning of period	6,677	(1,716)	—	—	—	4,961

Cash and equivalents at end of period	$6,862	$(2,336)	$—	$—	$—	$4,526

F–1–29

MICHAEL FOODS, INC.
(A wholly owned subsidiary of M-Foods Holdings, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Predecessor
Condensed Consolidating Balance Sheets
December 31, 2000
(in thousands)

			Non-wholly owned Guarantor Subsidiaries
	Parent	Wholly owned Guarantor Subsidiaries	M-Foods Dairy, LLC	M-Foods Dairy TXCT, LLC	Eliminations	Consolidated
Assets
Current Assets:
Cash and equivalents	$8,787	$(4,366)	$—	$—	$—	$4,421
Accounts receivable, less allowances	420	102,968	6,326	5,684	(2,631)	112,767
Inventories	—	71,077	2,262	2,395	—	75,734
Prepaid expenses and other	238	4,414	94	57	—	4,803

Total current assets	9,445	174,093	8,682	8,136	(2,631)	197,725
Property, Plant and Equipment — net	103	255,485	11,800	14,429	—	281,817
Other assets:
Goodwill, net	—	112,468	1,787	—	—	114,255
Joint ventures and other assets	1,343	9,090	7	8,667	—	19,107
Investment in subsidiaries	459,773	—	—	—	(459,773)	—

	461,116	121,558	1,794	8,667	(459,773)	133,362

	$470,664	$551,136	$22,276	$31,232	$(462,404)	$612,904

Liabilities and Shareholders' Equity
Current Liabilities:
Current maturities of long-term debt	$—	$465	$—	$2,400	$—	$2,865
Accounts payable	111	51,636	1,962	3,134	(2,631)	54,212
Accrued liabilities	21,077	38,799	1,381	763	—	62,020

Total current liabilities	21,188	90,900	3,343	6,297	(2,631)	119,097
Long-term debt, less current maturities	190,500	644	—	4,800	—	195,944
Deferred income taxes	243	38,133	690	64	—	39,130

Total liabilities	211,931	129,677	4,033	11,161	(2,631)	354,171
Shareholders' Equity	258,733	421,459	18,243	20,071	(459,773)	258,733

	$470,664	$551,136	$22,276	$31,232	$(462,404)	$612,904

F–1–30

MICHAEL FOODS, INC.
(A wholly owned subsidiary of M-Foods Holdings, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Predecessor
Condensed Consolidating Earnings Statements
Year ended December 31, 2000
(in thousands)

			Non-wholly owned Guarantor Subsidiaries
	Parent	Wholly owned Guarantor Subsidiaries	M-Foods Dairy, LLC	M-Foods Dairy TXCT, LLC	Eliminations	Consolidated
Net sales	$—	$955,115	$68,102	$73,814	$(16,430)	$1,080,601
Cost of sales	—	775,173	59,948	70,447	(16,430)	889,138

Gross profit	—	179,942	8,154	3,367	—	191,463
Selling, general and administrative expenses	5,825	93,294	3,668	7,412	(5,542)	104,657

Operating profit (loss)	(5,825)	86,648	4,486	(4,045)	5,542	86,806
Interest expense, net	13,276	(64)	(6)	—	—	13,206
Other income	5,542	—	—	—	(5,542)	—

Earnings (loss) before income taxes	(13,559)	86,712	4,492	(4,045)	—	73,600
Income tax expense (benefit)	(4,990)	33,651	1,766	(1,537)	—	28,890

NET EARNINGS (LOSS)	(8,569)	53,061	2,726	(2,508)	—	44,710
Foreign currency translation adjustment loss	—	(359)	—	—	—	(359)

Comprehensive income (loss)	$(8,569)	$52,702	$2,726	$(2,508)	$—	$44,351

F–1–31

MICHAEL FOODS, INC.
(A wholly owned subsidiary of M-Foods Holdings, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Predecessor
Condensed Consolidating Statements of Cash Flows
Year ended December 31, 2000
(in thousands)

			Non-wholly owned Guarantor Subsidiaries
	Parent	Wholly owned Guarantor Subsidiaries	M-Foods Dairy, LLC	M-Foods Dairy TXCT, LLC	Eliminations	Consolidated
Net cash provided by (used in) operating activities	$47,044	$18,514	$3,900	$(373)	$—	$69,085
Cash flows from investing activities:
Capital expenditures	—	(27,808)	(3,181)	(6,384)	—	(37,373)
Investments in joint ventures and other assets	(112)	(1,015)	—	—	—	(1,127)

Net cash used in investing activities	(112)	(28,823)	(3,181)	(6,384)	—	(38,500)
Cash flows from financing activities:
Payments on long-term debt	(168,400)	(709)	—	(2,400)	—	(171,509)
Proceeds from long-term debt	191,600	184	—	—	—	191,784
Proceeds from issuance of stock	651	—	—	—	—	651
Repurchase of common stock	(46,125)	—	—	—	—	(46,125)
Dividends	(5,926)	—	—	—	—	(5,926)
Investment in subsidiaries	(16,621)	8,183	(719)	9,157	—	—

Net cash provided by (used in) financing activities	(44,821)	7,658	(719)	6,757	—	(31,125)

Net increase (decrease) in cash and equivalents	2,111	(2,651)	—	—	—	(540)
Cash and equivalents at beginning of year	6,677	(1,716)	—	—	—	4,961

Cash and equivalents at end of year	$8,788	$(4,367)	$—	$—	$—	$4,421

F–1–32

MICHAEL FOODS, INC.
(A wholly owned subsidiary of M-Foods Holdings, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Predecessor
Condensed Consolidating Balance Sheets
December 31, 1999
(in thousands)

			Non-wholly owned Guarantor Subsidiaries
	Parent	Wholly owned Guarantor Subsidiaries	M-Foods Dairy, LLC	M-Foods Dairy TXCT, LLC	Eliminations	Consolidated
Assets
Current Assets:
Cash and equivalents	$6,677	$(1,716)	$—	$—	$—	$4,961
Accounts receivable, less allowances	268	83,038	6,915	4,465	(2,193)	92,493
Inventories	—	66,038	2,738	2,421	—	71,197
Prepaid expenses and other	181	3,933	436	54	—	4,604

Total current assets	7,126	151,293	10,089	6,940	(2,193)	173,255
Property, Plant and Equipment — net	137	267,378	9,956	9,328	—	286,799
Other assets:
Goodwill, net	—	114,853	1,876	—	—	116,729
Joint ventures and other assets	1,332	9,113	22	10,667	—	21,134
Investment in subsidiaries	445,373	—	—	—	(445,373)	—

	446,705	123,966	1,898	10,667	(445,373)	137,863

	$453,968	$542,637	$21,943	$26,935	$(447,566)	$597,917

Liabilities and Shareholders' Equity
Current Liabilities:
Current maturities of long-term debt	$—	$730	$—	$2,400	$—	$3,130
Accounts payable	24	43,633	2,343	3,202	(2,193)	47,009
Accrued liabilities	21,842	46,107	2,825	578	—	71,352

Total current liabilities	21,866	90,470	5,168	6,180	(2,193)	121,491
Long-term debt, less current maturities	167,300	904	—	7,200	—	175,404
Deferred income taxes	203	35,548	540	132	—	36,423

Total liabilities	189,369	126,922	5,708	13,512	(2,193)	333,318
Shareholders' Equity	264,599	415,715	16,235	13,423	(445,373)	264,599

	$453,968	$542,637	$21,943	$26,935	$(447,566)	$597,917

F–1–33

MICHAEL FOODS, INC.
(A wholly owned subsidiary of M-Foods Holdings, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Predecessor
Condensed Consolidating Earnings Statements
Year Ended December 31, 1999
(in thousands)

			Non-wholly owned Guarantor Subsidiaries
	Parent	Wholly owned Guarantor Subsidiaries	M-Foods Dairy, LLC	M-Foods Dairy TXCT, LLC	Eliminations	Consolidated
Net sales	$—	$926,723	$86,494	$59,754	$(19,699)	$1,053,272
Cost of sales	—	745,863	78,451	55,641	(19,699)	860,256

Gross profit	—	180,860	8,043	4,113	—	193,016
Selling, general and administrative expenses	8,358	89,922	2,781	5,625	—	106,686

Operating profit (loss)	(8,358)	90,938	5,262	(1,512)	—	86,330
Interest expense, net	11,670	(12)	6	—	—	11,664

Earnings (loss) before income taxes	(20,028)	90,950	5,256	(1,512)	—	74,666
Income tax expense (benefit)	(8,830)	37,949	2,066	(575)	—	30,610

NET EARNINGS (LOSS)	(11,198)	53,001	3,190	(937)	—	44,056
Foreign currency translation adjustment loss	—	(958)	—	—	—	(958)

Comprehensive income (loss)	$(11,198)	$52,043	$3,190	$(937)	$—	$43,098

F–1–34

MICHAEL FOODS, INC.
(A wholly owned subsidiary of M-Foods Holdings, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Predecessor
Condensed Consolidating Statements of Cash Flows
Year ended December 31, 1999
(in thousands)

			Non-wholly owned Guarantor Subsidiaries
	Parent	Wholly owned Guarantor Subsidiaries	M-Foods Dairy, LLC	M-Foods Dairy TXCT, LLC	Eliminations	Consolidated
Net cash provided by operating activities	$48,949	$57,357	$484	$863	$—	$107,653
Cash flows from investing activities:
Capital expenditures	—	(68,011)	(1,356)	(4,758)	—	(74,125)
Investments in joint ventures and other assets	(181)	(19,224)	—	—	—	(19,405)

Net cash used in investing activities	(181)	(87,235)	(1,356)	(4,758)	—	(93,530)
Cash flows from financing activities:
Payments on long-term debt	(185,000)	(675)	—	(2,400)	—	(188,075)
Proceeds from long-term debt	188,500	12,002	—	—	—	200,502
Proceeds from issuance of stock	838	—	—	—	—	838
Repurchase of common stock	(18,928)	—	—	—	—	(18,928)
Dividends	(5,546)	—	—	—	—	(5,546)
Investment in subsidiaries	(29,503)	22,337	872	6,294	—	—

Net cash provided by (used in) financing activities	(49,639)	33,664	872	3,894	—	(11,209)

Net increase (decrease) in cash and equivalents	(871)	3,786	—	(1)	—	2,914
Cash and equivalents at beginning of year	7,548	(5,502)	—	1	—	2,047

Cash and equivalents at end of year	$6,677	$(1,716)	$—	$—	$—	$4,961

F–1–35

MICHAEL FOODS, INC.
(A wholly owned subsidiary of M-Foods Holdings, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Predecessor
Condensed Consolidating Earnings Statements
Year ended December 31, 1998
(in thousands)

			Non-wholly owned Guarantor Subsidiaries
	Parent	Wholly owned Guarantor Subsidiaries	M-Foods Dairy, LLC	M-Foods Dairy TXCT, LLC	Eliminations	Consolidated
Net sales	$—	$905,018	$103,020	$37,691	$(25,245)	$1,020,484
Cost of sales	—	744,316	92,713	35,599	(25,245)	847,383

Gross profit	—	160,702	10,307	2,092	—	173,101
Selling, general and administrative expenses	7,668	80,229	2,472	3,179	—	93,548

Operating profit (loss)	(7,668)	80,473	7,835	(1,087)	—	79,553
Interest expense, net	10,087	40	9	—	—	10,136

Earnings (loss) before income taxes	(17,755)	80,433	7,826	(1,087)	—	69,417
Income tax expense (benefit)	(8,245)	34,667	3,153	(415)	—	29,160

NET EARNINGS (LOSS)	$(9,510)	$45,766	$4,673	$(672)	$—	$40,257

F–1–36

MICHAEL FOODS, INC.
(A wholly owned subsidiary of M-Foods Holdings, Inc.)

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (Continued)

Predecessor
Condensed Consolidating Statements of Cash Flows
Year ended December 31, 1998
(in thousands)

			Non-wholly owned Guarantor Subsidiaries
	Parent	Wholly owned Guarantor Subsidiaries	M-Foods Dairy, LLC	M-Foods Dairy TXCT, LLC	Eliminations	Consolidated
Net cash provided by (used in) operating activities	$56,068	$7,789	$7,834	$(2,781)	$—	$68,910
Cash flows from investing activities:
Capital expenditures	(54)	(60,246)	(1,773)	(2,704)	—	(64,777)
Investments in joint ventures and other assets	549	245	—	—	—	794

Net cash provided by (used in) investing activities	495	(60,001)	(1,773)	(2,704)	—	(63,983)
Cash flows from financing activities:
Payments on long-term debt	(57,500)	(721)	—	—	—	(58,221)
Proceeds from long-term debt	78,300	—	—	—	—	78,300
Proceeds from issuance of stock	2,101	—	—	—	—	2,101
Repurchase of common stock	(24,068)	—	—	—	—	(24,068)
Dividends	(5,030)	—	—	—	—	(5,030)
Investment in subsidiaries	(52,257)	52,834	(6,061)	5,484	—	—

Net cash provided by (used in) financing activities	(58,454)	52,113	(6,061)	5,484	—	(6,918)

Net decrease in cash and equivalents	(1,891)	(99)	—	(1)	—	(1,991)
Cash and equivalents at beginning of year	9,439	(5,403)	—	2	—	4,038

Cash and equivalents at end of year	$7,548	$(5,502)	$—	$1	$—	$2,047

F–1–37

MICHAEL FOODS, INC.
PREDECESSOR QUARTERLY FINANCIAL DATA (UNAUDITED)

(In thousands, except per share amounts)

	QUARTER
	FIRST	SECOND	THIRD	FOURTH
2000
Net sales	$251,926	$266,616	$276,568	$285,491
Gross profit	46,855	49,635	47,748	47,225
Net earnings	9,489	12,275	11,818	11,128
Net earnings per share
Basic	$.47	$.64	$.65	$.61
Diluted	.47	.64	.64	.60
Weighted average shares outstanding
Basic	20,158	19,083	18,278	18,286
Diluted	20,371	19,299	18,516	18,585
1999
Net sales	$253,378	$258,031	$269,911	$271,952
Gross profit	42,131	50,139	46,749	53,997
Net earnings	8,417	11,746	10,713	13,180
Net earnings per share
Basic	$.40	$.57	$.53	$.65
Diluted	.40	.57	.52	.64
Weighted average shares outstanding
Basic	21,009	20,463	20,251	20,278
Diluted	21,230	20,702	20,522	20,544

F–1–38

Report of Independent Certified Public Accountants

BOARD OF DIRECTORS
MICHAEL FOODS, INC.

    We have audited the accompanying balance sheet of M-Foods Dairy, LLC (a majority owned subsidiary of Michael Foods, Inc.) as of April 1, 2001. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

    We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe our audit provides a reasonable basis for our opinion.

    In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of M-Foods Dairy, LLC (a majority owned subsidiary of Michael Foods, Inc.) as of April 1, 2001, in conformity with accounting principles generally accepted in the United States of America.

/s/ GRANT THORNTON LLP

Minneapolis, Minnesota

May 15, 2001

F–2–1

Report of Independent Certified Public Accountants

BOARD OF DIRECTORS
MICHAEL FOODS, INC.

    We have audited the accompanying balance sheets of Kohler Mix—MN (an operating unit of Michael Foods, Inc.) (the "Predecessor") as of December 31, 2000 and 1999 and March 31, 2001 and the related statements of operating unit earnings, unit holder and operating unit equity, and operating unit cash flows for each of the three years in the period ended December 31, 2000 and the three months ended March 31, 2001. These financial statements are the responsibility of the Predecessor's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kohler Mix—MN (an operating unit of Michael Foods, Inc.) as of December 31, 2000 and 1999 and March 31, 2001 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2000 and for the three months ended March 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

    We have also audited Schedule II for each of the three years in the period ended December 31, 2000. In our opinion, this schedule, when considered in relation to the basic financial statement taken as a whole, presents fairly, in all material respects, the information set forth therein.

/s/ GRANT THORNTON LLP

Minneapolis, Minnesota

May 15, 2001

F–2–2

M-FOODS DAIRY, LLC
(A Majority Owned Subsidiary of Michael Foods, Inc.)

BALANCE SHEETS

	Company	Predecessor
			December 31,
	April 1, 2001	March 31, 2001
			2000	1999
ASSETS
CURRENT ASSETS
Cash and equivalents	$7,092	$7,092	$—	$—
Accounts receivable, less allowances	12,972,482	12,972,482	6,325,301	6,915,325
Inventories	2,815,078	2,793,078	2,261,660	2,738,154
Prepaid expenses and other	71,858	71,858	94,300	436,176

Total current assets	15,866,510	15,844,510	8,681,261	10,089,655
PROPERTY, PLANT AND EQUIPMENT — AT COST
Land	854,796	854,796	854,796	854,796
Buildings and improvements	4,398,729	7,828,113	7,828,113	7,196,048
Machinery and equipment	9,882,123	17,351,100	13,720,915	14,423,994

	15,135,648	26,034,009	22,403,824	22,474,838
Less accumulated depreciation	—	10,898,361	10,603,442	12,519,195

	15,135,648	15,135,648	11,800,382	9,955,643
OTHER ASSETS
Goodwill, net	3,958,747	1,764,370	1,786,792	1,876,480
Other assets	3,632	3,632	7,264	21,791

	3,962,379	1,768,002	1,794,056	1,898,271

	$34,964,537	$32,748,160	$22,275,699	$21,943,569

LIABILITIES AND UNIT HOLDER AND OPERATING UNIT EQUITY
CURRENT LIABILITIES
Accounts payable	$3,065,257	$3,065,257	$1,962,402	$2,343,374
Accrued liabilities:
Compensation	385,485	385,485	418,906	999,243
Recall claims	—	—	—	600,000
Insurance	15,484	15,484	207,362	113,432
Customer programs	690,586	690,586	550,307	581,134
Other	546,140	546,140	203,956	531,170

Total current liabilities	4,702,952	4,702,952	3,342,933	5,168,353
DEFERRED INCOME TAXES	737,000	728,000	690,000	540,000
COMMITMENTS AND CONTINGENCIES	—	—	—	—
UNIT HOLDER AND OPERATING UNIT EQUITY
Class A — voting common units	18,189	—	—	—
Class B — non-voting common units	356,250	—	—	—
Preferred units	29,150,146	—	—	—
Operating unit equity	—	27,317,208	18,242,766	16,235,216

	29,524,585	27,317,208	18,242,766	16,235,216

	$34,964,537	$32,748,160	$22,275,699	$21,943,569

The accompanying notes are an integral part of these statements.

F–2–3

M-FOODS DAIRY, LLC
(A Majority Owned Subsidiary of Michael Foods, Inc.)

STATEMENTS OF OPERATING UNIT EARNINGS

	Predecessor
	Three months ended March 31,		Years ended December 31,
	2001	2000	2000	1999	1998
		(Unaudited)
Net sales	$17,683,987	$14,907,547	$68,102,293	$86,494,069	$103,019,552
Cost of sales	14,993,910	13,442,821	59,947,831	78,450,858	92,712,846

Gross profit	2,690,077	1,464,726	8,154,462	8,043,211	10,306,706
Selling, general and administrative expenses	1,027,451	930,421	3,668,547	2,781,370	2,472,184
Recall insurance settlement	(3,217,426)	—	—	—	—

Operating profit	4,880,052	534,305	4,485,915	5,261,841	7,834,522
Other income (expense)	1,295	(1,060)	6,518	(5,639)	(8,996)

Earnings before income taxes	4,881,347	533,245	4,492,433	5,256,202	7,825,526
Income tax expense	1,918,000	210,000	1,766,000	2,066,000	3,153,000

NET EARNINGS	$2,963,347	$323,245	$2,726,433	$3,190,202	$4,672,526

The accompanying notes are an integral part of these statements.

F–2–4

M-FOODS DAIRY, LLC
(A Majority Owned Subsidiary of Michael Foods, Inc.)

STATEMENTS OF UNIT HOLDER AND OPERATING UNIT EQUITY

Predecessor	Operating Unit Equity
Balance at January 1, 1998	$13,561,320
Net dividends paid	(6,060,919)
Net earnings	4,672,526

Balance at December 31, 1998	12,172,927
Net additional capital invested	872,087
Net earnings	3,190,202

Balance at December 31, 1999	16,235,216
Net dividends paid	(718,883)
Net earnings	2,726,433

Balance at December 31, 2000	18,242,766
Net additional capital invested	6,111,095
Net earnings	2,963,347

Balance at March 31, 2001	$27,317,208

Company
Balance at March 31, 2001	$27,317,208
Merger with M-Food Investors, LLC	(27,317,208)
Issuance of:
Class A — voting common units, 50 units issued and outstanding, net of deemed dividend of $561	18,189
Class B — non-voting common units, 950 units issued and outstanding	356,250
Preferred units, 29,981 units issued and outstanding, net of deemed dividend of $831,104	29,150,146

Balance at April 1, 2001	$29,524,585

The accompanying notes are an integral part of these statements.

F–2–5

M-FOODS DAIRY, LLC
(A Majority Owned Subsidiary of Michael Foods, Inc.)

STATEMENTS OF OPERATING UNIT CASH FLOWS

	Predecessor
	Three months ended March 31,		Years ended December 31,
	2001	2000	2000	1999	1998
		(Unaudited)
Cash flows from operating activities:
Net earnings	$2,963,347	$323,245	$2,726,433	$3,190,202	$4,672,526
Adjustments to reconcile net earnings to net cash provided by (used in) operating activities:
Depreciation	328,665	348,927	1,335,790	1,242,683	1,170,669
Amortization	26,053	26,053	104,215	104,217	104,217
Deferred income taxes	38,000	38,000	150,000	150,000	(166,000)
Changes in operating assets and liabilities:
Accounts receivable	(6,647,181)	656,168	590,024	(696,086)	(1,465,344)
Inventories	(531,418)	(40,159)	476,494	1,206,903	(572,260)
Prepaid expenses and other	22,442	128,175	341,876	(5,286)	54,614
Accounts payable	1,102,855	1,127,032	(380,972)	(5,432,411)	3,226,739
Accrued liabilities	257,165	(1,079,564)	(1,444,448)	723,533	808,922

Net cash provided by (used in) operating activities	(2,440,072)	1,527,877	3,899,412	483,755	7,834,083
Cash flows from investing activities:
Capital expenditures	(3,663,931)	(297,927)	(3,180,529)	(1,355,842)	(1,773,164)

Net cash used in investing activities	(3,663,931)	(297,927)	(3,180,529)	(1,355,842)	(1,773,164)
Cash flows from financing activities:
Net additional capital invested or (dividends paid)	6,111,095	(1,229,950)	(718,883)	872,087	(6,060,919)

Net cash provided by (used in) financing activities	6,111,095	(1,229,950)	(718,883)	872,087	(6,060,919)

Net increase in cash and equivalents	7,092	—	—	—	—
Cash and equivalents at beginning of period	—	—	—	—	—

Cash and equivalents at end of period	$7,092	$—	$—	$—	$—

The accompanying notes are an integral part of these statements.

F–2–6

M-FOODS DAIRY, LLC
(A Majority Owned Subsidiary of Michael Foods, Inc.)

NOTES TO FINANCIAL STATEMENTS

NOTE A—ORGANIZATION, BUSINESS AND MERGER

Organization

    M-Foods Dairy, LLC (the "Company") is a majority owned subsidiary of Michael Foods, Inc., a wholly owned subsidiary of M-Foods Holdings, Inc. following the Merger described below. Kohler Mix—MN (the "Predecessor," "Operating Unit" or the "Unit") was an operating unit of Michael Foods, Inc. prior to the Merger. The change in control of Michael Foods, Inc. and the reorganization of the operating unit into M-Foods Dairy, LLC are more fully described below.

Business

    The Company processes and distributes soft serve ice cream mix, frozen yogurt mix, milk and specialty dairy products, many of which are ultra-high temperature pasteurized, from its facility in Minnesota.

Merger

    On December 21, 2000, Michael Foods, Inc. entered into a definitive agreement providing for the acquisition of Michael Foods, Inc. and its subsidiaries ("Michael Foods") by an investor group comprised of a management group led by Michael Foods Chairman, President and Chief Executive Officer, Gregg A. Ostrander, affiliates of Jeffrey Michael, a member of the Michael Foods Board of Directors, and affiliates of two private equity investment firms, Vestar Capital Partners and Goldner Hawn Johnson & Morrison Incorporated, collectively, M-Foods Investors, LLC. This acquisition transaction (the "Merger") was completed on April 10, 2001. Under the terms of the Merger agreement, all outstanding shares of Michael Foods common stock were converted into the right to receive $30.10 per share in cash, or value equal thereto, and all outstanding stock options were converted into the right to receive, in cash, $30.10 per share reduced by the exercise price per share for all shares subject to such stock options. The purchase of the outstanding shares was financed through new equity financing of approximately $175,000,000, a senior secured credit facility of up to $470,000,000 at market-based variable interest rates (effective rate of 7.5% at April 10, 2001), and $200,000,000 of senior subordinated notes at an 11.75% annual interest rate.

    Simultaneous with the close of the Merger, Michael Foods contributed the assets of its Dairy division into two limited liability corporations, M-Foods Dairy, LLC and M-Foods Dairy TXCT, LLC (collectively, the "Dairy LLCs") and in exchange received voting preferred and voting common units from these entities equal to the fair value of the net assets contributed, which collectively were approximately $40,000,000. (The approximate fair value contributed to M-Foods Dairy, LLC was $30,000,000.) The preferred units issued to Michael Foods have an annual 10% preferred return guarantee and represent 100% of the preferred units issued and outstanding. In addition, Michael Foods received 5% of the common units issued by each of the Dairy LLCs with the common units held by Michael Foods representing 100% of the voting common units issued and outstanding. These common units have a stated value of $25,000. The remaining 95% of the common units, which are non-voting, are owned by M-Foods Dairy Holdings, LLC, which is owned by the same owners, or affiliates of such owners, in the same proportion, as the unit holders of M-Foods Investors, LLC. The Dairy LLCs common unit interest owned by M-Foods Dairy Holdings, LLC was purchased for $475,000 as of April 1, 2001.

F–2–7

    Following the Merger, Michael Foods, Inc. became an indirect wholly owned subsidiary of M-Foods Investors, LLC and M-Foods Dairy LLC became a majority owned subsidiary of Michael Foods, Inc.

    The Merger has been accounted for as a purchase in accordance with Accounting Principles Board Opinion 16, Business Combinations and EITF 88-16, Basis in Leveraged Buyout Transactions. Accordingly, the acquired assets and liabilities have been recorded at fair value for the interests acquired by new investors and at the carryover basis for continuing investors. As a result, the assets and liabilities are assigned new values, which are part Predecessor cost and part fair value, in the same proportions as the carryover basis of the residual interests retained by the continuing management investors and continuing affiliate investors of the Michael family and the new interests acquired by the new investors. The deemed dividend related to the Michael Foods investment in the assets and liabilities of the Dairy LLCs was pushed down to these majority owned subsidiaries, as if they were wholly owned subsidiaries since Michael Foods owns all of the voting stock and the Dairy LLCs are being operated by the management of Michael Foods. The amount of the deemed dividend at Michael Foods was $66,631,000 and the portion attributable to M-Foods Dairy, LLC was $831,665.

    For ease of presentation, the Merger has been reflected in the accompanying balance sheet as if it had occurred on April 1, 2001. Management determined that no material transactions occurred during the period from April 1 through April 9, 2001. The Company's balance sheet has been presented on a comparative basis with the Predecessor's historical operating unit balance sheets, prior to the date of Merger. Different bases of accounting have been used to prepare the Company and Predecessor financial statements. In the future, the primary differences will relate to the 10% yield on preferred units and depreciation and amortization of fixed assets and other intangible assets recorded at fair value at the date of acquisition.

    For accounting purposes, the Merger was considered a leveraged buyout. The total purchase price of approximately $562,881,000 was allocated to the acquired assets and assumed liabilities of Michael Foods based on their fair values at April 1, 2001, net of the deemed dividend. Those allocations of the purchase price are as follows:

Working capital	$88,663,000
Property, plant & equipment	310,416,000
Other assets	30,269,000
Goodwill	354,533,000
Long-term debt	588,426,000
Other liabilities	49,270,000

    These allocations, and those shown in the following table, were based primarily on a preliminary valuation report issued by a third party appraisal firm. Accordingly, the allocations related to property, plant and equipment and intangible assets, including goodwill, could change when the final report is received. However, final allocations are not expected to vary significantly from the allocations indicated.

    The fair value contributed by Michael Foods to M-Foods Dairy, LLC was $30,000,000. In addition, $356,250 was contributed by new investors in exchange for Class B-non voting common units. This

F–2–8

combined amount was allocated to the acquired assets and liabilities based on their fair values at April 1, 2001, net of the deemed dividend. Those allocations are as follows:

Working capital	$11,163,558
Property, plant & equipment	15,135,648
Other assets, including goodwill	3,962,379
Other liabilities	737,000

    The following unaudited pro forma revenue and net earnings for the year ended December 31, 2000 and for the three months ended March 31, 2001 are derived from the application of pro forma adjustments to the Predecessor historical statements of earnings, and assumes the Merger had occurred on January 1, 2000:

	Three months ended March 31, 2001	Year ended December 31, 2000
Revenue	$17,683,987	$68,102,293
Net earnings	2,954,000	2,693,000

NOTE B—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

    The accompanying Operating Unit financial statements as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000 and as of and for the three months ended March 31, 2001 have been prepared from the historical books and records of Michael Foods and include an allocation of general and administrative costs incurred by Michael Foods and allocations from this Operating Unit to the other Dairy LLC operating unit, M-Foods Dairy TXCT, LLC. The accompanying unaudited consolidated financial statements and footnote information for the three-months ended March 31, 2000 have been prepared in accordance with Regulation S-X pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC") using the historical cost basis of assets and liabilities of the Predecessor. In the opinion of management, the unaudited consolidated financial statements contain all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the results of operations and cash flows for the three months ended March 31, 2000. The Unit's financial statements include an allocation for general and administrative costs incurred by Michael Foods. Management believes its allocations to these Operating Unit financial statements are reasonable. Additionally, Operating Unit equity includes the annual net advances between the Operating Unit and Michael Foods, Inc. that are considered additional capital invested from or constructive dividends to, Michael Foods. Accordingly, the accompanying financial statements may not necessarily be indicative of the results that could have been obtained if the Operating Unit had been operated as a stand-alone entity. The Operating Unit's historical results of the Predecessor for the three months ended March 31, 2001 are not necessarily indicative of the results of the Company for a full year period.

    The accounting policies of the Predecessor have been adopted by the Company.

F–2–9

Use of Estimates

    Preparation of the accompanying financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities, related revenues and expenses and disclosure about contingent assets and liabilities at the date of the financial statements. Actual results could differ from the estimates used by management.

Cash and Equivalents

    The Company considers all highly liquid temporary investments with original maturities of three months or less to be cash equivalents.

Inventories

    Inventories are stated at the lower of cost (determined on a first-in, first-out basis) or market. The Company's finished goods inventory at April 1, 2001 is recorded at estimated selling prices, less cost of disposal and a selling profit allowance. Inventory values at April 1, 2001 for raw material and supply inventories are valued at Predecessor cost, which approximates replacement costs. Work-in-process inventories at April 1, 2001 were not material and have been recorded at Predecessor cost.

    Inventories consist of the following:

	Company	Predecessor
			December 31,
	April 1, 2001	March 31, 2001
			2000	1999
Raw materials and supplies	$1,084,187	$1,084,187	$918,972	$1,469,695
Work in process and finished goods	1,730,891	1,708,891	1,342,688	1,268,459

	$2,815,078	$2,793,078	$2,261,660	$2,738,154

Property, Plant and Equipment

    Depreciation is provided in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives, principally on the straight-line basis. Estimated service lives range from 10-40 years for buildings and improvements and 3-10 years for machinery and equipment. Accelerated and straight-line methods are used for income tax purposes.

Goodwill

    The Operating Unit's acquisitions have been accounted for as purchases and the excess of the total acquisition costs over the fair value of the net assets acquired were recorded as goodwill. Goodwill is amortized on a straight-line basis over 40 years. Accumulated amortization was $1,823,224 at March 31, 2001 and $1,800,802 and $1,711,114 at December 31, 2000 and 1999. The Operating Unit evaluates its goodwill annually to determine potential impairment by comparing the carrying value of the goodwill to the undiscounted future cash flows of the related assets.

F–2–10

    At April 1, 2001, goodwill was recorded for the excess of total acquisition costs over the fair value of net assets acquired based on the total cost of the Merger. The Company expects to amortize its goodwill over a 40 year period. The Company evaluates its goodwill annually to determine potential impairment by comparing the carrying value of the goodwill to the undiscounted future cash flows of the related assets.

    In June 2001, the FASB announced they intend to issue two statements in late June 2001: Business Combinations and Goodwill and Intangible Assets. These pronouncements are expected to, among other things, eliminate the pooling-of-interest method of accounting for business combinations and eliminate the amortization of goodwill for financial reporting purposes. However, goodwill will then be tested for impairment annually or whenever an impairment indicator arises. The elimination of goodwill amortization is expected to be effective for the Company in January 2002. The terms and conditions of these pronouncements could change significantly before they are issued, including implementation guidelines and effective dates.

Revenue Recognition

    Sales are recognized when goods are shipped to customers and are recorded net of estimated customer programs.

New Accounting Pronouncements

    Statement of Financial Accounting Standards ("SFAS") No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended by SFAS 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities, requires entities to recognize all derivatives in their financial statements as either assets or liabilities measured at fair value. SFAS 133 also specifies new methods of accounting for derivatives used in risk management strategies (hedging activities), prescribes the items and transactions that may be hedged, and specifies detailed criteria required to qualify for hedge accounting. SFAS 137 deferred the effective date of SFAS 133 to fiscal years beginning after June 15, 2000. Effective January 1, 2001, the Predecessor adopted SFAS 133, which has not had a material effect on the Operating Unit's financial statements.

NOTE C—CONTINUED ADVANCES FROM PARENT

    The Operating Unit has historically been part of the Dairy division of Michael Foods, along with Kohler Mix—TXCT. The Operating Unit has historically acted as the funding source for Kohler Mix—TXCT and has relied upon Michael Foods to fund those needs and, at times, its own operations and capital additions. Management of Michael Foods, Inc. intends to continue to provide advances to the Company in order to sustain its operations and those of Kohler Mix—TXCT.

NOTE D—SETTLEMENT OF RECALL INSURANCE CLAIM

    During the three months ended March 31, 2001, the Unit settled its insurance claim related to a product recall, which occurred in early 1999. The settlement reimbursed the Unit for recall related costs incurred, as well as a partial reimbursement for lost business as a result of the recall.

F–2–11

NOTE E—INCOME TAXES

Predecessor

    The activity of the Operating Unit has been included in the income tax return of Michael Foods, Inc. for financial reporting purposes. The Unit has been allocated a provision for income taxes in an amount generally equivalent to the provision that would have resulted had the Unit filed a separate income tax return. The provision for income taxes consists of the following:

	Three months ended March 31,		Years ended December 31,
	2001	2000	2000	1999	1998
Current
Federal	$1,622,000	$149,000	$1,394,000	$1,631,000	$2,975,000
State	258,000	23,000	222,000	285,000	344,000

	1,880,000	172,000	1,616,000	1,916,000	3,319,000
Deferred
Federal	34,000	34,000	136,000	143,000	(151,000)
State	4,000	4,000	14,000	7,000	(15,000)

	38,000	38,000	150,000	150,000	(166,000)

	$1,918,000	$210,000	$1,766,000	$2,066,000	$3,153,000

    Tax effects of the cumulative temporary differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes are as follows:

		December 31,
	March 31, 2001
		2000	1999
Depreciation	$708,000	$689,000	$613,000
Other	20,000	1,000	(73,000)

	$728,000	$690,000	$540,000

    The following is a reconciliation of the Federal statutory income tax rate to the effective tax rate:

	Three months ended March 31,		Years ended December 31,
	2001	2000	2000	1999	1998
Federal statutory rate	35.0%	35.0%	35.0%	35.0%	35.0%
State income taxes	3.5	3.3	3.4	3.6	2.7
Goodwill	0.2	1.5	0.7	0.6	0.4
Other	0.6	(0.5)	0.2	0.1	1.2

	39.3%	39.3%	39.3%	39.3%	39.3%

F–2–12

Company

    The Merger was accomplished through a cash-for-stock transaction. As a result, the tax basis of the Company's assets and liabilities did not change for income tax reporting purposes. As of April 1, 2001, the tax effects of the cumulative temporary differences between the tax basis of assets and liabilities and their carrying amounts for financial reporting purposes are as follows:

April 1, 2001
Depreciation	$708,000
Other	29,000

$737,000

    Goodwill arising through the Merger will not be deductible and is considered a permanent difference.

    The Internal Revenue Service is currently examining the Michael Food's Federal tax returns for the years 1996, 1997 and 1998. Adjustments, if any, resulting from these examinations will adjust goodwill recorded at the time of the Merger. The Company does not expect any material adjustments to result from these examinations.

    For income tax purposes the income or loss resulting from the Company's operations will be allocated as follows:

  •
  Losses will first be allocated to the common unit holders to the extent of their capital accounts. The maximum loss allocation is, therefore, limited to $375,000 which would be allocated $18,750 to Michael Foods, Inc. and $365,250 to the non-voting common unit holders, thereafter, all losses are allocated to Michael Foods, Inc.;

  •
  The Company's income will be allocated to Michael Foods, Inc. until all preferred units and return on preferred units of both Dairy LLCs have been recovered. The Company's preferred units have a value of approximately $30,000,000 and earn 10% per year;

  •
  Income in excess of the preferred unit amount and preferred unit return is distributed, subject to various limitations, to the common unit holders. Michael Foods, Inc. will receive 5% of this income, for their portion of the common units outstanding and the other common unit holders will receive 95%. The other common unit holders are permitted to keep an amount of this distribution equal to the tax due on the income they receive. Any additional distribution, in excess of the taxes due, must be contributed in exchange for capital stock of M-Foods Holdings, Inc. until such time as all of the revolving credit facility, A and B term loans and senior subordinated notes have been repaid.

  •
  In the event the Company is sold while Michael Foods, Inc.'s revolving credit facility, senior term loans A and B or subordinated debt is outstanding, the gain or loss on the sale will follow the allocation methods described above and gains must be contributed in exchange for capital stock of M-Foods Holdings, Inc. until all of the revolving credit facility, A and B term loans and senior subordinated notes have been retired. The total amount of Michael Foods, Inc.

F–2–13

    outstanding debt subject to this distribution restriction is approximately $592,800,000 at April 1, 2001.

NOTE F—EMPLOYEE RETIREMENT PLAN

    Full-time employees who meet certain service requirements are eligible to participate in a defined contribution retirement plan of Michael Foods, Inc. The Company matches up to 4% of each participant's eligible compensation. The Predecessor's contributions related to the Unit's eligible employees totaled $190,089, $136,134 and $86,973 in the years ended December 31, 2000, 1999 and 1998 and $48,191 and $48,703 for the three months ended March 31, 2001 and 2000.

NOTE G—COMMITMENTS AND CONTINGENCIES

Leases

    The Company leases certain equipment and property under operating lease agreements expiring at various dates through 2004. Rent expense totaled $688,514, $527,338, and $399,760 in the years ended December 31, 2000, 1999 and 1998 and $146,191 and $154,241 for the three months ended March 31, 2001 and 2000.

    Minimum future lease obligations under these operating leases are as follows for the years ending December 31:

2001	$354,360
2002	354,360
2003	354,360
2004	313,830

Litigation

    The Company is engaged in routine litigation incidental to its business. Management believes the ultimate outcome of this litigation will not have a material effect on the accompanying statements of financial position, liquidity or results of operations.

NOTE H—STOCK OPTION PLANS

    Certain officers and employees of the Operating Unit participated in various stock option plans sponsored by its parent, Michael Foods, Inc. Michael Foods, Inc. followed Accounting Principal Board Opinion No. 25 ("APB 25") in accounting for stock options issued under their plans. Under APB 25, no compensation expense was recognized by Michael Foods, Inc. related to the Unit's officers or employees for any of the periods presented. At the time of the Merger, all stock options issued and outstanding under these plans vested and were retired. For more information related to the Michael Foods, Inc. stock option plans, refer to Note H of their financial statements contained elsewhere in this registration statement.

F–2–14

Report of Independent Certified Public Accountants

BOARD OF DIRECTORS
MICHAEL FOODS, INC.

    We have audited the accompanying balance sheet of M-Foods Dairy TXCT, LLC (a majority owned subsidiary of Michael Foods, Inc.) as of April 1, 2001. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

    We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe our audit provides a reasonable basis for our opinion.

    In our opinion, the balance sheet referred to above presents fairly, in all material respects, the financial position of M-Foods Dairy TXCT, LLC (a majority owned subsidiary of Michael Foods, Inc.) as of April 1, 2001, in conformity with accounting principles generally accepted in the United States of America.

/s/ GRANT THORNTON LLP

Minneapolis, Minnesota

May 15, 2001

F–3–1

Report of Independent Certified Public Accountants

BOARD OF DIRECTORS
MICHAEL FOODS, INC.

    We have audited the accompanying balance sheets of Kohler Mix—TXCT (an operating unit of Michael Foods, Inc.) (the "Predecessor") as of December 31, 2000 and 1999 and March 31, 2001 and the related statements of operating unit earnings, unit holder and operating unit equity, and operating unit cash flows for each of the three years in the period ended December 31, 2000 and the three months ended March 31, 2001. These financial statements are the responsibility of the Predecessor's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Kohler Mix—TXCT (an operating unit of Michael Foods, Inc.) as of December 31, 2000 and 1999 and March 31, 2001 and the results of its operations and its cash flows for each of the three years in the period ended December 31, 2000 and for the three months ended March 31, 2001, in conformity with accounting principles generally accepted in the United States of America.

/s/ GRANT THORNTON LLP

Minneapolis, Minnesota

May 15, 2001

F–3–2

M-FOODS DAIRY TXCT, LLC
(A Majority Owned Subsidiary of Michael Foods, Inc.)

BALANCE SHEETS

	Company	Predecessor
			December 31,
	April 1, 2001	March 31, 2001
			2000	1999
ASSETS
CURRENT ASSETS
Accounts receivable	$5,928,019	$5,928,019	$5,684,164	$4,464,379
Inventories	3,511,027	3,484,727	2,394,414	2,421,210
Prepaid expenses and other	53,687	53,687	57,247	54,154

Total current assets	9,492,733	9,466,433	8,135,825	6,939,743
PROPERTY, PLANT AND EQUIPMENT — AT COST
Buildings and improvements	2,893,864	3,853,618	3,853,618	94,369
Machinery and equipment	9,494,307	16,019,352	13,768,871	11,366,692

	12,388,171	19,872,970	17,622,489	11,461,061
Less accumulated depreciation	—	3,610,642	3,193,422	2,132,332

	12,388,171	16,262,328	14,429,067	9,328,729
OTHER ASSETS
Deferred tax asset	2,113,000	—	—	—
Non-compete agreement	1,953,103	8,166,667	8,666,667	10,666,667

	4,066,103	8,166,667	8,666,667	10,666,667

	$25,947,007	$33,895,428	$31,231,559	$26,935,139

LIABILITIES AND UNIT HOLDER AND OPERATING UNIT EQUITY
CURRENT LIABILITIES
Current maturities of non-compete commitment	$2,400,000	$2,400,000	$2,400,000	$2,400,000
Accounts payable	4,138,393	4,138,393	3,133,493	3,202,287
Accrued liabilities:
Compensation	264,705	264,705	186,915	160,080
Insurance	32,413	32,413	34,155	31,973
Customer programs	151,378	151,378	139,000	201,753
Other	438,103	438,103	402,570	184,407

Total current liabilities	7,424,992	7,424,992	6,296,133	6,180,500
DEFERRED INCOME TAXES	—	47,000	64,000	132,000
NON-COMPETE COMMITMENT, less current maturities	4,800,000	4,800,000	4,800,000	7,200,000
COMMITMENTS AND CONTINGENCIES	—	—	—	—
UNIT HOLDER AND OPERATING UNIT EQUITY
Class A — voting common units	8,500	—	—	—
Class B — non-voting common units	118,750	—	—	—
Preferred units	13,594,765	—	—	—
Operating unit equity	—	21,623,436	20,071,426	13,422,639

	13,722,015	21,623,436	20,071,426	13,422,639

	$25,947,007	$33,895,428	$31,231,559	$26,935,139

The accompanying notes are an integral part of these statements.

F–3–3

M-FOODS DAIRY TXCT, LLC
(A Majority Owned Subsidiary of Michael Foods, Inc.)

STATEMENTS OF OPERATING UNIT OPERATIONS

	Predecessor
	Three months ended March 31,		Years ended December 31,
	2001	2000	2000	1999	1998
		(Unaudited)
Net sales	$17,643,815	$13,606,211	$73,814,277	$59,754,232	$37,691,427
Cost of sales	17,107,779	12,705,910	70,447,336	55,641,450	35,599,411

Gross profit	536,036	900,301	3,366,941	4,112,782	2,092,016
Selling, general and administrative expenses	1,712,068	1,875,703	7,412,196	5,624,793	3,178,982

Operating loss	(1,176,032)	(975,402)	(4,045,255)	(1,512,011)	(1,086,966)

Loss before income taxes	(1,176,032)	(975,402)	(4,045,255)	(1,512,011)	(1,086,966)
Income tax benefit	(447,000)	(371,000)	(1,537,000)	(575,000)	(415,000)

NET LOSS	$(729,032)	$(604,402)	$(2,508,255)	$(937,011)	$(671,966)

The accompanying notes are an integral part of these statements.

F–3–4

M-FOODS DAIRY TXCT, LLC
(A Majority Owned Subsidiary of Michael Foods, Inc.)

STATEMENTS OF UNIT HOLDER AND OPERATING UNIT EQUITY

Predecessor	Total Operating Unit Equity
Balance at January 1, 1998	$3,253,614
Net additional capital invested	5,484,227
Net loss	(671,966)

Balance at December 31, 1998	8,065,875
Net additional capital invested	6,293,775
Net loss	(937,011)

Balance at December 31, 1999	13,422,639
Net additional capital invested	9,157,042
Net loss	(2,508,255)

Balance at December 31, 2000	20,071,426
Net additional capital invested	2,281,042
Net loss	(729,032)

Balance at March 31, 2001	$21,623,436

Company
Balance at March 31, 2001	$21,623,436
Merger with M-Food Investors, LLC	(21,623,436)
Issuance of:
Class A — voting common units, 50 units issued and outstanding, additional carryover basis adjustment of $2,250	8,500
Class B — non-voting common units, 950 units issued and outstanding	118,750
Preferred units, 14,304 units issued and outstanding, additional carryover basis adjustment of $3,601,015	13,594,765

Balance at April 1, 2001	$13,722,015

The accompanying notes are an integral part of these statements.

F–3–5

M-FOODS DAIRY TXCT, LLC
(A Majority Owned Subsidiary of Michael Foods, Inc.)

STATEMENTS OF OPERATING UNIT CASH FLOWS

	Predecessor
	Three months ended March 31,		Years ended December 31,
	2001	2000	2000	1999	1998
		(Unaudited)
Cash flows from operating activities:
Net loss	$(729,032)	$(604,402)	$(2,508,255)	$(937,011)	$(671,966)
Adjustments to reconcile net loss to net cash provided (used in) by operating activities:
Depreciation	417,220	271,623	1,283,976	990,133	480,495
Amortization	500,000	500,000	2,000,000	1,333,333	—
Deferred income taxes	(17,000)	(17,000)	(68,000)	(123,000)	(16,000)
Changes in operating assets and liabilities:
Accounts receivable	(243,855)	(763,398)	(1,219,785)	(801,621)	(2,345,485)
Inventories	(1,090,313)	(803,178)	26,796	(969,096)	(209,818)
Prepaid expenses and other	3,560	(18,333)	(3,093)	(31,806)	(22,348)
Accounts payable	1,004,900	1,687,940	(68,794)	1,072,264	(81,434)
Accrued liabilities	123,959	1,798	184,427	329,862	85,777

Net cash provided by (used in) operating activities	(30,561)	255,050	(372,728)	863,058	(2,780,779)
Cash flows from investing activities:
Capital expenditures	(2,250,481)	(658,527)	(6,384,314)	(4,757,833)	(2,704,448)

Net cash used in investing activities	(2,250,481)	(658,527)	(6,384,314)	(4,757,833)	(2,704,448)
Cash flows from financing activities:
Payments on non-compete commitment	—	—	(2,400,000)	(2,400,000)	—
Net additional capital invested	2,281,042	403,477	9,157,042	6,293,775	5,484,227

Net cash provided by financing activities	2,281,042	403,477	6,757,042	3,893,775	5,484,227

Net decrease in cash and equivalents	—	—	—	(1,000)	(1,000)
Cash and equivalents at beginning of period	—	—	—	1,000	2,000

Cash and equivalents at end of period	$—	$—	$—	$—	$1,000

    In conjunction with the purchase of the Connecticut facility during 1999, the company recorded a non-compete agreement of $12,000,000 and a related non-compete commitment for $12,000,000 of which $2,400,000 was paid in both 1999 and 2000. (See Note D).

The accompanying notes are an integral part of these statements.

F–3–6

M-FOODS DAIRY TXCT, LLC

(A Majority Owned Subsidiary of Michael Foods, Inc.)

NOTES TO FINANCIAL STATEMENTS

NOTE A—ORGANIZATION, BUSINESS AND MERGER

Organization

    M-Foods Dairy TXCT, LLC (the "Company") is a majority owned subsidiary of Michael Foods, Inc., who is a wholly owned subsidiary of M-Foods Holdings, Inc. following the Merger described below. Kohler Mix—TXCT (the "Predecessor," "Operating Unit" or the "Unit") was an operating unit of Michael Foods, Inc. prior to the Merger. The change in control of Michael Foods, Inc. and the reorganization of the operating unit into M-Foods Dairy TXCT, LLC are more fully described below.

Business

    The Company processes and distributes soft serve ice cream mix, frozen yogurt mix, milk and specialty dairy products, many of which are ultra-high temperature pasteurized, from its facilities in Texas and Connecticut.

Merger

    On December 21, 2000, Michael Foods, Inc. entered into a definitive agreement providing for the acquisition of Michael Foods, Inc. and its subsidiaries ("Michael Foods") by an investor group comprised of a management group led by Michael Foods Chairman, President and Chief Executive Officer, Gregg A. Ostrander, affiliates of Jeffrey Michael, a member of the Michael Foods Board of Directors, and affiliates of two private equity investment firms, Vestar Capital Partners and Goldner Hawn Johnson & Morrison Incorporated, collectively, M-Foods Investors, LLC. This acquisition transaction (the "Merger") was completed on April 10, 2001. Under the terms of the Merger agreement, all outstanding shares of Michael Foods common stock were converted into the right to receive $30.10 per share in cash, or value equal thereto, and all outstanding stock options were converted into the right to receive, in cash, $30.10 per share reduced by the exercise price per share for all shares subject to such stock options. The purchase of the outstanding shares was financed through new equity financing of approximately $175,000,000, a senior secured credit facility of up to $470,000,000 at market-based variable interest rates (effective rate of 7.5% at April 10, 2001), and $200,000,000 of senior subordinated notes at an 11.75% annual interest rate.

    Simultaneous with the close of the Merger, Michael Foods contributed the assets of its Dairy division into two limited liability corporations, M-Foods Dairy, LLC and M-Foods Dairy TXCT, LLC (collectively, the "Dairy LLCs") and in exchange received voting preferred and voting common units from these entities equal to the fair value of the net assets contributed, which collectively were approximately $40,000,000. (The approximate fair value contributed to M-Foods Dairy TXCT, LLC was $10,000,000.) The preferred units issued to the Company have an annual 10% preferred return guarantee and represent 100% of the preferred units issued and outstanding. In addition, the Company received 5% of the common units issued by each of the Dairy LLCs with the common units held by the Company representing 100% of the voting common units issued and outstanding. These common units have a stated value of $25,000. The remaining 95% of the common units, which are non-voting, are owned by M-Foods Dairy Holdings, LLC, which is owned by the same owners, or affiliates of such owners, in the same proportion, as the unit holders of M-Foods Investors, LLC. The Dairy LLCs common unit interest, owned by M-Foods Dairy Holdings, LLC, was purchased for $475,000 as of April 1, 2001.

F–3–7

    Following the Merger, Michael Foods, Inc. became an indirect wholly owned subsidiary of M-Foods Investors, LLC and M-Foods Dairy TXCT, LLC became a majority owned subsidiary of Michael Foods, Inc.

    The Merger has been accounted for as a purchase in accordance with Accounting Principles Board Opinion 16, Business Combinations and EITF 88-16, Basis in Leveraged Buyout Transactions. Accordingly, the acquired assets and liabilities have been recorded at fair value for the interests acquired by new investors and at the carryover basis for continuing investors. As a result, the assets and liabilities are assigned new values, which are part Predecessor cost and part fair value, in the same proportions as the carryover basis of the residual interests retained by the continuing management investors and continuing affiliate investors of the Michael family and the new interests aquired by the new investors. The deemed dividend related to the Michael Foods investment in the assets and liabilities of the Dairy LLCs was pushed down to these majority owned subsidiaries, as if they were wholly owned subsidiaries since Michael Foods owns all of the voting stock and the Dairy LLCs are being operated by the management of Michael Foods. The amount of the deemed dividend at Michael Foods was $66,631,000. However, the historical cost basis equity of the continuing investors of the Company was $21,623,436, which exceeded the Company's fair market value by $11,623,436. This resulted in an allocation of carryover basis in excess of the fair market value of the Company in the amount of $3,603,265.

    For ease of presentation, the Merger has been reflected in the accompanying balance sheet as if it had occurred on April 1, 2001. Management determined that no material transactions occurred during the period from April 1 through April 9, 2001. The Company's balance sheet has been presented on a comparative basis with the Predecessor's historical operating unit financial statements, prior to the date of Merger. Different bases of accounting have been used to prepare the Company and Predecessor financial statements. In the future, the primary differences will relate to the 10% yield on preferred units and depreciation and amortization of fixed assets and other intangible assets recorded at fair value at the date of Merger.

    For accounting purposes, the Merger was considered a leveraged buyout. The total purchase price of approximately $562,881,000 was allocated to the acquired assets and assumed liabilities of Michael Foods based on their fair values at April 1, 2001, net of the deemed dividend. Those allocations of the purchase price are as follows:

Working capital	$88,663,000
Property, plant & equipment	310,416,000
Other assets	30,269,000
Goodwill	354,533,000
Long-term debt	588,426,000
Other liabilities	49,270,000

    These allocations, and those shown in the following table, were based primarily on a preliminary valuation report issued by a third party appraisal firm. Accordingly, the allocations related to property, plant and equipment and intangible assets, including goodwill, could change when the final report is received. However, final allocations are not expected to vary significantly from the allocations indicated.

F–3–8

    The fair value contributed by Michael Foods to M-Foods Dairy TXCT, LLC was $10,000,000 and this amount, plus an additional carryover basis of $3,603,265 was allocated to the acquired assets and liabilities based on their fair values at April 1, 2001. In addition, $118,750 was contributed by the new investors in exchange for Class B — non-voting common units. Those allocations are as follows:

Working capital	$2,067,741
Property, plant & equipment	12,388,171
Other assets	4,066,103
Long-term debt	4,800,000

    The fair market value of the net assets exceeded the fair market value of the Company by $4,453,054. This negative goodwill was allocated pro rata to long-term assets as follows: $3,874,157 to property, plant and equipment, and $578,897 to the non-compete agreement.

    The following unaudited pro forma revenue and net loss for the year ended December 31, 2000 and for the three months ended March 31, 2001 are derived from the application of pro forma adjustments to the Predecessor historical statements of earnings, and assumes the Merger had occurred on January 1, 2000:

	Three months ended March 31, 2001	Year ended December 31, 2000
Revenue	$17,643,815	$73,814,277
Net loss	(573,000)	(1,883,000)

NOTE B—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

    The accompanying Operating Unit financial statements as of December 31, 2000 and 1999 and for each of the three years in the period ended December 31, 2000 and as of and for the three months ended March 31, 2001 have been prepared from the historical books and records of Michael Foods and include an allocation of general and administrative costs incurred by Michael Foods and allocations from this Operating Unit to the other Dairy LLC operating unit, M-Foods Dairy, LLC. The accompanying unaudited consolidated financial statements and footnote information for the three-months ended March 31, 2000 have been prepared in accordance with Regulation S-X pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC") using the historical cost basis of assets and liabilities of the Predecessor. In the opinion of management, the unaudited consolidated financial statements contain all adjustments (consisting of only normal recurring adjustments) necessary to present fairly the results of operations and cash flows for the three months ended March 31, 2000. The Unit's financial statements include an allocation for general and administrative costs incurred by Michael Foods. Management believes its allocations to these Operating Unit financial statements are reasonable. Additionally, Operating Unit equity includes the annual net advances between the Operating Unit and Michael Foods, Inc. are considered additional capital invested from or constructive dividends to, Michael Foods. Accordingly, the accompanying financial statements may not necessarily be indicative of the results that could have been obtained if the Operating Unit had been operated as a stand-alone entity. The Operating Unit's historical results of

F–3–9

the Predecessor for the three months ended March 31, 2001 are not necessarily indicative of the results of the Company for a full year period.

    The accounting policies of the Predecessor have been adopted by the Company.

Use of Estimates

    Preparation of the accompanying financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities, related revenues and expenses and disclosure about contingent assets and liabilities at the date of the financial statements. Actual results could differ from the estimates used by management.

Cash and Equivalents

    The Operating Unit considers all highly liquid temporary investments with original maturities of three months or less to be cash equivalents.

Inventories

    Inventories are stated at the lower of cost (determined on a first-in, first-out basis) or market. The Company's finished goods inventory at April 1, 2001 is recorded at estimated selling prices, less cost of disposal and a selling profit allowance. Inventory values at April 1, 2001 for raw material and supply inventories are valued at Predecessor cost, which approximates replacement costs. Work-in-process inventories at April 1, 2001 were not material and have been recorded at Predecessor cost.

    Inventories consist of the following:

	Company	Predecessor
			December 31,
	April 1, 2001	March 31, 2001
			2000	1999
Raw materials and supplies	$1,622,704	$1,622,704	$1,504,003	$1,349,270
Work in process and finished goods	1,888,323	1,862,023	890,411	1,071,940

	$3,511,027	$3,484,727	$2,394,414	$2,421,210

Property, Plant and Equipment

    Depreciation is provided in amounts sufficient to relate the cost of depreciable assets to operations over their estimated service lives, principally on the straight-line basis. Estimated service lives range from 10-40 years for buildings and improvements and 3-10 years for machinery and equipment. Accelerated and straight-line methods are used for income tax purposes.

Revenue Recognition

    Sales are recognized when goods are shipped to customers and are recorded net of estimated customer programs.

F–3–10

New Accounting Pronouncements

    Statement of Financial Accounting Standards ("SFAS") No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended by SFAS 138, Accounting for Certain Derivative Instruments and Certain Hedging Activities, requires entities to recognize all derivatives in their financial statements as either assets or liabilities measured at fair value. SFAS 133 also specifies new methods of accounting for derivatives used in risk management strategies (hedging activities), prescribes the items and transactions that may be hedged, and specifies detailed criteria required to qualify for hedge accounting. SFAS 137 deferred the effective date of SFAS 133 to fiscal years beginning after June 15, 2000. Effective January 1, 2001, the Predecessor adopted SFAS 133, which has not had a material effect on the Operating Unit's financial statements.

NOTE C—CONTINUED ADVANCES FROM PARENT

    The Operating Unit has historically been part of the Dairy division of Michael Foods, along with Kohler Mix—MN. The Operating Unit has shown losses for all periods presented; however, when combined with Kohler Mix—MN, the Dairy division generally produces net earnings and positive cash flow. Management of Michael Foods, Inc. intends to continue to provide advances to the Company in order to sustain its operations.

NOTE D—NON-COMPETE AGREEMENT AND COMMITMENT

    During 1999, as part of the purchase consideration for its Connecticut facility, the Unit entered into a $12,000,000 non-compete agreement. Under the agreement, the Operating Unit agreed to make five annual $2,400,000 payments beginning in 1999. The total remaining commitment at December 31, 2000 and 1999 was $7,200,000 and $9,600,000. Additionally, a related asset of $12,000,000 was recorded in 1999 and is being amortized over the term of the six-year non-compete agreement. At April 1, 2001, no fair value was allocated to the non-compete agreement. However, its carryover basis value, net of a negative goodwill adjustment, was $1,953,103 and will be amortized over the agreement's remaining life.

NOTE E—INCOME TAXES

Predecessor

    The activity of the Operating Unit has been included in the income tax return of Michael Foods, Inc. for financial reporting purposes. The Unit has been allocated a benefit for income taxes in

F–3–11

an amount generally equivalent to the benefit that would have resulted had the Unit filed a separate income tax return. The provision for income taxes consists of the following:

	Three months ended March 31,		Years ended December 31,
	2001	2000	2000	1999	1998
Current
Federal	$(378,000)	$(311,000)	$(1,288,000)	$(387,000)	$(349,000)
State	(52,000)	(43,000)	(181,000)	(65,000)	(50,000)

	(430,000)	(354,000)	(1,469,000)	(452,000)	(399,000)
Deferred
Federal	(15,000)	(15,000)	(62,000)	(118,000)	(15,000)
State	(2,000)	(2,000)	(6,000)	(5,000)	(1,000)

	(17,000)	(17,000)	(68,000)	(123,000)	(16,000)

	$(447,000)	$(371,000)	$(1,537,000)	$(575,000)	$(415,000)

    Tax effects of the cumulative temporary differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes are as follows:

		December 31,
	March 31, 2001
		2000	1999
Depreciation	$970,000	$879,000	$518,000
Non-compete	(886,000)	(770,000)	(308,000)
Other	(37,000)	(45,000)	(78,000)

	$47,000	$64,000	$132,000

    The following is a reconciliation of the Federal statutory income tax rate to the effective tax rate:

	Three months ended March 31,		Years ended December 31,
	2001	2000	2000	1999	1998
Federal statutory rate	(35.0)%	(35.0)%	(35.0)%	(35.0)%	(35.0)%
State income taxes	(3.0)	(3.0)	(3.0)	(3.0)	(3.0)

	(38.0)%	(38.0)%	(38.0)%	(38.0)%	(38.0)%

Company

    The Merger was accomplished through a cash-for-stock transaction. As a result, the tax basis of the Company's assets and liabilities did not change for income tax reporting purposes. As of April 1, 2001,

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the tax effects of the cumulative temporary differences between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes are as follows:

April 1, 2001
Depreciation	$970,000
Non-compete	(3,056,000)
Other	(27,000)

$(2,113,000)

    The Internal Revenue Service is currently examining the Michael Food's Federal tax returns for the years 1996, 1997 and 1998. Adjustments, if any, resulting from these examinations will adjust goodwill recorded at the time of the Merger. The Company does not expect any material adjustments to result from these examinations.

    For income tax purposes the income or loss resulting from the Company's operations will be allocated as follows:

  •
  Losses will first be allocated to the common unit holders to the extent of their capital accounts. The maximum loss allocation is, therefore, limited to $125,000 which would be allocated $6,250 to Michael

  Foods, Inc. and $118,750 to the non-voting common unit holders; thereafter, all losses are allocated to Michael Foods, Inc.;

  •
  The Company's income will be allocated to Michael Foods, Inc. until all preferred units and return on preferred units of both Dairy LLCs have been recovered. The Company's preferred units have a value of approximately $10,000,000 and earn 10% per year;

  •
  Income in excess of the preferred unit amount and preferred unit return is distributed, subject to various limitations, to the common unit holders. Michael Foods, Inc. will receive 5% of this income, for their portion of the common units outstanding and the other common unit holders will receive 95%. The other common unit holders are permitted to keep an amount of this distribution equal to the tax due on the income they receive. Any additional distribution, in excess of the taxes due, must be contributed in exchange for capital stock of M-Foods Holdings, Inc. until such time as all of the revolving credit facility, A and B term loans and senior subordinated notes have been repaid.

  •
  In the event the Company is sold while Michael Foods, Inc.'s revolving credit facility, A and B term loans or senior subordinated notes are outstanding, the gain or loss on the sale will follow the allocation methods described above and gains must be contributed in exchange for capital stock of M-Foods Holdings, Inc. until all of the revolving credit facility, A and B term loans and senior subordinated notes have been retired. The total amount of Michael Foods, Inc. outstanding debt subject to this distribution restriction is approximately $592,800,000 at April 1, 2001.

NOTE F—EMPLOYEE RETIREMENT PLAN

    Full-time employees who meet certain service requirements are eligible to participate in a defined contribution retirement plan of Michael Foods, Inc. The Company matches up to 4% of each

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participant's eligible compensation. The Predecessor's contributions related to the Unit's eligible employees totaled $103,653, $69,245 and $25,660 in the years ended December 31, 2000, 1999 and 1998 and $32,987 and $27,228 for the three months ended March 31, 2001 and 2000.

NOTE G—COMMITMENTS AND CONTINGENCIES

Leases

    The Company leases certain equipment and property under operating lease agreements expiring at various dates through 2007. Rent expense totaled $2,593,189, $1,496,302 and $837,414 in the years ended December 31, 2000, 1999 and 1998 and $528,628 and $636,412 for the three months ended March 31, 2001 and 2000.

    Minimum future lease obligations under lease obligations are as follows for the years ending December 31:

2001	$2,265,262
2002	2,320,128
2003	2,320,128
2004	2,320,128
2005	1,511,480
Thereafter	3,120,218

Litigation

    The Company is engaged in routine litigation incidental to its business. Management believes the ultimate outcome of this litigation will not have a material effect on the accompanying statements of financial position, liquidity or results of operations.

NOTE H—STOCK OPTION PLANS

    Certain officers and employees of the Operating Unit participated in various stock option plans sponsored by its parent, Michael Foods, Inc. Michael Foods, Inc. followed Accounting Principal Board No. 25 ("APB 25") in accounting for stock options issued under their plans. Under APB 25, no compensation expense was recognized by Michael Foods, Inc. related to the Unit's officers or employees for any of the periods presented. At the time of the merger, all stock options issued and outstanding under these plans vested and were retired. For information related to Michael Foods, Inc. stock option plans, refer to Note H of their financial statements contained elsewhere in this document.

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$200,000,000

Offer to Exchange $200,000,000
11 3/4% Senior Subordinated Notes due 2011, Series B
for any and all outstanding
11 3/4% Senior Subordinated Notes due 2011

PROSPECTUS

             , 2001

PART II: INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 20: Indemnification of Directors and Officers.

    The following is a summary of the statutes, charter and bylaw provisions or other arrangements under which the Registrants' directors and officers are insured or indemnified against liability in their capacities as such. All of the directors and officers of the Registrants are covered by insurance policies maintained and held in effect by Michael Foods, Inc. against certain liabilities for actions taken in their capacities as such, including liabilities under the Securities Act.

Registrants Incorporated Under Connecticut Law

    Kohler Mix Specialties of Connecticut, Inc. is incorporated under the laws of the State of Connecticut. The Connecticut Stock Corporation Act (the "Act") provides for indemnification of directors, officers, shareholders, employees and agents of a corporation. Under the Act, a corporation is required to indemnify a director against judgments and other expenses of litigation when he is sued by reason of his being a director in any proceeding brought, other than on behalf of the corporation, if a director is successful on the merits in defense, or acted in good faith and in a manner reasonably believed to be in the best interests of the corporation, or in a criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. In a proceeding brought on behalf of a corporation (a derivative action), a director is entitled to be indemnified by the corporation for reasonable expenses of litigation, if the director is finally adjudged not to have breached his duty to the corporation. In addition, a director is entitled to indemnification for both derivative and non-derivative actions, if a court determines, upon application, that the director is fairly and reasonably entitled to be indemnified. Under Article VIII of Kohler Mix Specialties of Connecticut's Certificate of Incorporation, Kohler Mix Specialties of Connecticut will indemnify its directors for money damages in excess of the compensation received by the director for serving the corporation and, upon any change in the Connecticut Business Corporation Act, will indemnify such director, or any other officer or agent of the corporation to the fullest extent provided by Connecticut law.

Registrants Incorporated Under Delaware Law

    Michael Foods of Delaware, Inc. is incorporated under the laws of the State of Delaware. Section 145 of the General Corporation Law of the State of Delaware (the "Delaware Statute") provides that a Delaware corporation may indemnify any persons who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (a "proceeding"), other than an action by or in the right of such corporation, by reason of the fact that such person is or was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise (an "indemnified capacity"). The indemnity may include expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his conduct was illegal. Similar provisions apply to actions brought by or in the right of the corporation, except that no indemnification shall be made without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred. Section 145 of the Delaware Statute further authorizes a corporation to purchase and maintain insurance on behalf of any indemnified person against any liability asserted against him and incurred by him in any indemnified capacity, or arising out of his status as such, regardless of whether the corporation would otherwise have the power to indemnify him under the Delaware Statute.

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Article 6 of the Amended and Restated Certificate of Incorporation of Michael Foods of Delaware provides that the corporation may indemnify any person who was or is a party to any action, suit or proceeding to the fullest extent provided by the Delaware General Corporation Law. In addition, Michael Foods of Delaware shall indemnify its directors for all liabilities arising from a breach of fiduciary duty except when such breach results in an improper benefit receipt.

Registrants Formed Under the Delaware Limited Liability Company Act

    M-Foods Dairy, LLC and M-Foods Dairy TXCT, LLC are limited liability companies formed under the laws of the state of Delaware. Section 18-108 of the Delaware Limited Liability Company Act provides that, subject to any standards and restrictions, if any, set forth in a company's limited liability company agreement, a limited liability company may indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever. The Limited Liability Company Agreements of M-Foods Dairy, LLC and M-Foods Dairy TXCT, LLC provide indemnification for all officers, directors, unitholders and/or legal representatives of each company against all claims, actions or proceedings that such person is made a party by reason of his involvement with such company, provided that such person has acted in good faith with regard to the actions underlying such claims.

Registrants Incorporated Under Minnesota Law

    Michael Foods, Inc., Northern Star Co., Minnesota Products, Inc., Kohler Mix Specialties, Inc., Midwest Mix, Inc., Crystal Farms Refrigerated Distribution Company, Papetti's Hygrade Egg Products, Inc. and Casa Trucking, Inc. are incorporated under the laws of the State of Minnesota. Minnesota Statutes Section 302A.521 provides that a corporation shall indemnify any person made or threatened to be made a party to a proceeding by reason of the former or present official capacity of such person against judgments, penalties, fines (including, without limitation, excise taxes assessed against such person with respect to any employee benefit plan), settlements and reasonable expenses, including attorneys' fees and disbursements, incurred by such person in connection with the proceeding, if, with respect to the acts or omissions of such person complained of in the proceeding, such person: (1) has not been indemnified therefor by another organization or employee benefit plan; (2) acted in good faith; (3) received no improper personal benefit and Section 302A.255 (with respect to director conflicts of interest), if applicable, has been satisfied; (4) in the case of a criminal proceeding, had no reasonable cause to believe the conduct was unlawful; and (5) reasonably believed that the conduct was in the best interests of the corporation in the case of acts or omissions in such person's official capacity for the corporation or reasonably believed that the conduct was not opposed to the best interests of the corporation in the case of acts or omissions in such person's official capacity for other affiliated organizations.

    Article IX of the Bylaws of Michael Foods, Inc. provides that the corporation shall indemnify its officers and directors against any actions, suits or proceedings arising out of their duties as officers or directors to the fullest extent provided by the Minnesota Statutes. Article IX of the Articles of Incorporation of Papetti's Hygrade Egg Products, Inc. provides for indemnification of directors and officers of the corporation to the fullest extent provided by the Minnesota Statutes. Article IX of the Articles of Incorporation of Casa Trucking, Inc. provides for indemnification of directors and officers of the corporation to the fullest extent provided by the Minnesota Statutes. Article V of the Articles of Incorporation of Crystal Farms Refrigerated Distribution Company provide that the corporation shall indemnify a director of the corporation for actions claiming breach of fiduciary duty as a director, except for (i) liability based upon breach of a duty of loyalty; (ii) liability for acts not performed in good faith; (iii) liability based on payment of an improper dividend; or (iv) liability based on a transaction in which the director received an improper personal benefit. Article XII of the Articles of Incorporation of Minnesota Products, Inc. provides that the corporation shall indemnify all persons made party to pending or threatened actions by reason of the fact that such person acted as a director,

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officer, employee or agent of the corporation provided that such person acted in good faith and in a manner he reasonably believed to be not opposed to the best interests of the corporation. Section 45 of the Bylaws of Midwest Mix, Inc. provides that the corporation shall indemnify any person to be made a party to any pending or threatened action, suit or proceeding as a result of serving as a director or officer of the corporation, provided that such person acted in good faith and in a manner in which such person reasonably believed to be in the best interests of the corporation. The articles of incorporation and bylaws of Kohler Mix Specialties, Inc. and Northern Star Co. contain no articles, sections or provisions relating to indemnification.

Registrants Incorporated Under Nebraska Law

    M.G. Waldbaum Company is incorporated under the laws of the State of Nebraska. Under Nebraska law, indemnification of directors and officers may be provided for judgments, fines, settlements, and expenses, including attorney's fees, incurred in connection with any threatened, pending, or completed action, suit, or proceeding other than an action by or in the right of Commercial. This applies to any civil, criminal, investigative or administrative action provided that the director or officer involved acted in good faith, in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

    Indemnification of directors and officers also may be provided for judgments, fines, settlements, and expenses, including attorney's fees, incurred in connection with any threatened, pending, or completed action, or suit by or in the right of the corporation if such director or officer acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation. However, no indemnification shall be made in respect of any claim, issue or matter in which such person is adjudged to be liable for negligence or misconduct in the performance of his duties to the corporation unless the court in which the action is brought deems indemnity proper. Article VIII of the Articles of Incorporation of M.G. Waldbaum Company provides that the corporation shall indemnify all persons acting as directors, officers, or agents of the employee made a party to any action, suit or proceeding unless the underlying conduct of such person was not in good faith or the person acted in a way that he did not reasonably believe was not opposed to the best interests of the corporation.

Registrants Incorporated Under Nevada Law

    Farm Fresh Foods, Inc. is incorporated under the laws of the State of Nevada. The Nevada General Corporation Law requires Farm Fresh to indemnify officers and directors for any expenses, including attorneys' fees, incurred by any officer or director in connection with any actions or proceedings, whether civil, criminal, administrative, or investigative, brought against such officer or director because of his or her status as an officer or director, to the extent that the director or officer has been successful on the merits or otherwise in defense of the action or proceeding. The Nevada General Corporation Law permits a corporation to indemnify an officer or director, even in the absence of an agreement to do so, for expenses incurred in connection with any action or proceeding if such officer of director acted in good faith and in a manner in which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and such indemnification is authorized by the stockholders, by a quorum of disinterested directors, by independent legal counsel in a written opinion authorized by a majority vote of a quorum of directors consisting of disinterested directors or by independent legal counsel in a written opinion if a quorum of disinterested directors cannot be obtained. The Nevada General Corporation Law prohibits indemnification of a director or officer if a final adjudication establishes that the officer's or director's acts or omissions involved intentional misconduct, fraud, or a knowing violation of the law and were material to the cause of action. Despite the foregoing limitations on indemnification, the Nevada General Corporation Law may permit an officer or director to apply to the court for approval of indemnification even if the officer or director is

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adjudged to have committed intentional misconduct, fraud, or a knowing violation of the law. The Nevada General Corporation Law also provides that indemnification of directors is not permitted for the unlawful payment of distributions, except for those directors registering their dissent to the payment of the distribution. Article VI of the Amended and Restated Articles of Incorporation of Farm Fresh Foods, Inc. provides that the corporation shall indemnify all persons who, as a result of their service to the corporation in an official capacity, are made a party to any action, suit or proceeding to the fullest extent provided by the General Corporation Law of Nevada.

Registrants Incorporated Under New Jersey Law

    Papetti Electroheating Corporation is incorporated under the laws of the State of New Jersey. The New Jersey Business Corporation Act provides that a New Jersey corporation has the power to indemnify a director or officer against his or her expenses and liabilities in connection with any proceeding involving the director or officer by reason of his or her being or having been such a director or officer, other than a proceeding by or in the right of the corporation, if such director or officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation; and with respect to any criminal proceeding, such director or officer had no reasonable cause to believe his or her conduct was unlawful.

    The indemnification and advancement of expenses shall not exclude any other rights, including the right to be indemnified against liabilities and expenses incurred in proceedings by or in the right of the corporation, to which a director or officer may be entitled under a certificate of incorporation, by-law, agreement, vote of shareholders, or otherwise; provided, that no indemnification shall be made to or on behalf of a director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his or her acts or omissions (a) were in breach of his or her duty of loyalty to the corporation or its shareholders, (b) were not in good faith or involved a knowing violation of law or (c) resulted in receipt by the director or officer of an improper personal benefit. Article Seven of the Certificate of Incorporation of Papetti Electroheating Corporation provides that the corporation will indemnify any and all corporate agents to the fullest extent provided by the New Jersey Business Corporation Act.

Registrants Incorporated Under Wisconsin Law

    WFC, Inc. and Wisco Farm Cooperative are each incorporated under the laws of the State of Wisconsin. Sections 180.0850 to 180.0859 of the Wisconsin Corporate Statutes (the "Wisconsin Statute") require a corporation to indemnify any director or officer who is a party to any threatened, pending or completed proceeding, to the extent the director or officer has been successful on the merits or otherwise in the defense of the proceeding, for all reasonable expenses incurred in the proceeding if the director or officer was a party because he or she is a director or officer of the corporation. If the director or officer is not successful in defense of the proceeding, a corporation must indemnify the director or officer unless the liability was incurred as a result of the breach or failure to perform a duty which the director or officer owes to the corporation and the breach or failure to perform constitutes: (1) a willful failure to deal fairly with the corporation or its shareholders in connection with a matter in which the director or officer has a material conflict of interest; (2) a violation of criminal law, unless the person has reasonable cause to believe his conduct was lawful or had no reasonable cause to believe his conduct was unlawful; (3) a transaction from which the person derived an improper personal profit; or (4) willful misconduct. A corporation's articles of incorporation may limit its obligation to indemnify under these provisions. The Wisconsin Statute also provides that a corporation may purchase and maintain insurance for officers and directors against liabilities incurred while acting in such capacities whether or not the corporation would be empowered to indemnify such persons under the Wisconsin Statute. Article VII of the Articles of Incorporation of WFC, Inc. provides for indemnification of its officers to the full extent provided by the Wisconsin Statute, and for all money damages except for those resulting from willful failure to deal fairly with the corporation in

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connection with a matter in which the director has a material conflict of interest or where the director has violated criminal law, unless the director had no reasonable cause to believe his activities were unlawful, the director received an improper personal benefit or the director committed willful misconduct. The articles and bylaws of Wisco Farm Cooperative do not provide for the indemnification of its officers or directors.

Item 21. Exhibits.

    (a) The following exhibits are filed as part of this Registration Statement or incorporated by reference herein:

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated December 21, 2000, by and among Michael Foods Acquisition Corp., Michael Foods, Inc. and M-Foods Holdings, Inc.
2.2	Amendment Number One to Agreement and Plan of Merger, dated March 6, 2001, by and among Michael Foods Acquisition Corp., Michael Foods, Inc. and M-Foods Holdings, Inc.
3.1	Amended and Restated Articles of Incorporation of Michael Foods, Inc.
3.2	Bylaws of Michael Foods, Inc.
3.3	Certificate of Incorporation of Michael Foods of Delaware, Inc.
3.4	Bylaws of Michael Foods of Delaware, Inc.
3.5	Articles of Incorporation of WFC, Inc.
3.6	Bylaws of WFC, Inc.
3.7	Articles of Incorporation of Wisco Farm Cooperative.
3.8	Bylaws of Wisco Farm Cooperative.
3.9	Articles of Incorporation of Crystal Farms Refrigerated Distribution Company.
3.10	Bylaws of Crystal Farms Refrigerated Distribution Company.
3.11	Articles of Incorporation of Northern Star Co.
3.12	Bylaws of Northern Star Co.
3.13	Articles of Incorporation of Minnesota Products, Inc.
3.14	Bylaws of Minnesota Products, Inc.
3.15	Articles of Incorporation of Farm Fresh Foods, Inc.
3.16	Bylaws of Farm Fresh Foods, Inc.
3.17	Articles of Kohler Mix Specialties, Inc.
3.18	Bylaws of Kohler Mix Specialties, Inc.
3.19	Articles of Kohler Mix Specialties of Connecticut, Inc.
3.20	Bylaws of Kohler Mix Specialties of Connecticut, Inc.
3.21	Articles of Incorporation of Midwest Mix, Inc.
3.22	Bylaws of Midwest Mix, Inc.
3.23	Certificate of Formation of M-Foods Dairy, LLC.
3.24	Limited Liability Company Agreement of M-Foods Dairy, LLC.

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3.25	Certificate of Formation of M-Foods Dairy TXCT, LLC.
3.26	Limited Liability Company Agreement of M-Foods Dairy TXCT, LLC.
3.27	Articles of Incorporation of M. G. Waldbaum Company.
*3.28	Bylaws of M. G. Waldbaum Company.
3.29	Articles of Incorporation of Papetti's Hygrade Food Products, Inc.
3.30	Bylaws of Papetti's Hygrade Food Products, Inc.
3.31	Articles of Incorporation of Papetti Electroheating Corporation.
3.32	Bylaws of Papetti Electroheating Corporation.
3.33	Articles of Incorporation of Casa Trucking, Inc.
3.34	Bylaws of Casa Trucking, Inc.
4.1	Purchase Agreement, dated March 16, 2001, between Michael Foods Acquisition Corp., Michael Foods, Inc., and Banc of America Securities, LLC and Bear, Stearns & Co.
4.2	Indenture, dated March 27, 2000, between Michael Foods Acquisition Corp. and BNY Midwest Trust Company, as trustee.
4.3
Supplemental Indenture, dated as of April 10, 2001, by and among Michael Foods, Inc., M-Foods Holdings, Inc., Michael Foods of Delaware, Inc., Northern Star Co., Minnesota Products, Inc., Farm Fresh Foods, Inc., Crystal Farms Refrigerated Distribution Company, WFC, Inc., Wisco Farm Cooperative, M. G. Waldbaum Company, Papetti's Hygrade Egg Products, Inc., Casa Trucking, Inc., Papetti Electroheating Corporation, Kohler Mix Specialties, Inc., Midwest Mix, Inc., Kohler Mix Specialties of Connecticut, Inc. and Midwest Mix, Inc. and BNY Midwest Trust Company.
4.4	Second Supplemental Indenture, dated as of May 2, 2001, by and among M-Foods Dairy, LLC and M-Foods Dairy TXCT, LLC, Michael Foods, Inc. and BNY Midwest Trust Company.
4.5	Registration Rights Agreement, dated March 27, 2001, by and among Michael Foods Acquisition Corp., and Banc of America Securities, LLC and Bear, Stearns & Co.
4.6
Collateral Pledge and Security Agreement, dated March 27, 2001, between Michael Foods Acquisition Corp., and Banc of America Securities, LLC and Bear, Stearns & Co. and BNY Midwest Trust Company as collateral agent and securities intermediary.
*5.1	Opinion of Kirkland & Ellis regarding the validity of the securities offered hereby.
*8.1	Opinion of Kirkland & Ellis regarding federal income tax considerations.
10.1
Credit Agreement, dated April 10, 2001, among Michael Foods, Inc., M-Foods Holdings, Inc., the Guarantors, Bank of America, N.A., as Agent, Banc of America Securities, LLC, as Sole Lead Arranger and Sole Book Running Manager, and Bear, Stearns & Co., as Syndication Agent.
10.2	Pledge Agreement, dated April 10, 2001, between Michael Foods, Inc., Bank of America, N.A. and Banc of America Securities, LLC.
*10.3	M-Foods Holdings, Inc. 2001 Option Plan.
*10.4	Form of M-Foods Holdings Stock Option Award Agreement.
10.5	Employment Agreement, dated April 10, 2001, by and among Michael Foods, Inc., M-Foods Holdings, Inc. and Gregg A. Ostrander.

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10.6	Employment Agreement, dated April 10, 2001, by and among Michael Foods, Inc., M-Foods Holdings, Inc. and John D. Reedy.
10.7	Employment Agreement, dated April 10, 2001, by and among Michael Foods, Inc., M-Foods Holdings, Inc. and James D. Clarkson.
10.8	Employment Agreement, dated April 10, 2001, by and among Michael Foods, Inc., M-Foods Holdings, Inc. and Bill L. Goucher.
10.9	Severance and Deferred Compensation Agreement, dated April 10, 2001, by and among Michael Foods, Inc., M-Foods Holdings, Inc. and James Mohr.
10.10	Severance and Deferred Compensation Agreement, dated April 10, 2001, by and among Michael Foods, Inc., M-Foods Holdings, Inc. and Harold D. Sprinkle.
10.11	Severance and Deferred Compensation Agreement, dated April 10, 2001, by and among Michael Foods, Inc., M-Foods Holdings, Inc. and Max Hoffmann.
10.12	Severance and Deferred Compensation Agreement, dated April 10, 2001, by and among Michael Foods, Inc., M-Foods Holdings, Inc. and Bradley Cook.
10.13	Amended and Restated Limited Liability Company Agreement of M-Foods Investors, LLC.
10.14
Securityholders Agreement, dated April 10, 2001, between M-Foods Dairy Holdings, LLC, Marathon Dairy Investment Corp., Vestar Capital Partners IV, L.P., 4J2R1C Limited Partnership, 3J2R Limited Partnership, Gregg A. Ostrander, John D. Reedy, Bill L. Goucher, James D. Clarkson, James Mohr, Harold D. Sprinkle, Bradley Cook, and Max Hoffmann.
10.15	Management Stock Purchase and Unit Subscription Agreement, dated April 10, 2001, among M-Foods Investors, LLC, M-Foods Holdings, Inc., and Gregg A. Ostrander.
10.16	Management Stock Purchase and Unit Subscription Agreement, dated April 10, 2001, among M-Foods Investors, LLC, M-Foods Holdings, Inc., and John D. Reedy.
10.17	Management Stock Purchase and Unit Subscription Agreement, dated April 10, 2001, among M-Foods Investors, LLC, M-Foods Holdings, Inc., and James D. Clarkson.
10.18	Management Stock Purchase and Unit Subscription Agreement, dated April 10, 2001, among M-Foods Investors, LLC, M-Foods Holdings, Inc., and Bill L. Goucher.
10.19	Management Stock Purchase and Unit Subscription Agreement, dated April 10, 2001, among M-Foods Investors, LLC, M-Foods Holdings, Inc., and Max Hoffmann.
10.20	Management Stock Purchase and Unit Subscription Agreement, dated April 10, 2001, among M-Foods Investors, LLC, M-Foods Holdings, Inc., and Harold D. Sprinkle.
10.21	Management Stock Purchase and Unit Subscription Agreement, dated April 10, 2001, among M-Foods Investors, LLC, M-Foods Holdings, Inc., and Bradley Cook.
10.22	Management Stock Purchase and Unit Subscription Agreement, dated April 10, 2001, among M-Foods Investors, LLC, M-Foods Holdings, Inc., and James Mohr.
10.23	Management Unit Subscription Agreement, dated April 10, 2001, between M-Foods Dairy Holdings, LLC, and Gregg A. Ostrander.
10.24	Management Unit Subscription Agreement, dated April 10, 2001, between M-Foods Dairy Holdings, LLC, and John D. Reedy.
10.25	Management Unit Subscription Agreement, dated April 10, 2001, between M-Foods Dairy Holdings, LLC, and James D. Clarkson.

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10.26	Management Unit Subscription Agreement, dated April 10, 2001, between M-Foods Dairy Holdings, LLC, and Bill L. Goucher.
10.27	Management Unit Subscription Agreement, dated April 10, 2001, between M-Foods Dairy Holdings, LLC, and Max Hoffmann.
10.28	Management Unit Subscription Agreement, dated April 10, 2001, between M-Foods Dairy Holdings, LLC, and Harold D. Sprinkle.
10.29	Management Unit Subscription Agreement, dated April 10, 2001, between M-Foods Dairy Holdings, LLC, and Bradley Cook.
10.30	Management Unit Subscription Agreement, dated April 10, 2001, between M-Foods Dairy Holdings, LLC, and James Mohr.
*10.31
Securityholders Agreement, dated April 10, 2001, between M-Foods Investors, LLC, M-Foods Holdings, Inc., Marathon Fund Limited Partnership IV, Vestar Capital Partners IV, L.P., 4J2R1C Limited Partnership, 3J2R Limited Partnership, Gregg A. Ostrander, John D. Reedy, Bill L. Goucher, James D. Clarkson, James Mohr, Harold D. Sprinkle, Bradley Cook, and Max Hoffmann.
*12	Computation of ratio of earnings to fixed charges.
21.1	Subsidiaries of Michael Foods, Inc.
23.1	Consent of Grant Thornton LLP—Michael Foods, Inc., M-Foods Dairy, LLC and M-Foods Dairy TXCT, LLC.
*23.2	Consents of Kirkland & Ellis (included in Exhibits 5.1 and 8.1).
24.1	Power of Attorney (included on the signature pages hereto).
*25.1	Statement of Eligibility of Trustee on Form T-1 under the Trust Indenture Act of 1939 of BNY Midwest Trust Company.
*99.1	Form of Letter of Transmittal.
*99.2	Instructions to the Trustee.
*99.3	Form of Tender Instructions.
*99.4	Form of Notice of Guaranteed Delivery.

*
To be filed by amendment.

(b)
The following financial statement schedules are included in this Registration Statement:

    Schedule II Valuation and Qualifying Accounts

        All other schedules for which provision is made in the applicable accounting regulations of the Commission are not required under the related instructions, are inapplicable or not material, or the information called for thereby is otherwise included in the financial statements and has therefore been omitted.

II–8

Item 22. Undertakings.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 20 or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The undersigned registrants hereby undertake:

  (1)
  To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

  (2)
  To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (A)
  To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

  (B)
  To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

  (C)
  To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

  (3)
  That, for the purpose of determining liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

  (4)
  To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the exchange offer.

  (5)
  To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of the receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

II–9

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Michael Foods, Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 22nd day of June, 2001.

MICHAEL FOODS, INC.
By:	/s/ JOHN D. REEDY John D. Reedy Executive Vice President, Chief Financial Officer and Treasurer

POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregg A. Ostrander, John D. Reedy and J. Christopher Henderson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on the 22nd day of June, 2001.

Signature	Title

/s/ GREGG A. OSTRANDER Gregg A. Ostrander	Principal Executive Officer and Director
/s/ JOHN D. REEDY John D. Reedy	Principal Financial and Accounting Officer
/s/ JAMES P. KELLEY James P. Kelley	Director
/s/ J. CHRISTOPHER HENDERSON J. Christopher Henderson	Director

II–10

/s/ JOHN L. MORRISON John L. Morrison	Director
/s/ JEFFREY J. MICHAEL Jeffrey J. Michael	Director
/s/ LEONARD LIEBERMAN Leonard Lieberman	Director
/s/ DANIEL M. O'CONNELL Daniel M. O'Connell	Director
/s/ KEVIN A. MUNDT Kevin A. Mundt	Director

II–11

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Michael Foods of Delaware, Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 22nd day of June, 2001.

MICHAEL FOODS OF DELAWARE, INC.
By:	/s/ JOHN D. REEDY John D. Reedy Vice President

POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregg A. Ostrander, John D. Reedy and J. Christopher Henderson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on the 22nd day of June, 2001.

Signature	Title

/s/ JOHN D. REEDY John D. Reedy	Vice President and Director
/s/ GREGG A. OSTRANDER Gregg A. Ostrander	Director

II–12

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, M. G. Waldbaum Company has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 22nd day of June, 2001.

M. G. WALDBAUM COMPANY
By:	/s/ JOHN D. REEDY John D. Reedy Vice President

POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregg A. Ostrander, John D. Reedy and J. Christopher Henderson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on the 22nd day of June, 2001.

Signature	Title

/s/ JOHN D. REEDY John D. Reedy	Vice President and Director
/s/ GREGG A. OSTRANDER Gregg A. Ostrander	Director

II–13

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Papetti's Hygrade Egg Products, Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 22nd day of June, 2001.

PAPETTI'S HYGRADE EGG PRODUCTS, INC.
By:	/s/ JOHN D. REEDY John D. Reedy Vice President

POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregg A. Ostrander, John D. Reedy and J. Christopher Henderson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities and on the dates indicated on the 22nd day of June, 2001.

Signature	Title

/s/ JOHN D. REEDY John D. Reedy	Vice President and Director
/s/ GREGG A. OSTRANDER Gregg A. Ostrander	Director

II–14

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Papetti Electroheating Corporation has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 22nd day of June, 2001.

PAPETTI ELECTROHEATING CORPORATION
By:	/s/ JOHN D. REEDY John D. Reedy Vice President

POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregg A. Ostrander, John D. Reedy and J. Christopher Henderson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities on the 22nd day of June, 2001.

Signature	Title

/s/ JOHN D. REEDY John D. Reedy	Vice President and Director
/s/ GREGG A. OSTRANDER Gregg A. Ostrander	Director

II–15

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Casa Trucking, Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 22nd day of June, 2001.

CASA TRUCKING, INC.
By:	/s/ JOHN D. REEDY John D. Reedy Vice President

POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregg A. Ostrander, John D. Reedy and J. Christopher Henderson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on the 22nd day of June, 2001.

Signature	Title

/s/ JOHN D. REEDY John D. Reedy	Vice President and Director
/s/ GREGG A. OSTRANDER Gregg A. Ostrander	Director

II–16

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Crystal Farms Refrigerated Distribution Company has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 22nd day of June, 2001.

CRYSTAL FARMS REFRIGERATED DISTRIBUTION COMPANY
By:	/s/ JOHN D. REEDY John D. Reedy Vice President

POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregg A. Ostrander, John D. Reedy and J. Christopher Henderson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on the 22nd day of June, 2001.

Signature	Title

/s/ JOHN D. REEDY John D. Reedy	Vice President and Director
/s/ GREGG A. OSTRANDER Gregg A. Ostrander	Director

II–17

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, WFC, Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 22nd day of June, 2001.

WFC, INC.
By:	/s/ JOHN D. REEDY John D. Reedy Vice President

POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregg A. Ostrander, John D. Reedy and J. Christopher Henderson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on the 22nd day of June, 2001.

Signature	Title

/s/ JOHN D. REEDY John D. Reedy	Vice President and Director
/s/ GREGG A. OSTRANDER Gregg A. Ostrander	Director

II–18

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Wisco Farm Cooperative has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 22nd day of June, 2001.

WISCO FARM COOPERATIVE
By:	/s/ JOHN D. REEDY John D. Reedy Vice President

POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregg A. Ostrander, John D. Reedy and J. Christopher Henderson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on the 22nd day of June, 2001.

Signature	Title

/s/ JOHN D. REEDY John D. Reedy	Vice President and Director
/s/ GREGG A. OSTRANDER Gregg A. Ostrander	Director
/s/ MARK D. WITMER Mark D. Witmer	Director

II–19

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Northern Star Co. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 22nd day of June, 2001.

NORTHERN STAR CO.
By:	/s/ JOHN D. REEDY John D. Reedy Vice President

POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregg A. Ostrander, John D. Reedy and J. Christopher Henderson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on the 22nd day of June, 2001.

Signature	Title

/s/ JOHN D. REEDY John D. Reedy	Vice President and Director
/s/ GREGG A. OSTRANDER Gregg A. Ostrander	Director

II–20

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Minnesota Products, Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 22nd day of June, 2001.

MINNESOTA PRODUCTS, INC.
By:	/s/ JOHN D. REEDY John D. Reedy Vice President

POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregg A. Ostrander, John D. Reedy and J. Christopher Henderson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on the 22nd day of June, 2001.

Signature	Title

/s/ JOHN D. REEDY John D. Reedy	Vice President and Director
/s/ GREGG A. OSTRANDER Gregg A. Ostrander	Director

II–21

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Farm Fresh Foods, Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 22nd day of June, 2001.

FARM FRESH FOODS, INC.
By:	/s/ JOHN D. REEDY John D. Reedy Vice President

POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregg A. Ostrander, John D. Reedy and J. Christopher Henderson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on the 22nd day of June, 2001.

Signature	Title

/s/ JOHN D. REEDY John D. Reedy	Vice President and Director
/s/ GREGG A. OSTRANDER Gregg A. Ostrander	Director

II–22

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Kohler Mix Specialties, Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 22nd day of June, 2001.

KOHLER MIX SPECIALTIES, INC.
By:	/s/ JOHN D. REEDY John D. Reedy Vice President

POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregg A. Ostrander, John D. Reedy and J. Christopher Henderson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on the 22nd day of June, 2001.

Signature	Title

/s/ JOHN D. REEDY John D. Reedy	Vice President and Director
/s/ GREGG A. OSTRANDER Gregg A. Ostrander	Director

II–23

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Kohler Mix Specialties of Connecticut, Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 22nd day of June, 2001.

KOHLER MIX SPECIALTIES OF CONNECTICUT, INC.
By:	/s/ JOHN D. REEDY John D. Reedy Vice President

POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregg A. Ostrander, John D. Reedy and J. Christopher Henderson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on the 22nd day of June, 2001.

Signature	Title
/s/ JOHN D. REEDY John D. Reedy	Vice President and Director
/s/ GREGG A. OSTRANDER Gregg A. Ostrander	Director

II–24

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, Midwest Mix, Inc. has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 22nd day of June, 2001.

MIDWEST MIX, INC.
By:	/s/ JOHN D. REEDY John D. Reedy Vice President

POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregg A. Ostrander, John D. Reedy and J. Christopher Henderson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on the 22nd day of June, 2001.

Signature	Title
/s/ JOHN D. REEDY John D. Reedy	Vice President and Director
/s/ GREGG A. OSTRANDER Gregg A. Ostrander	Director

II–25

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, M-Foods Dairy, LLC has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 22nd day of June, 2001.

M-FOODS DAIRY, LLC
By:	/s/ JOHN D. REEDY John D. Reedy Vice President

POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregg A. Ostrander, John D. Reedy and J. Christopher Henderson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on the 22nd day of June, 2001.

Signature	Title
/s/ JOHN D. REEDY John D. Reedy	Vice President and Director
/s/ GREGG A. OSTRANDER Gregg A. Ostrander	Director

II–26

SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, M-Foods Dairy TXCT, LLC has duly caused this Registration Statement on Form S-4 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minneapolis, State of Minnesota, on the 22nd day of June, 2001.

M-FOODS DAIRY TXCT, LLC
By:	/s/ JOHN D. REEDY John D. Reedy Vice President

POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Gregg A. Ostrander, John D. Reedy and J. Christopher Henderson, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement and any subsequent registration statement filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and power of attorney have been signed by the following persons in the capacities indicated on the 22nd day of June, 2001.

Signature	Title
/s/ JOHN D. REEDY John D. Reedy	Vice President and Director
/s/ GREGG A. OSTRANDER Gregg A. Ostrander	Director

II–27

SCHEDULE II

Michael Foods, Inc.
(A wholly owned subsidiary of M-Foods Holdings, Inc.)

VALUATION AND QUALIFYING ACCOUNTS

Allowance for Doubtful Accounts:

Years Ended December 31,	Balance at Beginning of Period	Charged to Cost and Expense	Charge to Other Accounts	Deductions(A)	Balance at end of Period
1998	$1,748,000	$861,000	$—	$484,000	$2,125,000
1999	2,125,000	504,000	—	578,000	2,051,000
2000	2,051,000	2,360,000	—	2,179,000	2,232,000

(A)
Write-offs of accounts deemed uncollectible

SCHEDULE II

M-Foods Dairy, LLC
(A majority owned subsidiary of Michael Foods, Inc.)

VALUATION AND QUALIFYING ACCOUNTS

Allowance for Doubtful Accounts:

Years Ended December 31,	Balance at Beginning of Period	Charged to Costs and Expenses	Charged to Other Accounts	Deductions(A)	Balance at End of Period
1998	$90,000	$65,547	$—	$17,547	$138,000
1999	138,000	—	—	—	138,000
2000	138,000	853,000	—	837,709	153,291

(A)
Write-offs of accounts deemed uncollectible

QuickLinks

TABLE OF CONTENTS
MARKET, RANKING AND OTHER DATA
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
PROSPECTUS SUMMARY
General
Industry Trends
Competitive Strengths
Business Strategy
The Acquisition
Summary of the Exchange Offer
Summary of Terms of the Exchange Notes
SUMMARY HISTORICAL AND CONDENSED CONSOLIDATED PRO FORMA FINANCIAL DATA
RISK FACTORS
THE ACQUISITION
EXCHANGE OFFER
USE OF PROCEEDS
CAPITALIZATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS FOR THE YEAR ENDED DECEMBER 31, 2000 (in thousands)
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF EARNINGS FOR THE THREE MONTHS ENDED MARCH 31, 2001 (in thousands)
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENTS OF EARNINGS (in thousands) December 31, 2000 and March 31, 2001
SELECTED HISTORICAL FINANCIAL DATA
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
BUSINESS
Industry Trends
Competitive Strengths
Business Strategy
MANAGEMENT
Summary Compensation Table
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
DESCRIPTION OF SENIOR CREDIT FACILITY
DESCRIPTION OF NOTES
UNITED STATES FEDERAL INCOME TAX CONSEQUENCES
PLAN OF DISTRIBUTION
LEGAL MATTERS
INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
AVAILABLE INFORMATION
INDEX TO FINANCIAL STATEMENTS
Report of Independent Certified Public Accountants
Report of Independent Certified Public Accountants
MICHAEL FOODS, INC. (A wholly owned subsidiary of M-Foods Holdings, Inc.) CONSOLIDATED BALANCE SHEETS
MICHAEL FOODS, INC. (A wholly owned subsidiary of M-Foods Holdings, Inc.) CONSOLIDATED STATEMENTS OF EARNINGS (000's, except per share amounts)
MICHAEL FOODS, INC. (A wholly owned subsidiary of M-Foods Holdings, Inc.) CONSOLIDATED STATEMENTS OF SHAREHOLDERS' EQUITY
MICHAEL FOODS, INC. (A wholly owned subsidiary of M-Foods Holdings, Inc.) CONSOLIDATED STATEMENTS OF CASH FLOWS
MICHAEL FOODS, INC. (A wholly owned subsidiary of M-Foods Holdings, Inc.) NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
Condensed Consolidating Balance Sheets
Condensed Consolidating Income Statement
Condensed Consolidating of Cash Flows
Condensed Consolidating Income Statement
Condensed Consolidating of Cash Flows
Condensed Consolidating Balance Sheets
Condensed Consolidating Income Statement
Condensed Consolidating of Cash Flows
Condensed Consolidating Balance Sheets
Condensed Consolidating Income Statement
Condensed Consolidating of Cash Flows
Condensed Consolidating Income Statement
Condensed Consolidating of Cash Flows
MICHAEL FOODS, INC. PREDECESSOR QUARTERLY FINANCIAL DATA (UNAUDITED) (In thousands, except per share amounts)
Report of Independent Certified Public Accountants
Report of Independent Certified Public Accountants
M-FOODS DAIRY, LLC (A Majority Owned Subsidiary of Michael Foods, Inc.) BALANCE SHEETS
M-FOODS DAIRY, LLC (A Majority Owned Subsidiary of Michael Foods, Inc.) STATEMENTS OF OPERATING UNIT EARNINGS
M-FOODS DAIRY, LLC (A Majority Owned Subsidiary of Michael Foods, Inc.) STATEMENTS OF UNIT HOLDER AND OPERATING UNIT EQUITY
M-FOODS DAIRY, LLC (A Majority Owned Subsidiary of Michael Foods, Inc.) STATEMENTS OF OPERATING UNIT CASH FLOWS
M-FOODS DAIRY, LLC (A Majority Owned Subsidiary of Michael Foods, Inc.) NOTES TO FINANCIAL STATEMENTS
Report of Independent Certified Public Accountants
Report of Independent Certified Public Accountants
M-FOODS DAIRY TXCT, LLC (A Majority Owned Subsidiary of Michael Foods, Inc.) BALANCE SHEETS
M-FOODS DAIRY TXCT, LLC (A Majority Owned Subsidiary of Michael Foods, Inc.) STATEMENTS OF OPERATING UNIT OPERATIONS
M-FOODS DAIRY TXCT, LLC (A Majority Owned Subsidiary of Michael Foods, Inc.) STATEMENTS OF UNIT HOLDER AND OPERATING UNIT EQUITY
M-FOODS DAIRY TXCT, LLC (A Majority Owned Subsidiary of Michael Foods, Inc.) STATEMENTS OF OPERATING UNIT CASH FLOWS
M-FOODS DAIRY TXCT, LLC (A Majority Owned Subsidiary of Michael Foods, Inc.) NOTES TO FINANCIAL STATEMENTS
PART II: INFORMATION NOT REQUIRED IN THE PROSPECTUS
SCHEDULE II Michael Foods, Inc. (A wholly owned subsidiary of M-Foods Holdings, Inc.) VALUATION AND QUALIFYING ACCOUNTS
SCHEDULE II M-Foods Dairy, LLC (A majority owned subsidiary of Michael Foods, Inc.) VALUATION AND QUALIFYING ACCOUNTS